                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-100864


The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MARCH 4, 2003

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 4, 2003)

[LEHMAN BROTHERS LOGO OMITTED]                        [UBS WARBURG LOGO OMITTED]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C1
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C1
                   CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
             CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,059,402,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated March 4, 2003. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $1,371,385,381. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in April 2003. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2003-C1 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-36 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Lehman Brothers Inc. and UBS Warburg LLC are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our
proceeds from the sale of the offered certificates will equal approximately   %
of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of the offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner and UBS Warburg LLC is acting as co-lead manager.


LEHMAN BROTHERS                                                      UBS WARBURG

             The date of this prospectus supplement is March   , 2003.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C1
         Commercial Mortgage Pass-Through Certificates, Series 2003-C1


Minnesota                  Maryland                    Louisiana
2 properties               6 properties                1 property
$3,993,214                 $106,813,241                $21,955,669
0.29% of total             7.79% of total              1.60% of total

Illinois                   Delaware                    Texas
1 property                 1 property                  21 properties
$4,227,286                 $30,000,000                 $282,384,687
0.31% of total             2.19% of total              20.59% of total

Indiana                    West Virginia               Oklahoma
2 properties               1 property                  3 properties
$11,101,110                $6,840,804                  $15,159,971
0.81% of total             0.50% of total              1.11% of total

Pennsylvania               Virginia                    New Mexico
2 properties               4 properties                1 property
$97,473,288                $46,031,852                 $4,880,356
7.11% of total             3.36% of total              0.36% of total

Ohio                       North Carolina              Colorado
1 property                 1 property                  1 property
$5,384,565                 $3,489,793                  $3,991,311
0.39% of total             0.25% of total              0.29% of total

New Hampshire              South Carolina              Arizona
2 properties               1 property                  2 properties
$5,448,872                 $2,131,421                  $5,487,398
0.40% of total             0.16% of total              0.40% of total

New York                   Georgia                     Nevada
9 properties               3 properties                2 properties
$271,115,551               $33,187,388                 $42,496,851
19.77% of total            2.42% of total              3.10% of total

Maine                      Florida                     California
1 property                 14 properties               19 properties
$6,488,973                 $57,923,065                 $124,721,123
0.47% of total             4.22% of total              9.09% of total

Massachusetts              Tennessee                   Oregon
2 properties               2 properties                1 property
$8,381,061                 $27,084,777                 $3,090,828
0.61% of total             1.97% of total              0.23% of total

New Jersey                 Alabama                     Washington
6 properties               3 properties                2 properties
$87,264,874                $24,396,053                 $28,440,000
6.36% of total             1.78% of total              2.07% of total



MORTGAGE PROPERTIES BY PROPERTY TYPE


Hotel                      2.49%

Industrial/Warehouse       1.24%

Self Storage               0.25%

Retail                    46.03%

Office                    27.02%

Multifamily(1)            22.97%

(1) Includes 2.32% Mobile Home Park



-----------------------------------

[1]   (Greater than)10.0%
      of Initial Pool Balance

[2]   (Greater than)5.0 - 10.0%
      of Initial Pool Balance

[3]   (Greater than) 1.0 - 5.0%
      of Initial Pool Balance

[4]   (Less than or equal to)1.0%
      of Initial Pool Balance

-----------------------------------

                               [GRAPHIC OMITTED]





                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]



                               [GRAPHIC OMITTED]

                                TABLE OF CONTENTS

                                                                 PAGE
                                                                ------
                              PROSPECTUS SUPPLEMENT
Important Notice About the Information Contained in this
  Prospectus Supplement, the Accompanying Prospectus and
  the Related Registration Statement ..........................    S-3
Notice to Residents of the United Kingdom .....................    S-4
Summary of Prospectus Supplement ..............................    S-5
Risk Factors ..................................................   S-36
Capitalized Terms Used in this Prospectus Supplement ..........   S-48
Forward-Looking Statements ....................................   S-48
Description of the Mortgage Pool ..............................   S-49
Servicing of the Underlying Mortgage Loans ....................   S-84
Description of the Offered Certificates .......................  S-106
Yield and Maturity Considerations .............................  S-127
Use of Proceeds ...............................................  S-131
Federal Income Tax Consequences ...............................  S-131
ERISA Considerations ..........................................  S-135
Legal Investment ..............................................  S-137
Method of Distribution ........................................  S-138
Legal Matters .................................................  S-139
Ratings .......................................................  S-139
Glossary ......................................................  S-140
ANNEX A-1--Certain Characteristics of Individual Underlying
  Mortgage Loans ..............................................  A-1-1
ANNEX A-2--Certain Characteristics of the Mortgage Pool .......  A-2-1
ANNEX A-3--Certain Characteristics of Loan Group No. 1 ........  A-3-1
ANNEX A-4--Certain Characteristics of Loan Group No. 2 ........  A-4-1
ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans ..............................................  A-5-1
ANNEX A-6--Certain Information Regarding Reserves .............  A-6-1
ANNEX A-7--Certain Information Regarding Multifamily
  Properties ..................................................  A-7-1
ANNEX B--Term Sheet ...........................................   B-1


                                                                 PAGE
                                                                ------
ANNEX C-1--Price/Yield Tables .................................  C-1-1
ANNEX C-2--Decrement Tables ...................................  C-2-1
ANNEX D--Form of Payment Date Statement .......................    D-1
ANNEX E--Reference Rate Schedule ..............................    E-1
ANNEX F--Global Clearance, Settlement and Tax
  Documentation Procedures ....................................    F-1
                                       PROSPECTUS
Important Notice About the Information Presented in this
  Prospectus ..................................................      3
Available Information; Incorporation by Reference .............      3
Summary of Prospectus .........................................      4
Risk Factors ..................................................     13
Capitalized Terms Used in this Prospectus .....................     29
Description of the Trust Assets ...............................     30
Yield and Maturity Considerations .............................     52
Structured Asset Securities Corporation II ....................     57
Description of the Certificates ...............................     57
Description of the Governing Documents ........................     66
Description of Credit Support .................................     74
Legal Aspects of Mortgage Loans ...............................     76
Federal Income Tax Consequences ...............................     88
State and Other Tax Consequences ..............................    124
ERISA Considerations ..........................................    128
Use of Proceeds ...............................................    129
Method of Distribution ........................................    130
Legal Matters .................................................    131
Financial Information .........................................    131
Rating ........................................................    131
Glossary ......................................................    132

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

     o this prospectus supplement, which describes the specific terms of the offered certificates; and

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.


                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2003-C1 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.


          SERIES 2003-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


                                                  APPROX. %
                 TOTAL             APPROX. %    TOTAL CREDIT                     APPROX.     WEIGHTED
           PRINCIPAL BALANCE      OF INITIAL     SUPPORT AT    PASS-THROUGH      INITIAL     AVERAGE
           OR NOTIONAL AMOUNT      MORTGAGE        INITIAL         RATE       PASS-THROUGH     LIFE      PRINCIPAL      RATINGS
 CLASS    AT INITIAL ISSUANCE    POOL BALANCE     ISSUANCE      DESCRIPTION       RATE       (YEARS)       WINDOW      S&P/FITCH
------- ----------------------- -------------- -------------- -------------- -------------- --------- --------------- ----------
Offered Certificates
A-1     $  110,000,000                8.0%          17.125%       Fixed               %         3.34  04/03 - 01/08     AAA/AAA
A-2     $  180,000,000               13.1%          17.125%       Fixed               %         4.93  01/08 - 01/09     AAA/AAA
A-3     $  105,000,000                7.7%          17.125%       Fixed               %         7.99  01/09 - 11/12     AAA/AAA
A-4     $  537,549,000               39.2%          17.125%       Fixed               %         9.79  11/12 - 02/13     AAA/AAA
B       $   25,714,000                1.9%          15.250%     Fixed (1)             %         9.90  02/13 - 02/13     AA+/AA+
C       $   25,713,000                1.9%          13.375%     Fixed (1)             %         9.90  02/13 - 02/13      AA/AA
D       $   20,571,000                1.5%          11.875%     Fixed (1)             %         9.90  02/13 - 02/13     AA-/AA-
E       $   18,856,000                1.4%          10.500%     Fixed (1)             %         9.90  02/13 - 02/13      A+/A+
F       $   17,143,000                1.3%           9.250%     Fixed (1)             %         9.90  02/13 - 02/13       A/A
G       $   18,856,000                1.4%           7.875%     Fixed (1)             %         9.90  02/13 - 02/13      A-/A-
Non-Offered Certificates
A-1b    $  203,986,000               14.9%          N/A           Fixed               %        N/A         N/A            N/A
X-CL    $1,371,385,381(2)            N/A            N/A        Variable IO            %        N/A         N/A            N/A
X-CP    $1,236,577,000(2)            N/A            N/A        Variable IO            %        N/A         N/A            N/A
H       $   18,857,000                1.4%          N/A         Fixed (1)             %        N/A         N/A            N/A
J       $   11,999,000                0.9%          N/A         Fixed (1)             %        N/A         N/A            N/A
K       $   10,286,000                0.8%          N/A         Fixed (1)             %        N/A         N/A            N/A
L       $   18,856,000                1.4%          N/A         Fixed (1)             %        N/A         N/A            N/A
M       $    6,857,000                0.5%          N/A         Fixed (1)             %        N/A         N/A            N/A
N       $    6,857,000                0.5%          N/A         Fixed (1)             %        N/A         N/A            N/A
P       $   10,286,000                0.8%          N/A         Fixed (1)             %        N/A         N/A            N/A
Q       $    5,142,000                0.4%          N/A         Fixed (1)             %        N/A         N/A            N/A
S       $    5,143,000                0.4%          N/A         Fixed (1)             %        N/A         N/A            N/A
T       $    3,428,000                0.2%          N/A         Fixed (1)             %        N/A         N/A            N/A
U       $   10,286,381                0.8%          N/A         Fixed (1)             %        N/A         N/A            N/A
R-I              N/A                 N/A            N/A            N/A            N/A          N/A         N/A            N/A
R-II             N/A                 N/A            N/A            N/A            N/A          N/A         N/A            N/A
R-III            N/A                 N/A            N/A            N/A            N/A          N/A         N/A            N/A
R-LR             N/A                 N/A            N/A            N/A            N/A          N/A         N/A            N/A
V                N/A                 N/A            N/A            N/A            N/A          N/A         N/A            N/A

--------
(1) If, with respect to any interest accrual period, the weighted average of certain net interest rates on the pooled mortgage loans is below the identified initial pass-through rate for the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T or U certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be that weighted average rate.

(2)   Notional amount.

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage Trust 2003-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of March 11, 2003. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates.

     The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Important Notice About the Information Contained in this Prospectus Supplement, the Accompanying Prospectus and the Related Registration Statement" in this prospectus supplement.

A. TOTAL PRINCIPAL BALANCE OR
     NOTIONAL AMOUNT AT INITIAL
     ISSUANCE.....................   The class A-1, A-2, A-3, A-4, A-1b, B, C,
                                     D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates will be the series
                                     2003-C1 certificates with principal
                                     balances and are sometimes referred to as the series 2003-C1 principal balance certificates. The table on page S-5 of this prospectus supplement identifies for each of those classes of series 2003-C1 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series
                                     2003-C1 principal balance certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                     The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2003-C1 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2003-C1 interest-only certificates will have a notional amount.

                                     The total notional amount of the class X-CL
                                     certificates will equal the total principal
                                     balance of the class A-1, A-2, A-3, A-4,
                                     A-1b, B, C, D, E, F, G, H, J, K, L, M, N,
                                     P, Q, S, T and U certificates outstanding
                                     from time to time. The total initial
                                     notional amount of the class X-CL
                                     certificates will be approximately $      ,
                                     although it may be as much as 5% larger or smaller.

                                     The total notional amount of the class X-CP certificates will equal:

                                     o    during the period from the date of
                                          initial issuance of the series 2003-C1
                                          certificates through and including the
                                          payment date in   , the sum of (a) the
                                          lesser of $   and the total principal
                                          balance of the class certificates
                                          outstanding from time to time, (b) the
                                          lesser of $   and the total principal
                                          balance of the class certificates
                                          outstanding from time to time, and (c)
                                          the total principal balance of the
                                          class   ,   ,   ,   ,   ,   ,   ,   ,
                                            , and     certificates outstanding
                                          from time to time;

                                     o    during the period following the
                                          payment date in through and including
                                          the payment date in    , the sum of
                                          (a) the lesser of $      and the total
                                          principal balance of the class
                                          certificates outstanding from time to
                                          time, (b) the lesser of $      and the
                                          total principal balance of the class
                                          certificates outstanding from time to
                                          time,
                                          and (c) the total principal balance of
                                          the class   ,   ,   ,   ,   ,   ,   ,
                                          and    certificates outstanding from
                                          time to time;

                                     o    during the period following the
                                          payment date in           through and
                                          including the payment date in       ,
                                          the sum of (a) the lesser of $
                                          and the total principal balance of the
                                          class certificates outstanding from
                                          time to time, (b) the lesser of $
                                          and the total principal balance of the
                                          class certificates outstanding from
                                          time to time, and (c) the total
                                          principal balance of the class   ,   ,
                                            ,  ,  ,  ,  , and     certificates
                                          outstanding from time to time;

                                     o    during the period following the
                                          payment date in     through and
                                          including the payment date in        ,
                                          the sum of (a) the lesser of $
                                          and the total principal balance of the
                                          class   certificates outstanding from
                                          time to time, (b) the total principal
                                          balance of the class   ,   ,   ,   ,
                                            , and     certificates outstanding
                                          from time to time, and (c) the lesser
                                          of $          and the total principal
                                          balance of the class    certificates
                                          outstanding from time to time;

                                     o    during the period following the
                                          payment date in     through and
                                          including the payment date in        ,
                                          the sum of (a) the lesser of $
                                          and the total principal balance of the
                                          class   certificates outstanding from
                                          time to time, (b) the lesser of $
                                          and the total principal balance of the
                                          class    certificates outstanding from
                                          time to time, and (c) the total
                                          principal balance of the class   ,  ,
                                            ,   , and     certificates
                                          outstanding from time to time;

                                     o    during the period following the
                                          payment date in      through and
                                          including the payment date in        ,
                                          the sum of (a) the lesser of $
                                          and the total principal balance of the
                                          class    certificates outstanding from
                                          time to time, (b) the lesser of $
                                          and the total principal balance of the
                                          class    certificates outstanding from
                                          time to time, and (c) the total
                                          principal balance of the class   ,   ,
                                             , and     certificates outstanding
                                          from time to time; and

                                     o    following the payment date in    , $0.

                                     The total initial notional amount of the
                                     class X-CP certificates will be
                                     approximately $     , although it may be as
                                     much as 10% larger or smaller.

                                     The class R-I, R-II, R-III and R-LR
                                     certificates will not have principal
                                     balances or notional amounts. They will be residual interest certificates. The holders of the class R-I, R-II, R-III and R-LR certificates are not expected to receive any material payments.

                                     The class V certificates will not have
                                     principal balances or notional amounts.
                                     They will entitle holders to certain
                                     additional interest that may accrue with respect to the pooled mortgage loans that have anticipated repayment dates.

B. TOTAL CREDIT SUPPORT
    AT INITIAL ISSUANCE...........   The respective classes of the series
                                     2003-C1 certificates, other than the class
                                     R-I, R-II, R-III, R-LR and V certificates, will entitle their holders to varying degrees of seniority for purposes of--

                                     o    receiving payments of interest and, if
                                          and when applicable, payments of
                                          principal, and

                                     o    bearing the effects of losses on the
                                          underlying mortgage loans, as well as
                                          default-related and other
                                          unanticipated expenses of the trust.

                                     The class A-1, A-2, A-3, A-4, A-1b, X-CL and X-CP certificates will be the most senior. The class U certificates will be the most subordinate. The class R-I, R-II, R-III and R-LR certificates will be residual interest certificates and will not provide any credit support to the other series 2003-C1 certificates. The class V certificates will be neither senior nor subordinate to any other series 2003-C1 certificates, but rather entitle holders to collections of additional interest on the pooled mortgage loans with anticipated repayment dates. The remaining classes of series 2003-C1 principal balance certificates are listed from top to bottom in the table on page S-5 of this prospectus supplement in descending order of seniority.

                                     The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2003-C1 certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2003-C1 principal balance certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE.....            Each class of the series 2003-C1
                                     certificates, other than the class R-I,
                                     R-II, R-III, R-LR and V certificates, will bear interest. The table on page S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2003-C1 certificates will accrue interest.

                                     The pass-through rates for the class A-1, A-2, A-3, A-4 and A-1b certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

                                     The pass-through rates for the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the pooled mortgage loans is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that weighted average rate.

                                     The pass-through rate for the class X-CP
                                     certificates, for each interest accrual
                                     period from and including the initial
                                     interest accrual period through and
                                     including the interest accrual period that
                                     ends in           , will equal the weighted
                                     average of the respective strip rates,
                                     which we refer to as class X-CP strip
                                     rates, at which interest accrues from time
                                     to time on the respective components of the
                                     total notional amount of the class X-CP
                                     certificates outstanding immediately prior
                                     to the related payment date, with the
                                     relevant weighting to be done based upon
                                     the relative sizes of those components.
                                     Each of those components will be comprised
                                     of all or a designated portion of the total
                                     principal balance of a specified class of
                                     series 2003-C1 principal balance
                                     certificates. If all or a
                                     designated portion of the total principal
                                     balance of any class of series 2003-C1
                                     principal balance certificates is
                                     identified under "--Total Principal Balance
                                     or Notional Amount at Initial Issuance"
                                     above as being part of the total notional
                                     amount of the class X-CP certificates
                                     immediately prior to any payment date, then
                                     that total principal balance, or designated
                                     portion thereof, will represent a separate
                                     component of the total notional amount of
                                     the class X-CP certificates for purposes of
                                     calculating the accrual of interest during
                                     the related interest accrual period. For
                                     purposes of accruing interest during any
                                     interest accrual period from and including
                                     the initial interest accrual period through
                                     and including the interest accrual period
                                     that ends in         , on any particular
                                     component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:

                                     (1)   the lesser of (a) the reference rate
                                           specified on Annex E to this
                                           prospectus supplement for such
                                           interest accrual period and (b) the
                                           weighted average of certain net
                                           interest rates on the pooled mortgage
                                           loans for such interest accrual
                                           period, over

                                     (2)   the pass-through rate in effect
                                           during such interest accrual period
                                           for the class of series 2003-C1
                                           principal balance certificates whose
                                           total principal balance, or a
                                           designated portion thereof, comprises
                                           such component.

                                     Following the interest accrual period that
                                     ends in       , the class X-CP certificates
                                     will cease to accrue interest. In
                                     connection therewith, the class X-CP
                                     certificates will have a 0% pass-through
                                     rate for the interest accrual period
                                     beginning in       and for each interest
                                     accrual period thereafter.

                                     The pass-through rate for the class X-CL
                                     certificates for any interest accrual
                                     period will equal the weighted average of
                                     the respective strip rates, which we refer
                                     to as class X-CL strip rates, at which
                                     interest accrues from time to time on the
                                     respective components of the total notional
                                     amount of the class X-CL certificates
                                     outstanding immediately prior to the
                                     related payment date, with the relevant
                                     weighting to be done based upon the
                                     relative sizes of those components. Each of
                                     those components will be comprised of all
                                     or a designated portion of the total
                                     principal balance of one of the classes of
                                     series 2003-C1 principal balance
                                     certificates. In general, the total
                                     principal balance of each class of series
                                     2003-C1 principal balance certificates will
                                     constitute a separate component of the
                                     total notional amount of the class X-CL
                                     certificates. However, if a portion, but
                                     not all, of the total principal balance of
                                     any particular class of series 2003-C1
                                     principal balance certificates is
                                     identified under "--Total Principal Balance
                                     or Notional Amount at Initial Issuance"
                                     above as being part of the total notional
                                     amount of the class X-CP certificates
                                     immediately prior to any payment date, then
                                     that identified portion of such total
                                     principal balance will represent a separate
                                     component of the total notional amount of
                                     the class X-CL certificates for purposes of
                                     calculating the accrual of interest during
                                     the related interest accrual period, and
                                     the remaining portion of such total
                                     principal balance will represent another
                                     separate component of the class X-CL
                                     certificates for purposes of calculating
                                     the accrual of interest during the related
                                     interest accrual period. For purposes of
                                     accruing interest during any interest
                                     accrual period from and including the
                                     initial interest accrual period through and
                                     including the interest accrual period that
                                     ends in         , on any particular
                                     component of the total notional amount of the class X-CL certificates immediately prior to the related payment date, the applicable class X-CL strip rate will be calculated as follows:

                                     (1)   if such particular component consists
                                           of the entire total principal balance
                                           of any class of series 2003-C1
                                           principal balance certificates, and
                                           if such total principal balance also
                                           constitutes, in its entirety, a
                                           component of the total notional
                                           amount of the class X-CP certificates
                                           immediately prior to the related
                                           payment date, then the applicable
                                           class X-CL strip rate will equal the
                                           excess, if any, of (a) the weighted
                                           average of certain net interest rates
                                           on the pooled mortgage loans, over
                                           (b) the greater of (i) the reference
                                           rate specified on Annex E to this
                                           prospectus supplement for such
                                           interest accrual period and (ii) the
                                           pass-through rate in effect during
                                           such interest accrual period for such
                                           class of series 2003-C1 principal
                                           balance certificates;

                                     (2)   if such particular component consists
                                           of a designated portion (but not all)
                                           of the total principal balance of any
                                           class of series 2003-C1 principal
                                           balance certificates, and if such
                                           designated portion of such total
                                           principal balance also constitutes a
                                           component of the total notional
                                           amount of the class X-CP certificates
                                           immediately prior to the related
                                           payment date, then the applicable
                                           class X-CL strip rate will equal the
                                           excess, if any, of (a) the weighted
                                           average of certain net interest rates
                                           on the pooled mortgage loans, over
                                           (b) the greater of (i) the reference
                                           rate specified on Annex E to this
                                           prospectus supplement for such
                                           interest accrual period and (ii) the
                                           pass-through rate in effect during
                                           such interest accrual period for such
                                           class of series 2003-C1 principal
                                           balance certificates;

                                     (3)   if such particular component consists
                                           of the entire total principal balance
                                           of any class of series 2003-C1
                                           principal balance certificates, and
                                           if such total principal balance does
                                           not, in whole or in part, also
                                           constitute a component of the total
                                           notional amount of the class X-CP
                                           certificates immediately prior to the
                                           related payment date, then the
                                           applicable class X-CL strip rate will
                                           equal the excess, if any, of (a) the
                                           weighted average of certain net
                                           interest rates on the pooled mortgage
                                           loans, over (b) the pass-through rate
                                           in effect during such interest
                                           accrual period for such class of
                                           series 2003-C1 principal balance
                                           certificates; and

                                     (4)   if such particular component consists
                                           of a designated portion (but not all)
                                           of the total principal balance of any
                                           class of series 2003-C1 principal
                                           balance certificates, and if such
                                           designated portion of such total
                                           principal balance does not also
                                           constitute a component of the total
                                           notional amount of the class X-CP
                                           certificates immediately prior to the
                                           related payment date, then the
                                           applicable class X-CL strip rate will
                                           equal the excess, if any, of (a) the
                                           weighted average of certain net
                                           interest rates on the pooled mortgage
                                           loans, over (b) the pass-through rate
                                           in effect during such interest
                                           accrual period for such class of
                                           series 2003-C1 principal balance
                                           certificates.

                                     Notwithstanding the foregoing, for purposes
                                     of accruing interest on the class X-CL
                                     certificates during each interest accrual
                                     period subsequent to the interest accrual
                                     period that ends in         , the total
                                     principal balance of each class of series
                                     2003-C1 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each such component for each of those interest accrual periods will equal the excess, if any, of (a) the weighted average of certain net interest rates on the pooled mortgage loans, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2003-C1 principal balance certificates whose principal balance makes up such component.

                                     The references to "certain net interest
                                     rates on the pooled mortgage loans" above in this "--Pass-Through Rate" subsection mean, as to any particular mortgage loan in the trust, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of:

                                     o     the annual rate at which the related
                                           master servicing fee, including any
                                           primary servicing fee, is calculated;
                                           and

                                     o     the annual rate at which the trustee
                                           fee is calculated;

                                     provided that, if the subject pooled
                                     mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the "related mortgage interest rate" referred to above in this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.


D. WEIGHTED AVERAGE LIFE AND
     PRINCIPAL WINDOW.............   The weighted average life of any class of
                                     offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                                     o     the related borrower timely makes all
                                           payments on the mortgage loan,

                                     o     if the mortgage loan has an
                                           anticipated repayment date, as
                                           described under "--The Underlying
                                           Mortgage Loans and the Mortgaged Real
                                           Properties" below, the mortgage loan
                                           will be paid in full on that date,
                                           and

                                     o     that mortgage loan will not otherwise
                                           be prepaid prior to stated maturity.

                                     The weighted average life and principal
                                     window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E. RATINGS........................   The ratings shown in the table on page S-5
                                     of this prospectus supplement for the
                                     offered certificates are those of Standard
                                     & Poor's Ratings Services, a division of
                                     The McGraw-Hill Companies, Inc., and Fitch,
                                     Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                                     The ratings assigned to the respective
                                     classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date described under "--Relevant Dates and Periods--Rated Final Payment Date" below.

                                     A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                     For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                                  RELEVANT PARTIES

WHO WE ARE........................   Our name is Structured Asset Securities
                                     Corporation II. We are a special purpose
                                     Delaware corporation. Our address is 745
                                     Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000.
                                     See "Structured Asset Securities
                                     Corporation II" in the accompanying
                                     prospectus.

INITIAL TRUSTEE...................   LaSalle Bank National Association, a
                                     national banking association, will act as the initial trustee on behalf of all the series 2003-C1 certificateholders. See
                                     "Description of the Offered
                                     Certificates--The Trustee" in this
                                     prospectus supplement. The trustee will
                                     also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each pooled mortgage loan.

INITIAL FISCAL AGENT..............   ABN AMRO Bank N.V., a Netherlands banking
                                     corporation, will act as the initial fiscal agent with respect to the trustee. See
                                     "Description of the Offered
                                     Certificates--The Fiscal Agent" in this
                                     prospectus supplement.

INITIAL MASTER SERVICER...........   Wachovia Bank, National Association, a
                                     national banking association, will act as the initial master servicer with respect to the pooled mortgage loans. See "Servicing of the Underlying Mortgage Loans--The
                                     Initial Master Servicer and the Initial
                                     Special Servicer" in this prospectus
                                     supplement.

INITIAL SPECIAL
 SERVICER.........................   Lennar Partners, Inc., a Florida
                                     corporation, will act as the initial
                                     special servicer with respect to the pooled mortgage loans. See "Servicing of the Underlying Mortgage Loans--The Initial
                                     Master Servicer and the Initial Special
                                     Servicer" in this prospectus supplement.

CONTROLLING CLASS OF
 CERTIFICATEHOLDERS................  The holders of certificates representing a majority interest in a designated
                                     controlling class of the series 2003-C1
                                     certificates will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Series 2003-C1 Controlling Class Representative" and "--Replacement of the Special Servicer By the Series 2003-C1 Controlling Class" in this prospectus supplement, to--

                                     o     replace the special servicer, and

                                     o     select a representative that may
                                           direct and advise the special
                                           servicer on various servicing
                                           matters.

                                     Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2003-C1 certificateholders will be the holders of a non-offered class of series 2003-C1 certificates.

UNDERWRITERS......................   Lehman Brothers Inc. and UBS Warburg LLC
                                     are the underwriters of this offering. With respect to this offering--

                                     o     Lehman Brothers Inc. is acting as
                                           lead manager and sole bookrunner, and

                                     o     UBS Warburg LLC is acting as co-lead
                                           manager.

                                     Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Warburg LLC is an affiliate of another mortgage loan seller. See "Method of Distribution" in this prospectus supplement.

                                             RELEVANT DATES AND PERIODS

CUT-OFF DATE......................   All of the pooled mortgage loans will be
                                     considered part of the trust as of a
                                     cut-off date of March 11, 2003. All
                                     payments and collections received on the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.
                                     Accordingly, March 11, 2003 is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE........................   The date of initial issuance for the
                                     offered certificates will be on or about
                                     March 20, 2003.

PAYMENT DATE......................   Payments on the offered certificates are
                                     scheduled to occur monthly, commencing in April 2003. During any given month, the payment date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

RECORD DATE.......................   The record date for each monthly payment on
                                     an offered certificate will be the last
                                     business day of the prior calendar month.
                                     The registered holders of the series
                                     2003-C1 certificates at the close of
                                     business on each record date will be
                                     entitled to receive, on the following
                                     payment date, any payments on those
                                     certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD.................   Amounts available for payment on the
                                     offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period.
                                     Each collection period--

                                     o     will relate to a particular payment
                                           date,

                                     o     will be approximately one month long,

                                     o     will begin immediately after the
                                           prior collection period ends or, in
                                           the case of the first collection
                                           period, will begin on March 12, 2003,
                                           and

                                     o     will end on the 11th day of the same
                                           calendar month as the related payment
                                           date or, if that 11th day is not a
                                           business day, the following business
                                           day.

INTEREST ACCRUAL PERIOD...........   The amount of interest payable with respect
                                     to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the period commencing on the 11th day of the month preceding the month in which that payment date occurs and ending on the 10th day of the month in which that payment date occurs.

RATED FINAL
 PAYMENT DATE.....................   The rated final payment dates for the
                                     respective classes of the offered
                                     certificates are as follows:

                                     o     for the class A-1, A-2 and A-3
                                           certificates, the payment date in   ;

                                     o     for the class A-4 certificates, the
                                           payment date in    ; and

                                     o     for the class B, C, D, E, F and G
                                           certificates, the payment date in   .

                                     As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                                     o     timely receipt by the holders of all
                                           interest to which they are entitled
                                           on each payment date, and

                                     o     the ultimate receipt by the holders
                                           of all principal to which they are
                                           entitled by the related rated final
                                           payment date.

ASSUMED FINAL PAYMENT DATE........   With respect to any class of offered
                                     certificates, the assumed final payment
                                     date is the payment date on which the
                                     holders of those certificates would be
                                     expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                                     o     the assumption that each borrower
                                           timely makes all payments on its
                                           pooled mortgage loan;

                                     o     the assumption that each pooled
                                           mortgage loan with an anticipated
                                           repayment date is paid in full on
                                           that date;

                                     o     the assumption that no borrower
                                           otherwise prepays its pooled mortgage
                                           loan prior to stated maturity; and

                                     o     the other modeling assumptions
                                           referred to under "Yield and Maturity
                                           Considerations" in, and set forth in
                                           the glossary to, this prospectus
                                           supplement.

                                     Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:




                                                           MONTH AND YEAR OF
                                                             ASSUMED FINAL
                                  CLASS                      PAYMENT DATE
                                  -----                    -----------------

                                    A-1 ................
                                    A-2 ................
                                    A-3 ................
                                    A-4 ................
                                    B ..................
                                    C ..................
                                    D ..................
                                    E ..................
                                    F ..................
                                    G ..................


                                  DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS....................   We intend to deliver the offered
                                     certificates in book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

                                     You will initially hold your offered
                                     certificates, directly or indirectly,
                                     through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                     Denominations" in this prospectus
                                     supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.


PAYMENTS

A. GENERAL........................   For purposes of allocating payments on the
                                     series 2003-C1 certificates, the mortgage pool will be divided into:

                                     o     a loan group no. 1 consisting of all
                                           of the pooled mortgage loans that are
                                           secured by property types other than
                                           multifamily and mobile home park,
                                           together with the pooled mortgage
                                           loan secured by the mortgaged real
                                           property identified on Annex A-1 to
                                           this prospectus supplement as
                                           Pennmark; and

                                     o     a loan group no. 2 consisting of all
                                           of the pooled mortgage loans that are
                                           secured by multifamily properties and
                                           mobile home parks, except for the
                                           pooled mortgage loan secured by the
                                           mortgaged real property identified on
                                           Annex A-1 to this prospectus
                                           supplement as Pennmark.

                                     The trustee will make payments of interest and principal to the respective classes of series 2003-C1 certificateholders entitled to those payments, sequentially as follows:


                                   PAYMENT ORDER             CLASS
                                 ----------------- --------------------
                                  1st ...........  A-1, A-2, A-3, A-4,
                                                   A-1b, X-CL and X-CP
                                  2nd ...........           B
                                  3rd ...........           C
                                  4th ...........           D
                                  5th ...........           E
                                  6th ...........           F
                                  7th ...........           G
                                  8th ...........           H
                                  9th ...........           J
                                  10th ..........           K
                                  11th ..........           L
                                  12th ..........           M
                                  13th ..........           N
                                  14th ..........           P
                                  15th ..........           Q
                                  16th ..........           S
                                  17th ..........           T
                                  18th ..........           U

                                     Interest payments with respect to the class
                                     A-1, A-2, A-3, A-4, A-1b, X-CL and X-CP
                                     certificates are to be made concurrently:

                                     o     in the case of the class A-1, A-2,
                                           A-3 and A-4 certificates, on a pro
                                           rata basis in accordance with the
                                           respective interest entitlements
                                           evidenced by those classes of
                                           certificates, from available funds
                                           attributable to loan group no. 1;

                                     o     in the case of the class A-1b
                                           certificates, from available funds
                                           attributable to loan group no. 2; and

                                     o     in case of the class X-CL and X-CP
                                           certificates, on a pro rata basis in
                                           accordance with the respective
                                           interest entitlements evidenced by
                                           those classes of certificates, from
                                           available funds attributable to loan
                                           group no. 1 and/or loan group no. 2;

                                     provided that, if the foregoing would
                                     result in a shortfall in the interest
                                     payment on any of the class A-1, A-2, A-3, A-4, A-1b, X-CL and/or X-CP certificates, then payments of interest will be made on those classes of certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of certificates, from available funds attributable to the entire mortgage pool.

                                     Allocation of principal payments among the class A-1, A-2, A-3, A-4 and A-1b certificates is described under "--Payments of Principal" below. The class X-CL and class X-CP certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                                     See "Description of the Offered
                                     Certificates--Payments--Priority of
                                     Payments" in this prospectus supplement.

B. PAYMENTS OF INTEREST...........   Each class of series 2003-C1 certificates,
                                     other than the class R-I, R-II, R-III, R-LR and V certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                                     o     the pass-through rate applicable for
                                           the particular class for that
                                           interest accrual period,

                                     o     the total principal balance or
                                           notional amount, as the case may be,
                                           of the particular class outstanding
                                           immediately prior to the related
                                           payment date, and

                                     o     the assumption that each year
                                           consists of twelve 30-day months.

                                     The borrowers under the pooled mortgage
                                     loans are generally prohibited from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered
                                     Certificates--Payments--Payments of
                                     Interest" in this prospectus supplement, the resulting shortfall, less--

                                     o     the amount of the master servicing
                                           fee that would have been payable from
                                           that uncollected interest, and

                                     o     in the case of a voluntary prepayment
                                           on a non-specially serviced mortgage
                                           loan, the applicable portion of the
                                           payment made by the master servicer
                                           to
                                           cover prepayment interest shortfalls
                                           resulting from voluntary prepayments
                                           on non-specially serviced mortgage
                                           loans during the related collection
                                           period,

                                     may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2003-C1 certificates, including the offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those classes.

                                     On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                     See "Description of the Offered
                                     Certificates--Payments--Payments of
                                     Interest" and "--Payments--Priority of
                                     Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL..........   Subject to available funds and the payment
                                     priorities described under
                                     "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                     The total payments of principal to be made on the series 2003-C1 certificates on any payment date will be a function of--

                                     o     the amount of scheduled payments of
                                           principal due or, in some cases,
                                           deemed due on the underlying mortgage
                                           loans during the related collection
                                           period, which payments are either
                                           received as of the end of that
                                           collection period or advanced by the
                                           master servicer, the trustee or the
                                           fiscal agent; and

                                     o     the amount of any prepayments and
                                           other unscheduled collections of
                                           previously unadvanced principal with
                                           respect to the underlying mortgage
                                           loans that are received during the
                                           related collection period.

                                     The trustee must make payments of principal in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to pooled mortgage loans in loan group no. 1 or pooled mortgage loans in loan group no. 2, such that:

                                     o     no payments of principal will be made
                                           to the holders of any non-offered
                                           class of series 2003-C1 certificates
                                           (other than the class A-1b
                                           certificates) until the total
                                           principal balance of the offered
                                           certificates is reduced to zero;


                                     o     no payments of principal will be made
                                           to the holders of the class B, C, D,
                                           E, F or G certificates until, in the
                                           case of each of those classes, the
                                           total principal balance of all more
                                           senior classes of offered
                                           certificates and the class A-1b
                                           certificates is reduced to zero;

                                     o     except as described in the following
                                           paragraph, no payments of principal
                                           with respect to loan group no. 1 will
                                           be made to the holders of the class
                                           A-1b certificates until the total
                                           principal balance of the class A-1,
                                           A-2, A-3 and A-4 certificates is
                                           reduced to zero;

                                     o     except as described in the following
                                           paragraph, no payments of principal
                                           with respect to loan group no. 2 will
                                           be made to the holders of the class
                                           A-1, A-2, A-3 and/or A-4 certificates
                                           until the total principal balance of
                                           the class A-1b certificates is
                                           reduced to zero;

                                     o     except as described in the following
                                           paragraph, no payments of principal
                                           will be made to the holders of the
                                           class A-4 certificates until the
                                           total principal balance of the class
                                           A-1, A-2 and A-3 certificates is
                                           reduced to zero;

                                     o     except as described in the following
                                           paragraph, no payments of principal
                                           will be made to the holders of the
                                           class A-3 certificates until the
                                           total principal balance of the class
                                           A-1 and A-2 certificates is reduced
                                           to zero; and

                                     o     except as described in the following
                                           paragraph, no payments of principal
                                           will be made to the holders of the
                                           class A-2 certificates until the
                                           total principal balance of the class
                                           A-1 certificates is reduced to zero.

                                     Because of losses on the underlying
                                     mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-4 and A-1b certificates, or any two or more of those classes, remain outstanding. Under those circumstances, any payments of principal on the class A-1, A-2, A-3, A-4 and/or A-1b certificates will be made on a pro rata basis in accordance with their respective total principal balances.

                                     The class X-CL, X-CP, R-I, R-II, R-III,
                                     R-LR and V certificates do not have
                                     principal balances and do not entitle their holders to payments of principal.


                                     See "Description of the Offered
                                     Certificates--Payments--Payments of
                                     Principal and "--Payments--Priority of
                                     Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT PREMIUMS
    AND YIELD MAINTENANCE CHARGES..  If any prepayment premium or yield maintenance charge is collected on any of the pooled mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of
                                     Prepayment Premiums and Yield Maintenance
                                     Charges" in this prospectus supplement,
                                     to--

                                     o     the holders of the class X-CL
                                           certificates, and/or

                                     o     the holders of any of the class A-1,
                                           A-2, A-3, A-4, A-1b, B, C, D, E, F,
                                           G, H, J and/or K certificates that
                                           are then entitled to receive any
                                           principal payments with respect to
                                           the loan group that includes the
                                           prepaid mortgage loan.

REDUCTIONS OF CERTIFICATE
 PRINCIPAL BALANCES IN CONNECTION
 WITH LOSSES ON THE UNDERLYING
 MORTGAGE LOANS AND
 DEFAULT-RELATED AND OTHER
 UNANTICIPATED EXPENSES...........   Because of losses on the underlying
                                     mortgage loans and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2003-C1 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause a deficit to exist following the payments made on the series 2003-C1 certificates on any payment date, the total principal balances of the respective classes of series 2003-C1 principal balance certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                     REDUCTION ORDER              CLASS
                                     ---------------         ---------------
                                     1st ..................         U
                                     2nd ..................         T
                                     3rd ..................         S
                                     4th ..................         Q
                                     5th ..................         P
                                     6th ..................         N
                                     7th ..................         M
                                     8th ..................         L
                                     9th ..................         K
                                     10th .................         J
                                     11th .................         H
                                     12th .................         G
                                     13th .................         F
                                     14th .................         E
                                     15th .................         D
                                     16th .................         C
                                     17th .................         B
                                                                A-1, A-2, A-3,
                                     18th .................      A-4 and A-1b

                                     Any reduction to the respective total
                                     principal balances of the class A-1, A-2, A-3, A-4 and A-1b certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                                     See "Description of the Offered
                                     Certificates--Reductions of Certificate
                                     Principal Balances in Connection with
                                     Realized Losses and Additional Trust Fund
                                     Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
 MONTHLY DEBT
 SERVICE PAYMENTS.................   Except as described below in this
                                     "--Advances of Delinquent Monthly Debt
                                     Service Payments" subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the pooled mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered
                                     Certificates--Advances of Delinquent
                                     Monthly Debt Service Payments" in this
                                     prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                     Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                     In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any pooled mortgage loan or the mortgaged real property for that mortgage loan, a new appraisal (or, in cases involving pooled mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that--

                                     o     the principal balance of, and other
                                           delinquent amounts due under, the
                                           mortgage loan, exceed

                                     o     an amount equal to--

                                           1.   90% of the new estimated value
                                                of that real property, minus

                                           2.   the amount of any obligations
                                                secured by liens on the
                                                property, which liens are prior
                                                to the lien of the mortgage
                                                loan, plus

                                           3.   certain escrows and reserves and
                                                any letters of credit
                                                constituting additional security
                                                for the mortgage loan,

                                     then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2003-C1 certificates then outstanding.

                                     See "Description of the Offered
                                     Certificates--Advances of Delinquent
                                     Monthly Debt Service Payments" and
                                     "Servicing of the Underlying Mortgage
                                     Loans--Required Appraisals" in this
                                     prospectus supplement. See also
                                     "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.....   On each payment date, the trustee will
                                     provide or make available to the registered holders of the series 2003-C1 certificates a monthly report substantially in the form of Annex D to this prospectus supplement.
                                     The trustee's report will detail among
                                     other things, the payments made to the
                                     series 2003-C1 certificateholders on that payment date and the performance of the underlying mortgage loans and the mortgaged real properties.

                                     Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                     See "Description of the Offered
                                     Certificates--Reports to
                                     Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION..............   Specified parties to the transaction may
                                     terminate the trust when the total
                                     principal balance of the related mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool balance.

                                     In addition, following the date on which the total principal balance of the offered certificates is reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining series 2003-C1 certificateholders, in connection with an exchange of all the remaining series 2003-C1 certificates for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

                                     See "Description of the Offered
                                     Certificates--Termination" in this
                                     prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL...........................   In this section, "--The Underlying Mortgage
                                     Loans and the Mortgaged Real Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                     o     "Description of the Mortgage Pool;"

                                     o     "Risk Factors--Risks Related to the
                                           Underlying Mortgage Loans;"

                                     o     Annex A-1--Certain Characteristics of
                                           Individual Underlying Mortgage Loans;

                                     o     Annex A-2--Certain Characteristics of
                                           the Mortgage Pool;

                                     o     Annex A-3--Certain Characteristics of
                                           Loan Group No. 1;

                                     o     Annex A-4--Certain Characteristics of
                                           Loan Group No. 2;

                                     o     Annex A-5--Certain Monetary Terms of
                                           the Underlying Mortgage Loans;

                                     o     Annex A-6--Certain Information
                                           Regarding Reserves;

                                     o     Annex A-7--Certain Information
                                           Regarding Multifamily Properties; and

                                     o     Annex B--Term Sheet.

                                     For purposes of calculating distributions on the respective classes of series 2003-C1 certificates, the pool of mortgage loans backing the offered certificates will be divided into a loan group no. 1 and a loan group no. 2.

                                     Loan group no. 1 will consist of all of the mortgage loans backing the series 2003-C1 certificates that are secured by property types other than multifamily and mobile home park, together with the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pennmark. Loan group no. 1 will consist of 88 mortgage loans, with an initial loan group no. 1 balance of $1,167,399,065, representing approximately
                                     85.1% of the initial mortgage pool balance.

                                     Loan group no. 2 will consist of all of the mortgage loans backing the series 2003-C1 certificates that are secured by the mortgaged real properties that constitute multifamily properties (other than the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pennmark) and mobile home parks. Loan group no. 2 will consist of 26 mortgage loans, with an initial loan group no. 2 balance of $203,986,316, representing approximately
                                     14.9% of the initial mortgage pool balance.
                                     See Annex A-7--Certain Information
                                     Regarding Multifamily Properties.

                                     When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                     o     All numerical information provided
                                           with respect to the mortgage loans is
                                           provided on an approximate basis.

                                     o     All weighted average information
                                           provided with respect to the mortgage
                                           loans reflects a weighting based on
                                           their respective cut-off date
                                           principal balances. We will transfer
                                           the cut-off date principal balance
                                           for each of the mortgage loans to the
                                           trust. We show the cut-off date
                                           principal balance for each of the
                                           mortgage loans on Annex A-1 to this
                                           prospectus supplement.

                                     o     If any of the mortgage loans is
                                           secured by multiple real properties
                                           located in more than one state or
                                           representing more than one property
                                           type, a portion of that mortgage loan
                                           has been allocated to each of those
                                           properties.

                                     o     When information with respect to
                                           mortgaged real properties is
                                           expressed as a percentage of the
                                           initial mortgage pool balance, the
                                           initial loan group no. 1 balance or
                                           the initial loan group no. 2 balance,
                                           the percentages are based upon the
                                           cut-off date principal balances of
                                           the related mortgage loans or
                                           allocated portions of those balances.

                                     o     Statistical information regarding the
                                           mortgage loans may change prior to
                                           the date of initial issuance of the
                                           offered certificates due to changes
                                           in the composition of the mortgage
                                           pool prior to that date.

                                     o     The general characteristics of the
                                           entire mortgage pool backing the
                                           offered certificates are not
                                           necessarily representative of the
                                           general characteristics of either
                                           loan group no. 1 or loan group no. 2.
                                           The yield and risk of loss on any
                                           class of offered certificates will
                                           depend on, among other things, the
                                           composition of each of loan group no.
                                           1 and loan group no. 2. The general
                                           characteristics of each such loan
                                           group should also be analyzed when
                                           making an investment decision. See
                                           "--Additional Statistical
                                           Information" below.

                                     It has been confirmed to us by S&P and
                                     Fitch that five (5) of the mortgage loans that we intend to include in the trust, representing 36.1% of the initial mortgage pool balance, each have, in the context of their inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Four
                                     (4) of those mortgage loans are described under "Description of the Mortgage Pool--Significant Underlying Mortgage
                                     Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
 MORTGAGE LOANS...................   We are not the originator of any of the
                                     mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from two or more separate parties.
                                     Except in six (6) cases, representing 3.2% of the initial mortgage pool balance, each of those mortgage loans was originated by--

                                     o     the related mortgage loan seller from
                                           whom we acquired the mortgage loan,

                                     o     an affiliate of the related mortgage
                                           loan seller, or

                                     o     a correspondent in the related
                                           mortgage loan seller's or its
                                           affiliate's conduit lending program.

                                     Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Warburg LLC is an affiliate of another mortgage loan seller.

PAYMENT AND OTHER TERMS...........   Each of the mortgage loans that we intend
                                     to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                                     Repayment of each of the mortgage loans
                                     that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                     All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                     Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                     Subject, in some cases, to a next business day convention--

                                     o     three (3) of the mortgage loans,
                                           representing 0.7% of the initial
                                           mortgage pool balance, provide for
                                           scheduled payments of principal
                                           and/or interest to be due on the
                                           tenth day of each month, and

                                     o     one hundred eleven (111) of the
                                           mortgage loans, representing 99.3% of
                                           the initial mortgage pool balance,
                                           provide for scheduled payments of
                                           principal and/or interest to be due
                                           on the eleventh day of each month.

                                     One hundred three (103) of the mortgage
                                     loans, representing 75.2% of the initial mortgage pool balance, 70.8% of the initial loan group no. 1 balance and 100% of the initial loan group no. 2 balance, respectively, provide for:

                                     o     amortization schedules that are
                                           significantly longer than their
                                           respective remaining terms to stated
                                           maturity; and

                                     o     a substantial balloon payment of
                                           principal on each of their respective
                                           maturity dates.

                                     Five (5) of the 103 mortgage loans
                                     identified in the prior paragraph,
                                     representing 8.4% of the initial mortgage pool balance, 2.6% of the initial loan group no. 1 balance and 42.0% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another eight (8) of the 103 mortgage loans identified in the prior paragraph, representing 16.9% of the initial mortgage pool balance, 17.0% of the initial loan group no 1 balance and 16.1% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period.

                                     Eight (8) of the mortgage loans,
                                     representing 24.1% of the initial mortgage pool balance, 28.4% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                                     o     The calculation of interest at a rate
                                           per annum in excess of the initial
                                           mortgage interest rate. The
                                           additional interest in excess of
                                           interest at the initial mortgage
                                           interest rate will be deferred, may
                                           be compounded and will be payable
                                           only after the outstanding principal
                                           balance of the mortgage loan is paid
                                           in full.

                                     o     The application of excess cash flow
                                           from the mortgaged real property,
                                           after debt service payments and any
                                           specified reserves or expenses have
                                           been funded or paid, to pay the
                                           principal amount of the mortgage
                                           loan. The payment of principal from
                                           excess cash flow will be in addition
                                           to the principal portion, if any, of
                                           the normal monthly debt service
                                           payment.

                                     o     The deposit of all cash flow from the
                                           related mortgaged real property into
                                           a lockbox account under the control
                                           of the lender.

                                     One (1) of the eight (8) mortgage loans
                                     identified in the prior paragraph,
                                     representing 4.7% of the initial mortgage pool balance, 5.6% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, requires payments of interest only to be due on each due date until the expiration of a designated interest-only period. That mortgage loan provides for the amortization of principal commencing on the due date following the expiration of that interest-only period.

                                     Three (3) of the mortgage loans,
                                     representing 0.7% of the initial mortgage pool balance, 0.8% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. Those mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

DELINQUENCY STATUS............       None of the mortgage loans that we intend
                                     to include in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

LOCKBOX TERMS.................       One hundred (100) of the mortgage loans
                                     that we intend to include in the trust,
                                     representing 97.0% of the initial mortgage pool balance, generally contain provisions for the payment of all rents, credit card receipts, accounts receivable payments and/or other income derived from the related mortgaged real properties into a lockbox account.

                                     The above-referenced mortgage loans provide for the following types of lockbox accounts:


                                                                             % OF INITIAL
                                                               NUMBER OF       MORTGAGE
                                     TYPE OF LOCKBOX        MORTGAGE LOANS   POOL BALANCE
                                     --------------------- ---------------- -------------
                                       Springing .........       75             54.2%
                                       Hard ..............       25             42.8%

                                     A description of "springing" and "hard"
                                     lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage Pool--Additional Loan and Property Information--Lockboxes" in this prospectus supplement.

PREPAYMENT LOCK-OUT PERIODS
 AND DEFEASANCE...................   A prepayment lock-out period is currently
                                     in effect for all of the mortgage loans
                                     that we intend to include in the trust. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part.

                                     One hundred eleven (111) of the mortgage loans, representing 96.8% of the initial mortgage pool balance, 96.2% of the initial loan group no. 1 balance and 100% of the initial loan group no. 2 balance, respectively, each provides for a period, following the initial prepayment lock-out period, when voluntary prepayments are still prohibited but the related borrower may obtain a full or partial release of the mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the delivery of U.S. Treasury securities or other government securities, within the meaning of section 2(a)(16) of the Investment Company Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral. With the exception of three (3) mortgage loans that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, 0.8% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, none of these 111 mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. Any defeasance, prior to the second anniversary of the date of initial issuance of the series 2003-C1 certificates, of any of the three (3) mortgage loans that are exceptions to the prior sentence, would trigger a repurchase obligation on the part of the related mortgage loan seller. See "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

                                     One (1) of the mortgage loans that we
                                     intend to include in the trust,
                                     representing 0.2% of the initial mortgage pool balance, 0.2% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, provides for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge (which may in no event be less than 1% of the prepaid amount), but does not provide for defeasance.

                                     Two (2) of the mortgage loans that we
                                     intend to include in the trust,
                                     representing 3.0% of the initial mortgage pool balance, 3.6% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loans are prepayable together with a yield maintenance charge, followed by a period when the loans are prepayable together with a declining percentage prepayment premium, but does not provide for defeasance.

                                     Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the pooled mortgage loans:

                                                                             MORTGAGE      LOAN GROUP     LOAN GROUP
                                                                               POOL           NO. 1          NO. 2
                                                                         -------------  --------------  ------------
                                     Maximum remaining lock-out or
                                       lock-out/defeasance period          221 months     221 months      118 months
                                     Minimum remaining lock-out or
                                       lock-out/defeasance period          25 months       25 months      55 months
                                     Weighted average remaining lock-out
                                       or lock-out/defeasance period      99.8 months    103.1 months    80.7 months

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS........   The mortgage pool, loan group no. 1 and
                                     loan group no. 2, respectively, will have the following general characteristics as of the cut-off date:




                                                                                MORTGAGE           LOAN GROUP         LOAN GROUP
                                                                                  POOL               NO. 1              NO. 2
                                                                          ------------------- ------------------- -----------------
                             Initial mortgage pool/loan group balance     $1,371,385,381      $1,167,399,065      $203,986,316
                             Number of mortgage loans                            114                88                26
                             Number of mortgaged real properties                 117                89                28
                             Maximum cut-off date principal balance       $  184,358,064       $ 184,358,064       $35,200,000
                             Minimum cut-off date principal balance       $      719,076       $   1,295,609       $   719,076
                             Average cut-off date principal balance       $   12,029,696       $  13,265,898       $ 7,845,628
                             Maximum mortgage interest rate                    8.595%              8.595%            6.570%
                             Minimum mortgage interest rate                    4.690%              4.690%            5.000%
                             Weighted average mortgage interest rate           5.730%              5.764%            5.537%
                             Maximum original term to maturity or
                               anticipated repayment date                    264 months          264 months         120 months
                             Minimum original term to maturity or
                               anticipated repayment date                     60 months           60 months          60 months
                             Weighted average original term to maturity
                               or anticipated repayment date                 108 months          112 months          85 months
                             Maximum remaining term to maturity or
                               anticipated repayment date                    221 months          221 months         119 months
                             Minimum remaining term to maturity or
                               anticipated repayment date                     57 months           57 months          58 months
                             Weighted average remaining term to maturity
                               or anticipated repayment date                 105 months          109 months          83 months
                             Weighted average underwritten debt service
                               coverage ratio                                   1.66x              1.67x              1.59x
                             Weighted average cut-off date
                               loan-to-appraised value ratio                    68.4%               67.0%             76.4%

                                     The initial mortgage pool balance is equal to the total cut-off date principal balance of the mortgage pool and is subject to a permitted variance of plus or minus 5%. The initial loan group no. 1 balance is equal to the total cut-off date principal balance of the mortgage loans comprising loan group no. 1 and is subject to a permitted variance of plus or minus 5%. The initial loan group no. 2 balance is equal to the total cut-off date principal balance of the mortgage loans comprising loan group no. 2 and is subject to a permitted variance of plus or minus 5%.

                                     The underwritten debt service coverage
                                     ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that mortgage loan on the first due date following the cut-off date or, if the mortgage loan is currently in an interest-only period (except as provided in the following sentence), on the first due date after the commencement of the scheduled amortization. With respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Camden Bluffs Apartments, Brandywine Towne Center, Monthaven Park Apartments, Riverpointe Apartments and Crosspointe Apartments, respectively, each of which provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the interest-only payment due on the first due date following the cut-off date.

                                     The cut-off date loan-to-appraised value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in the most recent third-party appraisal available to us.

B. GEOGRAPHIC
    CONCENTRATION.................   The table below shows the number of, and
                                     percentage of the initial mortgage pool
                                     balance secured by, mortgaged real
                                     properties located in the indicated state:

                                                                           % OF INITIAL
                                                               NUMBER OF     MORTGAGE
                                     STATE                    PROPERTIES   POOL BALANCE
                                     ----------------------- ------------ -------------
                                      Texas ................      21           20.6%
                                      New York .............       9           19.8%
                                      California ...........      19            9.1%
                                      Maryland .............       6            7.8%
                                      Pennsylvania .........       2            7.1%
                                      New Jersey ...........       6            6.4%
                                      Florida ..............      14            4.2%

                                     The remaining mortgaged real properties
                                     with respect to the mortgage pool are
                                     located throughout twenty-three (23) other states. No more than 3.4% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states.

C. PROPERTY TYPES.................   The table below shows the number of, and
                                     percentage of the initial mortgage pool
                                     balance secured by, mortgaged real
                                     properties predominantly operated for each indicated purpose:


                                                                                    % OF INITIAL
                                                                        NUMBER OF     MORTGAGE
                                                                       PROPERTIES   POOL BALANCE
                                                                      ------------ -------------
                                     Retail ........................      53           46.0%
                                       Regional Malls ..............       3           24.4%
                                       Other Anchored Retail .......      30           16.1%
                                       Unanchored Retail ...........      17            4.8%
                                       Other Retail ................       3            0.7%
                                     Office ........................      25           27.0%
                                     Multifamily ...................      24           20.7%
                                     Hotel .........................       5            2.5%
                                     Mobile Home Parks .............       5            2.3%
                                     Industrial/Warehouse ..........       4            1.2%
                                     Self-Storage ..................       1            0.3%

D. ENCUMBERED INTERESTS...........   The table below shows the number of, and
                                     percentage of the initial mortgage pool
                                     balance secured by, mortgaged real
                                     properties for which the whole or
                                     predominant encumbered interest is as
                                     indicated:

                                     ENCUMBERED INTEREST                                  % OF INITIAL
                                     IN THE MORTGAGED                     NUMBER OF         MORTGAGE
                                     REAL PROPERTY                     MORTGAGE LOANS     POOL BALANCE
                                     -------------------------------- ----------------   -------------
                                     Fee Simple ...................         113               99.6%
                                     Fee Simple/Leasehold .........           1                0.4%

                                     It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.

E. SIGNIFICANT UNDERLYING
    MORTGAGE LOANS................   The mortgage pool will include four (4)
                                     mortgage loans that, in each case, has a cut-off date principal balance that is equal to or greater than 5.0% of the initial mortgage pool balance.

THE STONEBRIAR CENTRE
 MORTGAGE LOAN....................   Set forth below is loan and property
                                     information with respect to the pooled
                                     mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Stonebriar Centre.

                                     Cut-off date principal balance ..................          $184,358,064
                                     Percentage of initial mortgage pool balance .....                 13.4%
                                     Cut-off date mortgage interest rate .............      5.225% per annum
                                     Maturity date ...................................     December 11, 2032
                                     Anticipated repayment date ......................     December 11, 2012
                                     Lock-out/defeasance expiration date .............         June 10, 2012
                                     Original amortization term ......................              30 years
                                     Cut-off date loan-to-appraised
                                       value ratio ...................................                 57.3%
                                     Underwritten debt service coverage ratio ........                 2.07x
                                     Lockbox .........................................             Springing
                                     Sponsor .........................................        GGP/Homart II,
                                                                                          LLC, equally owned
                                                                                           by General Growth
                                                                                        Properties, Inc. and
                                                                                              New York State
                                                                                           Common Retirement
                                                                                                        Fund
                                     Anchors .........................................    Nordstrom, Macy's,
                                                                                             Foley's, Sears,
                                                                                                    JCPenney
                                     National in-line tenants ........................         Abercrombie &
                                                                                          Fitch, Ann Taylor,
                                                                                            Banana Republic,
                                                                                                Pottery Barn

                                     Property type ...................................         Regional Mall
                                     Property size (approximate gross leasable area of
                                       entire mall) .................................. 1,653,278 square feet
                                     Property location ...............................         Frisco, Texas
                                     Appraised value .................................          $322,000,000

                                     In reviewing the foregoing table, please note that:

                                     o     All of the anchors own both their
                                           stores and pads, none of which are
                                           part of the collateral for the
                                           subject pooled mortgage loan.

                                     o     Five outparcel pads are part of the
                                           loan collateral, however, the
                                           improvements on such pads are owned
                                           by the tenants and thus are not part
                                           of the loan collateral.

                                     o     The portion of the mortgaged real
                                           property identified on Annex A-1 to
                                           this prospectus supplement as
                                           Stonebriar Centre that secures the
                                           subject pooled mortgage loan is
                                           comprised of approximately 694,322
                                           square feet.

                                     o     A springing lockbox means, with
                                           respect to the subject pooled
                                           mortgage loan, that income from the
                                           related mortgaged real property will
                                           be required to be deposited into a
                                           lockbox account established by the
                                           borrower. However, upon the
                                           occurrence and continuation of
                                           specified triggering events, the
                                           funds in that account will be
                                           controlled by the mortgagee and will
                                           be disbursed in accordance with the
                                           related loan documents to satisfy the
                                           borrower's obligation to pay, among
                                           other things, debt service payments,
                                           taxes and insurance and reserve
                                           account deposits.

                                     S&P and Fitch have each confirmed to us
                                     that the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Stonebriar Centre, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated A+/A- by S&P and Fitch, respectively.

                                     See "Description of the Mortgage
                                     Pool--Significant Underlying Mortgage
                                     Loans--The Stonebriar Centre Mortgage Loan" in this prospectus supplement.

THE PENNMARK
 MORTGAGE LOAN....................   Set forth below is loan and property
                                     information with respect to the pooled
                                     mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pennmark.



                                    Cut-off date principal balance ..................           $111,000,000
                                    Percentage of initial mortgage pool balance .....                   8.1%
                                    Cut-off date mortgage interest rate .............       5.590% per annum
                                    Maturity date ...................................      February 11, 2008
                                    Lock-out/defeasance expiration date .............      November 10, 2007
                                    Original amortization term ......................  Interest-only through
                                                                                          February 11, 2005;
                                                                                                amortization
                                                                                         thereafter based on
                                                                                            23-year schedule
                                    Cut-off date loan-to-appraised
                                      value ratio ...................................                  53.1%

                                     Underwritten debt service
                                       coverage ratio ...............................                  1.69x
                                     Lockbox ........................................                   Hard
                                     Sponsor ........................................        Jules Demchick,
                                                                                           David H. Feinberg
                                                                                           and Harry Feldman
                                     Property type ..................................            Multifamily
                                     Property size (number of residential units)                   333 units
                                     Property location ..............................     New York, New York
                                     Appraised value ................................           $209,000,000

                                     In reviewing the foregoing table, please note that:

                                     o     The subject pooled mortgage loan
                                           provides for monthly payments of
                                           interest only through and including
                                           February 11, 2005. Thereafter,
                                           monthly payments of principal and
                                           interest in the amount of $715,460.40
                                           are made, based on a 23-year
                                           amortization schedule.

                                     o     The mortgaged real property
                                           identified on Annex A-1 to this
                                           prospectus supplement as Pennmark
                                           also includes approximately 205,671
                                           square feet of commercial space, and
                                           an underground parking garage with
                                           approximately 250 spaces.

                                     o     The cut-off date loan-to-appraised
                                           value ratio and the appraised value
                                           are based on the "as-stabilized"
                                           value as of January 1, 2004.

                                     o     The underwritten debt service
                                           coverage ratio of 1.69x is based on
                                           projected 2003/2004 underwritten net
                                           cash flow described under
                                           "Description of the Mortgage
                                           Pool--Significant Underlying Mortgage
                                           Loans--The Pennmark Mortgage
                                           Loan--Underwritten Debt Service
                                           Coverage Ratio" in this prospectus
                                           supplement.

                                     o     A hard lockbox means, with respect to
                                           the subject pooled mortgage loan,
                                           that income from the property will be
                                           required to be deposited (1) in the
                                           case of rents from residential
                                           tenants, by the property owner or the
                                           property manager and (2) in the case
                                           of rents from commercial tenants,
                                           directly by those commercial tenants,
                                           in both cases, into a lockbox account
                                           established and maintained by the
                                           property owner. Funds in the lockbox
                                           account will be swept periodically to
                                           a mortgagee-controlled deposit
                                           account and the mortgagee will be
                                           authorized to disburse such funds in
                                           accordance with the related loan
                                           documents to satisfy the property
                                           owner's obligation to pay, among
                                           other things, debt service payments,
                                           taxes and insurance and reserve
                                           account deposits.

                                     o     S&P and Fitch have confirmed to us
                                           that the pooled mortgage loan secured
                                           by the mortgaged real property
                                           identified on Annex A-1 to this
                                           prospectus supplement as Pennmark, in
                                           the context of its inclusion in the
                                           trust, has credit characteristics
                                           consistent with that of an obligation
                                           rated BBB/BBB by S&P and Fitch,
                                           respectively.

                                     See "Description of the Mortgage
                                     Pool--Significant Underlying Mortgage
                                     Loans--The Pennmark Mortgage Loan" in this prospectus supplement.

THE WESTMORELAND
 MORTGAGE LOAN....................   Set forth below is loan and property
                                     information with respect to the pooled
                                     mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westmoreland Mall.

                                     Cut-off date principal balance ......................          $ 85,000,000
                                     Percentage of initial mortgage pool balance .........                  6.2%
                                     Cut-off date mortgage interest rate .................      5.050% per annum
                                     Maturity date .......................................        March 11, 2013
                                     Lock-out/defeasance expiration date .................      January 10, 2013
                                     Original amortization term ..........................              25 years
                                     Cut-off date loan-to-appraised value ratio ..........                 63.4%
                                     Underwritten debt service coverage ratio ............                 1.83x
                                     Lockbox .............................................                  Hard
                                     Sponsor .............................................      CBL & Associates
                                                                                            Properties, Inc. and
                                                                                                CBL & Associates
                                                                                             Limited Partnership
                                     Anchors .............................................    Sears, Kaufmann's,
                                                                                                   JCPenney, The
                                                                                                         Bon-Ton
                                     National in-line tenants ............................     Old Navy, Lerner,
                                                                                             The Limited, Finish
                                                                                                            Line
                                     Property type .......................................         Regional Mall
                                     Property size (approximate gross leasable area of
                                     entire mall) ........................................ 1,275,742 square feet
                                     Property location ...................................           Greensburg,
                                                                                                    Pennsylvania
                                     Appraised value .....................................          $134,000,000

                                     In reviewing the foregoing table, please note that:

                                     o     The cut-off date loan-to-appraised
                                           value ratio and the appraised value
                                           are based on the "as-stabilized"
                                           value as of December 31, 2003.

                                     o     The underwritten debt service
                                           coverage ratio of 1.83x is based on
                                           projected 2003/2004 underwritten net
                                           cash flow described under
                                           "Description of the Mortgage
                                           Pool--Significant Underlying Mortgage
                                           Loans--The Westmoreland Mortgage
                                           Loan--Underwritten Debt Service
                                           Coverage Ratio" in this prospectus
                                           supplement.

                                     o     JCPenney owns it store and pad, which
                                           is not part of the collateral for the
                                           subject pooled mortgage loan.

                                     o     The portion of the mortgaged real
                                           property identified on Annex A-1 to
                                           this prospectus supplement as
                                           Westmoreland Mall that secures the
                                           subject pooled mortgage loan is
                                           comprised of approximately 561,245
                                           square feet.

                                     o     A hard lockbox means, with respect to
                                           the subject pooled mortgage loan,
                                           that the borrower is required to
                                           cause all rents from the related
                                           mortgaged real property to be
                                           deposited directly by the tenants
                                           into an account controlled by the
                                           mortgagee, those funds to be swept on
                                           a daily basis to an account
                                           controlled by the borrower. However,
                                           upon the occurrence and
                                           continuation of certain
                                           lockbox-triggering events, those
                                           funds will be swept to a
                                           mortgagee-controlled account and the
                                           mortgagee will be authorized to
                                           disburse such funds in accordance
                                           with the related loan documents to
                                           satisfy the borrower's obligation to
                                           pay, among other things, debt service
                                           payments, taxes and insurance and
                                           reserve account deposits.

                                     S&P and Fitch have each confirmed to us
                                     that the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westmoreland Mall, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated A-/A- by S&P and Fitch, respectively.

                                     See "Description of the Mortgage
                                     Pool--Significant Underlying Mortgage
                                     Loans--The Westmoreland Mortgage Loan" in this prospectus supplement.

THE CANDLER TOWER
 MORTGAGE LOAN....................   Set forth below is loan and property
                                     information with respect to the pooled
                                     mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Candler Tower.



                                     Cut-off date principal balance ....................            $ 84,805,688
                                     Percentage of initial mortgage pool balance .......                    6.2%
                                     Cut-off date mortgage interest rate ...............        5.520% per annum
                                     Maturity date .....................................        January 11, 2013
                                     Lock-out/defeasance expiration date ...............        October 10, 2012
                                     Original amortization term ........................      30 years, 4 months
                                     Cut-off date loan-to-appraised value ratio ........                   57.3%
                                     Underwritten debt service coverage ratio ..........                   2.17x
                                     Lockbox ...........................................               Springing
                                     Sponsor ...........................................      Corporate Property
                                                                                                   Associates 15
                                                                                            Incorporated, a real
                                                                                               estate investment
                                                                                           trust affiliated with
                                                                                               W.P. Carey & Co.,
                                                                                                            LLC.
                                     Major tenants .....................................      SFX Entertainment,
                                                                                                      McDonald's
                                                                                                     Corporation
                                     Property type .....................................                  Office
                                     Property size (approximate net rentable area) .....     227,685 square feet
                                     Property location .................................      New York, New York
                                     Appraised value ...................................            $148,000,000

                                     In reviewing the foregoing table, please note that:

                                     o     McDonald's Corporation sublets its
                                           space from SFX Entertainment, which
                                           leases 100% of the Candler Tower
                                           mortgaged real property.

                                     o     The Candler Tower mortgaged real
                                           property's net rentable area includes
                                           27,041 square feet of retail space.

                                     o     A springing lockbox means, with
                                           respect to the subject pooled
                                           mortgage loan, that income from the
                                           related mortgaged real property will
                                           be required
                                           to be deposited into a lockbox
                                           account established by the borrower.
                                           However, upon the occurrence and
                                           continuation of specified triggering
                                           events, the funds in that account
                                           will be controlled by the mortgagee
                                           and will be disbursed in accordance
                                           with the related loan documents to
                                           satisfy the borrower's obligation to
                                           pay, among other things, debt service
                                           payments, taxes and insurance and
                                           reserve account deposits.

                                     S&P and Fitch have confirmed to us that the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Candler Tower, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated A-/A by S&P and Fitch, respectively.

                                     See "Description of the Mortgage
                                     Pool--Significant Underlying Mortgage
                                     Loans--The Candler Tower Mortgage Loan" in this prospectus supplement.

                                     LEGAL AND INVESTMENT CONSIDERATIONS
FEDERAL INCOME
 TAX CONSEQUENCES.................   The trustee or its agent will make
                                     elections to treat designated portions of the assets of the trust as multiple real estate mortgage investment conduits, or
                                     REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Three of those multiple REMICs are as follows:

                                     o     REMIC I, which will consist of, among
                                           other things, the pooled mortgage
                                           loans or, in three (3) cases, regular
                                           interests in a single loan REMIC that
                                           holds a pooled mortgage loan, but
                                           will exclude collections of
                                           additional interest accrued and
                                           deferred as to payment with respect
                                           to each mortgage loan with an
                                           anticipated repayment date that
                                           remains outstanding past that date;

                                     o     REMIC II, which will hold the regular
                                           interests in REMIC I; and

                                     o     REMIC III, which will hold the
                                           regular interests in REMIC II.

                                     In addition, each of the three (3) pooled mortgage loans that allow for defeasance prior to the second anniversary of the date of initial issuance of the series 2003-C1 certificates will be the primary asset of its own separate individual loan REMIC.

                                     Any assets of the trust not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                                     The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                     The class     certificates will, and the
                                     other classes of offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                     When determining the rate of accrual of
                                     original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                     o     the pooled mortgage loans with
                                           anticipated repayment dates will be
                                           paid in full on those dates,

                                     o     no mortgage loan in the trust will
                                           otherwise be prepaid prior to
                                           maturity, and

                                     o     there will be no extension of
                                           maturity for any mortgage loan in the
                                           trust.

                                     For a more detailed discussion of the
                                     federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA.............................   We anticipate that, subject to satisfaction
                                     of the conditions referred to under "ERISA
                                     Considerations" in this prospectus
                                     supplement, retirement plans and other
                                     employee benefit plans and arrangements
                                     subject to--

                                     o     Title I of the Employee Retirement
                                           Income Security Act of 1974, as
                                           amended, or

                                     o     section 4975 of the Internal Revenue
                                           Code of 1986, as amended,

                                     will be able to invest in the offered
                                     certificates without giving rise to a
                                     prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

                                     If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..................   Upon initial issuance, the class A-1, A-2,
                                     A-3, A-4, B, C and D certificates will be mortgage related securities within the meaning of the Secondary Mortgage Market
                                     Enhancement Act of 1984, as amended. The class E, F and G certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market
                                     Enhancement Act of 1984, as amended.

                                     You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
 CONSIDERATIONS...................   The rate and timing of payments and other
                                     collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.
                                     In the case of any offered certificates
                                     purchased at a premium, a faster than
                                     anticipated rate of payments and other
                                     collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Holders of the class
                                     A-1, A-2, A-3 and A-4 certificates will be very affected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E, F and G Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-4 Certificates. If you purchase class B, C, D, E, F or G certificates, then your offered certificates will provide credit support to other classes of series 2003-C1 certificates, including the A-1, A-2, A-3, A-4, A-1b, X-CL and X-CP classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the payment priorities of the respective classes of the series 2003-C1 certificates,

     o the order in which the principal balances of the respective classes of the series 2003-C1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     o the pass-through rate for, and other payment terms of, your offered certificates;

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     o servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3 and A-4 certificates should be concerned with the factors described in the second, third, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1.

     See "Description of the Mortgage Pool," "Servicing of the Underlying Mortgage Loans," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers ninety percent (90%) of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorizes such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    regional malls,

     o    other anchored retail,

     o    unanchored retail,

     o    other retail,

     o    office,

     o    multifamily rental,

     o    hotel,

     o    mobile home parks,

     o    industrial/warehouse, and

     o    self-storage.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o the successful operation and value of the related mortgaged real property, and

     o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of forty-six (46) mortgaged real properties, securing 30.2% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of fourteen (14) of those properties, securing 9.5% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant which is, in some cases, a credit tenant, that occupies all or substantially all of the property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types--Retail, Office and Multifamily. Fifty-three (53) of the mortgaged real properties, securing 46.0% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   tenants' sales;

          3.   tenant mix;

          4.   whether the subject property is in a desirable location;

          5. the physical condition and amenities of the subject building in relation to competing buildings;

          6. competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          7. whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors;

          8.   the financial condition of the owner of the subject property.

          We consider thirty-three (33) of the subject retail properties, securing 40.5% of the initial mortgage pool balance, to be anchored, including shadow anchored; and seventeen (17) of the subject retail properties, securing 4.8% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

          At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchored tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchored tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.


          See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Retail Properties" in the accompanying prospectus.


          Twenty-five (25) of the mortgaged real properties, securing 27.0% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   accessibility from surrounding highways/streets;

          3. the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          4. whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

          5.   the financial condition of the owner of the subject property.


          See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Office Properties" in the accompanying prospectus.


          Twenty-nine (29) of the mortgaged real properties, securing 23.0% of the initial mortgage pool balance (which mortgaged real properties include five (5) mobile home parks securing 2.3% of the initial mortgage pool balance), are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

          1. the number of competing residential developments in the local market, including apartment buildings, mobile home parks and site-built single family homes;

          2. the physical condition and amenities of the subject building in relation to competing buildings;

          3.   the subject property's reputation;

          4. applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

          5.   local factory or other large employer closings;

          6. the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

          7. compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

          8.   distance from employment centers and shopping areas; and

          9.   the financial condition of the owner of the subject property.

          In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Multifamily Rental Properties" in the accompanying prospectus.

          The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--Texas, New York, California, Maryland, Pennsylvania and New Jersey. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:


                                                         % OF INITIAL
                                           NUMBER OF       MORTGAGE
              STATE                       PROPERTIES     POOL BALANCE
              ------------------------   ------------   -------------
              Texas ................         21             20.6%
              New York .............          9             19.8%
              California ...........         19              9.1%
              Maryland .............          6              7.8%
              Pennsylvania .........          2              7.1%
              New Jersey ...........          6              6.4%

          The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

     o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates. One hundred three
          (103) mortgage loans, representing 75.2% of the initial mortgage pool balance, 70.8% of the initial loan group no. 1 balance and 100% of the initial loan group no. 2 balance, respectively, are balloon loans. In addition, eight (8) mortgage loans, representing 24.1% of the initial mortgage pool balance, 28.4% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Pooled Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans to be included in the trust represent 38.7% of the initial mortgage pool balance, and the 10 largest mortgage loans to be included in the trust represent 51.3% of the initial mortgage pool balance. It has been confirmed to us by S&P and Fitch, however, that five (5) mortgage loans in the mortgage pool (each of which is one of the nine (9) largest mortgage loans to be included in the trust), each have, in the context of their inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage Pool--General," "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include Leasehold Mortgage Loans. One (1) mortgage loan, representing 0.4% of the initial mortgage pool balance, is secured by a mortgage lien on the related borrower's leasehold interest in a material portion of the related mortgaged real property, but not by the corresponding fee interest in the portion of the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Lease" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Twenty (20) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The three (3) largest of these separate groups represent 5.0%, 4.3% and 3.0%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing pooled mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Camden Bluffs Apartments, which represents 2.6% of the initial mortgaged pool balance, the equity owner of the borrower has pledged 100% of the equity interests in that borrower to secure a mezzanine loan in the original principal amount of $5,720,000, made by Camden, USA, Inc., a wholly-owned subsidiary of Camden Property Trust (rated BBB/Baa2/BBB by S&P, Moody's and Fitch, respectively). In addition, this mezzanine loan is secured by a subordinate mortgage in favor of the mezzanine lender on the related mortgaged real property. The mezzanine loan provides for periodic interest-only debt service payments solely from excess cash flow on the related mortgaged real property (i.e. after all sums due on or under the related mortgage loan and operating expenses have been paid) and matures on January 11, 2008. The mezzanine lender has executed a subordination and intercreditor agreement with the mortgagee under the subject pooled mortgage loan that provides, among other things, that
          (a) the subject mezzanine loan is subordinate to the full payment of the subject mortgage loan, (b) with respect to the related subordinate mortgage, the mezzanine lender is required to standstill and is not permitted to foreclose or to take any enforcement action with respect to the related mortgaged real property without the consent of the mortgagee under the subject pooled mortgage loan (which may be withheld in its sole and absolute discretion) and, with respect to the related equity collateral, the mezzanine lender is only permitted to take an enforcement action upon receipt of confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2003-C1 certificates, (c) no payments may be retained by the mezzanine lender on the subject mezzanine loan upon the occurrence of an event of default under the subject mortgage loan unless the mezzanine lender has cured that event of default in accordance with the terms of the subordination and intercreditor agreement, (d) without the consent of the mortgagee under the subject pooled mortgage loan, the mezzanine lender will not amend or modify the subject mezzanine loan in certain material respects, and (e) the mezzanine lender is not permitted to transfer the subject mezzanine loan (except to another affiliate of Camden Property Trust if necessary or advisable to preserve its status as a real estate investment trust).

          The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged real property:

          1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2. reduced cash flow could result in deferred maintenance at the particular real property;

          3. if the holder of the subordinate debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

          4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pennmark, which represents 8.1% of the initial mortgage pool balance, the equity owner of the borrower has pledged 100% of the equity interests in that borrower to secure a mezzanine loan in the original principal amount of $35,000,000, made by Carbon Capital, Inc., a Maryland corporation. The mezzanine loan provides for periodic interest-only debt service payments solely from excess cash flow on the related mortgaged real property (i.e. after all sums due on or under the related mortgage loan and operating expenses have been paid) and matures on March 11, 2008. The mezzanine lender has executed a subordination and intercreditor agreement with the mortgagee under the subject pooled mortgage loan. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Pennmark Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

          With respect to one (1) mortgage loan which we intend to include in the trust, representing 1.6% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Poydras Center, all of the equity interests in the related borrower have been pledged to secure a mezzanine loan in the original principal amount of $7,000,000 made by Lehman Brothers Inc. The mezzanine loan provides for interest-only payments solely from net cash flow (with a minimum pay rate not limited to available cash flow) and matures on January 11, 2006, subject to two-one year extension options. The mezzanine lender has executed an intercreditor agreement with the mortgagee that provides, among other things, that
          (i) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (ii) upon the occurrence of an event of default under the mortgage loan, no payments will be retained by the mezzanine lender on the mezzanine loan unless the mezzanine lender has cured that event of default in accordance with the terms of the intercreditor agreement, (iii) the mezzanine lender will not amend or modify the subject mezzanine loan in certain material respects without the consent of the mortgagee under the subject pooled mortgage loan, and (iv) the mezzanine lender is not permitted to transfer more than a 49% interest in the mezzanine loan unless such transfer is made to a qualified transferee and rating agency confirmation is delivered in connection therewith.

          With respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Riverpointe Apartments and Crosspointe Apartments, respectively, which represent 1.1% and 1.0%, respectively, of the initial mortgage pool balance, the equity owner of the related borrower has pledged 100% of the equity interests in that borrower to secure a mezzanine loan in the original principal amount of $2,583,966 and $2,216,034, respectively, made by Cross River Apartments, LP, a Colorado limited partnership. Each mezzanine loan provides for periodic interest-only debt service payments solely from excess cash flow on the related mortgaged real property (i.e. after all sums due on or under the related mortgage loan and operating expenses have been paid) and matures on February 11, 2010. In connection with each of these mezzanine loans, the mezzanine lender has executed a subordination and intercreditor agreement with the mortgagee under the subject pooled mortgage loan that provides, among other things, that (a) the subject mezzanine loan is subordinate to the full payment of the subject mortgage loan, (b) with respect to the related equity collateral, the mezzanine lender is only permitted to take an enforcement action upon receipt of confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2003-C1 certificates, (c) no payments may be retained by the mezzanine lender on the subject mezzanine loan upon the occurrence of an event of default under the subject mortgage loan with respect to which the mezzanine lender has received notice from the mortgagee under the subject pooled mortgage loan unless the mezzanine lender has cured that event of default in accordance with the terms of the subordination and intercreditor agreement, (d) without the consent of the mortgagee under the subject pooled mortgage loan, the mezzanine lender will not amend or modify the subject mezzanine loan in certain material respects, (e) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the subject mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2003-C1 certificates has been received and, (f) if the subject mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the mortgagee under the subject pooled mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the related mortgage loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (excluding any prepayment fee or yield maintenance charge), any advances made by the mortgagee under the subject pooled mortgage loan and any interest thereon, and all costs and expenses related to the enforcement of the terms of the subject mortgage loan.

          With respect to one (1) mortgage loan which we intend to include in the trust, representing 0.4% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Gunbarrel Place Shopping Center, the membership interests of a principal of the related borrower have been pledged to secure a mezzanine loan in the original principal amount of $650,000, made by Regions Bank. The mezzanine loan provides for monthly payments of principal and interest, and is due and payable in November 2007. The mezzanine lender has executed an intercreditor agreement with the mortgagee that provides, among other things, that
          (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) the mezzanine lender will not amend or modify the subject mezzanine loan in certain material respects without the consent of the mortgagee under the subject pooled mortgage loan, (c) the mezzanine lender will not transfer its interest in the mezzanine loan without the consent of the mortgagee under the subject pooled mortgage loan (such consent not to be unreasonably withheld), provided that if such transfer occurs after a securitization such consent will be granted as long as the mortgagee under the subject pooled mortgage loan receives rating agency confirmation in connection therewith, and (d) the mezzanine lender, without the consent of the mortgagee under the subject pooled mortgage loan and irrespective of whether the subject mortgage loan has been paid, may enforce its lien and acquire the mezzanine loan collateral by foreclosure or otherwise.

          With respect to three (3) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Festival at Old Bridge, Fayette Square Shopping Center and Tri-City Shopping Center, respectively, and representing 1.6%, 0.5% and 0.5%, respectively, of the initial mortgage pool balance, each of the related borrowers has a one time right to obtain mezzanine financing, secured solely by a pledge of the membership interests in the related borrower, provided that certain requirements are satisfied, including the following: (a) certain loan-to-value ratio requirements and debt service coverage ratio requirements are met, and (b) the related borrower delivers a subordination and intercreditor agreement acceptable to the mortgagee under the subject mortgage loan in all respects confirming, among other things, that the mezzanine loan is subordinate in right of payment to the subject mortgage loan and restricting, in certain respects, the ability of the mezzanine lender to accelerate payment of the mezzanine loan.

          In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future incur mezzanine debt.

          Mezzanine debt is secured by the principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the indirect equity of some or all of the principals of the related borrower in the subject mortgaged real property.

          See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, A-3, A-4, B, C, D, E, F or G certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates, which have the shortest weighted average life of the offered certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of eighteen
(18) mortgaged real properties, securing 2.8% of the initial mortgage pool balance, conducted a transaction screen. Except in the case of one (1) mortgaged real properties, securing 0.4% of the initial mortgage pool balance, all of the environmental assessments referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date. With respect to one (1) mortgaged real property, securing 0.4% of the initial mortgage pool balance, the environmental assessments referred to in the first sentence of this paragraph were completed during the 12- to 24-month period preceding the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was performed.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where a material amount of these substances were present, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation or mitigation program to address the issue. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. In these cases, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified and/or some confirmation was sought that the responsible party was undertaking appropriate measures at the problem site.

     If the environmental investigations described above identified problems at or with respect to any of the respective mortgaged real properties, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o the related borrower was required to take investigative and/or remedial action if no third party was identified as being responsible for the remediation;

     o an operation and maintenance plan or other remediation was required and/or an escrow reserve was established in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation;

     o a letter was obtained or was being sought from the applicable regulatory authority stating that no further action was required; and/or

     o the related borrower was required to obtain an environmental insurance policy.

     In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o the results of the environmental testing were accurately evaluated in all cases;

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

     o the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks; and/or

     o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected one hundred sixteen (116) mortgaged real properties, securing 99.6% of the initial mortgage pool balance, during the 12-month period preceding the cut-off date and one (1) mortgaged real properties, securing 0.4% of the initial mortgage pool balance, during the 12- to 24-month period preceding the cut-off date. to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     Limitations on Enforceability of Cross-Collateralization. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Pooled Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     One (1) cross-collateralized group of mortgage loans that we intend to include in the trust, collectively representing 2.4% of the initial mortgage pool balance, is secured by mortgaged real properties located in two or more states. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2003-C1 certificates.

     Prior Bankruptcies. We are aware of two (2) mortgage loans that we intend to include in the trust, representing 0.4% of the initial mortgage pool balance, where the related borrower or a principal in the related borrower has been a party to prior bankruptcy proceedings within the last 10 years. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding and others may, in the future, be a party to a bankruptcy proceeding.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

     In recent months, the United States has asserted that Iraq is in violation of United Nations Security Council resolutions and stated that it may enforce those resolutions by military force, with or without the support of the United Nations Security Council. The United States has amassed a significant number of military assets and troops in the vicinity of Iraq and the President of the United States has indicated that an invasion of Iraq may be imminent. Any military action in Iraq may prompt further terrorist attacks against the United States.

     It is uncertain what effects armed conflict involving the United States, including war between the United States and Iraq or any other country, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets;
(b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the pooled mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investment. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.

             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                       DESCRIPTION OF THE MORTGAGE POOL
GENERAL

     We intend to include the one hundred fourteen (114) mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,371,385,381. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     Loan group no. 1 will consist of all of the mortgage loans backing the series 2003-C1 certificates that are secured by property types other than multifamily and mobile home park, together with Pennmark Mortgage Loan. Loan group no. 1 will consist of eighty-eight (88) mortgage loans, with an initial loan group no. 1 balance of $1,167,399,065, representing approximately 85.1% of the initial mortgage pool balance.

     Loan group no. 2 will consist of all of the mortgage loans backing the series 2003-C1 certificates that are secured by multifamily properties and mobile home parks (other than Pennmark Mortgage Loan). Loan group no. 2 will consist of twenty-six (26) mortgage loans, with an initial loan group no. 2 balance of $203,986,316, representing approximately 14.9% of the initial mortgage pool balance. See Annex A-7--Certain Information Regarding Multifamily Properties.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $719,076 to $184,358,064, and the average of those cut-off date principal balances is $12,029,696.

     Except in six (6) cases, representing 3.2% of the initial mortgage pool balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller from whom we acquired the mortgage loan, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Warburg LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Fitch that five (5) of the mortgage loans that we intend to include in the trust, representing 36.1% of the initial mortgage pool balance, have, in the context of their inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

     o The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include eleven (11) mortgage loans, representing 9.7% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other pooled mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     All of the mortgage loans referred to in the first paragraph of this section, "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers," which entitle the related borrower to a release of one or more of the corresponding mortgaged real properties, require (a) the partial defeasance of an amount ranging from 110% to 125% of the portion of the total loan amount allocated to the property or properties to be released or (b) the partial defeasance of an amount equal to 100% of the total loan amount for the property or properties to be released and either delivery of additional Government Securities that would have been sufficient to defease an additional 25% of the defeased loan amount or the deposit of a cash amount equal to an additional 25% of the defeased loan amount. See "--Terms and Conditions of the Pooled Mortgage Loans--Defeasance Loans" below.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each group of cross-collateralized mortgage loans that represent at least 1.0% of the initial mortgage pool balance.


                                                                                              % OF INITIAL
                                                                              NUMBER OF         MORTGAGE
CROSS-COLLATERALIZED GROUPS/PROPERTY NAMES                                 MORTGAGE LOANS     POOL BALANCE
------------------------------------------                                ----------------   -------------
Franklin Avenue I, Franklin Avenue II and Franklin Avenue III .........          3                4.3%
Cedar Hill I & III and 10320 Little Patuxent Parkway ..................          2                2.4%
Hampton Inn - AVR and Residence & Fairfield Inn AVR ...................          2                1.3%
St. James Place Apartments and Plaza Tower ............................          2                1.2%

     The following table identifies nine (9) separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more mortgage loans or groups of mortgage loans that may or may not be cross-collateralized but represent at least 1.0% of the initial mortgage pool balance


                                                                                                % OF INITIAL
                                                                                NUMBER OF         MORTGAGE
PROPERTY NAMES                                                               MORTGAGE LOANS     POOL BALANCE
--------------                                                              ----------------   -------------
West Gude Office Park, Cedar Hill I & III and 10320 Little Patuxent
 Parkway ................................................................           3                5.0%
Franklin Avenue I, Franklin Avenue II and Franklin Avenue III ...........           3                4.3%
1010 Wayne Avenue and 8484 Georgia Avenue ...............................           2                3.0%
Turnberry Place and Stratford Village Apartments ........................           2                2.4%
Frankford Crossing Shopping Center and Cityview Towne Crossing ..........           2                2.3%
Riverpointe Apartments and Crosspointe Apartments .......................           2                2.1%
Plaza Tower, First Union Bank Building and St. James Place Apartments ...           3                1.4%
Residence & Fairfield Inn AVR and Hampton Inn -- AVR ....................           2                1.3%
Sausalito Apartments, Brazos House Apartments and Navarro Fourplexes,
 Longmire House Apartments and Hawktree Duplexes , Sundance
 Apartments and Yellowhouse Apartments ..................................           5                1.3%

     In the case of two (2) mortgage loans that we intend to include in the trust, which are cross-collateralized and cross-defaulted, one of which represents 0.8% of the initial mortgage pool balance and is secured by the mortgaged real properties identified on Annex A-1 to this prospectus as Residence & Fairfield Inn AVR, and the second of which represents 0.5% of the initial mortgage pool balance and is secured by the mortgaged real property identified on Annex A-1 to this prospectus as Hampton Inn -- AVR, if either related borrower sells, assigns or transfers its related mortgaged real property (in accordance with the assumption conditions applicable thereto) and the other borrower does not, the mortgagee must consent to such sale, assignment or transfer and to the simultaneous termination of the cross-collateralization and cross-defaulting of the two mortgage loans, provided that the transferring borrower meets certain conditions, including the following: (a) as to the property transferred, the transferee and its principals are not affiliates of such borrower and demonstrate expertise in operating similar properties, (b) the transferee must have net worth and liquidity reasonably acceptable to the mortgagee, (c) the receipt of rating agency confirmation that no downgrade will result from the transfer, and (d) the satisfaction of certain loan-to-value and debt service coverage ratio criteria.

PARTIAL RELEASES

     With respect to one (1) mortgage loan, representing 1.2% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Frankford Crossing Shopping Center, the related loan documents permit a partial release of a portion of such mortgaged real property to the ground lessee thereof upon a principal prepayment of an amount equal to the greater of $2,106,252 (less reasonable and customary closing costs) and the amount by which the outstanding principal balance of the mortgage loan would have to be reduced in order to satisfy the debt service coverage and loan-to-value ratio requirements specified below, together with a related yield maintenance payment. Such partial release is further subject to the satisfaction of certain specified criteria, including the following:

     (a) the separation of the release parcel from the remainder of the mortgaged real property as a separately subdivided tax parcel;

     (b) the maintenance of a debt service coverage ratio for the remaining mortgaged real property of no less than 1.3x; and

     (c) the outstanding principal balance of the subject mortgage loan immediately after such release and the payment of the release prepayment shall equal no more than 75% of the then current fair market value of the remaining mortgaged real property.

     The mortgage pool will include one (1) mortgage loan, representing 0.5% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fayette Square Shopping Center, that permits a partial release of the portion of such mortgaged real property which is leased to Shoney's, Inc. The transfer of such portion to Shoney's Inc. or another third party is conditioned upon the satisfaction of certain specified criteria, including the following:

     (a) the separation of the release parcel from the remainder of the mortgaged real property as a separately subdivided tax parcel;

     (b) the maintenance of a debt service coverage ratio for the remaining mortgaged real property of no less than 1.3x;

     (c) the outstanding principal balance of the subject mortgage loan immediately after such release shall equal no more than 80% of the then current fair market value of the remaining mortgaged real property; and

     (d) the deposit into the leasing account established in connection with the subject mortgage loan of all proceeds of the sale of such release parcel.

     In the case of the Stonebriar Centre Mortgage Loan, representing 13.4% of the initial mortgage pool balance, the related mortgage loan documents permit the release of one or more undeveloped parcels or outlots, together having an appraised value of approximately 1.5% of the total appraised value of the Stonebriar Centre Mortgaged Property, from the lien of the related mortgage. The conditions which must be satisfied in connection with any such release include, among others: (a) delivery of evidence that the subject release parcel is not necessary to the use or operation of the Stonebriar Centre Mortgaged Property and may be separated therefrom without material diminution in the value thereof; (b) delivery of evidence that the subject release parcel has been legally subdivided, constitutes a separate tax lot and is not necessary to comply with any zoning, building, land use, parking or other applicable legal requirement (or, to the extent necessary for any such purpose, a reciprocal easement agreement has been executed and delivered); (c) the subject release parcel must be vacant, non-income producing and unimproved (or if improved, then only by surface parking areas); (d) the subject release parcel must be transferred to parties other than the Stonebriar Centre Borrower; and (e) delivery of rating agency confirmation and an opinion of counsel that the transfer will not affect the trust's REMIC status.

     In addition, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged property.


TERMS AND CONDITIONS OF THE POOLED MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o three (3) of the mortgage loans that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the tenth day of each month, and

     o one hundred eleven (111) of the mortgage loans that we intend to include in the trust, representing 99.3% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans," each ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 4.690% per annum to 8.595% per annum, and the weighted average of those mortgage interest rates was 5.730% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of either:

          (a) the actual number of days elapsed during each one-month accrual period in a year of 360 days (one hundred nine (109) mortgage loans, representing 90.9% of the initial mortgage pool balance); or

          (b) a 360-day year consisting of twelve 30-day months (five (5) mortgage loans, representing 9.1% of the initial mortgage pool balance).

     Balloon Loans. One hundred three (103) of the mortgage loans that we intend to include in the trust, representing 75.2% of the initial mortgage pool balance, 70.8% of the initial loan group no. 1 balance and 100% of the initial loan group no. 2 balance, respectively, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Five (5) of the 103 mortgage loans identified in the prior paragraph, representing 8.4% of the initial mortgage pool balance, 2.6% of the initial loan group no. 1 balance and 42.0% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another eight (8) of the 103 mortgage loans identified in the prior paragraph, representing 16.9% of the initial mortgage pool balance, 17.0% of the initial loan group no 1 balance and 16.1% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period.

     ARD Loans. Eight (8) of the mortgage loans that we intend to include in the trust, representing 24.1% of the initial mortgage pool balance, 28.4% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, are characterized by the following features:

     o    A maturity date that is at least 20 years following origination.

     o The designation of an anticipated repayment date that is generally five to ten years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than six months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     One (1) of the eight (8) mortgage loans identified in the prior paragraph, representing 4.7% of the initial mortgage pool balance, 5.6% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, requires payments of interest only to be due on each due date until the expiration of a designated interest-only period. In this case, the amortization of principal commences on the due date following the expiration of that interest-only period.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

     In the case of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans. Three (3) of the mortgage loans that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, 0.8% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, are characterized by--

     o constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     o    an anticipated repayment date, or

     o    the associated repayment incentives.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.


                                  BALLOON LOANS                ARD LOANS
                            -------------------------- --------------------------
                                         LOAN    LOAN               LOAN    LOAN
                             MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                               POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                            ---------- ------- ------- ---------- ------- -------
ORIGINAL TERM TO
 MATURITY (MOS.)
Maximum ...................     120      120     120      180      180     N/A
Minimum ...................      60       60      60      120      120     N/A
Weighted Average ..........     100      104      85      126      126     N/A
REMAINING TERM TO
 MATURITY (MOS.)
Maximum ...................     120      120     119      177      177     N/A
Minimum ...................      57       57      58      117      117     N/A
Weighted Average ..........      99      103      83      123      123     N/A
ORIGINAL AMORTIZATION
 TERM (MOS.)
Maximum ...................     364      364     360      360      360     N/A
Minimum ...................     264      276     264      360      360     N/A
Weighted Average ..........     336      335     341      360      360     N/A
REMAINING
 AMORTIZATION TERM
  (MOS.)
Maximum ...................     362      362     360      360      360     N/A
Minimum ...................     262      276     262      357      357     N/A
Weighted Average ..........     334      334     340      358      358     N/A



                                 FULLY AMORTIZING                 ALL
                                      LOANS                 MORTGAGE LOANS
                            -------------------------- -------------------------
                                         LOAN    LOAN               LOAN   LOAN
                             MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                               POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                            ---------- ------- ------- ---------- ------- ------
ORIGINAL TERM TO
 MATURITY (MOS.)
Maximum ...................     264      264     N/A       264      264    120
Minimum ...................     264      264     N/A        60       60     60
Weighted Average ..........     264      264     N/A       108      112     85
REMAINING TERM TO
 MATURITY (MOS.)
Maximum ...................     221      221     N/A       221      221    119
Minimum ...................     221      221     N/A        57       57     58
Weighted Average ..........     221      221     N/A       105      109     83
ORIGINAL AMORTIZATION
 TERM (MOS.)
Maximum ...................     264      264     N/A       364      364    360
Minimum ...................     264      264     N/A       264      264    264
Weighted Average ..........     264      264     N/A       342      342    341
REMAINING
 AMORTIZATION TERM
  (MOS.)
Maximum ...................     221      221     N/A       362      362    360
Minimum ...................     221      221     N/A       221      221    262
Weighted Average ..........     221      221     N/A       340      340    340

     The calculation of original and remaining amortization terms in the foregoing table does not take into account the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Camden Bluffs Apartments, Brandywine Towne Center, Monthaven Park Apartments, Riverpointe Apartments and Crosspointe Apartments, respectively, each of which provides for payments of interest only until the related stated maturity date. In addition, with respect to nine (9) other mortgage loans that we intend to include in the trust, representing 21.6% of the initial mortgage pool balance, 22.6% of the initial loan group no. 1 balance and 16.1% of the initial loan group no. 2 balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence is calculated assuming the amortization term commences as of the end of the interest-only period.


     Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. At origination, all of the mortgage loans that we intend to include in the trust provided for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one or more of the following--

     o a prepayment lock-out/defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

     o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium, a fixed penalty, or other additional consideration for the prepayment, and

     o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Pooled Mortgage
Loans--Prepayment Provisions--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans," most of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering Government Securities. Except for three (3) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid--Compton, Rite Aid--Hackettstown and Rite Aid--Franklin, respectively, collectively representing 0.7% of the initial mortgage pool balance, 0.8% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, none of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. If any of those three (3) mortgage loans defease prior to the second anniversary of the date of initial issuance of the offered certificates, the related mortgage loan seller will be obligated to repurchase the defeased loan as described under "--Cures and Repurchases" below.

     Prepayment Lock-Out/Defeasance Periods. As of the cut-off date, all of the mortgage loans that we intend to include in the trust provide for prepayment lock-out periods. Except with respect to three (3) mortgage loans, representing 3.2% of the initial mortgage pool balance, 3.8% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, the initial prepayment lock-out period for each pooled mortgage loan is followed by a defeasance period during which principal prepayments are still prohibited, except in certain cases during the final one to six months of the loan term during which the open prepayment period is in effect. Set forth below is information regarding the remaining terms of the prepayment lock-out or the prepayment lock-out/defeasance periods, as applicable, for the pooled mortgage loans--

     o the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 221 months with respect to the entire mortgage pool, 221 months with respect to loan group no. 1 and 118 months with respect to loan group no. 2,

     o the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 25 months with respect to the entire mortgage pool, 25 months with respect to loan group no. 1 and 55 months with respect to loan group no. 2, and

     o the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 99.8 months with respect to the entire mortgage pool, 103.1 months with respect to loan group no. 1 and 80.7 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Pooled Mortgage
Loans--Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. One (1) mortgage loan, representing 0.2% of the initial mortgage pool balance, 0.2% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, provides for a period, following its initial prepayment lock-out period, when the loan is voluntarily prepayable with the payment of an additional prepayment consideration equal to the greater of--

     o    an amount calculated based on a yield maintenance formula, and

     o    one (1) percentage of the amount prepaid.

     Two (2) mortgage loans, representing 3.0% of the initial mortgage pool balance, 3.6% of the initial loan group no. 1 balance and 0% of the initial loan group no. 2 balance, respectively, provides for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge, followed by a period when the loan is prepayable together with a declining percentage prepayment premium, but does not provide for defeasance.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. Eighty-eight (88) of the mortgage loans that we intend to include in the trust, representing 88.7% of the initial mortgage pool balance, 89.8% of the initial loan group no. 1 balance and 82.4% of the initial loan group no. 2 balance, respectively, provide for an open prepayment period. That open prepayment period generally begins not more than six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

     In the case of one (1) mortgage loan that we intend to include in the trust, representing 1.2% of the initial mortgage pool balance, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Frankford Crossing Shopping Center, the related borrower has a one-time right to obtain a release of a specified "release parcel" upon the satisfaction of certain specified conditions, including the payment of a principal prepayment of an amount equal to the greater of $2,106,252 (less reasonable and customary closing costs) and the amount by which the outstanding principal balance of the mortgage loan would have to be reduced in order to maintain a debt service coverage ratio of 1.3x and a loan-to-value ratio of 75%, together with a related yield maintenance payment. In connection with such release, the constant monthly payment due on the mortgage loan will be recalculated to produce a constant monthly payment that is sufficient to fully repay the remaining principal balance of the mortgage loan (remaining after the application of the principal prepayment), together with interest at the mortgage rate, over a period of 360 months minus the number of full interest accrual periods which shall have elapsed from and after the closing date of the mortgage loan, through and including the date of such release, on a 30/360 basis.

     Defeasance Loans. One hundred eleven (111) of the mortgage loans that we intend to include in the trust, representing 96.8% of the initial mortgage pool balance, 96.2% of the initial loan group no. 1 balance and 100% of the initial loan group no. 2 balance, respectively, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in certain cases, in part, by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower;

provided that, for purposes of the foregoing, ARD Loans are treated as if they were balloon loans that mature on their respective anticipated repayment dates.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then either: (a) the amount to be defeased will equal an amount ranging from 110% to 125% of the allocated loan amount for the property or properties to be released; or (b) the amount to be defeased will equal 100% of the loan amount for the property or properties to be released and the subject borrower will also be required either to deliver additional Government Securities that would have been sufficient to defease an additional 25% of that loan amount being defeased or to deposit cash in an amount equal to an additional 25% of that loan amount being defeased.

     All of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust, may be partially defeased during the applicable defeasance period, whereupon the mortgage on the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     With the exception of three (3) mortgage loans, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Ride Aid-Compton, Rite Aid-Hackettstown and Rite Aid-Franklin, collectively representing 0.7% of the initial mortgage pool balance, none of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the series 2003-C1 certificates. The defeasance, prior to the second anniversary of the date of initial issuance of the offered certificates, of any of the three (3) mortgage loans that represent exceptions to the foregoing sentence, will trigger a repurchase obligation on the part of the related mortgage loan seller. See "--Cures and Repurchases" below. Each of these three (3) mortgage loans is the primary asset of a single loan REMIC and is included in loan group no. 1.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

     o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.


     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered

Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.  the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower;

     o a transfer of controlling ownership interests in the related borrower to specified entities or types of entities;

     o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6, Annex A-7 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6, Annex A-7 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include four (4) mortgage loans that have, in each such case, a cut-off date principal balance in excess of 5.0% of the initial mortgage pool balance.

   The Stonebriar Centre Mortgage Loan.

     General. The Stonebriar Centre Mortgage Loan has a cut-off date principal balance of $184,358,064, representing 13.4% of the initial mortgage pool balance. The Stonebriar Centre Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Stonebriar Centre Borrower in the Stonebriar Centre Mortgaged Property. The Stonebriar Centre Mortgaged Property, which is comprised of approximately 694,322 square feet, consists of a portion of Stonebriar Centre, an approximately 1,653,278 square foot, super-regional mall located in Frisco, Texas. The Stonebriar Centre Mortgaged Property consists of 438,295 square feet of in-line mall space, 161,467 square feet of additional retail space (including a 77,411 square foot junior anchor store and two big box stores aggregating 84,056 square feet) and a 24-screen movie theater with 94,560 square feet. Stonebriar Centre also includes five outparcel pads that are leased to tenants which own their improvements; these outparcel pads, but not the improvements, are part of the Stonebriar Centre Mortgaged Property. Stonebriar Centre is anchored by five national department stores, each of which owns its store and pad. As a result, these anchor stores and pads are not part of the Stonebriar Centre Mortgaged Property. See "--Stonebriar Centre" below.

     S&P and Fitch have confirmed to us that the Stonebriar Centre Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A+/A- by S&P and Fitch, respectively.

     The Borrower and Sponsor. The Stonebriar Centre Borrower is Stonebriar Mall Limited Partnership, a Delaware limited partnership. The sponsor of the Stonebriar Centre Borrower is GGP/Homart II L.L.C., a Delaware limited liability company which is equally owned by GGP Limited Partnership, a Delaware limited partnership, and the New York State Common Retirement Fund. The general partner of GGP Limited Partnership is General Growth Properties, Inc. General Growth Properties, Inc., headquartered in Chicago, Illinois, is an owner, developer and manager of regional shopping centers located throughout the United States. As of February 7, 2003, General Growth Properties, Inc. reported it has ownership interests in, or management responsibility for, approximately 169 shopping centers in 41 states with approximately 146 million square feet of space. General Growth Properties, Inc. (rated BBB-/Ba1 by S&P and Moody's respectively) is a publicly traded real estate investment trust, and its shares are listed on the New York Stock Exchange under the symbol GGP. According to Pension & Investment, a weekly international money market publication, the New York State Common Retirement Fund is the second largest pension fund in the United States.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Stonebriar Centre Mortgage Loan is an ARD Loan with an anticipated repayment date of December 11, 2012 and a stated maturity date of December 11, 2032. The Stonebriar Centre Mortgage Loan will accrue interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the Stonebriar Centre Mortgage Loan will accrue interest at the rate of 5.225% per annum. From and after its anticipated repayment date, in the absence of default, the Stonebriar Centre Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 10.225% per annum and (b) a specified treasury rate plus 5%.

     On the 11th day of each month through and including the anticipated repayment date, the Stonebriar Centre Borrower is required to make a constant monthly debt service payment on the Stonebriar Centre Mortgage Loan equal to $1,018,714 (based on a 30-year amortization schedule). The Stonebriar Centre Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     From and after the related anticipated repayment date, the Stonebriar Centre Borrower must apply excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service and certain reserves) from Stonebriar Centre Mortgaged Property toward additional amortization of the Stonebriar Centre Mortgage Loan. The payment of any Post-ARD Additional Interest accrued on the Stonebriar Centre Mall Mortgage Loan will be deferred until the principal balance of the Stonebriar Centre Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     The Stonebriar Centre Borrower is prohibited from voluntarily prepaying the Stonebriar Centre Mortgage Loan, in whole or in part, prior to June 11, 2012. From and after June 11, 2012, the Stonebriar Centre Borrower may prepay the Stonebriar Centre Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The Stonebriar Centre Borrower may defease the Stonebriar Centre Mortgage Loan, in whole only, on any due date after the expiration of two years following the initial issuance of the series 2003-C1 certificates and prior to the anticipated repayment date, and by doing so obtain the release of the Stonebriar Centre Mortgaged Property. A defeasance will be effected by the Stonebriar Centre Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Stonebriar Centre Borrower under the Stonebriar Centre Mortgage Loan and that are sufficient to pay off the Stonebriar Centre Mortgage Loan in its entirety on its anticipated repayment date.

     The Stonebriar Centre Borrower's right to defease the Stonebriar Centre Mortgage Loan is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2003-C1 certificates by such rating agency.

     Stonebriar Centre. Stonebriar Centre is an approximately 1,653,278 square foot, fully enclosed super-regional mall located in Frisco, Texas, approximately 24 miles north of the Dallas Central Business District. Stonebriar Centre was built in 2000 and is anchored by five department stores, Nordstrom, Macy's, Foley's, Sears and JCPenney. The five anchors occupy an aggregate of 869,006 square feet or 52.6% of the total gross leasable area. The anchors own their stores and pads and as such are not part of the loan collateral. The Stonebriar Centre Mortgaged Property is comprised of 694,322 square feet consisting of 438,295 square feet of in-line mall space, 161,467 square feet of additional retail space (comprised of a 77,411 square foot junior anchor store occupied by Gaylan's, and two big box tenants with an aggregate space of 84,056 square feet occupied by Dave & Buster's and Barnes & Noble), and a 24-screen AMC movie theater with 94,560 square feet. Five outparcel pads owned by the Stonebriar Centre Borrower are leased to tenants which own their improvements, which total 89,950 square feet. Accordingly, the outparcel pads, but not the improvements, are part of the Stonebriar Centre Mortgaged Property. In-line tenants include a wide variety of national tenants including Gap, Abercrombie & Fitch, Banana Republic, Victoria's Secret, The Children's Place, Pottery Barn, Williams-Sonoma Grande and Coach. In-line sales for the trailing twelve months ending December 2002 were approximately $380 per square foot, and occupancy costs for in-line tenants for the trailing twelve months ending August 2002 were approximately 13.3%. As of January 31, 2003, based on square footage leased, in-line occupancy at Stonebriar Centre was 96.0% and overall mall occupancy was 98.9%.

     The tables below provide the indicated information regarding tenants and leases at Stonebriar Centre, based on the January 31, 2003 rent roll.


        GROSS LEASABLE AREA (GLA) OVERVIEW OF THE STONEBRIAR CENTRE MALL


STORE                            SQUARE FEET     AS % OF GLA     ANCHOR LEASE EXPIRATION
-----                           -------------   -------------   ------------------------
ANCHORS
 Macy's .....................       209,947         12.7%                  NAP
 Foley's ....................       200,544         12.1                   NAP
 JCPenney ...................       162,347          9.8                   NAP
 Sears ......................       162,018          9.8                   NAP
 Nordstrom ..................       134,150          8.1                   NAP
                                    -------        -----
TOTAL ANCHOR SPACE ..........       869,006         52.6%
Other Major Tenants .........       161,467          9.8
AMC Movie Theater ...........        94,560          5.7
In-Line Mall Space ..........       438,295         26.5
Outparcels ..................        89,950          5.4
                                    -------        -----
TOTAL GLA ...................     1,653,278        100.0%

     The following should be noted with respect to the table above--

     o The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding

     o Anchors own their stores and pads, which are not part of the loan collateral.

     o Outparcel pads, but not the improvements, are part of the loan collateral.

     o    NAP means not applicable as the anchor owns its store and pad.


     FIVE LARGEST IN-LINE TENANTS AT STONEBRIAR CENTRE MORTGAGED PROPERTY


                                     APPROXIMATE
TENANT                               SQUARE FEET     LEASE EXPIRATION DATE
------                              -------------   ----------------------
Gap .............................      21,317             1/31/2006
Banana Republic .................      10,862             1/31/2006
Pottery Barn ....................      10,580             1/31/2013
The Cheesecake Factory ..........      10,567             1/31/2016
Z Gallerie ......................      10,261             1/31/2011
                                       ------
TOTAL ...........................      63,587

       LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT STONEBRIAR CENTRE
                               MORTGAGED PROPERTY

                                        APPROXIMATE          AS % OF
                                     EXPIRING IN-LINE     TOTAL IN-LINE
YEAR                                    SQUARE FEET        SQUARE FEET     CUMULATIVE %
----                                ------------------   --------------   -------------
2003 ............................             140               0.0%            0.0%
2004 ............................               0               0.0             0.0
2005 ............................           4,794               1.1             1.1
2006 ............................          32,625               7.4             8.6
2007 ............................           5,352               1.2             9.8
2008 ............................               0               0.0             9.8
2009 ............................           1,486               0.3            10.1
2010 ............................          69,450              15.8            26.0
2011 ............................         251,941              57.5            83.5
2012 ............................          12,460               2.8            86.3
2013 and beyond .................          42,366               9.7            96.0
Vacant ..........................          17,681               4.0           100.0%
                                          -------             -----
TOTAL ...........................         438,295             100.0%
5 year average rollover .........           8,582               2.0%
7 year average rollover .........           6,342               1.4%

     The following should be noted with respect to the table above--

     o The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o The average rollover information shown at the bottom of the table reflects actual lease rollover based on total in-line square feet.

     Property Management. The Stonebriar Centre Mortgaged Property is managed by General Growth Management, Inc., an affiliate of the Stonebriar Centre Borrower

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in December 2002 by a third-party appraiser, the appraised value of the Stonebriar Centre Mortgaged Property is $322,000,000. Based upon that appraised value, the Stonebriar Centre Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 57.3%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Stonebriar Centre Mortgaged Property was calculated to be $25,267,870. Based on that U/W Net Cash Flow, the Stonebriar Centre Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.07x.

     Lockbox. The Stonebriar Centre Borrower is required to establish a lockbox account after the occurrence and during the continuance of any one or more of the following events (each a "Stonebriar Centre Lockbox Event"):

     (i)   an event of default;

     (ii)  the anticipated repayment date; or

     (iii) the debt service coverage ratio for the twelve consecutive month period ending on the last day of the immediately preceding month is less than 1.25x.

     Notwithstanding the above, a Stonebriar Centre Lockbox Event will cease and terminate following the cure or waiver of the event of default that caused it or, in the case of a Stonebriar Centre Lockbox Event caused by a decline in the debt service coverage ratio, as of any date as to which the Stonebriar Centre Borrower establishes, to the reasonable satisfaction of the lender, that the debt servicer coverage ratio as of such date is equal to or exceeds 1.25x for the twelve consecutive month period then ending.

     After the occurrence and during the continuance of a Stonebriar Centre Lockbox Event, the Stonebriar Centre Borrower is required to cause all rents or other revenue of any kind from the subject property to be deposited into a segregated lockbox account. The lender will have the sole dominion and control over the lockbox account and, except as set forth in the cash management agreement or the loan documents, the Stonebriar Centre Borrower will have no rights to make withdrawals therefrom. During the continuance of a Stonebriar Centre Lockbox Event, funds on deposit in the lockbox account will be swept every other business day to a cash collateral account controlled by the mortgagee, from which such funds shall be disbursed to pay:

     o prior to the anticipated repayment date (a) taxes and insurance premiums, (b) debt service, (c) replacement/rollover reserve deposits, (d) operating expenses and (e) other amounts due in respect of the Stonebriar Centre Mortgage Loan, and (f) provided no event of default has occurred and be continuing, the remainder to the Stonebriar Centre Borrower; and

     o following the anticipated repayment date, items (a) through (d) above, then extraordinary expenses approved by the mortgagee, additional amortization, accrued interest at the post-anticipated repayment date rate, all other amounts due in respect of the Stonebriar Centre Mortgage Loan, and then, provided no event of default has occurred, the remainder to the Stonebriar Centre Borrower.

     Upon the cure or cessation of a Stonebriar Centre Lockbox Event, the Stonebriar Centre Borrower's right to withdraw funds from the lockbox account will be reinstated and all funds on deposit in the cash collateral account will be swept back to the lockbox account for disbursement to the Stonebriar Centre Borrower.

     Reserves. The Stonebriar Centre Borrower is required to make monthly escrow payments for the payment of taxes and insurance. Notwithstanding the foregoing, if the Stonebriar Centre Borrower provides satisfactory evidence to the mortgagee that the insurance policies required to be maintained under the Stonebriar Centre Mortgage Loan are maintained under blanket insurance policies in respect of which premiums have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates have been provided, such period, if less than one year), the Stonebriar Centre Borrower will not be required to make monthly deposits for the payment of insurance premiums. As of the cut-off date, the Stonebriar Centre Borrower provided satisfactory evidence to the mortgagee and thus is not required to make these monthly insurance deposits.

     In addition, upon the occurrence and continuance of a Stonebriar Centre Lockbox Event or if the in-line mall shop occupancy of the Stonebriar Centre Mortgaged Property by tenants leasing less than 20,000 square feet is less than 90%, as reasonably determined by the lender, the Stonebriar Centre Borrower will be required to make monthly payments to a replacement/rollover reserve account in an amount equal to one-twelfth of $1.00 per square foot of the mall shop gross leasable square footage of the Stonebriar Centre Mortgaged Property.


     Tax Incentive Program. Pursuant to an agreement (the "Stonebriar Centre Inducement Agreement") among the Stonebriar Centre Borrower and The City of Frisco, Texas, Frisco Community Development Corporation and Frisco Economic Development Corporation (collectively, the City of Frisco"), the City of Frisco agreed to make certain payments to the Stonebriar Centre Borrower: (a) to reimburse the Stonebriar Centre Borrower for a portion of the costs incurred by the Stonebriar Centre Borrower to induce qualifying mall anchors to locate at Stonebriar Centre, such payments not to exceed $24,224,000 plus simple interest at the rate of 6% per annum; and (b) to reimburse the Stonebriar Centre Borrower for a portion of the cost of inducing a qualifying supplemental anchor to locate at Stonebriar Centre, such payment not to exceed $5,000,000, plus simple interest at the rate of 6% per annum. In addition, the City of Frisco has agreed to pay to the Stonebriar Centre Borrower an additional amount equal to 25% of municipal sales tax collected on the Stonebriar Centre Mortgaged Property not to exceed 0.5% percent of the retail sales at the Stonebriar Centre Mortgaged Property upon which a municipal sales tax was paid to the City of Frisco. The payments due to the Stonebriar Centre Borrower from the City of Frisco pursuant to the Stonebriar Centre Inducement Agreement are to be paid out of municipal sales taxes received from the Stonebriar Centre Mortgaged Property. The obligation of the City of Frisco to make the payments to the Stonebriar Centre Borrower pursuant to the Stonebriar Centre Inducement Agreement expires not later than March 1, 2013. The present value of the benefits from these programs is currently appraised at $21,000,000 and was included in the Stonebriar Mortgaged Property's appraised value of $322,000,000.

   The Pennmark Mortgage Loan.

     General. The Pennmark Mortgage Loan has a cut-off date principal balance of $111,000,000, representing 8.1% of the initial mortgage pool balance. The Pennmark Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Pennmark Borrower (described below) in the Pennmark Mortgaged Property, a 35-story plus penthouse luxury apartment building containing 333 apartments, 205,671 square feet of commercial space, and an underground parking garage with 250 spaces comprising the city block between 33rd and 34th Streets and Eighth and Ninth Avenues in New York, New York. See "--The Pennmark" below.

     S&P and Fitch have confirmed to us that the Pennmark Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated BBB/BBB by both S&P and Fitch, respectively.

     The Borrower and Sponsor. The Pennmark Borrower is The Pennmark Owners LLC, a Delaware limited liability company, which is a single-purpose entity. The 100% sole member of the Pennmark Borrower is The Pennmark Owners

Mezzanine LLC, a Delaware limited liability company, which is also a single-purpose entity. The Pennmark Owners Mezzanine LLC is owned 100% by West 34th Street LLC, a Delaware limited liability company, which is 98.25% sponsored and controlled by Jules Demchick, David H. Feinberg and Harry Feldman, each of whom indirectly holds a 32.75% interest.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Pennmark Mortgage Loan has a stated maturity date of February 11, 2008. The Pennmark Mortgage Loan is an interest only loan through and including February 11, 2005. Thereafter, the Pennmark Mortgage Loan is to amortize based on a 23-year amortization schedule. Up to its stated maturity date, in the absence of default, the Pennmark Mortgage Loan will accrue interest at a rate per annum equal to 5.590%, calculated on an Actual/360 Basis.

     On the eleventh day of each month up to and including February 11, 2005, the Pennmark Borrower is required to make an interest-only payment on the Pennmark Mortgage Loan. On the eleventh calendar day of each month beginning on March 11, 2005, the Pennmark Borrower is required to make principal and interest payments equal to $715,460. The Pennmark Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The Pennmark Borrower is prohibited from voluntarily prepaying the Pennmark Mortgage Loan, in whole or in part, prior to November 11, 2007. On and after November 11, 2007, the Pennmark Borrower may prepay the Pennmark Mortgage Loan, in whole but not in part, without payment of any prepayment consideration.

     The Pennmark Borrower may defease the Pennmark Mortgage Loan, in whole only, on any due date after the expiration of two years following the initial issuance of the series 2003-C1 certificates, and prior to the related prepayment lockout expiration date, provided that there is no continuing event of default, and by doing so obtain the release of the Pennmark Mortgaged Property. A defeasance will be effected by the Pennmark Borrower's pledging substitute collateral that consists of qualified defeasance collateral under the related loan documents and that produce payments which replicate the payment obligations of the Pennmark Borrower under the Pennmark Mortgage Loan and that are sufficient to pay off the Pennmark Mortgage Loan in its entirety on its prepayment lockout expiration date.

     The Pennmark Borrower's right to defease the Pennmark Mortgage Loan is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of the series 2003-C1 certificates by such rating agency.

     Mezzanine Debt. Simultaneously with the making of the Pennmark Mortgage Loan, Carbon Capital, Inc., a Maryland corporation (the "Pennmark Mezzanine Lender") made a loan in the principal amount of $35,000,000 (the "Pennmark Mezzanine Loan") to the sole member and 100% owner of the Pennmark Borrower, The Pennmark Owners Mezzanine LLC, a Delaware limited liability company (the "Pennmark Mezzanine Borrower"). The stated maturity date of the Pennmark Mezzanine Loan is February 11, 2008. The Pennmark Mezzanine Loan accrues interest at a floating rate per annum equal to 6.250% plus the greater of (a) LIBOR and (b) 2.50%, calculated on an Actual/360 Day Basis. The security for the Pennmark Mezzanine Loan is, among other things, a pledge by the Pennmark Mezzanine Borrower to the Pennmark Mezzanine Lender of the Pennmark Mezzanine Borrower's 100% ownership interest in the Pennmark Borrower.

     In connection with the Pennmark Mezzanine Loan, the lender under the subject pooled mortgage loan and the Pennmark Mezzanine Lender entered into an intercreditor agreement, pursuant to which the Pennmark Mezzanine Lender agreed, among other things, that: (a) the subject mezzanine loan is subordinate to the full payment of the subject pooled mortgage loan, (b) no payments may be retained by the mezzanine lender on the subject mezzanine loan upon the occurrence of an event of default under the subject pooled mortgage loan unless the mezzanine lender has cured that event of default in accordance with the terms of the subordination and intercreditor agreement, (c) without the consent of the mortgagee under the subject pooled mortgage loan, the mezzanine lender will not amend or modify the subject mezzanine loan in certain material respects, (d) the mezzanine lender is not permitted to transfer more than 49% of its interest in the subject mezzanine loan or control unless either (i) confirmation from each rating agency is given that such transfer will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the series 2003-C1 certificates, or (ii) such transfer is to a "Qualified Transferee," as such term is defined in the subordination and intercreditor agreement, (e) the mezzanine lender has reasonable approval rights relating to leases, material alterations and major management decisions with respect to the related mortgaged real property; (provided, however, the mezzanine lender agrees that the approval or disapproval of mortgagee under the subject pooled mortgage loan will control in the event such approval or disapproval is inconsistent with that of the mezzanine lender), and (f) if the subject pooled mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the mortgagee exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the related mortgage loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon

(excluding any prepayment fee or yield maintenance charge), any advances made by the mortgagee and any interest thereon, and all costs and expenses related to the enforcement of the terms of the mortgage loan.

     Pennmark. The Pennmark Mortgaged Property is a 35-story plus penthouse apartment complex located at Eighth Avenue and Thirty-Third Street in New York, New York. Constructed in 2000, the Pennmark Mortgaged Property is comprised of 333 apartments located on floors eight through 35, as well as 205,671 square feet of commercial space in the basement and on floors one through six, and an underground parking garage for 250 vehicles. The Pennmark Mortgaged Property's commercial tenants are Landmark Education LLC, Central Parking System of New York, Inc. and Loews Westgate Cinemas, Inc. (now known as Thirty-Fourth Street Cinemas, Inc.). The residential component offers amenities consistent with its high quality construction, including: washer/dryers in select apartments, dry cleaning, street retail, roof-top terraces, in-building parking and a modern fitness center. Unit features include terraces in select units, high-speed Internet, marble bathrooms, over-size closets, parquet wood floors, high ceilings, granite kitchen counters and windows offering unobstructed views of the Manhattan skyline.

     As of January 9, 2003, based on number of units rented, the residential occupancy for the Pennmark Mortgaged Property was 95.2%.

                          RESIDENTIAL UNITS AT PENNMARK

UNIT TYPE                            NUMBER OF UNITS     AVERAGE SQUARE FEET
---------                           -----------------   --------------------
  Alcove Studio .................           78                    489
  Studio/One Bath ...............           24                    506
  One Bedroom/One Bath ..........          171                    636
  Two Bedroom/Two Bath ..........           60                  1,001
                                           ---                  -----
  TOTAL/AVERAGE .................          333                    658

     Property Management. The Pennmark Mortgaged Property is managed by M.D. Carlisle Realty Corp., a New York corporation and an affiliate of the Pennmark Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in January 2003 by a third-party appraiser, the appraised value of the Pennmark Mortgaged Property as of January 1, 2004 is $209,000,000, based on certain lease-up assumptions. Based upon that appraised value, the Pennmark Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 53.1%. The current appraised value is $190,000,000. Based upon the current appraised value, the Pennmark Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 58.4%.

     Underwritten Debt Service Coverage Ratio. The current U/W Net Cash Flow of the Pennmark Mortgaged Property was calculated to be $13,776,074. The projected 2003/2004 U/W Net Cash Flow of the Pennmark Mortgaged Property is calculated to be $14,507,641 and is based on certain lease-up assumptions. Based on the current U/W Net Cash Flow, The Pennmark Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.60x. Based on the projected 2003/2004 U/W Net Cash Flow, the Pennmark Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.69x.

     Reserves and Escrows. On the closing date of the Pennmark Mortgage Loan, the Pennmark Borrower made the following deposits into escrow reserve accounts--

     o     a payment in the amount of $320,681.83 for real estate taxes,

     o     a payment in the amount of $102,728.00 for insurance premiums, and delivered three letters of credit in the aggregate face amount of $9,000,000, all of which are to be held in a cash collateral reserve account as additional collateral for the Pennmark Mortgage Loan.

     On each monthly payment date during the term of the Pennmark Mortgage Loan, except during the continuance of an event of default, the Pennmark Borrower is required to make:

     o monthly escrow payments in the amount of $160,340.92 for real estate taxes and $22,247.25 for insurance premiums;

     o monthly escrow payments for replacement reserves in an amount equal to $9,860.67 per month; and

     o monthly payments to cover the costs of specified tenant improvement and leasing commission of the Pennmark Borrower in an amount equal to $13,333.33.

     Lockbox. The Pennmark Borrower and the property manager of the Pennmark Mortgaged Property are required to deposit or cause the deposit of all residential rents derived from the Pennmark Mortgaged Property directly into a segregated lockbox account established and maintained by the Pennmark Borrower. The commercial tenants at the Pennmark Mortgaged Property are required to deposit their rents directly into the segregated lockbox account. Funds in the lockbox account will be swept daily into a deposit account under the sole control of the mortgagee, from which the mortgagee is authorized to withdraw funds to make deposits to the various reserve accounts maintained by the mortgagee, including the debt service reserve account and the tax and insurance reserve account, replacement reserve account and the tenant improvement/leasing commission reserve account. After the payment of all debt service, taxes, insurance and other reserve amounts required under the Pennmark Mortgage Loan are deposited into the various reserve accounts, the remaining funds then held in the mortgagee-controlled deposit account are swept into a lockbox account to pay amounts required under the Pennmark Mezzanine Loan. If the Pennmark Mezzanine Loan has been paid in full, all excess amounts in the mortgagee-controlled deposit account shall paid to the Pennmark Borrower.

     Terrorism Insurance. The Pennmark Borrower currently maintains an all-risk property insurance policy, which does not exclude liability for acts of terrorism. At expiration of the current property insurance policy, the Pennmark Borrower shall either obtain a new all-risk property insurance policy which does not exclude liability for acts of terrorism or obtain a separate insurance policy insuring against acts of terrorism in an amount equal to 100% of the full replacement cost of the Pennmark Mortgage Property, provided that the Pennmark Borrower shall not be required to pay any insurance premiums for such required terrorism insurance in excess of $1,200,000.

     Additional Collateral Letter of Credit. The Pennmark Borrower delivered to the related mortgagee at closing three letters of credit in the aggregate amount of $9,000,000 as additional collateral for the Pennmark Mortgage Loan (collectively, the "Pennmark Additional Collateral Letter of Credit"). In addition to serving as additional collateral for the Pennmark Mortgage Loan, the proceeds of the Pennmark Additional Collateral Letter of Credit may be used to pay for approved leasing expenses up to $60 per square foot incurred in the tenanting of certain space at the Pennmark Mortgaged Property, subject to certain conditions set forth in the related loan documents. In addition, the Pennmark Borrower may request that lender consent to the reduction of the face amount of the Pennmark Additional Collateral Letter of Credit based upon certain criteria set forth in the related loan documents, including, among other things, achievement of the 2003/2004 U/W Net Cash Flow (as determined by lender).

   The Westmoreland Mortgage Loan.

     General. The Westmoreland Mortgage Loan has a cut-off date principal balance of $85,000,000, representing 6.2% of the initial mortgage pool balance. The Westmoreland Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Westmoreland Borrower in the Westmoreland Mortgaged Property.

     The Westmoreland Mortgaged Property, which comprises approximately 561,245 leaseable square feet, consists of the Westmoreland Borrower's fee simple interest in a portion of the Westmoreland Mall, an approximately 1,275,742 leaseable square foot regional mall and shopping center, located in Greensburg, Pennsylvania. The regional mall is anchored by Sears, Kaufmann's, JCPenney and The Bon Ton and contains 361,978 square feet of in-line space. JCPenney owns its store and pad and, as a result, the JCPenney store and pad are not part of the collateral. The shopping center is anchored by Carmike Theatres, Shop N' Save, TJ Maxx and Michael's Arts and Crafts and contains 52,971 square feet of in-line space. The Bon Ton, Carmike Theatres, TJ Maxx, Michael's Arts and Crafts and certain other tenants ground lease their parcels and, as a result, the improvements thereon are not part of the collateral.

     S&P and Fitch have confirmed to us that the Westmoreland Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A-/A- by both S&P and Fitch, respectively.

     The Westmoreland Borrower and Sponsor. The Westmoreland Borrower is CBL/Westmoreland, L.P., a Pennsylvania limited partnership, which is a single-purpose entity, sponsored and controlled by the Westmoreland Sponsor. The Westmoreland Sponsor is, collectively, CBL & Associates Properties, Inc., a Delaware corporation and CBL & Associates Limited Partnership, a Delaware limited partnership. As of February 3, 2003, CBL & Associates Properties, Inc. reported that it had interests in 159 properties, including 55 enclosed malls located in 25 states, totaling approximately 58.3 million square feet of retail space.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Westmoreland Mortgage Loan is a fixed rate loan with a stated maturity date of March 11, 2013. The Westmoreland Mortgage Loan will accrue interest on a 30/360 Basis. Up to its stated maturity date, in the absence of default, the Westmoreland Mortgage Loan will accrue interest at 5.050% per annum.

     On the eleventh day of each month ending prior to the stated maturity date, the Westmoreland Borrower is required to make a constant monthly debt service payment on the Westmoreland Mortgage Loan equal to $499,381 (based on a 25-year amortization schedule). The Westmoreland Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The Westmoreland Borrower is prohibited from voluntarily prepaying the Westmoreland Mortgage Loan, in whole or in part, prior to January 11, 2013. On and after January 11, 2013, the Westmoreland Borrower may prepay the Westmoreland Mortgage Loan, in whole but not in part, without payment of any prepayment consideration.

     The Westmoreland Borrower may defease the Westmoreland Mortgage Loan, in whole only, on any date after the earlier of (a) three years after the closing date of the loan and (b) the expiration of two years following the initial issuance of the series 2003-C1 certificates, and prior to the related prepayment lockout expiration date, and by doing so obtain the release of the Westmoreland Mortgaged Property. A defeasance will be effected by the Westmoreland Borrower's pledging substitute collateral that consists of qualified defeasance collateral under the Westmoreland Mortgage Loan documents and that produce payments which replicate the payment obligations of the Westmoreland Borrower under the Westmoreland Mortgage Loan and that are sufficient to pay off the Westmoreland Mortgage Loan in its entirety on its prepayment lockout expiration date.

     The Westmoreland Borrower's right to defease the Westmoreland Mortgage Loan is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2003-C1 certificates by such rating agency.

     Westmoreland Mall. The Westmoreland Mall consists of a two-level, enclosed, regional mall with approximately 981,554 square feet, a grocery anchored shopping center with approximately 277,303 square feet and outparcels of approximately 16,885 square feet for a total gross leasable area of 1,275,742 square feet. The property is located in Greensburg, Pennsylvania. The Westmoreland Mall was originally developed in 1977 with its last major renovation completed in 1994. The regional mall is anchored by Sears, Kaufmann's, JCPenney and The Bon-Ton and contains 361,978 square feet of in-line space. ICPenney owns its store and pad and, as a result, the JCPenney store and pad are not part of the collateral. The shopping center is anchored by Carmike Theatres, Shop N' Save, TJ Maxx and Michael's Arts and Crafts and contains 52,971 square feet of in-line space. The Bon Ton, Carmike Theatres, TJ Maxx, Michael's Arts and Crafts and certain other tenants ground lease their parcels and, as a result, the improvements thereon are not part of the collateral. Nationally recognized retail tenants include Aeropostale, American Eagle Outfitters, Express, Footlocker, The Limited, Old Navy and Victoria's Secret. As reported by the Westmoreland Borrower, estimated in-line store sales for the year 2002, which includes actual sales through September 2002, were $350 per square foot, and estimated in-line tenant occupancy costs as a percentage of sales were 11.2%. As of February 12, 2003, based on square footage leased, overall occupancy at the Westmoreland Mortgaged Property was 87.8% and in-line occupancy was 78.8%, excluding all outparcels and pads. 2003/2004 occupancy at the Westmoreland Mortgaged Property is anticipated to be 94.4%, with anticipated 2003/2004 in-line occupancy at 82.8%, excluding all outparcels and pads.

     The tables below provide the indicated information regarding tenants and leases at Westmoreland Mall, based on the February 12, 2003 rent roll.

           GROSS LEASABLE AREA (GLA) OVERVIEW OF THE WESTMORELAND MALL

                                                 APPROXIMATE                     ANCHOR LEASE
STORE                                            SQUARE FEET     AS % OF GLA      EXPIRATION
-----                                           -------------   -------------   -------------
Sears .......................................       200,071          15.7%        2/28/2017
Kaufmann's ..................................       192,711          15.1         3/14/2007
JCPenney ....................................       126,994          10.0               NAP
The Bon-Ton .................................        99,800           7.8          8/1/2009
                                                    -------         -----
TOTAL ANCHOR SPACE ..........................       619,576          48.6%
Former Ames Space ...........................        68,127           5.3%              NAP
Carmike Theatres ............................        56,255           4.4         7/31/2019
Shop N' Save ................................        50,130           3.9        12/31/2008
TJ Maxx / Michael's Arts and Crafts .........        50,000           3.9         1/13/2010
Shopping Center in-line space ...............        52,791           4.1
                                                    -------         -----
TOTAL SHOPPING CENTER GLA ...................       277,703          21.7%
Outparcels ..................................        16,885           1.3%
In-Line Mall Space ..........................       361,978          28.4
                                                    -------         -----
TOTAL GLA ...................................     1,275,742         100.0%

     The following should be noted with respect to the table above--

     o The total % of shopping center GLA presented may not reflect the exact sum of the information in the related column due to rounding.

     o     JCPenney owns its store and pad, which is not part of the collateral.

     o The expiration date with respect to Kaufmann's refers to the expiration date of the ground lease. The expiration date for the Kaufmann's Home Store is October 31, 2019.

     o NAP with respect to JCPenney means the store and pad are not part of the collateral for the Westmoreland Mall Mortgaged Property; NAP with respect to Former Ames Space means there is no current lease.


       FIVE LARGEST IN-LINE TENANTS AT THE WESTMORELAND MORTGAGED PROPERTY

                             APPROXIMATE          LEASE
TENANT                       SQUARE FEET     EXPIRATION DATE
------                      -------------   ----------------
Old Navy ................       20,257          9/30/2003
Lerner ..................       16,802         11/30/2006
Limited Express .........       10,563          1/31/2005
The Limited .............        7,900          1/31/2008
Finish Line .............        7,199          2/28/2009
                                ------
TOTAL ...................       62,721

       LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE WESTMORELAND
                               MORTGAGED PROPERTY

                                        APPROXIMATE          AS % OF
                                     EXPIRING IN-LINE     TOTAL IN-LINE
YEAR                                    SQUARE FEET        SQUARE FEET     CUMULATIVE %
----                                ------------------   --------------   -------------
2003 ............................          67,582             16.3%            16.3%
2004 ............................          43,472             10.5             26.8%
2005 ............................          49,176             11.9             38.6%
2006 ............................          45,635             11.0             49.6%
2007 ............................          12,077              2.9             52.5%
2008 ............................          34,869              8.4             61.0%
2009 ............................          13,345              3.2             64.2%
2010 ............................          21,852              5.3             69.4%
2011 ............................          27,613              6.7             76.1%
2012 ............................           9,036              2.2             78.3%
2013 and beyond .................           2,304              0.6             78.8%
Vacant ..........................          87,808             21.2            100.0%
                                           ------            -----
TOTAL ...........................         414,769            100.0%
5 year average rollover .........          43,588             10.5%
7 year average rollover .........          38,022              9.2%

     The following should be noted with respect to the table above--

     o Includes in-line square feet from both the mall and the shopping center.

     o The total % of in-line square feet presented may not reflect the exact sum of the information in the related column due to rounding.

     o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     o 10,336 square feet of outparcels expire in 2003, the 2,700 square foot Long John Silver outparcel expires in 2004 and the 3,849 square foot Burger King outparcel expires in 2008.

     Property Management. The Westmoreland Mortgaged Property is managed by CBL & Associates Management, Inc., an affiliate of the Westmoreland Sponsor.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted by a third-party appraiser in December 2002, the appraised value of the Westmoreland Mortgaged Property as of December 31, 2003 is $134,000,000, based on certain lease-up assumptions. Based on that appraised value, the Westmoreland Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 63.4%. The current appraised value is $126,000,000. Based on the current appraised value, the Westmoreland Mortgage Loan as a Cut-off Loan-to-Value Ratio of 67.5%.

     Underwritten Debt Service Coverage Ratio. The current U/W Net Cash Flow for the Westmoreland Mortgaged Property was calculated to be $10,143,085.The projected 2003/2004 U/W Net Cash Flow, which reflects lease-up assumptions, was calculated to be $10,995,361. Based on the current U/W Net Cash Flow, the Westmoreland Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.69x. Based on the projected 2003/2004 U/W Net Cash Flow, the Westmoreland Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.83x.

     Letters of Credit. The Westmoreland Borrower has posted three letters of credit in the initial face amounts of $5,300,000, $2,200,000, and $200,000 as additional security for the Westmoreland Mortgage Loan relating to the prospective lease up of 68,127 square feet of vacant space of the Westmoreland Mortgaged Property, which was formerly occupied by Ames, as well as certain additional space pursuant to prospective leases out for signature. The letters of credit may be reduced from time to time prior to the 12-month anniversary of the origination date (or under certain circumstances, 18 months) if the Westmoreland Borrower enters into leases with certain tenants or with respect to certain space, as set forth in the related loan agreement and such leases meet certain criteria set forth in the related loan agreement. In addition, during such initial 12 month period (or 18 month period under certain circumstances) the letters of credit may be released in the event the lender determines that a 1.28x debt service coverage ratio (using a 9.50% debt constant) has been achieved. After the initial 12 month period (or 18 month period under certain circumstances) the letters of credit may be released or reduced from time to time based on a 1.28x debt service coverage ratio (using a 9.50% debt constant). If the letters of credit have not been released by the 42-month anniversary of the origination date, the lender under the Westmoreland Mortgage Loan may draw upon the letters of credit and, at its option, either purchase additional security in the form of Government Securities or hold the proceeds in escrow as additional security.

     Required Repairs Guaranty. A guaranty (the "Westmoreland Required Repairs Guaranty") has been executed by the Westmoreland Sponsor in favor of the mortgagee under the Westmoreland Mortgage Loan, under which the Westmoreland Sponsor guarantees to the mortgagee under the Westmoreland Mortgage Loan the payment and performance of the obligation of the Westmoreland Borrower to complete certain repairs described in the loan documents within 24 months of the origination date.

     Reserves and Escrows. The Westmoreland Borrower is required to make: (a) monthly escrow payments for the payment of taxes and for the payment of insurance premiums; and (b) upon the occurrence of any of the trigger events set forth in clauses (a) and (b) of the next paragraph, monthly replacement and rollover deposits equal to $46,766.

     The following events constitute trigger events with respect to the Westmoreland Mortgage Loan: (a) the occurrence of an event of default under the Westmoreland Mortgage Loan; and (b) the debt service coverage ratio calculated pursuant to the related loan documents falling below 1.25x.

     Terrorism Insurance. The Westmoreland Borrower currently maintains an all-risk property insurance policy, which does not exclude liability for acts of terrorism. At expiration of the current property insurance policy, the Westmoreland Borrower shall either obtain a new all-risk property insurance policy which does not exclude liability for acts of terrorism or obtain a separate insurance policy insuring against acts of terrorism in an amount equal to 100% of the full replacement cost of the Westmoreland Mortgage Property, provided that the Westmoreland Borrower shall not be required to pay any insurance premiums for such required terrorism insurance in excess of $150,000 per annum with respect to the first five years of the term of the Westmoreland Mortgage Loan and $200,000 per annum with respect to the second five years of the term of the Westmoreland Mortgage Loan.

     Lockbox. The Westmoreland Borrower is required to cause the tenants to deposit all rents derived from the Westmoreland Mortgaged Property directly into a segregated lockbox account under the sole control of the mortgagee. Prior to the occurrence of one of the lockbox-triggering events described in the next sentence, those funds will be swept on a daily basis to an operating account controlled by the Westmoreland Borrower. Upon the occurrence of the earliest of:

     o the occurrence of an event of default under the Westmoreland Mortgage Loan, and

     o a decline in the debt service coverage ratio for the Westmoreland Mortgage Loan, calculated pursuant to the related loan documents falling below 1.25x,

those funds will be swept on a daily basis to a deposit account under the sole control of the mortgagee, from which the mortgagee under the Westmoreland Mortgage Loan is authorized to withdraw funds to make deposits to the various reserve accounts maintained by the Westmoreland Borrower, including the debt service account, the tax account, the insurance account, and the rollover account in order to make timely payments of monthly debt service payments, taxes, and insurance premiums, and ongoing capital expenditures, tenant improvements, and leasing commissions at the Westmoreland Mortgaged Property and to pay default interest and late payment charges, if applicable. A lockbox-triggering event will cease following the cure of the event of default that caused it, provided that no additional event of default has occurred and is continuing and not more than two events of default have occurred during the term or, in the case of a lockbox-triggering event caused by a decline in the debt service coverage ratio, the achievement of a debt service coverage ratio of at least 1.25x, provided that no event of default shall have occurred and is continuing.

   The Candler Tower Mortgage Loan.

     General. The Candler Tower Mortgage Loan has a cut-off date principal balance of $84,805,688, representing 6.2% of the initial mortgage pool balance. The Candler Tower Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Candler Tower Borrower in the Candler Tower Mortgaged Property. The Candler Tower Mortgaged Property consists of a 24-story class A office building with a total of approximately 227,685 square feet of net rentable area, including 27,041 square feet of retail space, located at 220 West 42nd Street, between Seventh and Eighth Avenues in the Times Square area of New York, New York. See "--Candler Tower" below.

     S&P and Fitch have confirmed to us that the Candler Tower Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A-/A S&P and Fitch, respectively.

     The Borrower and Sponsor. The Candler Tower Borrower is Clear (NY) L.P., a Delaware limited partnership, whose 0.1% general partner is Clear (DE) QRS 15-20, Inc., a Delaware corporation. The Candler Tower Borrower and its general partner are sponsored by Corporate Property Associates 15 Incorporated, a publicly held, non-traded real estate investment trust created and managed by W.P. Carey & Co., LLC. Corporate Property Associates 15, Inc. owns a 59.99% limited partnership interest in the Candler Tower Borrower and owns all of the outstanding shares of the general partner of the Candler Tower Borrower. Corporate Property Associates 15, Inc. purchases single-tenant corporate properties and leases them back to the tenant. W.P. Carey & Co., LLC was founded in 1973 and reports that it is the world's largest publicly traded limited liability company, owning and/or managing more than 450 commercial and industrial properties throughout the United States and Europe with approximately 60 million square feet of space. W.P. Carey & Co. is listed on the NYSE under the symbol WPC.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Candler Tower Mortgage Loan is a ten-year balloon loan with a stated maturity date of January 11, 2013. The Candler Tower Mortgage Loan will accrue interest on an Actual/360 Basis. Up to its stated maturity date, in the absence of default, the Candler Tower Mortgage Loan will accrue interest at 5.520% per annum.

     On the eleventh day of each month to the stated maturity date, the Candler Tower Borrower is required to make a constant monthly debt service payment on the Candler Tower Mortgage Loan equal to $481,473 (based on an approximate 30-year amortization schedule), to be applied to interest and principal. The Candler Tower Borrower is also required to make the reserve and escrow payments as described under "--Reserves and Escrows" below.

     The Candler Tower Borrower is prohibited from voluntarily prepaying the Candler Tower Mortgage Loan in whole or in part prior to October 11, 2012. From and after October 11, 2012, the Candler Tower Borrower may prepay the Candler Tower Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The Candler Tower Borrower may defease the Candler Tower Mortgage Loan, in whole only, on any due date after the expiration of two years following the initial issuance of the series 2003-C1 certificates and prior to the stated maturity date, and by doing so, obtain the release of the Candler Tower Mortgaged Property. A defeasance will be effected by the Candler Tower Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Candler Tower Borrower under the Candler Tower Mortgage Loan and that are sufficient to pay off the Candler Tower Mortgage Loan in its entirety on its stated maturity date.

     The Candler Tower Borrower's right to defease the Candler Tower Mortgage Loan is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2003-C1 certificates by such rating agency.

     Candler Tower. Candler Tower is a 24-story class A office building containing approximately 227,685 square feet of net rentable area, including 27,041 square feet of retail space, located at 220 West 42nd Street between Seventh and Eighth Avenues in the Times Square area of New York, New York. Candler Tower features the new McDonald's two-story flagship Broadway-themed restaurant that opened in the summer of 2002. Candler Tower was constructed in 1912 and is an historic landmark with exterior details including ornamented windows, balustrades and cornices adorned with white terracotta tiles. From 1998 through 2002, the building has undergone a substantial renovation in the amount of approximately $60 million, including the 1998 restoration of the exterior facade of the building to its original state and the 1999 installation of new elevators. In addition, as reported by the Candler Tower Borrower, McDonald's has also invested approximately $13 million in interior finishes and entranceway improvements for its restaurant. Amenities provided tenants at Candler Tower include 24-hour concierge service, 24-hour security that is enhanced during the business day with additional fire and security personnel and closed circuit video camera system monitored by Clear Channel Communications. As of December 9, 2002, Candler Tower was 100% leased to SFX Entertainment, under a long-term lease that expires September 30, 2020. SFX Entertainment is a major promoter, producer and presenter of live entertainment events and a subsidiary of Clear Channel Communications. Concurrently, SFX Entertainment has subleased through September 30, 2020, 27,041 square feet of prime retail space to McDonald's Corporation (rated A+/Aa3/A+ by S&P, Moody's and Fitch, respectively), one of the world's largest fast-food chains, for its New York City flagship restaurant location. SFX Entertainment's lease is guaranteed by Clear Channel Communications, Inc. (rated BBB-/Baa3 by S&P and Moody's, respectively), which is a leading advertising and marketing company with radio and television stations, entertainment events and outdoor advertising displays around the world. Clear Channel Communications, Inc. is a publicly traded company listed on the New York Stock Exchange under the symbol CCU.

     The table below provides the indicated tenant and lease information, as of the December 9, 2002 rent roll, at Candler Tower.

                            TENANTS AT CANDLER TOWER

                                                % OF TOTAL     % OF TOTAL                        LEASE
TENANT                         SQUARE FEET     SQUARE FEET      REVENUES         RATINGS       EXPIRATION
------                        -------------   -------------   ------------   --------------   -----------
SFX Entertainment .........      200,644           88.1%         100.0%        BBB-/Baa3/NR     9/30/2020
McDonald's ................       27,041           11.9%         NAP           A+/Aa3/A+        9/30/2020
                                 -------          -----
TOTAL .....................      227,685          100.0%

     The following should be noted with respect to the table above--

     o The % of Total Square Feet and the % of Total Revenues presented above may not reflect the exact sum of the information in the related columns due to rounding.

     o Ratings as noted above are by S&P, Moody's and Fitch, respectively, and in the case of SFX Entertainment reflect those of its parent company. NR means not rated.

     o NAP with respect to % of Total Revenues means not applicable as McDonald's subleases its space from SFX Entertainment.

     Property Management. The Candler Tower Mortgaged Property is managed by Newmark & Company Real Estate, Inc., a third-party property management company that is not affiliated with the Candler Tower Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in November 2002 by a third-party appraiser, the appraised value of the Candler Tower Mortgaged Property is $148,000,000. Based upon that appraised value, the Candler Tower Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 57.3%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of the Candler Tower Mortgage Loan was calculated to be $12,533,036. Based on that U/W Net Cash Flow, the Candler Tower Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.17x.

     Lockbox. All income from the Candler Tower Mortgaged Property is deposited directly into a property account. Prior to the occurrence of a Triggering Event (as defined below), the Candler Tower Borrower may withdraw funds from the property account at any time. Further, any funds remaining in the property account on the 10th day of each month will be disbursed to the Candler Tower Borrower.

     Upon the earlier of one or more of the following (each a "Candler Tower Triggering Event"):

     (i) the occurrence and continuance of an event of default under the related loan documents, or

     (ii) at any time, the debt service coverage ratio for the Candler Tower Mortgage Loan for the immediately preceding six month period is less than 1.20x,

the property account will become subject to the exclusive dominion and control of the mortgagee, and the Candler Tower Borrower will have no further rights to withdraw any funds from the property account. On each business day, all funds in the property account are transferred to a lockbox account controlled by the mortgagee, from which the mortgagee will pay, in the following order, taxes, insurance premiums, debt service, replacement reserve deposit, default interest and late charges (if any), and the fees of the lockbox account bank. If there is no continuing event of default under the Candler Tower Mortgage Loan, any funds remaining in the lockbox account after the foregoing payments are made will be disbursed to the Candler Tower Borrower.

     Reserves and Escrows. Upon the occurrence of a Candler Tower Triggering Event, the Candler Tower Borrower is required to make:

     (a) monthly tax escrow payments, and at the option of the lender, if the insurance policy maintained by the Candler Tower Borrower does not constitute an approved blanket policy or if the Candler Tower Borrower is required to obtain a separate policy, monthly insurance escrow payments; and,

     (b)   monthly replacement reserve escrow payments of $4,743.44.

Upon receipt of any lease termination payments, the Candler Tower Borrower is required to deposit those payments into a rollover reserve account for tenant improvement and leasing commissions.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o Forty-six (46) of the mortgaged real properties, securing 30.2% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupy at least 25% of the net rentable area of the particular property.

     o Fourteen (14) of the mortgaged real properties, securing 9.5% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

     o A number of companies are major tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o Five (5) of the mortgaged real properties, securing 1.3% of the initial mortgage pool balance, are, in each case, a multifamily rental property that has a material tenant concentration of students.

     o Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

     o Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

     o Three (3) of the mortgaged real properties, securing 0.1% of the initial mortgage pool balance, are multifamily rental properties that receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise. These mortgaged real properties are subject to Housing Assistance Payment Contracts (which may expire during the term of the applicable mortgage loan), which may create additional risks to the trust, including delays in foreclosing upon a subject property.

     Ground Leases. One (1) of the mortgage loans that we intend to include in the trust, representing 0.4% of the initial mortgage pool balance, is secured by a mortgage lien on the borrower's leasehold interest in a material portion of the corresponding mortgaged real property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. That ground lease, taking into account all exercised extension options and all options that may be unilaterally exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     Other Financing. Except as disclosed under this "--Other Financing" subsection, we are not aware of any borrowers under the mortgage loans that we intend to include in the trust, that have any secured subordinate debt encumbering the related mortgaged real property.

     With respect to the Pennmark Mortgage Loan, which represents 8.1% of the initial mortgage pool balance, the equity owner of the Pennmark Borrower has pledged 100% of the equity interests in the Pennmark Borrower to secure a mezzanine loan in the original principal amount of $35,000,000, made by Carbon Capital, Inc., a Maryland corporation. The mezzanine loan provides for periodic interest-only debt service payments solely from excess cash flow on the related mortgaged real property (i.e. after all sums due on or under the Pennmark Mortgage Loan and operating expenses have been paid) and matures on February 11, 2008. The mezzanine lender has executed a subordination and intercreditor agreement with the mortgagee. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Pennmark Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Camden Bluffs Apartments, which represents 2.6% of the initial mortgaged pool balance, the equity owner of the borrower has pledged 100% of the equity interests in that borrower to secure a mezzanine loan in the original principal amount of $5,720,000, made by Camden USA, Inc., a wholly-owned subsidiary of Camden Property Trust (rated BBB/Baa2/BBB by S&P, Moody's and Fitch, respectively). In addition, this mezzanine loan is secured by a subordinate mortgage in favor of the mezzanine lender on the related mortgaged real property. The mezzanine loan provides for periodic interest-only debt service payments solely from excess cash flow on the related mortgaged real property (i.e. after all sums due on or under the subject mortgage loan and operating expenses have been paid) and matures on January 11, 2008. The mezzanine lender has executed a subordination and intercreditor agreement with the mortgagee under the subject mortgage loan that provides, among other things, that (a) the subject mezzanine loan is subordinate to the full payment of the subject mortgage loan, (b) with respect to the related subordinate mortgage, the mezzanine lender is required to standstill and is not permitted to foreclose or to take any enforcement action with respect to the related mortgaged real property without the consent of the mortgagee under the subject mortgage loan (which may be withheld in its sole and absolute discretion) and, with respect to the related equity collateral, the mezzanine lender is only permitted to take an enforcement action upon receipt of confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2003-C1 certificates, (c) no payments may be retained by the mezzanine lender on the subject mezzanine loan upon the occurrence of an event of default under the subject mortgage loan unless the mezzanine lender has cured that event of default in accordance with the terms of the subordination and intercreditor agreement, (d) without the consent of the mortgagee under the subject mortgage loan, the mezzanine lender will not amend or modify the subject mezzanine loan in certain material respects, and (e) the mezzanine lender is not permitted to transfer the subject mezzanine loan except to another affiliate of Camden Property Trust if necessary or advisable to preserve its status as a real estate investment trust.

     With respect to one (1) mortgage loan, representing 1.6% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Poydras Center, all of the equity interests in the related borrower have been pledged to secure a mezzanine loan in the original principal amount of $7,000,000 made by Lehman Brothers Inc. The mezzanine loan provides for interest-only payments solely from net cash flow (with a minimum pay rate not limited to available cash flow) and matures on January 11, 2006, subject to two-one year extension options. The mezzanine lender has executed an intercreditor agreement with the mortgagee under the subject mortgage loan that provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the mezzanine loan unless the mezzanine lender has cured that event of default in accordance with the terms of the intercreditor agreement, (c) the mezzanine lender will not amend or modify the subject mezzanine loan in certain material respects without the consent of the mortgagee under the subject mortgage loan, and (d) the mezzanine lender is not permitted to transfer more than a 49% interest in the mezzanine loan unless such transfer is made to a qualified transferee and rating agency confirmation is delivered in connection therewith.

     With respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Riverpointe Apartments and Crosspointe Apartments, respectively, which represent 1.1% and 1.0%, respectively, of the initial mortgage pool balance, the equity owner of the related borrower has pledged 100% of the equity interests in that borrower to secure a mezzanine loan in the original principal amount of $2,583,966 and $2,216,034, respectively, made by Cross River Apartments, LP, a Colorado limited partnership. Each mezzanine loan provides for periodic interest-only debt service payments solely from excess cash flow on the related mortgaged real property (i.e. after all sums due on or under the subject mortgage loan and operating expenses have been paid) and matures on February 11, 2010. In connection with each of these mezzanine loans, the mezzanine lender has executed a subordination and intercreditor agreement with the mortgagee under the subject mortgage loan that provides, among other things, that (a) the subject mezzanine loan is subordinate to the full payment of the subject mortgage loan, (b) with respect to the related equity collateral, the mezzanine lender is only permitted to take an enforcement action upon receipt of confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2003-C1 certificates, (c) no payments may be retained by the mezzanine lender on the subject mezzanine loan upon the occurrence of an event of default under the subject mortgage loan with respect to which the mezzanine lender has received notice from the mortgagee under the subject mortgage loan unless the mezzanine lender has cured that event of default in accordance with the terms of the subordination and intercreditor agreement, (d) without the consent of the mortgagee under the subject mortgage loan, the mezzanine lender will not amend or modify the subject mezzanine loan in certain material respects, (e) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the subject mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2003-C1 certificates has been received and, (f) if the subject mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (excluding any prepayment fee or yield maintenance charge), any advances made by the mortgagee under the subject mortgage loan and any interest thereon, and all costs and expenses related to the enforcement of the terms of the subject mortgage loan.

     With respect to one (1) mortgage loan which we intend to include in the trust, representing 0.4% of the initial mortgage pool balance, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Gunbarrel Place Shopping Center, the membership interests of a principal of the related borrower have been pledged to secure a mezzanine loan, in the original principal amount of $650,000, made by Regions Bank. The mezzanine loan provides for monthly payments of principal and interest, and is due and payable in November 2007. The mezzanine lender has executed an intercreditor agreement with the mortgagee that provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) the mezzanine lender will not amend or modify the subject mezzanine loan in certain material respects without the consent of the mortgagee under the subject mortgage loan, (c) the mezzanine lender will not transfer its interest in the mezzanine loan without the consent of the mortgagee under the subject mortgage loan (such consent not to be unreasonably withheld), provided that if such transfer occurs after a securitization such consent will be granted as long as the mortgagee under the subject mortgage loan receives rating agency confirmation in connection therewith, and (d) the mezzanine lender, without the consent of the mortgagee under the subject mortgage loan and irrespective of whether the subject mortgage loan has been paid, may enforce its lien and acquire the mezzanine loan collateral by foreclosure or otherwise.

     With respect to three (3) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Festival at Old Bridge, Fayette Square Shopping Center and Tri-City Shopping Center, respectively, representing 1.6%, 0.5% and 0.5%, respectively, of the initial mortgage pool balance, each of the related borrowers has a one time right to obtain mezzanine financing, secured solely by a pledge of the membership interests in the related borrower, provided that certain requirements are satisfied, including the following, among others: (a) certain loan-to-value ratio requirements and debt service coverage ratio requirements are met, and (b) the related borrower delivers a subordination and intercreditor agreement acceptable to the mortgagee in all respects confirming, among other things, that the mezzanine loan is subordinate in right of payment to the related mortgage loan and restricting, in certain respects, the ability of the mezzanine lender to accelerate payment of the mezzanine loan.

     Likewise, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, other than that mentioned in the preceding paragraphs, in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Right of First Offer. In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Mill Creek Walk, which mortgage loan represents 0.5% of the initial mortgage pool balance, the mortgaged real property is subject to a right of first offer which requires that prior to offering to sell or lease the mortgaged real property for a term of twenty years or more the owner of the mortgaged real property must make a written offer to sell or lease the mortgaged real property to the holder of the right of first offer. The right of first offer does not apply to foreclosure of the mortgage or a deed in lieu of such foreclosure but will apply with respect to transfers by any party (including Lender) having acquired the mortgaged real property by foreclosure or deed in lieu. The right of first offer expires after the maturity of the related mortgage loan.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o     required law and ordinance insurance.

     Lockboxes. One hundred (100) mortgage loans that we intend to include in the trust fund, representing approximately 97.0% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes:

     o HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily properties (including mobile home parks), income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager. In the case of a hard lockbox, funds deposited into the lockbox account are disbursed either--

          1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower; or

          2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

     o SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place (or, alternatively, an existing account becomes a hard lockbox as described above), from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower. Examples of triggering events may include:


          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

The one hundred (100) mortgage loans referred to above provide for lockbox accounts as follows:


                                            % OF INITIAL
                            NUMBER OF         MORTGAGE
TYPE OF LOCKBOX          MORTGAGE LOANS     POOL BALANCE
---------------         ----------------   -------------
  Springing .........         75                54.2%
  Hard ..............         25                42.8%

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

     o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the subject pooled mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1. the outstanding principal balance of the subject pooled mortgage loan,

          2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

          4. the full replacement cost of the improvements located on the mortgaged real property;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies may also not provide coverage for biological, chemical or nuclear events.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Thirty-six (36) of the mortgaged real properties, securing 26.4% of the initial mortgage pool balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. All of those mortgaged real properties, together with a significant number of mortgaged real properties located in various other states, are covered by windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2003-C1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. However, in the case of the three (3) mortgage loans that we intend to include in the trust that were originated more than 24 months prior to the cut-off date, a new appraisal was obtained within the 16-month period preceding the cut-off date. The dates of the most recent appraisals for the respective pooled mortgage loans, or appraisal updates, that are available to us are indicated on Annex A-1 to this prospectus supplement. With some exceptions, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment, updated a previously conducted Phase I environmental site assessment or, in the case of eighteen (18) mortgaged real properties, securing 2.8% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties underlying the pooled mortgage loans. Except in the case of one (1) mortgaged real property, securing a mortgage loan representing 0.4% of the initial mortgage pool balance, such reports were completed during the 12-month period ending on the cut-off date. With respect to one (1) mortgaged real property, securing 0.4% of the initial mortgage pool balance, the environmental assessments referred to in the first sentence of this paragraph were completed within the 12- to 24-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required--

     o the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o the implementation of a remediation or mitigation program to address the issue.

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In certain cases where the environmental consultant recommended that action be taken in respect of an adverse or potentially adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

     1. to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     4.   to obtain environmental insurance.

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, serious environmental problems at nearby properties. Such assessment generally indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the pooled mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the pooled mortgage loans are, in each case, covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

     1. If during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to ten percent of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive.

     2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

     3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance" above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the date of the initial issuance of the offered certificates.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, we will acquire--

     o 60 mortgage loans, totaling $718,187,952, from the Lehman Mortgage Loan Seller, and

     o 54 mortgage loans, totaling $653,197,429, from the UBS Mortgage Loan Seller.

     We will transfer all of the pooled mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

     o    either--

          1.   the original promissory note evidencing that mortgage loan, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

          2.   a certified copy of that assignment as sent for recording; and

     o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans, in trust for the benefit of the series 2003-C1 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the pooling and servicing agreement--

     o any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the interests of the series 2003-C1 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the related due date in March 2003.

     o The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o To the knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged real property), and there is no requirement for future advances thereunder.

     o The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the mortgaged real property and could constitute liens on the mortgaged real property prior to the lien of the related mortgage, and that prior to the related due date in March 2003 became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and that related mortgaged real property was free of material damage.

     o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant with an investment grade rating is permitted to insure or self-insure under a lease, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property.

     o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.


     If, as provided in the pooling and servicing agreement--

     o there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and

     o that breach materially and adversely affects the interests of the series 2003-C1 certificateholders in the subject mortgage loan,


then that breach will be a material breach as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o to remedy that material breach or material document defect, as the case may be, in all material respects, or

     o to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3. all unreimbursed servicing advances relating to that mortgage loan, plus

          4. all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

          5. to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan.

     The time period within which we or the UBS Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2003-C1 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o    the repurchase remedy.

     The cure/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedy available to the series 2003-C1 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust.

     In addition, in the event that the mortgagor with respect to a mortgage loan that is included in an individual loan REMIC notifies the master servicer that it intends to defease such mortgage loan on or before the second anniversary of the date of initial issuance of the offered certificates, the related mortgage loan seller is required to repurchase that mortgage loan at the same purchase price that would be applicable in connection with a repurchase as a result of a material breach of representations and warranties or a material document defect.

     No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect or an early defeasance, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the pooling and servicing agreement,

     o    the express terms of the subject mortgage loans, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each pooled mortgage loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each pooled mortgage loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the pooling and servicing agreement. Wachovia is a wholly-owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075.

     As of December 31, 2002, Wachovia and its affiliates were responsible for master or primary servicing approximately 8,217 commercial and multifamily loans, totaling approximately $64.5 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the series 2003-C1 certificates, the pooled mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Wachovia has been provided by it. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will initially be appointed as special servicer of the mortgage pool. The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

     o purchasing, enhancing, repositioning and/or developing commercial real estate properties,

     o purchasing and originating high yielding loans backed by commercial real estate properties, and

     o investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of August 31, 2002, Lennar and its affiliates were managing a portfolio which included an original count of 13,650 assets in most states across the country and in Europe (France and the United Kingdom) with an original face value of over $81 billion, most of which are commercial real estate assets. Included in this managed portfolio are $78 billion of commercial real estate assets representing 99 securitization transactions, for which Lennar is servicer or special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the pooled mortgage loans for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

     o    that is being specially serviced;

     o as to which the corresponding mortgaged real property has become an REO Property; or

     o    that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.0900% per annum to 0.1750% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0947% as of the cut-off date. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted

Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any pooled mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period or any prior collection period, with respect to that mortgage loan or the related mortgaged real property,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan or the related mortgaged real property, and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to that mortgage loan or the related mortgaged real property from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

     Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1. all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

          2. with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.075% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2003-C1 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2003-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

  The Special Servicing Fee. The special servicing fee will be earned with respect to each pooled mortgage loan--

     o    that is being specially serviced, or

     o as to which the corresponding mortgaged real property has become an REO Property.

     In the case of each pooled mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each pooled mortgage loan that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest and Post-ARD Additional
          Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each pooled mortgage loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2003-C1 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller, due to a breach of representation or warranty or for defective or deficient mortgage loan documentation, within the applicable cure period (as that cure period may be extended), as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the repurchase of any mortgage loan in an individual loan REMIC in connection with the related borrower's defeasance of that mortgage loan prior to the second anniversary of the date of initial issuance of the series 2003-C1 certificates, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair Value Option" below;

     o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement;

     o the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2003-C1 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement; or

     o following the date on which the total principal balance of the offered certificates is reduced to zero, the exchange of all the remaining series 2003-C1 certificates for all the remaining mortgage loans and REO Properties in the trust fund, as described under "Description of the Offered Certificates--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2003-C1 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans will be paid to, and allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any pooled mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period or any prior collection period, with respect to that mortgage loan or the related mortgaged real property,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan or the related mortgaged real property, and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to that mortgage loan or the related mortgaged real property from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan under the pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

     The pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing a pooled mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-C1 certificateholders, as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

     o first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related pooled mortgage loan in the collection period in which that servicing advance was reimbursed, and

     o then, after that advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE SERIES 2003-C1 CONTROLLING CLASS REPRESENTATIVE

     Series 2003-C1 Controlling Class. As of any date of determination, the controlling class of series 2003-C1 certificateholders will be the holders of the most subordinate class of series 2003-C1 certificates then outstanding, other than the class X-CL, X-CP, R-I, R-II, R-III, R-LR and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2003-C1 certificates, exclusive of the class X-CL, X-CP, R-I, R-II, R-III, R-LR and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2003-C1 certificateholders will be the holders of the most subordinate class of series 2003-C1 certificates then outstanding, other than the class X-CL, X-CP, R-I, R-II, R-III, R-LR and V certificates, that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-4 and A-1b certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2003-C1 certificates.

     Selection of the Series 2003-C1 Controlling Class Representative. The pooling and servicing agreement permits the holder or holders of series 2003-C1 certificates representing a majority of the voting rights allocated to the series 2003-C1 controlling class to select a representative from whom the special servicer will seek advice and approval and take direction under the circumstances described below in this "--The Series 2003-C1 Controlling Class Representative" section. In addition, if the series 2003-C1 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2003-C1 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2003-C1 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders of a majority of the voting rights allocated to the series 2003-C1 controlling class that a series 2003-C1 controlling class representative is no longer designated, the series 2003-C1 controlling class certificateholder, if any, that beneficially owns more than 50% of the aggregate principal balance of the series 2003-C1 controlling class certificates will be the series 2003-C1 controlling class representative.

     Rights and Powers of the Series 2003-C1 Controlling Class
Representative. The special servicer or master servicer, as applicable, will, in general, not be permitted to take any of the following actions with respect to the mortgage pool as to which the series 2003-C1 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o any proposed or actual foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

     o any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o any determination to bring an REO Property, or the mortgaged real property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o any release of collateral for a mortgage loan in the trust, other than as required by the terms of that mortgage loan (with no material discretion by the mortgagee);

     o any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than as required by the terms of that mortgage loan (with no material discretion by the mortgagee);

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan;

     o any determination by the special servicer that a Servicing Transfer Event, of the type described in clause 2. of the definition of "Servicing Transfer Event," has occurred;

     o any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related pooled mortgage loan;

     o any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan;

     o any acceptance of a change in the property management company or, if applicable, hotel franchise for any mortgaged real property, subject to certain thresholds set forth in the pooling and servicing agreement;

     o any release of a letter of credit posted in lieu of an earnout reserve with respect to a mortgaged real property, subject to certain thresholds set forth in the pooling and servicing agreement; and

     o any extension of the maturity date of a mortgage loan, which results in a remaining term of the related ground lease, if any, of less than 10 years (together with extensions at the sole option of the lender) beyond the amortization term of such mortgage loan.

     In addition, the series 2003-C1 controlling class representative may direct the special servicer or master servicer, as applicable, to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any mortgage loans and REO Properties in the trust fund that the series 2003-C1 controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2003-C1 controlling class representative, as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer, as applicable, to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including such servicer's obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code. Furthermore, neither the special servicer nor the master servicer will be obligated to seek approval from the series 2003-C1 controlling class representative for any actions to be taken by such servicer with respect to any particular mortgage loan in the trust fund if--

     o the applicable servicer has, as described above, notified the series 2003-C1 controlling class representative in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

     o for 60 days following the first of those notices, the series 2003-C1 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that such servicer considers to be consistent with the Servicing Standard.

     Limitation on Liability of the Series 2003-C1 Controlling Class Representative. The series 2003-C1 controlling class representative will not be liable to the trust or the series 2003-C1 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2003-C1 controlling class representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2003-C1 certificateholder acknowledges and agrees, by its acceptance of its series 2003-C1 certificates, that:

     o the series 2003-C1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2003-C1 certificates;

     o the series 2003-C1 controlling class representative may act solely in the interests of the holders of the series 2003-C1 controlling class;

     o the series 2003-C1 controlling class representative does not have any duties or liability to the holders of any class of series 2003-C1 certificates other than the series 2003-C1 controlling class;

     o the series 2003-C1 controlling class representative may take actions that favor the interests of the holders of the series 2003-C1 controlling class over the interests of the holders of one or more other classes of series 2003-C1 certificates;

     o the series 2003-C1 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2003-C1 controlling class; and

     o the series 2003-C1 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2003-C1 controlling class, and no series 2003-C1 certificateholder may take any action whatsoever against the series 2003-C1 controlling class representative for having so acted.


REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2003-C1 CONTROLLING CLASS

     Series 2003-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2003-C1 controlling class may--

     o    terminate an existing special servicer without cause, and

     o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2003-C1 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.


     If the controlling class of series 2003-C1 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2003-C1 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer for (without cause) that are not paid by the replacement special servicer will be paid by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2003-C1 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2003-C1 Controlling Class Representative" above, the special servicer, in the case of a specially serviced mortgage loan in the trust fund, and the master servicer, in the case of any other underlying mortgage loan, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under that mortgage loan may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any such due-on-encumbrance clause or due-on-sale clause unless either
(a) it has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2003-C1 certificates or (b) the size of the subject mortgage loan is below any minimum threshold allowed by those rating agencies as set forth in the pooling and servicing agreement. Furthermore, a master servicer may not waive its rights or grant its consent under any due-on-sale clause without the consent of the special servicer, who will have a limited time period to grant or deny that consent.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In the case of any mortgage loan (other than a specially serviced mortgage loan), and subject to the rights of the special servicer described below in this "--Modifications, Waivers, Amendments and Consents" section, the master servicer will be responsible for responding to any request by a borrower for the consent or approval of the mortgagee with respect to a modification, waiver or amendment which would not, except in limited circumstances generally involving the waiver of Default Interest, late payment charges and/or Post-ARD Additional Interest or as described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above--

     o affect the amount or timing of any of the payment terms of the mortgage loan,

     o result in the release of the related borrower from any material terms of the mortgage loan,

     o waive any rights under the mortgage loan with respect to any guarantor of the mortgage loan,

     o relate to the release, addition or substitution of any material collateral for the mortgage loan, or

     o relate to any waiver of or granting of consent under a due-on-sale or due-on-encumbrance clause.

     To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters, although it must obtain the special servicer's approval before approving the change of a management company in a case where the successor property manager is affiliated with the related borrower or is not a nationally or regionally recognized manager of similar properties or the related mortgage loan represents 2% or more of the then aggregate principal balance of the mortgage pool. Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan; or (2) it has received prior written confirmation from each rating agency that such action will not result in an adverse rating event.

     Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any mortgage loan. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any pooled mortgage loan if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and/or "--Maintenance of Insurance" below, will not--

          1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

          3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2003-C1 Controlling Class Representative" above, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest, and/or any prepayment premium or yield maintenance charge,

     o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

          1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

          2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2003-C1 certificateholders, as a collective whole, on a present value basis, and

          3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, subject to special servicer consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if--

     o    that ARD Loan is not being specially serviced,

     o prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

     o the master servicer reasonably believes that it is waiving an amount of the Post-ARD Additional Interest in excess of the amount of such interest that the related borrower is likely to pay and has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2003-C1 certificateholders, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series 2003-C1 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

     o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the series 2003-C1 controlling class representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2003-C1 controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.


CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o all payments on account of principal on the pooled mortgage loans, including principal prepayments;

     o all payments on account of interest on the pooled mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the pooled mortgage loans;

     o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the pooled mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

     o any amount required to be transferred from the special servicer's REO account; and

     o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2003-C1 certificateholders in accordance with any of clauses 3. through
               20. below;

     2. to apply amounts held for future distribution on the series 2003-C1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of collections on the pooled mortgage loan or REO Property as to which the advance was made;

     4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject pooled mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5. to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any pooled mortgage loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     7. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8. to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received, during the collection period in which the advance is reimbursed, with respect to the pooled mortgage loan as to which that advance was made;

     9. to pay unpaid expenses (other than interest on advances which is covered by clause 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any pooled mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the mortgage loan with respect to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

     10. in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

     12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Special Servicing Compensation" above;

     13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" above;

     14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee as discussed under "--Fair Value Option" below;

     17. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2003-C1 certificateholders without cause, all as set forth in the pooling and servicing agreement;

     18. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     19. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     20.  to withdraw amounts deposited in the custodial account in error; and

     21. to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.


MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer or the special servicer, as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property, all insurance coverage as is required under the related pooled mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that
(a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related pooled mortgage loan, in the event that the special servicer determines (with the concurrence of the series 2003-C1 controlling class representative) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which such mortgaged real property is located or (b) is not available at any rate.

     Any holder of a certificate that belongs to the series 2003-C1 controlling class may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

     o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

FAIR VALUE OPTION

     Within five business days after any mortgage loan in the trust has become a specially serviced mortgage loan, the special servicer will give notice of that event to, among others, each certificateholder of the series 2003-C1 controlling class and the trustee. Any single certificateholder or group of certificateholders with a majority interest in the series 2003-C1 controlling class, the special servicer and any assignees thereof, will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

     o    the outstanding principal balance of that mortgage loan,

     o all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

     o all unreimbursed servicing advances with respect to that mortgage loan, and

     o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten business day period, the special servicer is required to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of such acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged real property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the Servicing Standard.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2003-C1 Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2003-C1 certificateholders, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o in the event that the determination described in the preceding bullet cannot be made--

          1. The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2003-C1 certificateholders, as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

          2.   either--

               (a) the series 2003-C1 controlling class representative has not objected to the special servicer's doing so, or

               (b) if the series 2003-C1 controlling class representative has objected, that objection is, in the special servicer's judgment, contrary to the Servicing Standard,

          in any event as described under "--The Series 2003-C1 Controlling Class Representative--Rights and Powers of the Series 2003-C1 Controlling Class Representative" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Series 2003-C1 Controlling Class Representative--Rights and Powers of the Series 2003-C1 Controlling Class Representative" above, release all or a portion of the mortgaged real property from the lien of the related mortgage. However, if the affected mortgage loan has a then outstanding principal balance greater than $1 million, then prior to the special servicer's effecting that release the following conditions, among others, must also be satisfied:

     o    the special servicer must have notified the trustee, among others,

     o the trustee must have notified the series 2003-C1 certificateholders, and

     o the holders of series 2003-C1 certificates entitled to a majority of the voting rights must not have objected to the release within 30 days of their having been notified.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2003-C1 certificateholders, for--

     o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2003-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o would, to the extent commercially reasonable and consistent with the preceding bullet, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o a tax on prohibited transactions under section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2003-C1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related pooled mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related pooled mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2004, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o at least once every two calendar years in the case of mortgaged real properties securing pooled mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the mortgaged real property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee, upon request, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2004, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. The firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

          2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

          except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2003-C1 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2003-C1 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series 2003-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2003-C1 certificates;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2003-C1 certificateholders, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series 2003-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2003-C1 certificates;

     o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o one or more ratings assigned by Fitch to the series 2003-C1 certificates are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, and Fitch has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity;

     o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2003-C1 certificates are qualified, downgraded or withdrawn in connection with that removal; and

     o the master servicer fails to be rated at least CMS3 by Fitch or the special servicer fails to be rated at least CSS3 by Fitch.


RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2003-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2003-C1 certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2003-C1 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2003-C1 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Fitch and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2003-C1 certificates.

     In general, series 2003-C1 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2003-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2003-C1 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2003-C1 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any pooled mortgage loan unless--

     o that holder previously has given to the trustee written notice of default,

     o except in the case of a default by the trustee, series 2003-C1 certificateholders entitled to not less than 25% of the voting rights for the 2003-C1 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2003-C1 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2003-C1 certificates will be issued, on or about March 20, 2003, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans;

     o our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

     o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing of the Underlying Mortgage Loans--Custodial Account," the special servicer's REO account described under "Servicing of the Underlying Mortgage Loans--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2003-C1 certificates will include the following classes:

     o the A-1, A-2, A-3, A-4, B, C, D, E, F and G classes, which are the classes of series 2003-C1 certificates that are offered by this prospectus supplement, and

     o the A-1b, X-CL, X-CP, H, J, K, L, M, N, P, Q, S, T, U, R-I, R-II, R-III, R-LR and V classes, which are the classes of series 2003-C1 certificates that--

          1.  will be retained or privately placed by us, and

          2.  are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P,
Q, S, T and U certificates are the series 2003-C1 certificates that will have principal balances and are sometimes referred to as the series 2003-C1 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2003-C1 interest-only certificates. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will be
approximately $   , although it may be as much as 5% larger or smaller.

     The total notional amount of the class X-CP certificates will equal:

     o    during the period from the date of initial issuance of the series
          2003-C1 certificates through and including the payment date in    ,
          the sum of (a) the lesser of $      and the total principal balance of
          the class    certificates outstanding from time to time, (b) the
          lesser of $          and the total principal balance of the class
          certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

     o    during the period following the payment date in           through and
          including the payment date in    , the sum of (a) the lesser of
          $       and the total principal balance of the class    certificates
          outstanding from time to time, (b) the lesser of $          and the
          total principal balance of the class    certificates outstanding from
          time to time, and (c) the total principal balance of the class , , , ,
            , , , and    certificates outstanding from time to time;

     o    during the period following the payment date in           through and
          including the payment date in       , the sum of (a) the lesser of
          $        and the total principal balance of the class    certificates
          outstanding from time to time, (b) the lesser of $          and the
          total principal balance of the class   certificates outstanding from
          time to time, and (c) the total principal balance of the class , , , ,
            , , , and    certificates outstanding from time to time;

     o    during the period following the payment date in           through and
          including        the payment date in         , the sum of (a) the
          lesser of $          and the total principal balance of the class
          certificates outstanding from time to time, (b) the total principal balance of the class , , , , , and certificates outstanding from time
          to time, and (c) the lesser of $     and the total principal balance
          of the class certificates outstanding from time to time;

     o    during the period following the payment date in            through and
          including the payment date in       , the sum of (a) the lesser of
          $         and the total principal balance of the class    certificates
          outstanding from time to time, (b) the lesser of $       and the total
          principal balance of the class    certificates outstanding from time
          to time, and (c) the total principal balance of the class , , , , and certificates outstanding from time to time;

     o    during the period following the payment date in            through and
          including the payment date in          , the sum of (a) the lesser of
          $       and the total principal balance of the class      certificates
          outstanding from time to time, (b) the lesser of $         and the
          total principal balance of the class    certificates outstanding from
          time to time, and (c) the total principal balance of the class , , ,
          and    certificates outstanding from time to time; and

     o    following the payment date in              , $0.

     The total initial notional amount of the class X-CP certificates will be
approximately $   , although it may be as much as 10% larger or smaller.

     The class R-I, R-II, R-III, R-LR and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.


COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2003-C1 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2003-C1 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement, and

               (c) amounts payable with respect to other expenses of the trust; and

          4. amounts deposited in the master servicer's custodial account in error.

     o Any advances of delinquent monthly debt service payments made by the master servicer on the pooled mortgage loans with respect to that payment date.

     o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o to pay itself a monthly fee which is described under "--The Trustee" below;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

     o to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o with respect to each payment date during January of 2005 or any year thereafter that is not a leap year or during February of 2004 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2003-C1 certificates. For any payment date, those funds will consist of three separate components--

     o the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K and/or X-CL certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

     o    the remaining portion of those funds, which--

          1.  we refer to as the Available P&I Funds, and

          2. will be paid to the holders of all the series 2003-C1 certificates, other than the class V certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2004, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2004, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on the respective classes of series 2003-C1 certificates, the pool of mortgage loans backing the series 2003-C1 certificates will be divided into:

          1. Loan group no. 1, which will consist of all of the pooled mortgage loans backing the series 2003-C1 certificates that are secured by property types other than multifamily and mobile home park, together with the Pennmark Mortgage Loan. Loan group no. 1 will consist of eighty-eight (88) mortgage loans, with an initial loan group no. 1 principal balance of $1,167,399,065, representing approximately 85.1% of the initial mortgage pool balance.

          2. Loan group no. 2, which will consist of all of the mortgage loans backing the series 2003-C1 certificates that are secured by the multifamily properties and mobile home park properties (except for the Pennmark Mortgaged Property). Loan group no. 2 will consist of twenty-six (26) mortgage loans, with an initial loan group no. 2 principal balance of $203,986,316, representing approximately 14.9% of the initial mortgage pool balance.

     On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2003-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2003-C1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2003-C1 certificates will bear interest, except for the R-I, R-II, R-III, R-LR and V classes.

     With respect to each interest-bearing class of the series 2003-C1 certificates, that interest will accrue during each interest accrual period based upon--

     o the pass-through rate applicable for that class for that interest accrual period,

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2003-C1 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2003-C1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2003-C1 certificates, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of the interest-bearing classes of series 2003-C1 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class A-1, A-2, A-3, A-4 and A-1b certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through
and including the interest accrual period that ends in      , will equal the
weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2003-C1 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2003-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the
interest accrual period that ends in        , on any particular component of
the total notional amount of the class X-CP certificates immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:

     (1) the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over

     (2) the pass-through rate in effect during such interest accrual period for the class of series 2003-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the interest accrual period that ends in      , the class X-CP
certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual
period beginning in       and for each interest accrual period thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-C1 principal balance certificates. In general, the total principal balance of each class of series 2003-C1 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2003-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period
through and including the interest accrual period that ends in      , on any
particular component of the total notional amount of the class X-CL certificates immediately prior to the related payment date, the applicable class X- CL strip rate will be calculated as follows:

     (1) if such particular component consists of the entire total principal balance of any class of series 2003-C1 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2003-C1 principal balance certificates;

     (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C1 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2003-C1 principal balance certificates;

     (3) if such particular component consists of the entire total principal balance of any class of series 2003-C1 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of
          (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2003-C1 principal balance certificates; and

     (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C1 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2003-C1 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the
interest accrual period that ends in       , the total principal balance of
each class of series 2003-C1 certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2003-C1 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III, R-LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--
Priority of Payments" below, the total amount of principal payable with respect to the series 2003-C1 principal balance certificates on each payment date will equal the Total Principal Payment Amount for that payment date.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-4 and A-1b certificates will be entitled on each payment date will, in the case of each of those classes, generally equal:

     o in the case of the class A-1b certificates, an amount (not to exceed the total principal balance of the class A-1b certificates outstanding immediately prior to the subject payment date) equal to the portion of the Total Principal Payment Amount for the subject payment date that is attributable to loan group no. 2;

     o in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b certificates are entitled on the subject payment date as described in the immediately preceding bullet);

     o in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b and/or A-1 certificates are entitled on the subject payment date as described in the immediately preceding two bullets);

     o in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b, A-1 and/or A-2 certificates are entitled on the subject payment date as described in the immediately preceding three bullets); and

     o in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject payment date) equal to the Total Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1b, A-1, A-2 and/or A-3 certificates are entitled on the subject payment date as described in the immediately preceding four bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero before the total principal balance of the class A-1b certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below) the holders of the class A-1b certificates, to the extent necessary to reduce the total principal balance of the class A-1b certificates to zero, will be entitled to an additional payment of principal up to the portion of the Total Principal Payment Amount for each payment date attributable to loan group no. 1 (to the extent such portion of the Total Principal Payment Amount was not otherwise applied, on such payment date, to reduce the total principal balance of class A-1, A-2, A-3 and A-4 certificates to zero.).

     Notwithstanding the foregoing, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the A-1, A-2, A-3, A-4 and A-1b classes are outstanding at that time, payments of principal on the A-1, A-2, A-3, A-4 and/or A-1b classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Payment Amount for the subject payment date.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates will be entitled on each payment date will, in the case of each of those classes, equal:

     o the total principal balance of the subject class of series 2003-C1 principal balance certificates outstanding immediately prior to the subject payment date; and

     o the excess, if any, of (a) the Total Principal Payment Amount for the subject payment date, over (b) the total principal balance of all other classes of series 2003-C1 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2003-C1 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T AND U CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1B, A-1, A-2, A-3 AND A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2003-C1 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS A-1B, A-1, A-2, A-3 AND A-4 CERTIFICATES) BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2003-C1 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2003-C1 certificates, other than the class X-CL, X-CP, R-I, R-II, R-III, R-LR and V certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2003-C1 certificates, then, subject to Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2003-C1 certificates, other than the class X-CL, X-CP, R-I, R-II, R-III, R-LR and V certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1) concurrently, (a) from the portion of the Available P&I Funds attributable to loan group no. 2, to pay interest to the holders of the class A-1b certificates up to the total amount of interest payable with respect to each such class on the subject payment date, (b) from the portion of the Available P&I Funds attributable to loan group no. 1, to pay interest to the holders of the class A-1, A-2, A-3 and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject payment date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject payment date; provided, however, that if the portion of the Available P&I Funds attributable to either loan group is insufficient to pay in full the total amount of interest to be distributed with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;


     (2) to pay principal to the holders of the class A-1b certificates, until the total principal balance of the class A-1b certificates has been reduced to zero, in an amount up to the portion of the Total Principal Payment Amount for the subject payment date that is attributable to loan group no. 2;

     (3) to pay principal to the holders of the class A-1, A-2, A-3, A-4 and A-1b certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2003-C1 certificates has been reduced to zero, in an amount up to the Total Principal Payment Amount for the subject payment date, exclusive of any payments of principal made with respect to the class A-1b certificates on the subject payment date as described in the immediately preceding clause (2);

     (4) to make payments to the holders of the class A-1, A-2, A-3, A-4 and A-1b certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject payment date;

provided that, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming any two or more of the A-1, A-2, A-3, A-4 and A-1b classes are outstanding at that time, the allocations and order of principal payments described in clauses (2) and (3) above will be ignored and payments of principal on the A-1, A-2, A-3, A-4 and/or A-1b classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Payment Amount for the subject payment date.

     On each payment date, following the payments to be made with respect to the class A-1, A-2, A-3, A-4, A-1b, X-CL and X-CP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1)  payments to the holders of the class B certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4 and A-1b certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (2)  payments to the holders of the class C certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b and B certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (3)  payments to the holders of the class D certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B and C certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (4)  payments to the holders of the class E certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C and D certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (5)  payments to the holders of the class F certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D and E certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (6)  payments to the holders of the class G certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E and F certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

     (7)  payments to the holders of the class H certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject payment date, second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F and G certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

     (8)  payments to the holders of the class J certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (9)  payments to the holders of the class K certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (10) payments to the holders of the class L certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

     (11) payments to the holders of the class M certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (12) payments to the holders of the class N certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L and M
          certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (13) payments to the holders of the class P certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M and N
          certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

     (14) payments to the holders of the class Q certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N and P
          certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

     (15) payments to the holders of the class S certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
          certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

     (16) payments to the holders of the class T certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and
          S certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates;

     (17) payments to the holders of the class U certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class U certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class U certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject payment date, over the total principal balance of the class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S
          and T certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class U certificates; and

     (18) payments to the holders of the class R-I, R-II, R-III and R-LR certificates, up to the amount of any remaining Available P&I Funds.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-4, A-1b, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal from the loan group (i.e. loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of certificates on that payment date from the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Payment Amount for that payment date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class X-CL certificates.

     For purposes of the foregoing, to the extent that payments of principal on any class of series 2003-C1 principal balance certificates could be made from principal amounts allocable to loan group no. 1 or principal amounts allocable to loan group no. 2, the trustee will assume that those payments of principal on that class of series 2003-C1 principal balance certificates are made from amounts allocable to each loan group, on a pro rata basis in accordance with the respective amounts allocable to each loan group that were available for payment on that class.

     The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan in the trust will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

     o with the same coupon, the issue with the lower yield will be utilized, or

     o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Neither we nor the underwriters make any representation as to--

     o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Pooled Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing a pooled mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2003-C1 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2003-C1 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2003-C1 certificates. If this occurs following the payments made to the series 2003-C1 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2003-C1 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.


                  ORDER OF ALLOCATION               CLASS
                 --------------------- -------------------------------
                           1st                        U
                           2nd                        T
                           3rd                        S
                           4th                        Q
                           5th                        P
                           6th                        N
                           7th                        M
                           8th                        L
                           9th                        K
                           10th                       J
                           11th                       H
                           12th                       G
                           13th                       F
                           14th                       E
                           15th                       D
                           16th                       C
                           17th                       B
                           18th          A-1, A-2, A-3, A-4 and A-1b
                                           pro rata based on total
                                        outstanding principal balances


     The reductions in the total principal balances of the respective classes of series 2003-C1 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the pooled mortgage loans and those classes of series 2003-C1 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

     o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such Liquidation Proceeds

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional Interest) also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related mortgage loan;

     o any unanticipated, non-mortgage loan specific expense of the trust, including--

          1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on that mortgage loan.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2003-C1 certificates on that payment date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans-- Custodial Account" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds. Subject to the following two sentences, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any pooled mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the payment date for the series 2003-C1 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any pooled mortgage loan will be payable --

     o first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

     o then, after that advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o A CMSA loan periodic update file, a CMSA financial file and a CMSA property file setting forth information with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

     o A mortgage pool data update report, which is to contain substantially the categories of information regarding the pooled mortgage loans set forth on Annexes A-1 through A-7 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties:

     o    A CMSA delinquent loan status report.

     o    A CMSA historical loan modification report.

     o    A CMSA historical liquidation report.

     o    A CMSA REO status report.

     o    A CMSA servicer watch list.

     o    A loan payoff notification report.

     o    A CMSA comparative financial status report.

     In addition, upon the request of any holder of a series 2003-C1 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cssacmbs.org.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2003-C1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2003-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2003-C1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2003-C1 certificateholders and beneficial owners of series 2003-C1 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible only with a password provided by the trustee after its receipt from the person(s) seeking access of a certification in the form attached to the pooling and servicing agreement. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com, which will initially be accessible via password and user name.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports made available to the series 2003-C1 certificateholders.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2003-C1 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2003-C1 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the mortgage files for the pooled loans, including all documents, such as modifications, waivers and amendments of those pooled mortgage loans, that are to be added to the mortgage files from time to time;

     o upon request, the most recent inspection report with respect to each mortgaged real property with respect to a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. Furthermore, copies of certain items referred to in the final bullet of the preceding paragraph may be available electronically from the master servicer upon request. However, the trustee and, if applicable, the master servicer, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2003-C1 certificates will be allocated among the respective classes of those certificates as follows:

     o 99% of the voting rights will be allocated among the holders of the various classes of series 2003-C1 certificates that have principal balances, pro rata in accordance with those principal balances;

     o 1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

     o 0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III, R-LR and V certificates.

     Voting rights allocated to a class of series 2003-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

          1. The final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

          2. The purchase of all of the mortgage loans and REO Properties remaining in the trust by us, Lehman Brothers Inc., the special servicer, any single certificateholder or group of certificateholders of the series 2003-C1 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2003-C1 certificateholder. The final payment with respect to each series 2003-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2003-C1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, Lehman Brothers Inc., the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

          2. the appraised value of all REO Properties then included in the trust, minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series 2003-C1 certificates. However, our right, and the rights of Lehman Brothers Inc., the special servicer, any single holder or group of holders of the series 2003-C1 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-C1 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     In addition, following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2003-C1 certificates may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of the exchange.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2003-C1 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB-UBS Commercial Mortgage Trust Series 2003-C1.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o accrue at the annual rate stated in the pooling and servicing agreement,

     o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2003-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2003-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on the class B, C, D, E, F or G certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     The Effect of Loan Groups. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2003-C1 certificates, the holders of the class A-1, A-2, A-3 and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1. provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99.24 means 99 24/32.

  We calculated the yields set forth in the tables on Annex C-1 by--

     o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

     o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o    the pooled mortgage loans will prepay at any particular rate,

     o the pooled mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o the total purchase prices of the offered certificates will be as assumed.


     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    sum the results; and

     o divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, A-2, A-3, A-4 and/or A-1b certificates (allocated among those classes as described under "Description of the Offered Certificates--Payments--Payments of Principal" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes series 2003-C1 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1 and class A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.


                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o pay expenses incurred in connection with the issuance of the series 2003-C1 certificates.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II, REMIC III and the single loan REMICs will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o any REO Properties acquired on behalf of the series 2003-C1 certificateholders,

     o    the master servicer's custodial account,

     o    the special servicer's REO account, and

     o    the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans. In addition, each of three (3) mortgage loans constitutes the sole asset of a separate REMIC, and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the related mortgage loan or any related REO Property.

     For  federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o the class A-1, A-2, A-3, A-4, A-1b, X-CL, X-CP, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o the class R-III certificates will evidence the sole class of residual interests in REMIC III, and

     o the class R-LR certificates will evidence the sole class of residual interests in each of the individual loan REMICs.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, the class   certificates will,
and the other classes of offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2003-C1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the

Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. However, potential thrift institution purchasers of class A-1, A-2, A-3 and A-4 certificates may wish to consult their tax advisors concerning the application of section 7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderent economic interests those certificates represent in loan group no. 1, which, generally, with the exception of the Pennmark Mortgage Loan, does not consist of assets described in that section of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          (1) the borrower pledges substitute collateral that consist solely of Government Securities;

          (2)  the mortgage loan documents allow that substitution;

          (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

          (4) the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.


PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the Special Servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively.

     See "--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.


REPORTABLE TRANSACTIONS

     As currently written, recent temporary and proposed U.S. Treasury regulations (the "Temporary Regulations") meant to require the reporting of certain tax shelter transactions ("Reportable Transactions") appear broad enough to cover transactions generally not regarded as tax shelters, including certain securitizations of financial assets. Transactions may be characterized as Reportable Transactions for a variety of reasons (such as the existence of book-tax differences or contractual protections against the possibility that part or all of the intended tax consequences will not be sustained), one or more of which may apply to an investment in the offered certificates. Organizers and sellers of Reportable Transactions must maintain certain records, including lists of investors and their related identifying information and make them available to the IRS on demand. It is possible that the U.S. Congress will enact legislation similar to previous legislative proposals that would impose significant penalties for failure to comply with these requirements. Investors should assume that the "material advisors" (as defined in the Temporary Regulations) will comply with any applicable investor list maintenance and retention requirements with respect to this transaction. The provisions of the Temporary Regulations regarding tax return disclosure generally are effective for transactions occurring on or after January 1, 2003. Recently, the IRS announced that it is considering how the disclosure and listing rules in the Temporary Regulations can be revised to exclude transactions for which such rules are unnecessary while preserving the ability to obtain information about potentially abusive transactions. The IRS also announced that it will postpone the effective date of the listing requirements to the date the revised regulations are issued and that, although the disclosure requirements of the Temporary Regulations would continue to apply effective January 1, 2003, the revised regulations will permit taxpayers to elect to apply the disclosure provisions of the revised regulations retroactively. Investors should consult their own tax advisers to determine their disclosure obligations, if any, with respect to their investment in the offered certificates, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2003-C1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2003-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2003-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2003-C1 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of

ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

     Upon initial issuance, the class A-1, A-2, A-3, A-4, B, C and D certificates will be mortgage related securities for purposes of SMMEA, and the class E, F and G certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the class E, F and G certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those classes of offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments of the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before
deducting expenses payable by us, will be approximately   % of the total
principal balance of the offered certificates, plus accrued interest on all the offered certificates from March 11, 2003. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about March 20, 2003, against payment for them in immediately available funds.


UNDERWRITER                CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4
-----------               ----------- ----------- ----------- -----------
Lehman Brothers Inc. ....  $           $           $           $
UBS Warburg LLC .........  $           $           $           $
                           ---------   ---------   ---------   ---------
Total ...................  $           $           $           $
                           =========   =========   =========   =========



UNDERWRITER                CLASS B   CLASS C   CLASS D   CLASS E   CLASS F    CLASS G
------------------------- --------- --------- --------- --------- --------- ----------
Lehman Brothers Inc. ....  $         $         $         $         $         $
UBS Warburg LLC .........  $         $         $         $         $         $
                           --------  --------  --------  --------  --------  ---------
Total ...................  $         $         $         $         $         $
                           ========  ========  ========  ========  ========  =========

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1. no stop order suspending the effectiveness of our registration statement is in effect, and

          2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner, and

     o    UBS Warburg LLC is acting as co-lead manager.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.


                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:



                          CLASS     S&P     FITCH
                         -------   -----   ------

                           A-1      AAA      AAA
                           A-2      AAA      AAA
                           A-3      AAA      AAA
                           A-4      AAA      AAA
                           B        AA+      AA+
                           C        AA       AA
                           D        AA-      AA-
                           E        A+       A+
                           F        A        A
                           G        A-       A-


     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not required to be paid by any party to the pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan, and

     o causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2003-C1 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate (including any primary servicing fee rate) and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

          5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

          6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

               (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

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               (a)  are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

               (c) may be used to reduce the principal balance of the mortgage loan; and

          3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

     If, however--

     o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o no appraisal or other valuation estimate, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o    either--

          1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o the mortgage loan has been modified by the special servicer in a manner that--

          1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

          3. In the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o the mortgage loan is 60 days or more delinquent in respect of a monthly debt service payment (other that a balloon payment);

     o solely in the case of a Balloon Loan, the mortgage loan is delinquent in respect of its balloon payment for (1) 30 days or (2) if the related borrower, no later than the 30th day following the date on which the balloon payment was due, has delivered a refinancing commitment and continues to make monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, such period (not to exceed 150 days) beyond the maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

     o a receiver is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

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     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o the mortgage loan remains outstanding five years after any extension of its maturity.

     "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Pooled Mortgage Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2003-C1 certificates on each payment date.


     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2003-C1 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CANDLER TOWER BORROWER" means Clear (NY) L.P., the borrower under the Candler Tower Mortgage Loan.

     "CANDLER TOWER MORTGAGE LOAN" means the pooled mortgage loan secured by the Candler Tower Mortgaged Property.

     "CANDLER TOWER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Candler Tower.

     "CANDLER TOWER TRIGGERING EVENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Candler Tower Mortgage Loan--Lockbox" in this prospectus supplement.


     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CITY OF FRISCO" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Stonebriar Centre Mortgage Loan--Tax Incentive Program" in this prospectus supplement.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o the class A-1, A-2, A-3, A-4 and A-1b certificates, or any two or more of those classes, remain outstanding, and

     o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, Luxembourg.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" or "CUT-OFF DATE LTV" means,with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of:

     o the cut-off date principal balance of the subject mortgage loan, together with the cut-off date principal balance(s) of any other pooled mortgage loan(s) with which the subject mortgage loan is cross-collateralized, all as shown on Annex A-1 to this prospectus supplement; to

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     o    the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

     In the case of each of the Pennmark Mortgage Loan and the Westmoreland Mortgage Loan, unless the context clearly indicates otherwise, the related Cut-off Date Loan-to-Value Ratio is based on the appraised value of the related mortgaged real property as of a future date (January 1, 2004, in the case of the Pennmark Mortgaged Property, and December 31, 2003, in the case of the Westmoreland Mortgaged Property), determined based on various assumptions, including various lease-up assumptions. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Pennmark Mortgage Loan" and "--The Westmoreland Mortgage Loan" in this prospectus supplement.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Lehman Brothers Inc.,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related pooled mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan in the trust that was transferred to us by the Lehman Mortgage Loan Seller.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o the repurchase of any mortgage loan by us or the applicable Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing of the Underlying Mortgage Loans--Fair Value Option" in this prospectus supplement;

     o the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2003-C1 controlling class or the master servicer, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LOAN PER SQ. FT." means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT" means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MATURITY DATE LOAN-TO-VALUE RATIO" or "SCHEDULED MATURITY/ARD LTV" means, with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of:

     o the expected balance of the subject mortgage loan, together with the expected balance(s) of any other pooled mortgage loan(s) with which the subject mortgage loan is cross-collateralized, on its/their maturity date or, in the case of an ARD Loan, its/their anticipated repayment date, assuming no prepayments of principal or defaults; to

     o the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

     In the case of each of the Pennmark Mortgage Loan and the Westmoreland Mortgage Loan, unless the context clearly indicates otherwise, the related Maturity Date Loan-to-Value Ratio is based on the appraised value of the related mortgaged real property as of a future date (January 1, 2004, in the case of the Pennmark Mortgaged Property, and December 31, 2003, in the case of the Westmoreland Mortgaged Property), determined based on various assumptions, including various lease-up assumptions. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Pennmark Mortgage Loan" and "--The Westmoreland Mortgage Loan" in this prospectus supplement.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2003-C1 certificates and the mortgage loans in the trust:

     o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,371,385,381;

     o the initial total principal balance or notional amount, as the case may be, of each class of series 2003-C1 certificates is as described in this prospectus supplement;

     o the pass-through rate for each class of series 2003-C1 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides for monthly payments to be due on the 10th or 11th day, as applicable, of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or declining premium period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o no mortgage loan is required to be repurchased by us or the UBS Mortgage Loan Seller;

     o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 15th day of each month, commencing in April 2003; and

     o    the offered certificates are settled on March 20, 2003.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, and a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged real property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

          (a)  allowances for vacancies and credit losses,

          (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable,

          (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available; and

     o except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls were current as of the date not earlier than eight months prior to the respective date of origination.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards.

     In determining rental revenue for multifamily rental and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In general, except in the case of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Stonebriar Centre, Pennmark, Westmoreland Mall, Candler Tower, Riverside Square, Franklin Avenue I, West Gude Office Park, United Jewelry Building, Franklin Avenue II and Franklin Avenue III, respectively, as to which some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     For the other mortgaged real properties other than hospitality properties, the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;


     o property management fees were generally assumed to be 3% to 6% of effective gross revenue, except with respect to hospitality properties, where 4% of gross receipts was assumed;

     o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o expenses were generally, but not always, assumed to include annual replacement reserves equal to--

          (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

          (b) in the case of multifamily rental apartments, generally not less than $200 or more than $400 per residential unit per year, depending on the condition of the property;

          (c) in the case of mobile home parks, generally not less than $50 or more than $80 per pad per year; and

          (d) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator determined appropriate.

     In the case of each of the Pennmark Mortgaged Property and the Westmoreland Mortgaged Property, unless the context clearly indicates otherwise, the Net Cash Flow will be the 2003/2004 Net Cash Flow, calculated based on certain lease-up assumptions. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Pennmark Mortgage Loan" and "--The Westmoreland Mortgage Loan" in this prospectus supplement.

     "O(z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o in the case of multifamily rental properties and mobile home parks, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination;

     o in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

     "PENNMARK ADDITIONAL LETTER OF CREDIT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Pennmark Mortgage Loan--Additional Letter of Credit" in this prospectus supplement.

     "PENNMARK BORROWER" means Pennmark Owners LLC, the borrower under the Pennmark Mortgage Loan.

     "PENNMARK MEZZANINE BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Pennmark Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     "PENNMARK MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Pennmark Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     "PENNMARK MEZZANINE LENDER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Pennmark Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     "PENNMARK MORTGAGE LOAN" means the pooled mortgage loan secured by the Pennmark Mortgaged Property.

     "PENNMARK MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pennmark.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a pro forma title policy or title policy commitment),

     o the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o condominium declarations of record and identified in the related lender's title insurance policy, or if not yet issued, identified in a pro forma title policy or title policy commitment, and

     o if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

     "PERMITTED INVESTMENTS" means U.S. Government Securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the pooled mortgage loans arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.


     "REPORTABLE TRANSACTIONS" has the meaning assigned to that term under "Federal Income Tax Consequences--Reportable Transactions" in this prospectus supplement.


     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7.   the mortgage loan sellers,

     8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     9.   any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer those mortgage loans and any REO Properties that such party is obligated to service and administer under the pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care--

          1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

          2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

     o    with a view to--

          1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2. in the case of (a) a specially serviced mortgage loan or (b) a pooled mortgage loan as to which the related mortgaged real property is an REO Property, the maximization of recovery on that mortgage loan to the series 2003-C1 certificateholders (as a collective whole) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1. any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

          2. the ownership of any series 2003-C1 certificate by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

          3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

          5. The ownership, servicing or management for others of any mortgage loan or real property not covered by the pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

          1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied (without regard to any grace period)--

               (a) except in the case of a delinquent balloon payment, the mortgage loan is delinquent in respect of the subject payment for 60 days beyond the date the subject payment was due, or

               (b) solely in the case of a Balloon Loan, the mortgage loan is delinquent in respect of its balloon payment for (i) 30 days or (ii) if the related borrower, no later than the 30th day following the date on which the balloon payment was due, has delivered a refinancing commitment and continues to make monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, such period (not to exceed 150 days) beyond the maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

          2. the master servicer or the special servicer determines, in accordance with the Servicing Standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

          3. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism in the event that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2003-C1 certificateholders, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

          4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o will be permanently reduced on each payment date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a pooled mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "STONEBRIAR CENTRE BORROWER" means Stonebriar Mall Limited Partnership, the borrower under the Stonebriar Centre Mortgage Loan.

     "STONEBRIAR CENTRE MORTGAGE LOAN" means the pooled mortgage loan secured by the Stonebriar Centre Mortgaged Property.

     "STONEBRIAR CENTRE INDUCEMENT AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Stonebriar Centre Mortgage Loan--Tax Incentive Program" in this prospectus supplement.

     "STONEBRIAR CENTRE LOCKBOX EVENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Stonebriar Centre Mortgage Loan--Lockbox" in this prospectus supplement.

     "STONEBRIAR CENTRE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Stonebriar Centre.

     "TEMPORARY REGULATIONS" has the meaning assigned to that term under "Federal Income Tax Consequences--Reportable Transactions" in this prospectus supplement.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the pooled mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o all monthly payments of principal received by or on behalf of the trust on the pooled mortgage loans prior to, but that are due during, the related collection period;

     o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject pooled mortgage loan or, in the case of an REO Property, of the related pooled mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o all advances of principal made with respect to the pooled mortgage loans for that payment date.

     "UBS MORTGAGE LOAN" means each mortgage loan in the trust that was directly or indirectly originated or acquired by the UBS Mortgage Loan Seller.

     "UBS MORTGAGE LOAN SELLER" means UBS Warburg Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under "ERISA Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" or "U/W NCF DSCR" means, with respect to any mortgage loan in the trust, the ratio of--

     o the Net Cash Flow for the related mortgaged real property or properties, to

     o the annualized amount of debt service that will be payable under the subject mortgage loan (and any other pooled mortgage loan(s) with which it is cross-collateralized) commencing after the cut-off date or, if the subject mortgage loan is currently in an interest-only period (except as provided in the following sentence), on the first due date after the commencement of the scheduled amortization.

With respect to each pooled mortgage loan that provides for payments of interest only until the stated maturity date, the calculation of the Underwritten Debt Service Coverage Ratio in those cases is based upon the interest-only payment due on the first due date following the cut-off date.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to the related payment date:

     o in the case of each pooled mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to--

          1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

          2.   the related Administrative Cost Rate; and

     o in the case of each pooled mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

          1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

          2.   the related Administrative Cost Rate.

     Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "WESTMORELAND BORROWER" means CBL/Westmoreland, L.P., the borrower under the Westmoreland Mortgage Loan.

     "WESTMORELAND MORTGAGE LOAN" means the pooled mortgage loan secured by the Westmoreland Mortgaged Property.

     "WESTMORELAND MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westmoreland Mall.

     "WESTMORELAND REQUIRED REPAIRS GUARANTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westmoreland Mortgage Loan--Required Repairs Guaranty" in this prospectus supplement.

     "WESTMORELAND SPONSOR" means, collectively, CBL & Associates Properties, Inc. and CBL & Associates Limited Partnership.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM(y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(x)% (y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

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


                                    ANNEX A-1
         CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS




























                                     A-1-1

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


ANNEX A
LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C1

ITALICS INDICATE LOANS SECURED BY MULTIPLE PROPERTIES

  CONTROL       LOAN
    NO.         GROUP                            PROPERTY NAME
--------------------------------------------------------------------------------
     1            1      Stonebriar Centre
     2            1      Pennmark
     3            1      Westmoreland Mall
     4            1      The Candler Tower
     5            1      Riverside Square
     6            1      Franklin Avenue I
     7            2      Camden Bluffs Apartments
     8            1      West Gude Office Park
     9            1      Brandywine Towne Center
     10           2      Turnberry Place
     11           1      1010 Wayne Avenue
     12           2      Monthaven Park Apartments
     13           1      Festival at Old Bridge
     14           1      Poydras Center
     15           2      Bayview Community
     16           1      Cedar Hill I & III
     17           1      8484 Georgia Avenue
     18           1      Frankford Crossing Shopping Center
     19           1      10320 Little Patuxent Parkway
     20           2      Riverpointe Apartments
     21           1      Cityview Towne Crossing
     22           1      Shady Grove
     23           1      Plaza Tower
     24           2      Crosspointe Apartments
     25           1      Paoli Office Park
     26           1      United Jewelry Building
     27           1      Southampton Inn and Retail
     28           1      Baldwin Hills Center
     29           1      Residence & Fairfield Inn AVR
    29a           1      Residence Inn AVR
    29b           1      Fairfield Inn AVR
     30           1      Centennial Plaza
     31           1      Fairway Centre Shopping Center
     32           1      Miami Gardens Shopping Center
     33           1      Washington Plaza
     34           1      Lowes Home Center-Oxford, Alabama
     35           1      Castleton Point Shopping Center
     36           1      Riverchase Promenade
     37           2      Stratford Village Apartments
     38           1      Hampton Inn - AVR
     39           2      Clocktower Apartments
     40           1      Dufwin Office Building
     41           1      Plantation Park
     42           1      Autumn Oaks
     43           1      Fayette Square Shopping Center
     44           2      Seven Fountains
     45           2      Pinehirst Mobile Home Park
     46           1      Mill Creek Walk
     47           1      Franklin Avenue II
     48           1      Springfield Industrial
     49           2      Chapel Creek Apartments
     50           1      Tri-City Shopping Center
     51           1      Williams-Sonoma Building
     52           1      Contra Loma Plaza
     53           1      Bulkley Building
     54           1      North Hills Shopping Center
     55           1      591 Summit Avenue
     56           1      Smart & Final Center
     57           1      Gunbarrel Place Shopping Center
     58           2      Sundance Apartments
     59           1      Office Court Technical Center
     60           1      Franklin Avenue III
     61           1      7837 & 7875 Telegraph Road
     62           1      Six Flag Village
     63           1      Blockbuster Plaza
     64           1      Academy Shopping Center
     65           1      Walgreens-McKinley Park Chicago
     66           1      Hampton Inn of Woodbridge
     67           1      Rite Aid - Compton
     68           2      Big Lake Estates and Sherburne County Mobile Home Park
    68a           2      Big Lake Estates
    68b           2      Sherburne County Mobile Home Park
     69           1      Fox Creek Marketplace
     70           1      The Granada Buildings
     71           2      Brazos House Apartments and Navarro Fourplexes
     72           2      Sausalito Apartments
     73           1      Raymond James Office Park
     74           2      Park Springs Apartments
     75           1      First Union Bank Building
     76           1      Martin Self-Storage Facility
     77           1      25th & Western
     78           1      Irving Industrial
     79           1      Mansfield Commons and Mansfield II Shopping Centers
     80           1      A Street Station
     81           1      Far Hills Center
     82           1      Walgreens - Bixby
     83           1      288 North Broadway
     84           1      Rite Aid - Hackettstown
     85           1      Walgreens - Marion
     86           1      South Mountain Shopping Center
     87           1      Prairie Center
     88           2      St. James Place Apartments
     89           2      Guthrie Creek Apartments
     90           2      Yellowhouse Apartments
     91           1      136 Summit Avenue
     92           1      Dobson Square Plaza
     93           1      Beltway 8 Office Warehouses 11 & 12
     94           1      CVS - St. Cloud
     95           1      Rite Aid - Franklin
     96           2      Longmire House Apartments and Hawktree Duplexes
     97           1      Sequoia Plaza Center
     98           1      252 Bleecker Street
     99           1      Eckerd - Pensacola
    100           1      Eckerd - Charleston
    101           1      Red Hill Shopping Center
    102           1      Eckerd - Satellite Beach
    103           1      Jefferson Square
    104           1      Mayde Creek Shopping Center
    105           2      303 Maple Street
    106           1      Port Walthall Shopping Center
    107           2      Willow Wood Apartments
    108           1      Vermont & Sepulveda
    109           1      Route 50 Retail Center
    110           1      Wal Mart Retail Center - San Angelo
    111           2      Concord Mobile Home Park
    112           2      Orlando Apartments and Buena Vista Apartments
    112a          2      Orlando Apartments
    112b          2      Buena Vista Apartments
    113           2      601-603 Main Street
    114           2      Fernando Apartments

  CONTROL
    NO.                                                      ADDRESS                                                    CITY
------------------------------------------------------------------------------------------------------------------------------------
     1     2601 Preston Road                                                                                       Frisco
     2     315 West 33rd Street                                                                                    New York
     3     Route 30 East                                                                                           Greensburg
     4     220 West 42nd Street                                                                                    New York
     5     NEC Route 4 and Hackensack Avenue                                                                       Hackensack
     6     1225 and 1325 Franklin Avenue                                                                           Garden City
     7     5200 Summit Ridge Drive                                                                                 Reno
     8     20, 30, 40 & 46-60 West Gude Drive                                                                      Rockville
     9     5501 Concord Pike (US Route 202)                                                                        Wilmington
     10    5301 West Fairington Parkway                                                                            Lithonia
     11    1010 Wayne Avenue                                                                                       Silver Spring
     12    126 Monthaven Boulevard                                                                                 Hendersonville
     13    12351-12555 Dillingham Square                                                                           Woodbridge
     14    650 Poydras Street                                                                                      New Orleans
     15    5100 Coe Avenue                                                                                         Seaside
     16    2216 & 2222 Gallows Road                                                                                Vienna
     17    8484 Georgia Avenue                                                                                     Silver Spring
     18    18352 Dallas North Tollway                                                                              Dallas
     19    10320 Little Patuxent Parkway                                                                           Columbia
     20    2550 Duportail Street                                                                                   Richland
     21    4801 Bryant Irvin Road & 5600-5800 Overton Ridge Road                                                   Fort Worth
     22    9009-9059 Gaither Road and 15900-15976 Shady Grove Road                                                 Gaithersburg
     23    111 Second Avenue Northeast                                                                             St. Petersburg
     24    7803 West Deschutes Avenue                                                                              Kennewick
     25    2 and 4 Industrial Boulevard                                                                            Willistown
     26    707 South Broadway                                                                                      Los Angeles
     27    71 and 91 Hill Street                                                                                   Southampton
     28    3601-3741 South La Brea Avenue & 5110-5130 Rodeo Road                                                   Los Angeles
     29    25320 and 25340 The Old Road                                                                            Stevenson Ranch
    29a    25320 The Old Road                                                                                      Stevenson Ranch
    29b    25340 The Old Road                                                                                      Stevenson Ranch
     30    1790 West Lacey Boulevard                                                                               Hanford
     31    5575-5759 Fairmont Parkway                                                                              Pasadena
     32    18332-18362 NW 7th Avenue                                                                               Miami
     33    5901 Route 42                                                                                           Blackwood
     34    1836 US Highway 78                                                                                      Oxford
     35    5305-5499 East 82nd Street                                                                              Indianapolis
     36    1717 Montgomery Highway (US Highway 31)                                                                 Hoover
     37    2000 London Towne Lane                                                                                  Montgomery
     38    25259 The Old Road                                                                                      Stevenson Ranch
     39    602 Royal Crest Circle                                                                                  Las Vegas
     40    519 17th Street                                                                                         Oakland
     41    1801 Northwest 66th Avenue                                                                              Plantation
     42    6846 South Canton Avenue                                                                                Tulsa
     43    605-637 Fayette Square                                                                                  Oak Hill
     44    1414 North Harper Avenue                                                                                West Hollywood
     45    7 Oregon Avenue                                                                                         Old Orchard Beach
     46    3260 & 3264 Buford Drive                                                                                Atlanta
     47    1205 Franklin Avenue                                                                                    Garden City
     48    380 Union Street                                                                                        West Springfield
     49    3410 Hidalgo Drive                                                                                      Dallas
     50    1402-1460 Industrial Park Avenue and 800 & 810 Tri-City Center Drive                                    Redlands
     51    1035 Lincoln Road                                                                                       Miami Beach
     52    3100-3190 Contra Loma Boulevard                                                                         Antioch
     53    1501 Euclid Avenue                                                                                      Cleveland
     54    1200 Lonnie Abbot Boulevard                                                                             Ada
     55    591 Summit Avenue                                                                                       Jersey City
     56    1550 West Redondo Beach Boulevard                                                                       Gardena
     57    2271 Gunbarrel Road                                                                                     Chattanooga
     58    811 Harvey Road                                                                                         College Station
     59    4001 Office Court Drive                                                                                 Santa Fe
     60    1305 Franklin Avenue                                                                                    Garden City
     61    7837-7875 Telegraph Road                                                                                Pico Rivera
     62    1301 North Collins Street                                                                               Arlington
     63    1501-1539 Alton Road                                                                                    Miami Beach
     64    13400 I-10 East                                                                                         Houston
     65    3798 South Western Avenue                                                                               Chicago
     66    1240 Annapolis Way                                                                                      Woodbridge
     67    1001 North Central Avenue                                                                               Compton
     68    Various                                                                                                 Various
    68a    126 Office Street                                                                                       Big Lake
    68b    204 Pawnee Street                                                                                       Princeton
     69    1610 and 1640 Pace Street                                                                               Longmont
     70    666-678 Lafayette Park Place                                                                            Los Angeles
     71    2401 Welsh Street and 702,800,802,804,806,810,812 Navarro Drive                                         College Station
     72    1001 Harvey Road                                                                                        College Station
     73    2401 West Bay Drive                                                                                     Largo
     74    2002 Irving Boulevard                                                                                   Irving
     75    3637 4th Street North                                                                                   St. Petersburg
     76    6020 Carolina Beach Boulevard                                                                           Wilmington
     77    2515 Western Avenue & 1609-1637 West 25th Street                                                        San Pedro
     78    2931-2939 Irving Boulevard                                                                              Dallas
     79    960 and 980 North Walnut Creek Drive                                                                    Mansfield
     80    204 & 218 A Avenue and 360 2nd Street                                                                   Lake Oswego
     81    27 Route 202                                                                                            Far Hills
     82    11118 South Memorial Drive                                                                              Bixby
     83    288 North Broadway                                                                                      Salem
     84    199 Mountain Avenue                                                                                     Hackettstown
     85    1323 North Baldwin Avenue                                                                               Marion
     86    6202 South 16th Street                                                                                  Phoenix
     87    1700 Rock Prairie Road                                                                                  College Station
     88    12614 Crescent Oaks Place                                                                               Tampa
     89    600 Baylor Drive                                                                                        Longview
     90    1811 Welsh Avenue and 1801,1803,1805,1807,1809,1811,1813,1815 Yellow House                              College Station
     91    136 Summit Avenue                                                                                       Montvale
     92    1116 South Dobson Road                                                                                  Mesa
     93    5829 West Sam Houston Parkway                                                                           Houston
     94    2101 13th Street                                                                                        St. Cloud
     95    949 Central Street                                                                                      Franklin
     96    2300 Longmire and 1433-35,1437-39,1445-47,1501-03,1505-07,1509-11,1513-15,1517-1915-21-23-23A Hawktree  College Station
     97    1960-1980 North Sequoia Avenue                                                                          Simi Valley
     98    252 Bleecker Street                                                                                     New York
     99    811 North Fairfield Drive                                                                               Pensacola
    100    5160 Ashley Phosphate Road                                                                              North Charleston
    101    1450 El Camino Real                                                                                     Tustin
    102    1596 Highway A1A                                                                                        Satellite Beach
    103    2323 Main Street                                                                                        Liberty
    104    2211 Fry Road                                                                                           Katy
    105    303 Maple Street                                                                                        Springfield
    106    15700 Jefferson Davis Highway                                                                           Colonial Heights
    107    1251 Dunlap Road                                                                                        Milledgeville
    108    898 West Sepulveda Boulevard                                                                            Harbor City
    109    772 Route 50                                                                                            Burnt Hills
    110    5150 Southland Boulevard                                                                                San Angelo
    111    Pioneer Circle                                                                                          Jefferson
    112    Various                                                                                                 Miami
    112a   458 North West 4th Street                                                                               Miami
    112b   521 South West 6th Street                                                                               Miami
    113    601-603 Main Street                                                                                     New Rochelle
    114    901 South West 5th Street                                                                               Miami

                                       CROSS          ORIGINAL     CUT-OFF DATE    % OF AGGREGATE     CUMULATIVE %
  CONTROL                          COLLATERALIZED      BALANCE        BALANCE       CUT-OFF DATE    OF INITIAL POOL    MORTGAGE
    NO.        STATE      ZIP       GROUPS (13)          ($)            ($)            BALANCE          BALANCE        RATE (%)
----------------------------------------------------------------------------------------------------------------------------------
     1          TX       75034           No         185,000,000     184,358,064         13.44%           13.44%        5.2250
     2          NY       10001           No         111,000,000     111,000,000          8.09%           21.54%        5.5900
     3          PA       15601           No          85,000,000      85,000,000          6.20%           27.74%        5.0500
     4          NY       10036           No          85,000,000      84,805,688          6.18%           33.92%        5.5200
     5          NJ       07601           No          65,000,000      65,000,000          4.74%           38.66%        5.7730
     6          NY       11530        Yes (C)        48,500,000      48,436,006          3.53%           42.19%        6.0700
     7          NV       89523           No          35,200,000      35,200,000          2.57%           44.76%        5.2800
     8          MD       20850           No          35,200,000      35,200,000          2.57%           47.32%        5.8550
     9          DE       19803           No          30,000,000      30,000,000          2.19%           49.51%        4.6900
     10         GA       30038           No          25,000,000      25,000,000          1.82%           51.33%        5.0700
     11         MD       20910           No          24,500,000      24,447,042          1.78%           53.12%        6.0000
     12         TN       37075           No          22,100,000      22,100,000          1.61%           54.73%        5.0000
     13         VA       22192           No          22,115,000      22,046,766          1.61%           56.34%        5.8500
     14         LA       70130           No          22,000,000      21,955,669          1.60%           57.94%        6.4300
     15         CA       93955           No          20,000,000      19,973,012          1.46%           59.39%        5.8500
     16         VA       22182        Yes (B)        18,000,000      18,000,000          1.31%           60.71%        6.0000
     17         MD       20910           No          17,100,000      17,063,038          1.24%           61.95%        6.0000
     18         TX       75248           No          16,250,000      16,206,765          1.18%           63.13%        6.6200
     19         MD       21044        Yes (B)        15,550,000      15,550,000          1.13%           64.27%        6.0000
     20         WA       99352           No          15,310,000      15,310,000          1.12%           65.38%        5.8000
     21         TX       76132           No          15,000,000      14,958,188          1.09%           66.47%        6.3800
     22         MD       20877           No          13,300,000      13,258,336          0.97%           67.44%        5.7700
     23         FL       33701        Yes (A)        13,275,000      13,246,070          0.97%           68.41%        5.9500
     24         WA       99336           No          13,130,000      13,130,000          0.96%           69.36%        5.8000
     25         PA       19301           No          12,500,000      12,473,288          0.91%           70.27%        6.0700
     26         CA       90014           No          11,900,000      11,884,945          0.87%           71.14%        6.5000
     27         NY       11968           No          11,475,000      11,456,333          0.84%           71.98%        6.9740
     28         CA       90016           No          11,250,000      11,233,815          0.82%           72.79%        5.2500
     29         CA       91381        Yes (F)        11,100,000      11,100,000          0.81%           73.60%        6.2700
    29a         CA       91381        Yes (F)
    29b         CA       91381        Yes (F)
     30         CA       93230           No          10,300,000      10,277,590          0.75%           74.35%        5.9600
     31         TX       77505           No          10,240,000      10,216,096          0.74%           75.10%        5.5300
     32         FL       33169           No           9,000,000       8,973,777          0.65%           75.75%        6.1500
     33         NJ       08012           No           8,500,000       8,485,885          0.62%           76.37%        6.7400
     34         AL       36203           No           8,400,000       8,375,289          0.61%           76.98%        6.1000
     35         IN       46250           No           8,300,000       8,282,000          0.60%           77.59%        5.9800
     36         AL       35216           No           8,200,000       8,180,763          0.60%           78.18%        5.5000
     37         AL       36117           No           7,840,000       7,840,000          0.57%           78.75%        5.0700
     38         CA       91381        Yes (F)         7,400,000       7,400,000          0.54%           79.29%        6.2700
     39         NV       89109           No           7,320,000       7,296,851          0.53%           79.83%        5.7200
     40         CA       94612           No           7,200,000       7,178,410          0.52%           80.35%        6.0000
     41         FL       33313           No           7,000,000       6,990,745          0.51%           80.86%        6.0500
     42         OK       74136           No           7,000,000       6,983,659          0.51%           81.37%        5.5300
     43         WV       25901           No           6,850,000       6,840,804          0.50%           81.87%        5.9000
     44         CA       90046           No           6,850,000       6,834,726          0.50%           82.37%        5.8100
     45         ME       04064           No           6,500,000       6,488,973          0.47%           82.84%        6.5000
     46         GA       30519           No           6,500,000       6,475,157          0.47%           83.31%        6.2500
     47         NY       11530        Yes (C)         6,400,000       6,391,555          0.47%           83.78%        6.0700
     48         MA       01089           No           6,400,000       6,390,288          0.47%           84.24%        6.0700
     49         TX       75220           No           6,350,000       6,334,932          0.46%           84.70%        5.4300
     50         CA       92374           No           6,283,861       6,266,495          0.46%           85.16%        6.5556
     51         FL       33139           No           6,000,000       5,987,010          0.44%           85.60%        5.9900
     52         CA       94509           No           5,450,000       5,438,277          0.40%           85.99%        6.0300
     53         OH       44115           No           5,400,000       5,384,565          0.39%           86.39%        6.2500
     54         OK       74820           No           5,200,000       5,185,137          0.38%           86.77%        6.2500
     55         NJ       07306           No           5,200,000       5,184,907          0.38%           87.14%        6.1700
     56         CA       90250           No           5,000,000       4,989,245          0.36%           87.51%        6.0300
     57         TN       37421           No           5,000,000       4,984,777          0.36%           87.87%        5.9200
     58         TX       77840           No           5,000,000       4,980,029          0.36%           88.23%        5.6600
     59         NM       87505           No           4,900,000       4,880,356          0.36%           88.59%        6.0000
     60         NY       11530        Yes (C)         4,600,000       4,593,930          0.33%           88.93%        6.0700
     61         CA       90660           No           4,585,000       4,579,216          0.33%           89.26%        6.5300
     62         TX       76011           No           4,600,000       4,571,884          0.33%           89.59%        7.5600
     63         FL       33139           No           4,300,000       4,290,614          0.31%           89.91%        5.9400
     64         TX       77015           No           4,260,000       4,242,461          0.31%           90.21%        5.8600
     65         IL       60609           No           4,240,000       4,227,286          0.31%           90.52%        6.0000
     66         VA       22191           No           4,200,000       4,192,836          0.31%           90.83%        6.4400
     67         CA       90222           No           4,405,398       4,121,859          0.30%           91.13%        8.5950
     68         MN      Various       Yes (D)         4,000,000       3,993,214          0.29%           91.42%        6.5000
    68a         MN       55309        Yes (D)
    68b         MN       55371        Yes (D)
     69         CO       80501           No           4,000,000       3,991,311          0.29%           91.71%        5.9700
     70         CA       90057           No           4,000,000       3,988,540          0.29%           92.00%        6.4800
     71         TX       77840           No           4,000,000       3,987,186          0.29%           92.29%        5.6600
     72         TX       77840           No           3,800,000       3,784,822          0.28%           92.57%        5.6600
     73         FL       33770           No           3,650,000       3,639,567          0.27%           92.83%        6.2500
     74         TX       75061           No           3,560,000       3,551,552          0.26%           93.09%        5.4300
     75         FL       33704           No           3,500,000       3,492,678          0.25%           93.35%        6.2000
     76         NC       28412           No           3,500,000       3,489,793          0.25%           93.60%        6.3500
     77         CA       90732           No           3,450,000       3,440,139          0.25%           93.85%        6.2500
     78         TX       75247           No           3,360,000       3,350,059          0.24%           94.10%        6.0700
     79         TX       76063           No           3,280,000       3,275,800          0.24%           94.34%        6.3750
     80         OR       97034           No           3,100,000       3,090,828          0.23%           94.56%        6.0700
     81         NJ       07931           No           3,000,000       2,993,245          0.22%           94.78%        5.7500
     82         OK       74008           No           3,000,000       2,991,175          0.22%           95.00%        6.1000
     83         NH       03079           No           2,975,000       2,969,837          0.22%           95.21%        6.2500
     84         NJ       07840           No           3,104,342       2,904,542          0.21%           95.43%        8.5950
     85         IN       46952           No           2,825,000       2,819,109          0.21%           95.63%        6.2200
     86         AZ       85040           No           2,800,000       2,793,997          0.20%           95.84%        6.0500
     87         TX       77840           No           2,800,000       2,792,666          0.20%           96.04%        6.7000
     88         FL       33612        Yes (A)         2,775,000       2,768,952          0.20%           96.24%        5.9500
     89         TX       75601           No           2,750,000       2,741,926          0.20%           96.44%        6.1100
     90         TX       77840           No           2,720,000       2,711,287          0.20%           96.64%        5.6600
     91         NJ       07645           No           2,700,000       2,696,295          0.20%           96.84%        5.6900
     92         AZ       85202           No           2,700,000       2,693,401          0.20%           97.03%        5.2500
     93         TX       77041           No           2,650,000       2,646,670          0.19%           97.23%        6.5700
     94         FL       34769           No           2,630,000       2,626,633          0.19%           97.42%        6.3750
     95         NH       03235           No           2,649,566       2,479,035          0.18%           97.60%        8.5950
     96         TX       77840           No           2,400,000       2,392,312          0.17%           97.77%        5.6600
     97         CA       93063           No           2,300,000       2,293,266          0.17%           97.94%        6.1250
     98         NY       10014           No           2,200,000       2,197,129          0.16%           98.10%        6.1800
     99         FL       32506           No           2,159,000       2,154,785          0.16%           98.26%        6.6250
    100         SC       29406           No           2,134,000       2,131,421          0.16%           98.41%        7.0000
    101         CA       92780           No           2,035,000       2,028,979          0.15%           98.56%        6.0700
    102         FL       32937           No           2,025,000       2,022,457          0.15%           98.71%        6.5800
    103         TX       77575           No           2,000,000       1,994,292          0.15%           98.85%        5.5000
    104         TX       77449           No           2,000,000       1,992,088          0.15%           99.00%        6.0700
    105         MA       01105           No           2,000,000       1,990,773          0.15%           99.14%        6.2500
    106         VA       23834           No           1,800,000       1,792,250          0.13%           99.27%        7.5000
    107         GA       31061           No           1,720,000       1,712,231          0.12%           99.40%        5.7500
    108         CA       90710           No           1,700,000       1,692,609          0.12%           99.52%        6.0000
    109         NY       12027           No           1,400,000       1,395,973          0.10%           99.62%        6.4500
    110         TX       76904           No           1,300,000       1,295,609          0.09%           99.72%        5.3700
    111         MD       21755           No           1,300,000       1,294,825          0.09%           99.81%        6.5700
    112         FL       33130        Yes (E)         1,012,000       1,010,701          0.07%           99.89%        6.3500
    112a        FL       33130        Yes (E)
    112b        FL       33130        Yes (E)
    113         NY       10801           No             840,000         838,937          0.06%           99.95%        6.5000
    114         FL       33130           No             720,000         719,076          0.05%          100.00%        6.3500

          ADMINISTRATIVE   INTEREST                               ORIGINAL         REMAINING        ORIGINAL          REMAINING
CONTROL        COST         ACCRUAL        AMORTIZATION         INTEREST-ONLY    INTEREST-ONLY       TERM TO           TERM TO
  NO.        RATE (%)        BASIS             TYPE             PERIOD (MOS.)    PERIOD (MOS.)   MATURITY (MOS.)   MATURITY (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
   1          0.09155       Act/360   ARD                                 0               0               120               117
   2          0.09155       Act/360   Interest-Only, Balloon             24              23                60                59
   3          0.09155       30/360    Balloon                             0               0               120               120
   4          0.09155       Act/360   Balloon                             0               0               120               118
   5          0.09155       Act/360   Interest-Only, ARD                 23              21               120               118
   6          0.09155       Act/360   Balloon                             0               0               120               119
   7          0.09155       Act/360   Interest-Only                      61              58                61                58
   8          0.09155       Act/360   Interest-Only, Balloon             18              17               120               119
   9          0.09155       30/360    Interest-Only                      60              59                60                59
   10         0.09155       Act/360   Interest-Only, Balloon             18              16                60                58
   11         0.09155       Act/360   ARD                                 0               0               120               118
   12         0.09155       Act/360   Interest-Only                      60              58                60                58
   13         0.09155       Act/360   Balloon                             0               0               120               117
   14         0.09155       Act/360   Balloon                             0               0                60                58
   15         0.09155       Act/360   Balloon                             0               0               120               119
   16         0.09155       Act/360   Interest-Only, Balloon             18              17               120               119
   17         0.09155       Act/360   ARD                                 0               0               120               118
   18         0.09155       Act/360   ARD                                 0               0               180               177
   19         0.09155       Act/360   Interest-Only, Balloon             18              17               120               119
   20         0.09155       Act/360   Interest-Only                      84              83                84                83
   21         0.09155       Act/360   ARD                                 0               0               180               177
   22         0.09155       Act/360   Balloon                             0               0               120               117
   23         0.09155       Act/360   Balloon                             0               0                60                58
   24         0.09155       Act/360   Interest-Only                      84              83                84                83
   25         0.09155       Act/360   Balloon                             0               0               120               118
   26         0.09155       Act/360   Balloon                             0               0               120               119
   27         0.09155       Act/360   Balloon                             0               0               120               119
   28         0.09155       Act/360   Balloon                             0               0                60                59
   29         0.09155       Act/360   Interest-Only, Balloon             12              11               120               119
  29a
  29b
   30         0.15655       Act/360   Balloon                             0               0               120               118
   31         0.09155       Act/360   Balloon                             0               0               120               118
   32         0.09155       Act/360   Balloon                             0               0               120               117
   33         0.09155       Act/360   Balloon                             0               0               120               119
   34         0.09155       Act/360   Balloon                             0               0               120               117
   35         0.17655       Act/360   Balloon                             0               0               120               118
   36         0.09155       Act/360   Balloon                             0               0               120               118
   37         0.09155       Act/360   Interest-Only, Balloon             18              16                60                58
   38         0.09155       Act/360   Interest-Only, Balloon             12              11               120               119
   39         0.14655       Act/360   Balloon                             0               0               120               117
   40         0.09155       Act/360   Balloon                             0               0                60                57
   41         0.09155       Act/360   ARD                                 0               0               120               119
   42         0.15655       Act/360   Balloon                             0               0                60                58
   43         0.09155       Act/360   Balloon                             0               0               120               119
   44         0.09155       Act/360   Balloon                             0               0               120               118
   45         0.09155       Act/360   Balloon                             0               0               120               119
   46         0.17655       Act/360   Balloon                             0               0               120               116
   47         0.09155       Act/360   Balloon                             0               0               120               119
   48         0.09155       Act/360   Balloon                             0               0               120               119
   49         0.09155       Act/360   Balloon                             0               0                60                58
   50         0.14655       Act/360   Balloon                             0               0                80                77
   51         0.09155       Act/360   Balloon                             0               0               120               118
   52         0.15655       Act/360   Balloon                             0               0               120               118
   53         0.09155       Act/360   Balloon                             0               0               120               117
   54         0.17655       Act/360   Balloon                             0               0               120               117
   55         0.09155       Act/360   Balloon                             0               0               120               117
   56         0.15655       Act/360   Balloon                             0               0               120               118
   57         0.09155       Act/360   Balloon                             0               0               120               117
   58         0.09155       Act/360   Balloon                             0               0               120               118
   59         0.09155       Act/360   Balloon                             0               0               120               116
   60         0.09155       Act/360   Balloon                             0               0               120               119
   61         0.09155       Act/360   Balloon                             0               0               120               119
   62         0.09155       Act/360   Balloon                             0               0               120               111
   63         0.09155       Act/360   Balloon                             0               0               120               118
   64         0.17655       Act/360   Balloon                             0               0               120               116
   65         0.09155       Act/360   Balloon                             0               0               120               117
   66         0.09155       Act/360   Balloon                             0               0               120               119
   67         0.09155       30/360    Fully Amortizing                    0               0               264               221
   68         0.09155       Act/360   Balloon                             0               0               120               119
  68a
  68b
   69         0.17655       Act/360   Balloon                             0               0               120               118
   70         0.09155       Act/360   Balloon                             0               0               120               118
   71         0.09155       Act/360   Balloon                             0               0               120               118
   72         0.09155       Act/360   Balloon                             0               0               120               118
   73         0.09155       Act/360   Balloon                             0               0               120               117
   74         0.09155       Act/360   Balloon                             0               0                60                58
   75         0.09155       Act/360   Balloon                             0               0               120               118
   76         0.17655       Act/360   Balloon                             0               0               120               118
   77         0.09155       Act/360   Balloon                             0               0               120               117
   78         0.09155       Act/360   Balloon                             0               0               120               117
   79         0.09155       Act/360   Balloon                             0               0               120               119
   80         0.17655       Act/360   Balloon                             0               0               120               117
   81         0.09155       Act/360   Balloon                             0               0                60                58
   82         0.09155       Act/360   Balloon                             0               0               120               117
   83         0.09155       Act/360   Balloon                             0               0               120               119
   84         0.09155       30/360    Fully Amortizing                    0               0               264               221
   85         0.09155       Act/360   Balloon                             0               0               120               118
   86         0.14655       Act/360   Balloon                             0               0               120               118
   87         0.09155       Act/360   Balloon                             0               0               120               117
   88         0.09155       Act/360   Balloon                             0               0                60                58
   89         0.17655       Act/360   Balloon                             0               0               120               117
   90         0.09155       Act/360   Balloon                             0               0               120               118
   91         0.09155       Act/360   Balloon                             0               0                84                83
   92         0.17655       Act/360   Balloon                             0               0                60                58
   93         0.09155       Act/360   Balloon                             0               0               120               119
   94         0.09155       Act/360   Balloon                             0               0               120               119
   95         0.09155       30/360    Fully Amortizing                    0               0               264               221
   96         0.09155       Act/360   Balloon                             0               0               120               118
   97         0.09155       Act/360   Balloon                             0               0                84                81
   98         0.09155       Act/360   Balloon                             0               0               120               119
   99         0.09155       Act/360   Balloon                             0               0               120               118
  100         0.09155       Act/360   ARD                                 0               0               120               119
  101         0.09155       Act/360   Balloon                             0               0               120               117
  102         0.09155       Act/360   Balloon                             0               0               120               119
  103         0.15655       Act/360   Balloon                             0               0                60                58
  104         0.17655       Act/360   Balloon                             0               0               120               116
  105         0.09155       Act/360   Balloon                             0               0               120               115
  106         0.09155       Act/360   Balloon                             0               0               120               114
  107         0.09155       Act/360   Balloon                             0               0                84                81
  108         0.09155       Act/360   Balloon                             0               0                84                81
  109         0.09155       Act/360   Balloon                             0               0               120               118
  110         0.09155       Act/360   Balloon                             0               0               120               117
  111         0.15655       Act/360   Balloon                             0               0               120               117
  112         0.09155       Act/360   Balloon                             0               0               120               119
  112a
  112b
  113         0.09155       Act/360   Balloon                             0               0               120               119
  114         0.09155       Act/360   Balloon                             0               0               120               119

              ORIGINAL         REMAINING                       MATURITY OR
  CONTROL   AMORTIZATION      AMORTIZATION    ORIGINATION      ANTICIPATED          BALLOON                PROPERTY
    NO.      TERM (MOS.)      TERM (MOS.)        DATE        REPAYMENT DATE       BALANCE ($)                TYPE
--------------------------------------------------------------------------------------------------------------------------
     1              360              357       12/10/02         12/11/12             153,220,101      Retail
     2              276              276        2/10/03          2/11/08             103,510,022      Multifamily
     3              300              300        2/26/03          3/11/13              62,941,821      Retail
     4              364              362       12/12/02          1/11/13              71,403,373      Office
     5              360              360       12/13/02          1/11/13              57,208,349      Retail
     6              360              359        1/31/03          2/11/13              41,210,822      Office
     7                0                0        12/6/02          1/11/08              35,200,000      Multifamily
     8              331              331        1/30/03          2/11/13              29,869,072      Office
     9                0                0        2/3/03           2/11/08              30,000,000      Retail
     10             360              360       12/26/02          1/11/08              23,711,724      Multifamily
     11             360              358       12/31/02          1/11/13              20,777,463      Office
     12               0                0       12/27/02          1/11/08              22,100,000      Multifamily
     13             360              357       12/10/02         12/11/12              18,673,505      Retail
     14             360              358       12/27/02          1/11/08              20,693,833      Office
     15             360              359        1/31/03          2/11/13              16,884,124      Mobile Home Park
     16             331              331        1/29/03          2/11/13              15,332,053      Office
     17             360              358       12/31/02          1/11/13              14,501,822      Office
     18             360              357        12/6/02         12/11/17              12,216,440      Retail
     19             331              331        1/29/03          2/11/13              13,245,190      Office
     20               0                0        1/15/03          2/11/10              15,310,000      Multifamily
     21             360              357       11/20/02         12/11/17              11,149,294      Retail
     22             360              357       11/21/02         12/11/12              11,203,307      Retail
     23             360              358       12/31/02          1/11/08              12,409,165      Office
     24               0                0        1/15/03          2/11/10              13,130,000      Multifamily
     25             360              358       12/20/02          1/11/13              10,622,531      Office
     26             360              359        2/3/03           2/11/13              10,236,331      Office
     27             300              299        2/3/03           2/11/13               9,170,024      Hotel
     28             360              359        1/30/03          2/11/08              10,413,174      Retail
     29             288              288        1/28/03          2/11/13               8,805,383      Hotel
    29a                                                                                               Hotel
    29b                                                                                               Hotel
     30             360              358       12/23/02          1/11/13               8,724,716      Retail
     31             360              358       12/31/02          1/11/13               8,561,857      Retail
     32             360              357        12/6/02         12/11/12               7,666,915      Retail
     33             300              299        1/31/03          2/11/13               6,742,449      Retail
     34             360              357        12/6/02         12/11/12               7,145,390      Retail
     35             360              358       12/19/02          1/11/13               7,034,749      Retail
     36             360              358       12/30/02          1/11/13               6,849,808      Retail
     37             360              360       12/26/02          1/11/08               7,435,996      Multifamily
     38             288              288        1/28/03          2/11/13               5,870,255      Hotel
     39             360              357       11/13/02         12/11/12               6,156,708      Multifamily
     40             360              357       11/12/02         12/11/07               6,735,178      Office
     41             360              359        1/31/03          2/11/13               5,944,480      Office
     42             360              358       12/27/02          1/11/08               6,505,698      Office
     43             360              359        2/6/03           2/11/13               5,791,433      Retail
     44             360              358       12/20/02          1/11/13               5,776,487      Multifamily
     45             300              299        2/3/03           2/11/13               5,116,469      Mobile Home Park
     46             360              356       10/17/02         11/11/12               5,552,708      Retail
     47             360              359        1/31/03          2/11/13               5,438,130      Office
     48             330              329        1/17/03          2/11/13               5,228,631      Industrial/Warehouse
     49             360              358       12/23/02          1/11/08               5,893,203      Multifamily
     50             356              353       11/14/02          8/11/09               5,755,730      Retail
     51             360              358       12/24/02          1/11/13               5,086,859      Retail
     52             360              358       12/30/02          1/11/13               4,626,003      Retail
     53             360              357       11/22/02         12/11/12               4,613,441      Office
     54             360              357       11/25/02         12/11/12               4,442,574      Retail
     55             360              357        12/5/02         12/11/12               4,432,340      Office
     56             360              358       12/30/02          1/11/13               4,244,039      Retail
     57             360              357       11/20/02         12/11/12               4,230,733      Retail
     58             264              262        1/2/03           1/11/13               3,508,239      Multifamily
     59             360              356       10/15/02         11/11/12               4,155,590      Office
     60             360              359        1/31/03          2/11/13               3,908,656      Office
     61             360              359        1/31/03          2/11/13               3,947,294      Industrial/Warehouse
     62             360              351        5/21/02          6/11/12               4,070,862      Retail
     63             360              358       12/24/02          1/11/13               3,640,203      Retail
     64             360              356        11/7/02         11/11/12               3,597,850      Retail
     65             360              357       11/27/02         12/11/12               3,596,164      Retail
     66             300              299        2/11/03          2/11/13               3,299,596      Hotel
     67             264              221        7/30/99          8/10/21                       0      Retail
     68             300              299        1/30/03          2/11/13               3,148,596      Mobile Home Park
    68a                                                                                               Mobile Home Park
    68b                                                                                               Mobile Home Park
     69             360              358       12/23/02          1/11/13               3,389,239      Retail
     70             300              298       12/19/02          1/11/13               3,147,019      Office
     71             300              298        1/2/03           1/11/13               3,061,663      Multifamily
     72             264              262        1/2/03           1/11/13               2,666,262      Multifamily
     73             360              357       11/15/02         12/11/12               3,118,344      Office
     74             360              358       12/23/02          1/11/08               3,303,906      Multifamily
     75             360              358       12/31/02          1/11/13               2,985,551      Office
     76             300              298       12/19/02          1/11/13               2,741,987      Self-Storage
     77             360              357       11/25/02         12/11/12               2,947,477      Retail
     78             360              357       11/26/02         12/11/12               2,855,653      Industrial/Warehouse
     79             360              359        1/31/03          2/11/13               2,811,561      Retail
     80             360              357       11/19/02         12/11/12               2,634,679      Office
     81             360              358       12/31/02          1/11/08               2,796,724      Office
     82             360              357       11/14/02         12/11/12               2,551,925      Retail
     83             300              299        1/31/03          2/11/13               2,322,708      Retail
     84             264              221        7/30/99          8/10/21                       0      Retail
     85             360              358       12/18/02          1/11/13               2,411,153      Retail
     86             360              358       12/24/02          1/11/13               2,378,055      Retail
     87             360              357       11/27/02         12/11/12               2,422,523      Retail
     88             360              358       12/31/02          1/11/08               2,594,006      Multifamily
     89             360              357       11/14/02         12/11/12               2,339,947      Multifamily
     90             300              298        1/2/03           1/11/13               2,081,932      Multifamily
     91             360              359        2/3/03           2/11/10               2,424,806      Office
     92             360              358       12/24/02          1/11/08               2,499,247      Retail
     93             360              359        1/29/03          2/11/13               2,283,957      Industrial/Warehouse
     94             360              359        1/15/03          2/11/13               2,254,391      Retail
     95             264              221        7/30/99          8/10/21                       0      Retail
     96             300              298        1/2/03           1/11/13               1,836,998      Multifamily
     97             360              357       11/21/02         12/11/09               2,083,544      Retail
     98             360              359        1/31/03          2/11/13               1,875,333      Retail
     99             360              358        1/10/03          1/11/13               1,863,850      Retail
    100             360              359        1/31/03          2/11/13               1,860,752      Retail
    101             360              357        12/9/02         12/11/12               1,729,539      Retail
    102             360              359        1/30/03          2/11/13               1,745,771      Retail
    103             324              322       12/12/02          1/11/08               1,822,987      Retail
    104             360              356        11/8/02         11/11/12               1,699,645      Retail
    105             360              355        10/3/02         10/11/12               1,708,726      Multifamily
    106             360              354        9/9/02           9/11/12               1,590,234      Retail
    107             300              297       11/26/02         12/11/09               1,465,722      Multifamily
    108             300              297       11/20/02         12/11/09               1,456,870      Retail
    109             300              298       12/23/02          1/11/13               1,100,383      Retail
    110             360              357       12/11/02         12/11/12               1,081,643      Retail
    111             300              297       11/27/02         12/11/12               1,025,916      Mobile Home Park
    112             360              359        2/3/03           2/11/13                 866,855      Multifamily
    112a                                                                                              Multifamily
    112b                                                                                              Multifamily
    113             360              359        1/27/03          2/11/13                 722,565      Multifamily
    114             360              359        2/3/03           2/11/13                 616,723      Multifamily

                                           ANNUAL         UW NET           UW NET         DSCR @
  CONTROL             PREPAYMENT            DEBT         OPERATING          CASH         NET CASH      APPRAISED      APPRAISAL
    NO.               PROVISIONS          SERVICE         INCOME            FLOW         FLOW (X)      VALUE ($)         DATE
------------------------------------------------------------------------------------------------------------------------------------
     1       L(28),D(86),O(6)            12,224,568   26,397,106 (9)   25,267,870 (9)        2.07      322,000,000     12/3/02
     2       L(26),D(31),O(3)             8,585,525      14,961,969    14,507,641 (3)     1.69 (3)  209,000,000 (3)     1/1/04
     3       L(25),D(93),O(2)             5,992,570      11,601,211    10,995,361 (1)     1.83 (1)  134,000,000 (1)   12/31/03
     4       L(27),D(90),O(3)             5,777,676      12,994,815       12,533,036         2.17      148,000,000     11/1/02
     5       L(27),D(90),O(3)             4,563,276       6,608,391        6,294,315         1.38       87,500,000     12/1/02
     6       L(26),D(91),O(3)             3,515,620       4,957,859        4,420,020         1.26       60,900,000      1/8/03
     7       L(28),D(30),O(3)             1,884,373       3,436,505        3,327,808         1.77       44,000,000     11/5/02
     8       L(48),D(71),O(1)             2,575,146       3,701,115        3,330,483         1.29       44,000,000     12/9/02
     9       L(48),D(9),O(3)              1,407,000       4,357,535        4,233,836         3.01       49,000,000    11/30/02
     10      L(48),D(12)                  1,623,324       2,411,327        2,411,327         1.49       33,000,000    11/12/02
     11      L(27),YM1%(81),1%(9),O(3)    1,762,679       2,810,852        2,531,879         1.44       32,000,000     11/1/02
     12      L(27),D(32),O(1)             1,120,347       2,158,365        2,158,365         1.93       31,000,000     12/3/02
     13      L(28),D(89),O(3)             1,565,585       2,428,798        2,326,911         1.49       28,500,000     10/8/02
     14      L(48),D(12)                  1,656,525       2,976,976        2,256,459         1.36       35,500,000    11/11/02
     15      L(48),D(69),O(3)             1,415,858       2,214,527        2,109,048         1.49       25,700,000    12/30/02
     16      L(48),D(71),O(1)             1,336,438       1,839,191        1,687,221         1.26       23,000,000    12/18/02
     17      L(27),YM1%(81),1%(9),O(3)    1,230,278       1,942,716        1,728,320         1.40       22,900,000     11/1/02
     18      L(28),D(149),O(3)            1,247,962       1,643,022        1,592,816         1.28       21,300,000     11/4/02
     19      L(48),D(71),O(1)             1,154,534       1,646,555        1,465,665         1.27       19,900,000    12/16/02
     20      L(26),D(55),O(3)               900,313       1,523,050        1,466,050         1.63       19,350,000     12/5/02
     21      L(28),D(149),O(3)            1,123,554       1,398,524        1,355,837         1.21       18,850,000    10/23/02
     22      L(28),D(89),O(3)               933,411       1,611,502        1,549,008         1.66       18,600,000     9/12/02
     23      L(27),D(31),O(2)               949,969       1,465,536        1,285,252         1.35       18,200,000    11/10/02
     24      L(26),D(55),O(3)               772,117       1,294,895        1,244,895         1.61       16,550,000     12/5/02
     25      L(27),D(90),O(3)               906,087       1,381,750        1,247,017         1.38       16,000,000    11/19/02
     26      L(26),D(93),O(1)               902,593       1,352,382        1,200,970         1.33       17,800,000      1/8/03
     27      L(26),D(91),O(3)               970,920       1,678,093        1,507,307         1.55       18,400,000    12/19/02
     28      L(26),D(34)                    745,475       1,508,752        1,442,065         1.93       18,900,000     11/5/02
     29      L(48),D(69),O(3)               895,638       1,472,219        1,472,219         1.64       19,000,000    10/15/02
    29a                                                                                                 13,700,000    10/15/02
    29b                                                                                                  5,300,000    10/15/02
     30      L(48),D(69),O(3)               737,869       1,166,545        1,059,629         1.44       13,100,000    11/18/02
     31      L(27),D(91),O(2)               700,014       1,106,543        1,061,216         1.52       12,800,000    10/26/02
     32      L(48),D(72)                    657,966         962,138          920,816         1.40       12,500,000     8/21/02
     33      L(26),D(91),O(3)               704,086       1,114,878          972,695         1.38       11,800,000     1/14/03
     34      L(28),D(92)                    610,843         837,655          810,615         1.33       10,500,000     8/26/02
     35      L(27),D(92),O(1)               595,872         931,349          872,712         1.46       10,900,000    10/15/02
     36      L(27),D(90),O(3)               558,704         987,842          906,582         1.62       12,100,000    11/17/02
     37      L(48),D(12)                    509,074         857,176          857,176         1.68        9,800,000    12/14/02
     38      L(48),D(69),O(3)               597,092         973,617          973,617         1.63       11,900,000    10/15/02
     39      L(48),D(71),O(1)               510,938         731,729          731,729         1.43        9,160,000     11/1/02
     40      L(28),D(29),O(3)               518,012         761,420          684,067         1.32        9,250,000      8/9/02
     41      L(26),D(93),O(1)               506,326         778,067          710,615         1.40        9,225,000      3/1/03
     42      L(36),D(21),O(3)               478,525         863,644          749,605         1.57        9,250,000    10/21/02
     43      L(48),D(70),O(2)               487,558         780,363          737,988         1.51        8,565,000    12/10/02
     44      L(27),D(90),O(3)               482,835         643,909          638,909         1.32       10,500,000    11/14/02
     45      L(48),D(69),O(3)               526,662         711,408          684,408         1.30        8,500,000    12/23/02
     46      L(48),D(72)                    480,259         775,986          758,585         1.58        8,400,000      7/3/02
     47      L(26),D(91),O(3)               463,917         761,403          670,478         1.45        8,000,000      1/8/03
     48      L(26),D(93),O(1)               479,121         931,001          749,374         1.56        8,750,000      9/1/02
     49      L(27),D(31),O(2)               429,315         622,513          574,763         1.34        8,200,000     12/2/02
     50      L(28),D(49),O(3)               481,115         827,290          775,753         1.61        9,800,000     9/18/02
     51      L(48),D(72)                    431,214         602,967          587,967         1.36        8,100,000     12/1/02
     52      L(48),D(69),O(3)               393,368         613,345          571,187         1.45        7,140,000    10/16/02
     53      L(48),D(72)                    398,985         685,533          557,630         1.40        8,500,000      9/3/02
     54      L(48),D(72)                    384,207         748,414          705,612         1.84        8,750,000     7/15/02
     55      L(28),D(91),O(1)               380,967         580,295          513,686         1.35        6,500,000     11/1/02
     56      L(48),D(69),O(3)               360,888         543,211          532,011         1.47        7,100,000     10/7/02
     57      L(48),D(69),O(3)               356,650         565,210          547,994         1.54        6,500,000     9/19/02
     58      L(48),D(71),O(1)               397,878         529,799          529,799         1.33        6,600,000     11/5/02
     59      L(48),D(72)                    352,536         579,836          537,673         1.53        6,700,000     6/26/02
     60      L(26),D(91),O(3)               333,440         467,788          415,452         1.25        6,900,000      1/8/03
     61      L(26),D(93),O(1)               348,850         541,692          485,730         1.39        6,550,000     1/10/03
     62      L(48),D(72)                    388,237         616,676          587,421         1.51        7,600,000     4/10/02
     63      L(48),D(72)                    307,380         522,080          506,469         1.65        7,000,000     12/1/02
     64      L(36),D(82),O(2)               301,904         430,903          417,110         1.38        5,700,000     9/27/02
     65      L(28),D(92)                    305,051         394,733          393,221         1.29        5,460,000     10/7/02
     66      L(26),D(91),O(3)               338,417         554,135          554,135         1.64        6,600,000     11/4/02
     67      L(60),D(204)                   446,491         446,491          446,491         1.00        4,500,000      2/9/02
     68      L(26),D(91),O(3)               324,099         514,430          503,530         1.55        5,800,000    11/11/02
    68a                                                                                                  3,300,000    11/11/02
    68b                                                                                                  2,500,000    11/11/02
     69      L(48),D(71),O(1)               286,859         423,870          411,427         1.43        5,010,000     8/23/02
     70      L(27),D(90),O(3)               323,500         529,282          448,941         1.39        5,700,000    10/16/02
     71      L(48),D(71),O(1)               299,366         428,273          428,273         1.43        5,000,000     11/5/02
     72      L(48),D(71),O(1)               302,388         393,805          393,805         1.30        4,900,000     11/5/02
     73      L(48),D(72)                    269,684         428,013          396,034         1.47        4,900,000    10/21/02
     74      L(27),D(31),O(2)               240,687         350,436          324,936         1.35        4,500,000     12/2/02
     75      L(27),D(91),O(2)               257,237         448,039          399,097         1.55        5,500,000    11/10/02
     76      L(48),D(71),O(1)               279,663         378,792          378,792         1.35        4,700,000     10/4/02
     77      L(48),D(72)                    254,907         415,738          389,135         1.53        4,600,000      7/2/02
     78      L(48),D(69),O(3)               243,556         392,867          364,754         1.50        4,200,000    10/25/02
     79      L(26),D(91),O(3)               245,555         378,682          350,825         1.43        4,440,000     12/2/02
     80      L(36),D(81),O(3)               224,710         344,086          330,943         1.47        4,140,000     9/23/02
     81      L(27),D(30),O(3)               210,086         322,166          292,743         1.39        3,800,000     10/1/02
     82      L(28),D(92)                    218,158         293,234          291,785         1.34        3,900,000     8/28/02
     83      L(26),D(91),O(3)               235,502         385,705          350,679         1.49        4,000,000    11/13/02
     84      L(60),D(204)                   314,628         314,628          314,628         1.00        3,200,000      2/3/03
     85      L(27),D(90),O(3)               208,067         285,180          282,912         1.36        3,575,000    10/28/02
     86      L(48),D(72)                    202,530         302,677          283,444         1.40        3,650,000     11/1/02
     87      L(28),D(89),O(3)               216,813         374,324          332,371         1.53        4,200,000     10/2/02
     88      L(27),D(31),O(2)               198,581         418,377          380,918         1.92        5,100,000    11/10/02
     89      L(28),D(89),O(3)               200,191         279,601          279,601         1.40        3,480,000     10/7/02
     90      L(48),D(71),O(1)               203,569         280,061          280,061         1.38        3,400,000     11/5/02
     91      L(26),D(56),O(2)               187,845         330,429          292,505         1.56        3,600,000    12/12/02
     92      L(48),D(11),O(1)               178,914         309,058          289,416         1.62        3,600,000    10/13/02
     93      L(26),YM1%(91),O(3)            202,464         307,544          266,352         1.32        3,500,000    12/31/02
     94      L(26),D(91),O(3)               196,893         260,942          259,310         1.32        3,300,000    11/21/02
     95      L(60),D(204)                   268,536         268,536          268,536         1.00        2,700,000      2/8/03
     96      L(48),D(71),O(1)               179,620         255,097          255,097         1.42        3,000,000     11/5/02
     97      L(36),D(45),O(3)               167,700         288,001          272,503         1.62        3,200,000     7/24/02
     98      L(48),D(69),O(3)               161,349         246,013          232,761         1.44        3,100,000    11/12/02
     99      L(27),D(90),O(3)               165,892         258,873          251,943         1.52        3,275,000    11/21/02
    100      L(48),D(71),O(1)               170,371         266,760          250,862         1.47        3,300,000    11/18/02
    101      L(28),D(92)                    147,511         251,920          244,038         1.65        3,200,000     8/17/02
    102      L(26),D(91),O(3)               154,873         219,183          212,093         1.37        2,720,000    11/21/02
    103      L(27),D(30),O(3)               142,353         232,964          214,618         1.51        2,700,000     11/1/02
    104      L(36),D(82),O(2)               144,974         232,049          219,481         1.51        2,700,000     10/2/02
    105      L(30),D(87),O(3)               147,772         323,823          284,573         1.93        2,950,000      7/2/02
    106      L(31),D(86),O(3)               151,030         216,845          198,172         1.31        2,460,000     4/22/02
    107      L(48),D(36)                    129,848         177,739          177,739         1.37        2,150,000     8/27/02
    108      L(28),D(56)                    131,437         183,979          180,690         1.37        2,500,000     8/17/02
    109      L(27),D(90),O(3)               112,911         176,739          155,695         1.38        2,000,000     9/11/02
    110      L(28),D(92)                     87,307         137,269          130,863         1.50        1,625,000      8/8/02
    111      L(48),D(72)                    106,016         143,324          143,324         1.35        1,740,000     4/12/02
    112      L(26),D(93),O(1)                75,564         108,601           97,351         1.29        1,370,000     1/10/03
    112a                                                                                                   670,000     1/10/03
    112b                                                                                                   700,000     1/10/03
    113      L(26),D(91),O(3)                63,712          95,309           91,429         1.44        1,200,000     10/1/02
    114      L(26),D(93),O(1)                53,762          95,087           87,087         1.62        1,100,000     1/10/03

              CUT-OFF         SCHEDULED     UW HOSPITALITY                                                    SQ.FT.
  CONTROL      DATE           MATURITY/        AVERAGE               YEAR                    YEAR             BED/PAD
    NO.       LTV (%)        ARD LTV (%)    DAILY AVERAGE            BUILT                RENOVATED           OR ROOM        UNIT
------------------------------------------------------------------------------------------------------------------------------------
     1            57.3            47.6                0              2000                                  1,653,278 (14)  Sq Feet
     2         53.1 (3)           49.5                0              2000                                            333   Units
     3         63.4 (1)           47.0                0              1977                    1994           1,275,742 (2)  Sq Feet
     4            57.3            48.2                0              1912                 1998-2002              227,685   Sq Feet
     5            74.3            65.4                0              1977                 1994-1995          637,358 (16)  Sq Feet
     6            79.5            67.7                0              1980                                        398,387   Sq Feet
     7            80.0            80.0                0              1997                                            450   Units
     8            80.0            67.9                0              1984                    2002                291,799   Sq Feet
     9            61.2            61.2                0              1997                                        444,618   Sq Feet
     10           75.8            71.9                0            1999/2000                                         444   Units
     11           76.4            64.9                0              1987                                        192,717   Sq Feet
     12           71.3            71.3                0            1998-2001                                         464   Units
     13           77.4            65.5                0              1990                                        235,142   Sq Feet
     14           61.8            58.3                0              1983                                        453,255   Sq Feet
     15           77.7            65.7                0              1985                                            223   Pads
     16           78.3            66.7                0              1987                                        102,284   Sq Feet
     17           74.5            63.3                0              1985                                        136,183   Sq Feet
     18           76.1            57.4                0            1993-1994                                     139,181   Sq Feet
     19           78.1            66.6                0              1982                    1996                137,644   Sq Feet
     20           79.1            79.1                0              1996                                            228   Units
     21           79.4            59.1                0              2001                                        100,283   Sq Feet
     22           71.3            60.2                0              1974                                        107,183   Sq Feet
     23           72.8            68.2                0              1978                    1996                187,225   Sq Feet
     24           79.3            79.3                0              1996                                            200   Units
     25           78.0            66.4                0              1952                    2000                 99,203   Sq Feet
     26           66.8            57.5                0              1924                                        180,465   Sq Feet
     27           62.3            49.8           196.00              1972                    1998                     90   Rooms
     28           59.4            55.1                0              1962              1993 & 2001/2002          121,097   Sq Feet
     29           58.4            46.3            98.24              1997                                            156   Rooms
    29a                                          108.34              1997                                             90   Rooms
    29b                                           79.58              1997                                             66   Rooms
     30           78.5            66.6                0            1991-1992                                     132,086   Sq Feet
     31           79.8            66.9                0              2002                                         49,600   Sq Feet
     32           71.8            61.3                0              1958                 2000/2001              112,141   Sq Feet
     33           71.9            57.1                0              1991                                        196,266   Sq Feet
     34           79.8            68.1                0              1998                                        135,197   Sq Feet
     35           76.0            64.5                0              1985                                         91,808   Sq Feet
     36           67.6            56.6                0              1989                                         98,096   Sq Feet
     37           80.0            75.9                0              1986                                            224   Units
     38           62.2            49.3            84.13              1987                    2002                    129   Rooms
     39           79.7            67.2                0         1962,1963,1974            1999-2000                  218   Units
     40           77.6            72.8                0              1923                    1985                 53,347   Sq Feet
     41           75.8            64.4                0              1981                    2002                 94,209   Sq Feet
     42           75.5            70.3                0              1982                                        117,589   Sq Feet
     43           79.9            67.6                0            1984/2000                                     149,757   Sq Feet
     44           65.1            55.0                0              2002                                             20   Units
     45           76.3            60.2                0              1973                                            540   Pads
     46           77.1            66.1                0              2001                                         36,358   Sq Feet
     47           79.9            68.0                0              1980                                         54,900   Sq Feet
     48           73.0            59.8                0              1914                    1970                552,485   Sq Feet
     49           77.3            71.9                0              1963                    2002                    191   Units
     50           63.9            58.7                0            1981/1983                                     115,048   Sq Feet
     51           73.9            62.8                0              1999                                         15,000   Sq Feet
     52           76.2            64.8                0              1989                                         74,526   Sq Feet
     53           63.3            54.3                0              1921                  on-going              135,199   Sq Feet
     54           59.3            50.8                0              1986                                        193,105   Sq Feet
     55           79.8            68.2                0              1925                    2002                 62,331   Sq Feet
     56           70.3            59.8                0              2002                                         27,966   Sq Feet
     57           76.7            65.1                0            2001-2002                                      45,658   Sq Feet
     58           75.5            53.2                0              1978                                            157   Units
     59           72.8            62.0                0              2001                                         45,000   Sq Feet
     60           66.6            56.6                0              1980                                         55,238   Sq Feet
     61           69.9            60.3                0              1960                    1989                 90,793   Sq Feet
     62           60.2            53.6                0              1988                                         77,284   Sq Feet
     63           61.3            52.0                0              1990                                         24,780   Sq Feet
     64           74.4            63.1                0              1986                                         98,476   Sq Feet
     65           77.4            65.9                0              2001                                         15,712   Sq Feet
     66           63.5            50.0            84.69              2000                                             87   Rooms
     67           91.6             0.0                0              1999                                         16,708   Sq Feet
     68           68.8            54.3                0             Various                Various                   218   Pads
    68a                                                              1968                                            124   Pads
    68b                                                              1955                    1965                     94   Pads
     69           79.7            67.6                0              2000                                         25,242   Sq Feet
     70           70.0            55.2                0              1927                    2002                 61,038   Sq Feet
     71           79.7            61.2                0            1985,1986                                         162   Units
     72           77.2            54.4                0              1976                                            148   Units
     73           74.3            63.6                0        1927,72,73,97,98            on-going               48,208   Sq Feet
     74           78.9            73.4                0              1961                    2002                    102   Units
     75           63.5            54.3                0              1975                                         43,739   Sq Feet
     76           74.3            58.3                0         1994/97/98/2001                                   75,800   Sq Feet
     77           74.8            64.1                0           1960 & 1986                                     30,975   Sq Feet
     78           79.8            68.0                0              1966                                        109,480   Sq Feet
     79           73.8            63.3                0              1999                                         27,792   Sq Feet
     80           74.7            63.6                0              2001                                         15,418   Sq Feet
     81           78.8            73.6                0              1920                                         19,592   Sq Feet
     82           76.7            65.4                0              2002                                         14,490   Sq Feet
     83           74.2            58.1                0              1961                    1998                 51,265   Sq Feet
     84           90.8             0.0                0              1999                                         11,180   Sq Feet
     85           78.9            67.4                0              2000                                         15,120   Sq Feet
     86           76.5            65.2                0              2000                                         26,341   Sq Feet
     87           66.5            57.7                0              2002                                         22,251   Sq Feet
     88           54.3            50.9                0              1984                                            126   Units
     89           78.8            67.2                0              1978                                            160   Units
     90           79.7            61.2                0              1979                                            112   Units
     91           74.9            67.4                0              1975                                         30,875   Sq Feet
     92           74.8            69.4                0              1987                                         35,062   Sq Feet
     93           75.6            65.3                0              2002                                         54,000   Sq Feet
     94           79.6            68.3                0              2002                                         10,880   Sq Feet
     95           91.8             0.0                0              1999                                         11,180   Sq Feet
     96           79.7            61.2                0              1977                                            103   Units
     97           71.7            65.1                0            1984/1988                                      24,321   Sq Feet
     98           70.9            60.5                0              1999                                          8,490   Sq Feet
     99           65.8            56.9                0              2000                                         10,908   Sq Feet
    100           64.6            56.4                0              2002                                         13,824   Sq Feet
    101           63.4            54.0                0              2002                                          6,701   Sq Feet
    102           74.4            64.2                0              2000                                         10,908   Sq Feet
    103           73.9            67.5                0              1972                                         85,000   Sq Feet
    104           73.8            62.9                0              1987                                         26,810   Sq Feet
    105           67.5            57.9                0              1966                                            157   Units
    106           72.9            64.6                0              1989                                         46,660   Sq Feet
    107           79.6            68.2                0              1984                                             60   Units
    108           67.7            58.3                0              2002                                          4,100   Sq Feet
    109           69.8            55.0                0              1973                    1988                 40,636   Sq Feet
    110           79.7            66.6                0              1995                    2002                 13,800   Sq Feet
    111           74.4            59.0                0              1970                                             60   Pads
    112           73.8            63.3                0             Various                                           45   Units
    112a                                              0              1925                                             24   Units
    112b                                              0              1926                                             21   Units
    113           69.9            60.2                0              1901                                             13   Units
    114           65.4            56.1                0              1924                    1981                     32   Units

            LOAN                      RENT                                                      LARGEST
CONTROL     PER       OCCUPANCY       ROLL              OWNERSHIP                                TENANT
  NO.       UNIT      PERCENTAGE      DATE              INTEREST                                  NAME
--------------------------------------------------------------------------------------------------------------------------------
   1           112     98.9 (15)     1/31/03     Fee Simple              Macy's
   2       333,333      95.2 (3)     1/9/03      Fee Simple
   3            67      94.4 (1)     2/12/03     Fee Simple              Sears
   4           372        100.0      12/9/02     Fee Simple              SFX Entertainment
   5           102     95.0 (15)     10/1/02     Fee Simple              Bloomingdale's
   6           122         88.2      1/1/03      Fee Simple              Merrill Lynch
   7        78,222         95.1      12/9/02     Fee Simple
   8           121         86.9      1/1/03      Fee Simple              Prime Communications/Comcast
   9            67        100.0      2/3/03      Fee Simple              Lowe's Home Centers
   10       56,306         84.5      12/5/02     Fee Simple
   11          127         90.4     11/30/02     Fee Simple              Linowes & Blocher
   12       47,629         97.8     10/31/02     Fee Simple
   13           94         92.9     12/30/02     Fee Simple              Food Lion
   14           48         81.0     12/24/02     Fee Simple              International Shipholding
   15       89,565        100.0      1/1/03      Fee Simple
   16          176        100.0      1/24/03     Fee Simple              GSA State Department
   17          125         90.4     11/30/02     Fee Simple              Oleen Healthcare Information
   18          116        100.0     12/16/02     Fee Simple              Albertson's
   19          113         85.6      1/1/03      Fee Simple              Merrill Lynch
   20       67,149         86.4      1/6/03      Fee Simple
   21          149         88.0     11/14/02     Fee Simple              Staples
   22          124         99.3     11/15/02     Fee Simple              Fraternal Order of Eagles
   23           71         94.4      12/1/02     Fee Simple              Republic Bank (6)
   24       65,650         87.0      1/6/03      Fee Simple
   25          126        100.0     11/20/02     Fee Simple              And 1
   26           66         93.9     12/31/02     Fee Simple              Universal Church
   27      127,293         51.2     12/31/02     Fee Simple
   28           93         85.2     12/11/02     Fee Simple              Los Angeles Unified School District
   29       71,154         87.8                  Fee Simple
  29a                      89.7                  Fee Simple
  29b                      85.1                  Fee Simple
   30           78        100.0      1/8/03      Fee Simple              Food 4 Less (Fleming)
   31          206        100.0     12/31/02     Fee Simple              Office Depot
   32           80         87.5      10/1/02     Fee Simple              Winn-Dixie Stores, Inc.
   33           43         98.5      1/6/03      Fee Simple              Burlington Coat Factory Warehouse of Turnersville, Inc. (4)
   34           62        100.0      12/4/02     Fee Simple              Lowe's Home Centers, Inc.
   35           90         96.4     12/12/02     Fee Simple              TJ Maxx
   36           83         90.1     12/30/02     Fee Simple              Marshall's
   37       35,000         94.2     12/13/02     Fee Simple
   38       57,364         82.0                  Fee Simple
   39       33,472         92.7      9/30/02     Fee Simple
   40          135         87.0      1/1/03      Fee Simple              JT2 Integrated Resources
   41           74         96.4      1/30/03     Fee Simple              Team Health, Inc (8)
   42           59         94.3      11/1/02     Fee Simple              Explorer Pipeline Service Co.
   43           46        100.0     12/10/02     Fee Simple              Kroger
   44      341,736         90.0     12/13/02     Fee Simple
   45       12,017        100.0      1/1/03      Fee Simple
   46          178         93.4      6/18/02     Fee Simple              Petco Animal Supplies
   47          116         77.8      1/1/03      Fee Simple              Janney Montgomery Scott
   48           12         92.6      1/2/03      Fee Simple              Mansfield Paper Company
   49       33,167         95.3     10/25/02     Fee Simple
   50           54        100.0     11/19/02     Fee Simple              Big Lots
   51          399        100.0      12/4/02     Fee Simple              Williams-Sonoma Stores, Inc.
   52           73        100.0      12/1/02     Fee Simple              Save Mart
   53           40         88.1      9/1/02      Fee Simple & Leasehold  Gallagher, Sharp, Fulton & Norman
   54           27         92.9      1/2/03      Fee Simple              Dunlap's (10)
   55           83         91.5      12/5/02     Fee Simple              James D. Butler
   56          178        100.0     12/17/02     Fee Simple              Smart & Final
   57          109        100.0      9/24/02     Fee Simple              Office Depot
   58       31,720         93.0      1/10/03     Fee Simple
   59          108         97.7      9/12/02     Fee Simple              ECMC
   60           83         68.8      1/1/03      Fee Simple              Reisman, Peirez & Reisman L
   61           50        100.0      1/7/03      Fee Simple              MK Tools
   62           59         94.0     10/23/02     Fee Simple              Office Max
   63          173        100.0     11/21/02     Fee Simple              Blockbuster Video
   64           43        100.0      9/13/02     Fee Simple              Academy Sports
   65          269        100.0     11/18/02     Fee Simple              Walgreens
   66       48,194         70.1                  Fee Simple
   67          247        100.0      2/9/02      Fee Simple               Thrifty Payless, Inc.
   68       18,317         95.4      1/22/03     Fee Simple
  68a                      96.8      1/22/03     Fee Simple
  68b                      93.6      1/22/03     Fee Simple
   69          158         90.3      12/5/02     Fee Simple              Fox Creek Liquors,Inc.
   70           65         91.8     12/16/02     Fee Simple              Didi Hersh Psychiatric
   71       24,612         98.8     10/25/02     Fee Simple
   72       25,573         98.0     10/25/02     Fee Simple
   73           75         98.2      10/1/02     Fee Simple              Dr. Stanley S. Moles
   74       34,819         97.1     10/25/02     Fee Simple
   75           80         96.4     10/25/02     Fee Simple              First Union
   76           46         71.6      11/4/02     Fee Simple
   77          111        100.0      6/30/02     Fee Simple              Hollywood Video
   78           31         97.9      11/1/02     Fee Simple              Woodcrest 98-7 J.V.
   79          118         89.9      1/30/03     Fee Simple              Fashion Bug
   80          200        100.0     11/18/02     Fee Simple              Windermere/Cronin & Caplan
   81          153        100.0      1/1/03      Fee Simple              Country Curtains
   82          206        100.0     11/14/02     Fee Simple              Walgreen Co.
   83           58        100.0      12/1/02     Fee Simple              Vintage Vending
   84          260        100.0      2/3/03      Fee Simple               Rite Aid of New Jersey, Inc.
   85          186        100.0     10/28/02     Fee Simple              Walgreen Co.
   86          106         84.1      9/10/02     Fee Simple              Fashion Avenue
   87          126        100.0      1/2/03      Fee Simple              AT&T Wireless
   88       21,976         83.3      2/4/03      Fee Simple
   89       17,137         90.0      9/17/02     Fee Simple
   90       24,208         98.2     10/25/02     Fee Simple
   91           87         89.7      12/1/02     Fee Simple              ei3 Corporation
   92           77         89.7     12/18/02     Fee Simple              Asiana Market
   93           49         94.4      1/9/03      Fee Simple              Fielder's Choice
   94          241        100.0     11/21/02     Fee Simple              St. Cloud CVS, LLC
   95          222        100.0      2/8/03      Fee Simple               Rite Aid of New Hampshire, Inc.
   96       23,226         91.3     10/25/02     Fee Simple
   97           94         88.3      9/3/02      Fee Simple              Eastern Ventura Urgent Care, Inc.
   98          259        100.0      11/1/02     Fee Simple              The Amish Market
   99          198        100.0     11/21/02     Fee Simple              Eckerd Corporation
  100          154        100.0      1/28/03     Fee Simple              Eckerd Corporation
  101          303        100.0      12/9/02     Fee Simple              Starbucks
  102          185        100.0     11/21/02     Fee Simple              Eckerd Corporation
  103           23         91.2      10/1/02     Fee Simple              Brookshire Brothers
  104           74         83.9     11/22/02     Fee Simple              Fry Road Animal Clinic
  105       12,680         92.4      1/15/03     Fee Simple
  106           38        100.0      1/20/03     Fee Simple              Food Lion
  107       28,537        100.0      9/30/02     Fee Simple
  108          413        100.0     11/20/02     Fee Simple              AT&T Wireless
  109           34        100.0     12/31/02     Fee Simple              United Auto Supply
  110           94        100.0      12/3/02     Fee Simple              Dollar Tree Stores
  111       21,580         96.7     11/14/02     Fee Simple
  112       22,460        100.0     12/20/02     Fee Simple
  112a                    100.0     12/20/02     Fee Simple
  112b                    100.0     12/20/02     Fee Simple
  113       64,534         92.3     12/30/02     Fee Simple
  114       22,471        100.0     12/20/02     Fee Simple

                 LARGEST          LARGEST                     2ND LARGEST                     2ND LARGEST       2ND LARGEST
  CONTROL      TENANT AREA     TENANT LEASE                     TENANT                        TENANT AREA       TENANT LEASE
    NO.      LEASED (SQ. FT.)    EXP. DATE                       NAME                      LEASED (SQ. FT.)      EXP. DATE
-------------------------------------------------------------------------------------------------------------------------------
     1             209,947         NAP (11)   Foley's                                              200,544          NAP (11)
     2
     3             200,071         2/28/17    Kaufmann's                                           192,711          3/14/07
     4             200,644         9/30/20    McDonald's                                        27,041 (12)         9/30/20
     5             293,346         NAP (11)   Saks Fifth Avenue                                    107,000          1/31/15
     6              55,340         8/31/07    Allstate Insurance Company                            37,711         10/31/07
     7
     8              72,431         5/31/04    Amisys (7)                                            70,763         12/31/06
     9             140,000         8/31/18    Target                                               138,000          1/31/18
     10
     11             37,640        11/30/03    Pike & Fischer                                        17,670          1/31/09
     12
     13             45,250         2/25/21    Gold's Gym                                            24,000          4/30/10
     14             30,648        12/31/08    Hoffman, Siegel, Seydel                               16,669          7/31/06
     15
     16             88,446         9/15/04    Woelfel Research Inc.                                 10,159          6/30/03
     17             15,231        12/31/04    Media Cybernetics                                     11,814          2/28/07
     18             58,523         3/30/19    Hollywood Video                                        7,300          1/13/08
     19              9,077         9/30/06    Ease Technologies, Inc.                                8,414          4/30/07
     20
     21             23,942         7/31/16    Petco                                                 13,803          6/30/11
     22              8,981         2/28/05    Tartulio                                               6,425          1/31/05
     23             44,376        12/13/04    JSA Healthcare                                        23,657          8/31/07
     24
     25             39,162         2/14/05    The Simkiss Agency (5)                                22,524          6/30/04
     26             57,237        10/31/08    Garnik Assatourian                                     6,120          4/30/05
     27
     28             15,266         6/10/11    One Price Clothing                                    10,150          7/31/04
     29
    29a
    29b
     30             49,950         8/13/06    Pep Boys                                              21,843           9/4/12
     31              9,600         3/14/13    Car Toys, Inc.                                         6,000          6/30/12
     32             48,166         7/16/17    Family Dollar Stores, Inc.                            10,539         12/31/07
     33             90,000        11/30/09    L.A. Fitness International LLC                        60,017          9/30/15
     34            135,197         7/31/19
     35             33,020         1/31/07    Trader Joe's East                                     10,000          9/30/11
     36             25,677         1/31/06    Michael's Store                                       17,880          2/28/05
     37
     38
     39
     40              8,107         8/31/06    Echo Group Inc.                                        5,625         12/31/06
     41             50,212         4/30/14    JAJ Holdings Company                                  20,000          9/30/12
     42             27,405        12/31/07    Bates Insurance                                       13,699          3/31/08
     43             47,114         3/31/20    Big Lots                                              34,710          1/31/05
     44
     45
     46             13,600         6/30/16    Mattress King                                          4,000          6/30/06
     47              7,200         7/31/06    Wachovia Securities, Inc.                              5,494         11/30/03
     48            123,621         9/30/06    Baystate Medical Center                               53,263         12/31/03
     49
     50             35,000         5/31/07    Long's Drugs                                          25,800          2/28/08
     51             15,000         3/15/15
     52             50,233         1/31/09    Bay Area Credit Service                                5,880          9/14/04
     53             43,926        12/31/05    Playhouse Square Foundation                           16,150         11/30/12
     54             34,596         1/31/07    Goody's Family Clothing                               22,560         10/31/09
     55              6,352         5/31/05    Nexage Consulting                                      5,000         12/31/05
     56             19,966         8/31/17    Super Laundry                                          3,000         12/31/12
     57             20,515        10/31/16    Arnwine Furnishing                                    10,625         10/31/07
     58
     59             15,000         8/31/05    BNFL Instruments, Inc.                                 7,500          6/30/06
     60             11,500         3/31/06    Prudential Securities Inc.                             8,749          3/31/10
     61             21,472         7/31/06    Sectran                                               11,795          8/31/03
     62             20,472         8/31/06    Yes Less                                              18,262           8/8/11
     63              7,000         6/30/06    Discount Auto Parts, Inc.                              5,487          7/31/06
     64             57,312         7/31/22    Circuit City                                          41,164          1/31/14
     65             15,712         2/28/62
     66
     67             16,708         7/31/21
     68
    68a
    68b
     69              5,254        11/30/10    Blockbuster Video                                      3,523         10/31/05
     70              7,186         5/31/04    Linden Center                                          6,913          3/31/05
     71
     72
     73              8,055         1/24/08    Raymond James                                          5,283          7/31/04
     74
     75              8,905         1/31/07    Professional Billing                                   5,832         12/31/04
     76
     77              5,750         12/2/07    Apartment Directory                                    3,554          3/14/07
     78             20,800         9/14/04    Massimo's Dallas, Inc.                                18,500         10/30/07
     79              8,000         1/31/06    Hollywood Video                                        5,000         12/31/09
     80              8,267        10/31/11    Tucci Italian Restaurant                               2,524          8/31/12
     81              4,956         9/30/07    The Knit Shop, Inc.                                    1,988         12/31/06
     82             14,490         8/12/77
     83             21,300         8/31/04    Turf Products Corporation                             16,500         11/24/09
     84             11,180         7/31/21
     85             15,120         3/31/20                                                               0
     86              6,246         4/30/06    Rent-A-Center                                          4,183          5/31/07
     87              3,300         1/22/07    Must Be Heaven                                         2,390          6/30/07
     88
     89
     90
     91              9,490         5/31/07    Richard J. Weiner, PC                                  2,760         11/30/04
     92              8,638         8/31/07    Nain Zu Wang & Yu Ying                                 4,095          7/31/07
     93             10,500         7/31/07    Lumber Liquidators                                     4,500         10/31/06
     94             10,880         1/31/25                                                               0
     95             11,180         7/31/21
     96
     97              3,710         3/31/08    International Church of the Foursquare Gospel          2,640          8/31/03
     98              8,200         3/31/21    A NG Cleaners                                            290         10/31/11
     99             10,908        12/31/24                                                               0
    100             13,824         8/31/22                                                               0
    101              1,400         9/20/12    Payday Loan                                            1,212         11/21/07
    102             10,908         3/31/20                                                               0
    103             45,000         3/31/11    Palais Royal                                          15,000          1/31/05
    104              4,024        10/31/11    Shrimp's Cajun Cafe                                    3,990          3/31/05
    105
    106             29,000        12/31/08    Family Dollar                                         10,460         12/31/05
    107
    108              2,500         7/11/12    Starbucks                                              1,600          7/18/12
    109             10,036         4/30/07    Dollar General                                        10,010          1/31/07
    110              8,280        12/31/07    Payless Shoe                                           2,990          9/30/12
    111
    112
    112a
    112b
    113
    114

                             3RD LARGEST                   3RD LARGEST      3RD LARGEST
  CONTROL                      TENANT                      TENANT AREA      TENANT LEASE
    NO.                         NAME                     LEASED (SQ. FT.)    EXP. DATE
-------------------------------------------------------------------------------------------
     1       JCPenney                                           162,347          NAP (11)
     2
     3       JCPenney                                           126,994           NAP (2)
     4
     5       Pottery Barn                                        24,974          1/31/12
     6       Healthcare Partners, IPA                            25,768          1/31/12
     7
     8       ADP                                                 19,904          5/31/04
     9       Regal Cinemas                                       65,641          6/30/17
     10
     11      Atlantech Online Inc.                               10,300          7/31/12
     12
     13      Trinity Evangelical Lutheran Church                 12,800          9/30/10
     14      Kensignton Poydras, LLC                             14,043          7/31/10
     15
     16      Northeast Energy Services, Inc.                      2,355          2/28/03
     17      NOAA Office of Enforcement                          10,254          5/31/03
     18      Mi Cocina                                            6,888          8/31/07
     19      Christopher Tsien, PC                                8,311          5/31/06
     20
     21      Mattress Firm                                        5,000          3/31/06
     22      Jerry's Systems Inc.                                 6,400          6/30/07
     23      Kobie Marketing                                      9,256          3/31/03
     24
     25      Verizon                                             19,223          1/31/07
     26      Karapet Naapetyan                                    5,189          4/30/05
     27
     28      Mayfair Adult Daycare                                9,490          6/30/05
     29
    29a
    29b
     30      Jo-Ann Fabrics                                      16,173          1/31/08
     31      Washington Mutual Bank                               4,000         11/30/07
     32      Blockbuster Videos, Inc.                             5,600         11/30/02
     33      Joyce Leslie                                        11,210          4/30/06
     34
     35      Kids Classic                                         6,760          3/31/07
     36      Coconuts Records                                     5,113          1/31/05
     37
     38
     39
     40      City of Oakland (One Stop Capital)                   4,535          9/30/04
     41      Travel Trails                                       10,500          6/30/05
     42      Spectrum Field Services, Inc.                        8,000          7/31/05
     43      Auto Zone                                            9,600          5/31/06
     44
     45
     46      Fitness Gallery                                      4,000          7/31/07
     47      Metropolitan Life Insurance                          5,156          9/30/04
     48      The Lexington Group                                 45,496         12/31/04
     49
     50      Factory 2-U Stores, Inc.                            12,637         12/31/04
     51
     52      Academy of Arts & Ballet                             4,080          7/31/05
     53      Great Lakes Theater Festival                         5,730          5/31/03
     54      Hastings Entertainment                              21,000          7/31/11
     55      Timothy Hott Esq                                     3,000         12/31/10
     56      Upper House                                          1,700         12/31/07
     57      Chili's, Inc., Romano's Macaroni Grill               7,368         11/30/16
     58
     59      Santa Fe Trust                                       7,500          4/30/06
     60      Urocare Associates of NY                             5,301          1/31/12
     61      Interchange Group                                   11,795           6/8/04
     62      Salon Versailles                                    10,279          5/31/06
     63      Sigma Mercury Service, Inc. dba Mail Boxes, Etc.     1,560         10/31/06
     64                                                               0
     65
     66
     67
     68
    68a
    68b
     69      Washington Mutual Bank                               2,812         12/31/07
     70      Angotti Productions, Inc.                            4,620           7/4/03
     71
     72
     73      Premier Medical Cons                                 5,128          8/31/06
     74
     75      Piper Esteva Green                                   4,782          5/31/04
     76
     77      Chicago for Ribs                                     3,071          7/31/07
     78      C&R Bindery                                         18,000          2/28/04
     79      CiCi's Pizza                                         4,500          6/30/12
     80      Chico's Fas Inc.                                     2,200          8/31/06
     81      Showcase Studios                                     1,529          7/31/14
     82
     83      NewVid, Inc.                                         5,000         10/31/07
     84
     85                                                               0
     86      Mid-K Beauty Supply                                  3,618          5/31/06
     87      Horizon Medical                                      2,197         10/31/07
     88
     89
     90
     91      Business Information & Technology Group              2,578          9/30/05
     92      U.S. Armed Forces                                    3,907          6/30/05
     93      Detection & Suppression                              3,000         10/31/04
     94                                                               0
     95
     96
     97      7-Eleven                                             2,400          7/31/04
     98                                                               0
     99                                                               0
    100                                                               0
    101      Subway                                               1,157         10/22/12
    102                                                               0
    103      Eckerd Drugs of Texas, Inc. - Store 2509            10,000         12/27/09
    104      China Dynasty                                        2,450         10/31/05
    105
    106      Movie Gallery, Inc.                                  4,200          8/31/03
    107
    108                                                               0
    109      Fabulous Feet                                        4,600          9/30/07
    110      Sally                                                1,480         10/31/08
    111
    112
    112a
    112b
    113
    114

(1) At closing, the Sponsor posted three Letters of Credit in the aggregate amount of $7,700,000 which represent the loan proceeds allocable to the difference between the current underwritten net cash flow and the 2003-04 underwritten net cash flow. Occupancy, LTV, NCF, and DSCR are based on 2003/04 occupancy, value and cash flow. Occupancy reflects overall mall occupancy.
(2) Reflects total gross leasable area of the property including anchor stores. The Westmoreland Mall Mortgaged Property totals 561,245 square feet and is comprised of 414,769 square feet of in-line mall and shopping center space and 146,476 square feet of additional retail space. In addition, eight groundleased parcels, but not the improvements thereon (except for a portion of the improvements on one such outparcel pad) are collateral. The JCPenney store and pad are not part of the collateral.
(3) At closing, the Sponsor provided three Letters of Credit in the aggregate amount of $9,000,000 as additional collateral for the loan, which may be reduced for TI/LC's and used for additional credit enhancement. LTV, NCF and DSCR are based on 2003/04 value and cash flow. Occupancy reflects the residential portion of the property only.
(4) Cash flow sweep to commence with the earlier of either the date Burlington delivers notice of its intention to terminate its lease or 12 months prior to expiration of the Burlington lease, if the tenant does not renew.
(5) $220,000 reserve will be refunded to Borrower, if Simkiss signs lease extension.
(6) $300,000 annually will be escrowed during the first two years of the loan for the Republic Bank rollover.
(7) If by 1/1/06 the TI/LC Escrow is less than $1,000,000 and the AMISYS, LLC lease has not been extended until at least 12/31/11, then the Add'l Deposit shall be deposited into the TI/LC Escrow per the Deed of Trust.
(8) At closing, the Borrower posted Letters of Credit for Team Health Occupancy Rent Reserve ($220,000) and general TI/LC.
(9) Includes $3,320,572 of Tax Incentive Financing income payments made to Stonebriar Centre Borrower.
(10)     Dunlap's pays 3.5% of total gross sales toward rent.
(11)     Not applicable, as anchor owns store and pad.
(12) McDonald's sublets its square feet from SFX Entertainment, which leases the entire building.
(13) With regard to cross-collateralized mortgage loans, each such mortgage loan with a particular letter designation in the "Cross-Collateralized Groups" column is cross-collateralized with those mortgage loans with the same letter designation.
(14) Reflects total gross leasable area of the property including anchor stores. The Stonebriar Centre Mortgaged Property totals 694,322 square feet and is comprised of 438,295 square feet of in-line mall space, 161,467 square feet of additional retail space and a 24 screen, 94,560 square foot movie theater. In addition, 5 outparcel pads but not the improvements, are collateral.
(15)     Reflects overall mall occupancy.
(16) Reflects total gross leasable area of the property including anchor stores. The Riverside Square Mortgaged Property totals 344,012 square feet and is comprised of one junior anchor store with 24,974 square feet and in-line and storage space totaling 212,038 square feet.

                                    ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL































                                     A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-2-1

                               AMORTIZATION TYPES
                                 (MORTGAGE POOL)


                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                             NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES             LOANS         BALANCE          BALANCE        BALANCE
------------------          ----------- ----------------- -------------- --------------
Amortizing Balloon ........      98      $  914,984,682        66.72%     $ 9,336,578
ARD .......................       8         331,155,263        24.15       41,394,408
Interest Only .............       5         115,740,000         8.44       23,148,000
Fully Amortizing ..........       3           9,505,436         0.69        3,168,479
                                ---      --------------       ------      -----------
TOTAL/AVG/WTD AVG: ........     114      $1,371,385,381       100.00%     $12,029,696



                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR      RATE(1)      RATE
------------------          -------------- -------------- ----------- ----------- ----------
Amortizing Balloon ........  $111,000,000        68.7%        1.57x       93.98%     5.822%
ARD .......................   184,358,064        65.3         1.76        96.60      5.579
Interest Only .............    35,200,000        73.3         2.09        94.83      5.201
Fully Amortizing ..........     4,121,859        91.4         1.00       100.00      8.595
                             ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ........  $184,358,064        68.4%        1.66x       94.75%     5.730%

-------
(1)  Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-2

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                 (MORTGAGE POOL)




                                                TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS         BALANCE          BALANCE        BALANCE
-----------------------       ----------- ----------------- -------------- --------------
50.01 - 55.00 ...............       2      $  113,768,952         8.30%     $56,884,476
55.01 - 60.00 ...............       5         296,682,704        21.63       59,336,541
60.01 - 65.00 ...............      13         188,171,474        13.72       14,474,729
65.01 - 70.00 ...............      14          55,640,153         4.06        3,974,297
70.01 - 75.00 ...............      28         214,509,136        15.64        7,661,041
75.01 - 80.00 ...............      49         493,107,526        35.96       10,063,419
85.01  (greater than) = .....       3           9,505,436         0.69        3,168,479
                                  ---      --------------       ------      -----------
TOTAL/AVG/WTD AVG: ..........     114      $1,371,385,381       100.00%     $12,029,696



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(1)      RATE
-----------------------       -------------- -------------- ----------- ----------- ----------
50.01 - 55.00 ...............  $111,000,000        53.1%        1.70x       94.91%     5.599%
55.01 - 60.00 ...............   184,358,064        57.4         2.07        98.60      5.367
60.01 - 65.00 ...............    85,000,000        62.7         1.89        93.97      5.570
65.01 - 70.00 ...............    11,884,945        67.4         1.44        92.13      6.221
70.01 - 75.00 ...............    65,000,000        73.3         1.48        94.96      5.879
75.01 - 80.00 ...............    48,436,006        78.3         1.42        92.84      5.864
85.01  (greater than) = .....     4,121,859        91.4         1.00       100.00      8.595
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $184,358,064        68.4%       1.66x        94.75%     5.730%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans: 68.42%.

-------
(1)  Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-3

                          ORIGINAL TERM TO MATURITY(1)
                                 (MORTGAGE POOL)


                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS       NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)            LOANS         BALANCE          BALANCE        BALANCE
--------------------         ----------- ----------------- -------------- --------------
 49 -  60 ..................      16      $  276,873,997        20.19%     $17,304,625
 61 -  72 ..................       1          35,200,000         2.57       35,200,000
 73 -  84 ..................       7          43,100,897         3.14        6,157,271
109 - 120 ..................      85         975,540,099        71.14       11,476,942
169 - 180 ..................       2          31,164,953         2.27       15,582,477
253 - 264 ..................       3           9,505,436         0.69        3,168,479
                                 ---      --------------       ------      -----------
TOTAL/AVG/WTD AVG: .........     114      $1,371,385,381       100.00%     $12,029,696



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(2)      RATE
--------------------         -------------- -------------- ----------- ----------- ----------
 49 -  60 ..................  $111,000,000        62.9%        1.77x       93.01%     5.459%
 61 -  72 ..................    35,200,000        80.0         1.77        95.11      5.280
 73 -  84 ..................    15,310,000        75.9         1.60        89.94      5.926
109 - 120 ..................   184,358,064        68.7         1.64        95.43      5.762
169 - 180 ..................    16,206,765        77.7         1.25        94.22      6.505
253 - 264 ..................     4,121,859        91.4         1.00       100.00      8.595
                              ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .........  $184,358,064        68.4%        1.66x       94.75%     5.730%

Weighted Average Original Term to Maturity: 108 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-4


                          REMAINING TERM TO MATURITY(1)
                                 (MORTGAGE POOL)


                                                TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             LOANS         BALANCE          BALANCE        BALANCE
--------------------          ----------- ----------------- -------------- --------------
 49 -  60 ...................      17      $  312,073,997        22.76%     $18,357,294
 73 -  84 ...................       7          43,100,897         3.14        6,157,271
109 - 120 ...................      85         975,540,099        71.14       11,476,942
169 - 180 ...................       2          31,164,953         2.27       15,582,477
217 - 228 ...................       3           9,505,436         0.69        3,168,479
                                  ---      --------------       ------      -----------
TOTAL/AVG/WTD AVG: ..........     114      $1,371,385,381       100.00%     $12,029,696



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)              BALANCE          LTV          DSCR      RATE(2)      RATE
--------------------          -------------- -------------- ----------- ----------- ----------
 49 -  60 ...................  $111,000,000        64.8%        1.77x       93.24%     5.438%
 73 -  84 ...................    15,310,000        75.9         1.60        89.94      5.926
109 - 120 ...................   184,358,064        68.7         1.64        95.43      5.762
169 - 180 ...................    16,206,765        77.7         1.25        94.22      6.505
217 - 228 ...................     4,121,859        91.4         1.00       100.00      8.595
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $184,358,064        68.4%        1.66x       94.75%     5.730%

Weighted Average Remaining Term to Maturity: 105 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-5
                      MORTGAGED PROPERTIES BY PROPERTY TYPE
                                 (MORTGAGE POOL)


                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
------------                 --------------- ----------------- -------------- --------------
Retail .....................        53        $  631,242,845     46.03 %       $11,910,242
Office .....................        25           370,551,026     27.02          14,822,041
Multifamily ................        24           283,236,293     20.65          11,801,512
Hotel ......................         5            34,149,169      2.49           6,829,834
Mobile Home Park ...........         5            31,750,023      2.32           6,350,005
Industrial/Warehouse .......         4            16,966,232      1.24           4,241,558
Self Storage ...............         1             3,489,793      0.25           3,489,793
                                   ---        --------------   -------         -----------
TOTAL/AVG/WTD AVG: .........       117        $1,371,385,381    100.00%         $11,721,243



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR      RATE(1)      RATE
-------------                -------------- -------------- ----------- ----------- ----------
Retail .....................  $184,358,064       67.2 %        1.75x   96.71 %        5.637%
Office .....................    84,805,688       71.1          1.54    92.27          5.934
Multifamily ................   111,000,000       67.3          1.64    93.31          5.495
Hotel ......................    11,456,333       61.2          1.61       --          6.527
Mobile Home Park ...........    19,973,012       76.2          1.45    99.29          6.094
Industrial/Warehouse .......     6,390,288       73.9          1.46    95.95          6.272
Self Storage ...............     3,489,793       74.3          1.35    71.63          6.350
                              ------------       ----          ----    -----          -----
TOTAL/AVG/WTD AVG: .........  $184,358,064       68.4%         1.66x   94.75%         5.730%

-------
(1)   Weighted mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-6


                         CUT-OFF DATE PRINCIPAL BALANCES
                                 (MORTGAGE POOL)


                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                  NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)         LOANS         BALANCE          BALANCE        BALANCE
--------------------------       ----------- ----------------- -------------- --------------
          1 -   2,000,000. .....      12      $   17,729,365         1.29%     $  1,477,447
  2,000,001 -   4,000,000 ......      35         103,924,608         7.58         2,969,275
  4,000,001 -   6,000,000. .....      17          81,834,389         5.97         4,813,788
  6,000,001 -   8,000,000 ......      14          95,712,596         6.98         6,836,614
  8,000,001 -  10,000,000 ......       5          42,297,715         3.08         8,459,543
 10,000,001 -  15,000,000. .....      11         133,234,660         9.72        12,112,242
 15,000,001 -  20,000,000. .....       6         102,102,814         7.45        17,017,136
 20,000,001 -  25,000,000. .....       5         115,549,476         8.43        23,109,895
 25,000,001 -  50,000,000. .....       4         148,836,006        10.85        37,209,001
 50,000,001 -  75,000,000. .....       1          65,000,000         4.74        65,000,000
 75,000,001 - 100,000,000. .....       2         169,805,688        12.38        84,902,844
100,000,001 - 125,000,000. .....       1         111,000,000         8.09       111,000,000
150,000,001 - 185,000,000. .....       1         184,358,064        13.44       184,358,064
                                     ---      --------------       ------      ------------
TOTAL/AVG/WTD AVG: .............     114      $1,371,385,381       100.00%     $ 12,029,696



                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                    PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)          BALANCE          LTV          DSCR      RATE(1)      RATE
--------------------------       -------------- -------------- ----------- ----------- ----------
          1 -   2,000,000. .....  $  1,994,292        72.6%        1.48x       95.73%     6.196%
  2,000,001 -   4,000,000 ......     3,993,214        74.8         1.43        95.07      6.241
  4,000,001 -   6,000,000. .....     5,987,010        71.3         1.44        95.33      6.284
  6,000,001 -   8,000,000 ......     7,840,000        74.6         1.48        93.35      5.931
  8,000,001 -  10,000,000 ......     8,973,777        73.4         1.44        94.41      6.099
 10,000,001 -  15,000,000. .....    14,958,188        71.7         1.50        93.91      6.050
 15,000,001 -  20,000,000. .....    19,973,012        77.3         1.39        94.15      6.039
 20,000,001 -  25,000,000. .....    25,000,000        72.7         1.54        89.24      5.661
 25,000,001 -  50,000,000. .....    48,436,006        76.1         1.74        91.90      5.554
 50,000,001 -  75,000,000. .....    65,000,000        74.3         1.38        95.00      5.773
 75,000,001 - 100,000,000. .....    85,000,000        60.4         2.00        97.20      5.285
100,000,001 - 125,000,000. .....   111,000,000        53.1         1.69        95.20      5.590
150,000,001 - 185,000,000. .....   184,358,064        57.3         2.07        98.93      5.225
                                  ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .............  $184,358,064        68.4%        1.66x       94.75%     5.730%

Average Cut-off Date Principal Balance: $12,029,696.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-7

                                 U/W NCF DSCR
                                 (MORTGAGE POOL)


                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF              NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                        LOANS         BALANCE          BALANCE        BALANCE
-------                     ----------- ----------------- -------------- --------------
(less than) = 1.19 ... .....       3      $    9,505,436         0.69%     $ 3,168,479
1.20 - 1.29 ................       9         158,182,876        11.53       17,575,875
1.30 - 1.39 ................      32         234,744,979        17.12        7,335,781
1.40 - 1.49 ................      26         206,604,715        15.07        7,946,335
1.50 - 1.59 ................      19          90,001,179         6.56        4,736,904
1.60 - 1.69 ................      15         209,703,767        15.29       13,980,251
1.70 - 1.79 ................       1          35,200,000         2.57       35,200,000
1.80 - 1.89 ................       2          90,185,137         6.58       45,092,569
1.90 - 1.99 ................       4          38,093,540         2.78        9,523,385
2.00  (greater than) = .....       3         299,163,752        21.81       99,721,251
                                 ---      --------------       ------      -----------
TOTAL/AVG/WTD AVG: .........     114      $1,371,385,381       100.00%     $12,029,696



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR      RATE(1)      RATE
--------                     -------------- -------------- ----------- ----------- ----------
(less than) = 1.19 ... .....  $  4,121,859        91.4%        1.00x      100.00%     8.595%
1.20 - 1.29 ................    48,436,006        78.5         1.27        90.01      6.093
1.30 - 1.39 ................    65,000,000        73.3         1.36        94.27      6.058
1.40 - 1.49 ................    25,000,000        75.8         1.45        92.48      5.883
1.50 - 1.59 ................    11,456,333        72.5         1.54        96.39      6.175
1.60 - 1.69 ................   111,000,000        61.3         1.66        94.10      5.729
1.70 - 1.79 ................    35,200,000        80.0         1.77        95.11      5.280
1.80 - 1.89 ................    85,000,000        63.2         1.83        94.32      5.119
1.90 - 1.99 ................    22,100,000        66.4         1.93        92.77      5.208
2.00  (greater than) = .....   184,358,064        57.7         2.19        99.34      5.255
                              ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .........  $184,358,064        68.4%        1.66x       94.75%     5.730%

Weighted Average U/W NCF DSCR: 1.66x.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-8


                               OCCUPANCY RATES(1)
                (MORTGAGE POOL/EXCLUDING HOSPITALITY PROPERTIES)


                                                    TOTAL         % BY TOTAL       AVERAGE
                                                 CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                 NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                      OF PROPERTIES       BALANCE          BALANCE        BALANCE
--------                      --------------- ----------------- -------------- --------------
65.01 - 70.00 ...............         1        $    4,593,930         0.34%     $ 4,593,930
70.01 - 75.00 ...............         1             3,489,793         0.26        3,489,793
75.01 - 80.00 ...............         1             6,391,555         0.48        6,391,555
80.01 - 85.00 ...............         5            54,510,706         4.08       10,902,141
85.01 - 90.00 ...............        16           195,890,176        14.65       12,243,136
90.01 - 95.00 ...............        25           321,340,584        24.03       12,853,623
95.01  (greater than) = .....        63           751,019,467        56.16       11,920,944
                                    ---        --------------       ------      -----------
TOTAL/AVG/WTD AVG: ..........       112        $1,337,236,212       100.00%     $11,939,609



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                         BALANCE          LTV          DSCR        RATE       RATE
---------                     -------------- -------------- ----------- ----------- ----------
65.01 - 70.00 ...............  $  4,593,930        66.6%        1.25x       68.80%     6.070%
70.01 - 75.00 ...............     3,489,793        74.3         1.35        71.63      6.350
75.01 - 80.00 ...............     6,391,555        79.9         1.45        77.77      6.070
80.01 - 85.00 ...............    25,000,000        69.0         1.46        82.98      5.749
85.01 - 90.00 ...............    48,436,006        76.6         1.39        87.42      5.950
90.01 - 95.00 ...............    85,000,000        71.3         1.55        93.42      5.697
95.01  (greater than) = .....   184,358,064        65.3         1.80        98.49      5.641
                               ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $184,358,064        68.6%        1.66x       94.75%     5.710%

(1) Weighted average occupancy rate for all mortgaged real properties other than hospitality properties: 94.75%.

                                                                     ANNEX A-2-9


                          REMAINING AMORTIZATION TERMS
                                 (MORTGAGE POOL)

                                                  TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)       OF LOANS       BALANCE          BALANCE        BALANCE
--------------------------       ---------- ----------------- -------------- --------------
IO(1) ..........................       5     $  115,740,000         8.44%     $ 23,148,000
217 - 228 ......................       3          9,505,436         0.69         3,168,479
253 - 264 ......................       2          8,764,851         0.64         4,382,425
265 - 276 ......................       1        111,000,000         8.09       111,000,000
277 - 288 ......................       2         18,500,000         1.35         9,250,000
289 - 300 ......................      16        145,251,832        10.59         9,078,240
313 - 324 ......................       1          1,994,292         0.15         1,994,292
325 - 336 ......................       4         75,140,288         5.48        18,785,072
349 - 360 ......................      79        800,682,994        58.38        10,135,228
361  (greater than) = ..........       1         84,805,688         6.18        84,805,688
                                     ---     --------------       ------      ------------
TOTAL/AVG/WTD AVG: .............     114     $1,371,385,381       100.00%     $ 12,029,696



                                      MAXIMUM
                                   CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING                   PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MONTHS)           BALANCE           LTV          DSCR      RATE(2)      RATE
--------------------------        ---------------- -------------- ----------- ----------- ----------
IO(1) ..........................  $  35,200,000         73.3%        2.09x       94.83%     5.201%
217 - 228 ......................      4,121,859         91.4         1.00       100.00      8.595
253 - 264 ......................      4,980,029         76.2         1.32        95.14      5.660
265 - 276 ......................    111,000,000         53.1         1.69        95.20      5.590
277 - 288 ......................     11,100,000         59.9         1.64           --      6.270
289 - 300 ......................     85,000,000         66.6         1.67        94.81      5.625
313 - 324 ......................      1,994,292         73.9         1.51        91.18      5.500
325 - 336 ......................     35,200,000         78.6         1.30        90.23      5.938
349 - 360 ......................    184,358,064         70.2         1.58        94.47      5.803
361  (greater than) = ..........     84,805,688         57.3         2.17       100.00      5.520
                                  -------------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .............  $ 184,358,064         68.4%        1.66x       94.75%     5.730%

Weighted Average Remaining Amortization Term: 340 months.(3)

-------
(1)   Interest-only up to maturity date.

(2)   Excludes mortgage loans secured by hospitality properties.

(3) Excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-2-10


                                 MORTGAGE RATES
                                 (MORTGAGE POOL)


                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
---------                 ---------- ----------------- -------------- --------------
4.501 - 4.750 ...........       1     $   30,000,000         2.19%     $30,000,000
4.751 - 5.000 ...........       1         22,100,000         1.61       22,100,000
5.001 - 5.250 ...........       6        316,125,280        23.05       52,687,547
5.251 - 5.500 ...........       6         56,557,149         4.12        9,426,191
5.501 - 5.750 ...........      13        245,559,700        17.91       18,889,208
5.751 - 6.000 ...........      26        348,703,170        25.43       13,411,660
6.001 - 6.250 ...........      29        177,113,717        12.91        6,107,370
6.251 - 6.500 ...........      16         99,319,277         7.24        6,207,455
6.501 - 6.750 ...........       9         46,449,764         3.39        5,161,085
6.751 - 7.000 ...........       2         13,587,754         0.99        6,793,877
7.251 - 7.500 ...........       1          1,792,250         0.13        1,792,250
7.501 - 7.750 ...........       1          4,571,884         0.33        4,571,884
8.501 - 8.750 ...........       3          9,505,436         0.69        3,168,479
                              ---     --------------       ------      -----------
TOTAL/AVG/WTD AVG: ......     114     $1,371,385,381       100.00%     $12,029,696



                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE(1)      RATE
--------                  -------------- -------------- ----------- ----------- ----------
4.501 - 4.750 ...........  $ 30,000,000        61.2%        3.01x      100.00%     4.690%
4.751 - 5.000 ...........    22,100,000        71.3         1.93        97.84      5.000
5.001 - 5.250 ...........   184,358,064        61.2         1.94        95.89      5.163
5.251 - 5.500 ...........    35,200,000        77.6         1.66        94.50      5.348
5.501 - 5.750 ...........   111,000,000        59.6         1.81        97.04      5.575
5.751 - 6.000 ...........    65,000,000        75.9         1.42        93.35      5.886
6.001 - 6.250 ...........    48,436,006        75.4         1.41        92.09      6.113
6.251 - 6.500 ...........    21,955,669        68.0         1.40        88.79      6.404
6.501 - 6.750 ...........    16,206,765        71.9         1.39        99.31      6.623
6.751 - 7.000 ...........    11,456,333        62.6         1.54       100.00      6.978
7.251 - 7.500 ...........     1,792,250        72.9         1.31       100.00      7.500
7.501 - 7.750 ...........     4,571,884        60.2         1.51        94.00      7.560
8.501 - 8.750 ...........     4,121,859        91.4         1.00       100.00      8.595
                           ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ......  $184,358,064        68.4%        1.66x       94.75%     5.730%

Weighted Average Mortgage Rate: 5.730%.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                                 (MORTGAGE POOL)


                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
-----------------------       ---------- ----------------- -------------- --------------
(less than) = 0.00 .... .....       3     $    9,505,436         0.69%     $ 3,168,479
45.01 - 50.00 ...............       8        499,312,921        36.41       62,414,115
50.01 - 55.00 ...............      10         40,480,875         2.95        4,048,087
55.01 - 60.00 ...............      23        146,601,012        10.69        6,373,957
60.01 - 65.00 ...............      26        173,021,913        12.62        6,654,689
65.01 - 70.00 ...............      33        356,841,427        26.02       10,813,377
70.01 - 75.00 ...............       7         74,141,798         5.41       10,591,685
75.01 - 80.00 ...............       4         71,480,000         5.21       17,870,000
                                  ---     --------------       ------      -----------
TOTAL/AVG/WTD AVG: ..........     114     $1,371,385,381       100.00%     $12,029,696



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(2)      RATE
-----------------------       -------------- -------------- ----------- ----------- ----------
(less than) = 0.00 .... .....  $  4,121,859        91.4%        1.00x      100.00%     8.595%
45.01 - 50.00 ...............   184,358,064        57.7         1.93        97.41      5.416
50.01 - 55.00 ...............     5,384,565        65.0         1.55        93.87      6.228
55.01 - 60.00 ...............    21,955,669        68.8         1.43        90.86      6.269
60.01 - 65.00 ...............    30,000,000        72.3         1.71        95.97      5.825
65.01 - 70.00 ...............    65,000,000        77.6         1.38        93.47      5.922
70.01 - 75.00 ...............    25,000,000        75.0         1.59        91.78      5.258
75.01 - 80.00 ...............    35,200,000        79.7         1.70        91.65      5.464
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $184,358,064        68.4%        1.66x       94.75%     5.730%

Weighted Average Maturity Date LTV Ratio: 58.50%.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-12

                               PROPERTIES BY STATE
                                 (MORTGAGE POOL)


                                             TOTAL         % BY TOTAL
                                          CUT-OFF DATE    CUT-OFF DATE
                            NUMBER         PRINCIPAL       PRINCIPAL
STATE                   OF PROPERTIES       BALANCE         BALANCE
-----                  --------------- ----------------- -------------
  TX .................        21        $  282,384,687        20.59%
  NY .................         9           271,115,551        19.77
  CA .................        19           124,721,123         9.09
  MD .................         6           106,813,241         7.79
  PA .................         2            97,473,288         7.11
  NJ .................         6            87,264,874         6.36
  FL .................        14            57,923,065         4.22
  VA .................         4            46,031,852         3.36
  NV .................         2            42,496,851         3.10
  GA .................         3            33,187,388         2.42
  DE .................         1            30,000,000         2.19
  WA .................         2            28,440,000         2.07
  TN .................         2            27,084,777         1.97
  AL .................         3            24,396,053         1.78
  LA .................         1            21,955,669         1.60
  OK .................         3            15,159,971         1.11
  IN .................         2            11,101,110         0.81
  MA .................         2             8,381,061         0.61
  WV .................         1             6,840,804         0.50
  ME .................         1             6,488,973         0.47
  AZ .................         2             5,487,398         0.40
  NH .................         2             5,448,872         0.40
  OH .................         1             5,384,565         0.39
  NM .................         1             4,880,356         0.36
  IL .................         1             4,227,286         0.31
  MN .................         2             3,993,214         0.29
  CO .................         1             3,991,311         0.29
  NC .................         1             3,489,793         0.25
  OR .................         1             3,090,828         0.23
  SC .................         1             2,131,421         0.16
                             ---        --------------       ------
  TOTAL: .............       117        $1,371,385,381       100.00%

                                   ANNEX A-3
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

























                                     A-3-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-3-1

                               AMORTIZATION TYPES
                               (LOAN GROUP NO. 1)


                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                             NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES             LOANS         BALANCE          BALANCE        BALANCE
------------------          ----------- ----------------- -------------- --------------
Amortizing Balloon ........      76      $  796,738,367        68.25%     $10,483,400
ARD .......................       8         331,155,263        28.37       41,394,408
Interest Only .............       1          30,000,000         2.57       30,000,000
Fully Amortizing ..........       3           9,505,436         0.81        3,168,479
                                 --      --------------       ------      -----------
TOTAL/AVG/WTD AVG: ........      88      $1,167,399,065       100.00%     $13,265,898



                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR      RATE(1)      RATE
------------------          -------------- -------------- ----------- ----------- ----------
Amortizing Balloon ........  $111,000,000        67.7%        1.59x       94.08%     5.847%
ARD .......................   184,358,064        65.3         1.76        96.60      5.579
Interest Only .............    30,000,000        61.2         3.01       100.00      4.690
Fully Amortizing ..........     4,121,859        91.4         1.00       100.00      8.595
                             ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ........  $184,358,064        67.0%        1.67x       95.02%     5.764%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-2

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 1)


                                                TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS         BALANCE          BALANCE        BALANCE
-----------------------       ----------- ----------------- -------------- --------------
50.01 - 55.00 ...............       1      $  111,000,000         9.51%     $111,000,000
55.01 - 60.00 ...............       5         296,682,704        25.41        59,336,541
60.01 - 65.00 ...............      13         188,171,474        16.12        14,474,729
65.01 - 70.00 ...............       9          41,263,427         3.53         4,584,825
70.01 - 75.00 ...............      25         190,103,610        16.28         7,604,144
75.01 - 80.00 ...............      32         330,672,415        28.33        10,333,513
85.01  (greater than) = .....       3           9,505,436         0.81         3,168,479
                                   --      --------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........      88      $1,167,399,065       100.00%     $ 13,265,898



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(1)      RATE
-----------------------       -------------- -------------- ----------- ----------- ----------
50.01 - 55.00 ...............  $111,000,000        53.1%        1.69x       95.20%     5.590%
55.01 - 60.00 ...............   184,358,064        57.4         2.07        98.60      5.367
60.01 - 65.00 ...............    85,000,000        62.7         1.89        93.97      5.570
65.01 - 70.00 ...............    11,884,945        67.6         1.42        92.01      6.253
70.01 - 75.00 ...............    65,000,000        73.5         1.43        94.59      5.974
75.01 - 80.00 ...............    48,436,006        78.3         1.36        92.89      6.025
85.01  (greater than) = .....     4,121,859        91.4         1.00       100.00      8.595
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $184,358,064        67.0%        1.67x       95.02%     5.764%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans: 67.02%.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-3

                          ORIGINAL TERM TO MATURITY(1)
                               (LOAN GROUP NO. 1)


                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS       NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)            LOANS         BALANCE          BALANCE        BALANCE
-------------------          ----------- ----------------- -------------- --------------
49 - 60 ....................      10      $  209,278,560        17.93%     $20,927,856
73 - 84 ....................       4          12,948,666         1.11        3,237,166
109 - 120 ..................      69         904,501,450        77.48       13,108,717
169 - 180 ..................       2          31,164,953         2.67       15,582,477
253 - 264 ..................       3           9,505,436         0.81        3,168,479
                                  --      --------------       ------      -----------
TOTAL/AVG/WTD AVG: .........      88      $1,167,399,065       100.00%     $13,265,898



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(2)      RATE
-------------------          -------------- -------------- ----------- ----------- ----------
49 - 60 ....................  $111,000,000        59.2%        1.81x       93.46%     5.563%
73 - 84 ....................     6,266,495        68.1         1.57        95.77      6.226
109 - 120 ..................   184,358,064        68.2         1.66        95.36      5.748
169 - 180 ..................    16,206,765        77.7         1.25        94.22      6.505
253 - 264 ..................     4,121,859        91.4         1.00       100.00      8.595
                              ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .........  $184,358,064        67.0%        1.67x       95.02%     5.764%

Weighted Average Original Term to Maturity: 112 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-4

                          REMAINING TERM TO MATURITY(1)
                               (LOAN GROUP NO. 1)


                                                TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             LOANS         BALANCE          BALANCE        BALANCE
-------------------           ----------- ----------------- -------------- --------------
49 - 60 .....................      10      $  209,278,560        17.93%     $20,927,856
73 - 84 .....................       4          12,948,666         1.11        3,237,166
109 - 120 ...................      69         904,501,450        77.48       13,108,717
169 - 180 ...................       2          31,164,953         2.67       15,582,477
217 - 228 ...................       3           9,505,436         0.81        3,168,479
                                   --      --------------       ------      -----------
TOTAL/AVG/WTD AVG: ..........      88      $1,167,399,065       100.00%     $13,265,898



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)              BALANCE          LTV          DSCR      RATE(2)      RATE
-------------------           -------------- -------------- ----------- ----------- ----------
49 - 60 .....................  $111,000,000        59.2%        1.81x       93.46%     5.563%
73 - 84 .....................     6,266,495        68.1         1.57        95.77      6.226
109 - 120 ...................   184,358,064        68.2         1.66        95.36      5.748
169 - 180 ...................    16,206,765        77.7         1.25        94.22      6.505
217 - 228 ...................     4,121,859        91.4         1.00       100.00      8.595
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $184,358,064        67.0%        1.67x       95.02%     5.764%

Weighted Average Remaining Term to Maturity: 109 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-5

                      MORTGAGED PROPERTIES BY PROPERTY TYPE
                               (LOAN GROUP NO. 1)


                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                    NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                   OF PROPERTIES       BALANCE          BALANCE        BALANCE
-------------                  --------------- ----------------- -------------- --------------
Retail .......................        53        $  631,242,845        54.07%     $ 11,910,242
Office .......................        25           370,551,026        31.74        14,822,041
Multifamily ..................         1           111,000,000         9.51       111,000,000
Hotel ........................         5            34,149,169         2.93         6,829,834
Industrial/Warehouse .........         4            16,966,232         1.45         4,241,558
Self Storage .................         1             3,489,793         0.30         3,489,793
                                      --        --------------       ------      ------------
TOTAL/AVG/WTD AVG: ...........        89        $1,167,399,065       100.00%     $ 13,116,843



                                   MAXIMUM
                                CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                      BALANCE          LTV          DSCR      RATE(1)      RATE
-------------                  -------------- -------------- ----------- ----------- ----------
Retail .......................  $184,358,064        67.2%        1.75x       96.71%     5.637%
Office .......................    84,805,688        71.1         1.54        92.27      5.934
Multifamily ..................   111,000,000        53.1         1.69        95.20      5.590
Hotel ........................    11,456,333        61.2         1.61           --      6.527
Industrial/Warehouse .........     6,390,288        73.9         1.46        95.95      6.272
Self Storage .................     3,489,793        74.3         1.35        71.63      6.350
                                ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ...........  $184,358,064        67.0%        1.67x       95.02%     5.764%

(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-6

                         CUT-OFF DATE PRINCIPAL BALANCES
                               (LOAN GROUP NO. 1)

                                                    TOTAL         % BY TOTAL       AVERAGE
                                                 CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                   NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          LOANS         BALANCE          BALANCE        BALANCE
--------------------------        ----------- ----------------- -------------- --------------
1. - 2,000,000. .................       6      $   10,162,822         0.87%     $  1,693,804
2,000,001. - 4,000,000. .........      27          77,993,357         6.68         2,888,643
4,000,001. - 6,000,000. .........      16          76,854,360         6.58         4,803,398
6,000,001. - 8,000,000. .........       9          60,917,114         5.22         6,768,568
8,000,001. - 10,000,000. ........       5          42,297,715         3.62         8,459,543
10,000,001. - 15,000,000. .......      10         120,104,660        10.29        12,010,466
15,000,001. - 20,000,000. .......       4          66,819,803         5.72        16,704,951
20,000,001. - 25,000,000. .......       3          68,449,476         5.86        22,816,492
25,000,001. - 50,000,000. .......       3         113,636,006         9.73        37,878,669
50,000,001. - 75,000,000. .......       1          65,000,000         5.57        65,000,000
75,000,001. - 100,000,000. ......       2         169,805,688        14.55        84,902,844
100,000,001. - 125,000,000. .....       1         111,000,000         9.51       111,000,000
150,000,001. - 185,000,000. .....       1         184,358,064        15.79       184,358,064
                                       --      --------------       ------      ------------
TOTAL/AVG/WTD AVG: ..............      88      $1,167,399,065       100.00%     $ 13,265,898



                                      MAXIMUM
                                   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                     PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)           BALANCE          LTV          DSCR      RATE(1)      RATE
--------------------------        -------------- -------------- ----------- ----------- ----------
1. - 2,000,000. .................  $  1,994,292        72.8%        1.43x       95.11%     6.162%
2,000,001. - 4,000,000. .........     3,991,311        74.8         1.43        95.23      6.375
4,000,001. - 6,000,000. .........     5,987,010        71.0         1.44        95.50      6.325
6,000,001. - 8,000,000. .........     7,400,000        73.8         1.51        92.72      6.072
8,000,001. - 10,000,000. ........     8,973,777        73.4         1.44        94.41      6.099
10,000,001. - 15,000,000. .......    14,958,188        70.9         1.49        94.84      6.077
15,000,001. - 20,000,000. .......    18,000,000        76.7         1.30        94.18      6.150
20,000,001. - 25,000,000. .......    24,447,042        72.0         1.43        88.20      6.090
25,000,001. - 50,000,000. .......    48,436,006        74.8         1.73        90.91      5.639
50,000,001. - 75,000,000. .......    65,000,000        74.3         1.38        95.00      5.773
75,000,001. - 100,000,000. ......    85,000,000        60.4         2.00        97.20      5.285
100,000,001. - 125,000,000. .....   111,000,000        53.1         1.69        95.20      5.590
150,000,001. - 185,000,000. .....   184,358,064        57.3         2.07        98.93      5.225
                                   ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..............  $184,358,064        67.0%        1.67x       95.02%     5.764%

Average Cut-off Date Principal Balance: $13,265,898.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-7

                                  U/W NCF DSCR
                               (LOAN GROUP NO. 1)


                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF              NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                        LOANS         BALANCE          BALANCE        BALANCE
-------                      ----------- ----------------- -------------- --------------
(less than) = 1.19 ... .....       3      $    9,505,436         0.81%     $ 3,168,479
1.20 - 1.29 ................       8         157,172,175        13.46       19,646,522
1.30 - 1.39 ................      23         197,051,603        16.88        8,567,461
1.40 - 1.49 ................      19         144,374,491        12.37        7,598,657
1.50 - 1.59 ................      18          86,007,965         7.37        4,778,220
1.60 - 1.69 ................      11         172,704,691        14.79       15,700,426
1.80 - 1.89 ................       2          90,185,137         7.73       45,092,569
1.90 - 1.99 ................       1          11,233,815         0.96       11,233,815
2.00  (greater than) = .....       3         299,163,752        25.63       99,721,251
                                  --      --------------       ------      -----------
TOTAL/AVG/WTD AVG: .........      88      $1,167,399,065       100.00%     $13,265,898



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR      RATE(1)      RATE
-------                      -------------- -------------- ----------- ----------- ----------
(less than) = 1.19 ... .....  $  4,121,859        91.4%        1.00x      100.00%     8.595%
1.20 - 1.29 ................    48,436,006        78.5         1.27        89.94      6.091
1.30 - 1.39 ................    65,000,000        72.9         1.36        93.98      6.106
1.40 - 1.49 ................    24,447,042        75.2         1.44        92.71      6.039
1.50 - 1.59 ................    11,456,333        72.7         1.54        96.44      6.160
1.60 - 1.69 ................   111,000,000        57.5         1.67        95.48      5.744
1.80 - 1.89 ................    85,000,000        63.2         1.83        94.32      5.119
1.90 - 1.99 ................    11,233,815        59.4         1.93        85.20      5.250
2.00  (greater than) = .....   184,358,064        57.7         2.19        99.34      5.255
                              ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .........  $184,358,064        67.0%        1.67x       95.02%     5.764%

Weighted Average U/W NCF DSCR: 1.67x.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-8

                               OCCUPANCY RATES(1)
         (LOAN GROUP NO. 1 PROPERTIES EXCLUDING HOSPITALITY PROPERTIES)


                                                    TOTAL         % BY TOTAL       AVERAGE
                                                 CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                 NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                      OF PROPERTIES       BALANCE          BALANCE        BALANCE
--------                      --------------- ----------------- -------------- --------------
65.01 - 70.00 ...............         1        $    4,593,930         0.41%     $ 4,593,930
70.01 - 75.00 ...............         1             3,489,793         0.31        3,489,793
75.01 - 80.00 ...............         1             6,391,555         0.56        6,391,555
80.01 - 85.00 ...............         3            26,741,754         2.36        8,913,918
85.01 - 90.00 ...............        12           157,873,524        13.93       13,156,127
90.01 - 95.00 ...............        18           294,280,469        25.97       16,348,915
95.01  (greater than) = .....        48           639,878,870        56.46       13,330,810
                                     --        --------------       ------      -----------
TOTAL/AVG/WTD AVG: ..........        84        $1,133,249,897       100.00%     $13,491,070



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                         BALANCE          LTV          DSCR        RATE       RATE
--------                      -------------- -------------- ----------- ----------- ----------
65.01 - 70.00 ...............  $  4,593,930        66.6%        1.25x       68.80%     6.070%
70.01 - 75.00 ...............     3,489,793        74.3         1.35        71.63      6.350
75.01 - 80.00 ...............     6,391,555        79.9         1.45        77.77      6.070
80.01 - 85.00 ...............    21,955,669        64.3         1.38        81.56      6.363
85.01 - 90.00 ...............    48,436,006        76.6         1.35        87.40      5.980
90.01 - 95.00 ...............    85,000,000        70.7         1.55        93.46      5.704
95.01  (greater than) = .....   184,358,064        63.2         1.83        98.68      5.664
                               ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $184,358,064        67.2%        1.67x       95.02%     5.741%

-------
(1) Weighted Average Occupancy Rate for all mortgaged real properties other than hospitality properties: 95.02%.

                                                                     ANNEX A-3-9

                          REMAINING AMORTIZATION TERMS
                               (LOAN GROUP NO. 1)


                                                  TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)       OF LOANS       BALANCE          BALANCE        BALANCE
-------------------------        ---------- ----------------- -------------- --------------
IO(1) ..........................      1      $   30,000,000         2.57%     $ 30,000,000
217 - 228 ......................      3           9,505,436         0.81         3,168,479
265 - 276 ......................      1         111,000,000         9.51       111,000,000
277 - 288 ......................      2          18,500,000         1.58         9,250,000
289 - 300 ......................      9         122,671,805        10.51        13,630,201
313 - 324 ......................      1           1,994,292         0.17         1,994,292
325 - 336 ......................      4          75,140,288         6.44        18,785,072
349 - 360 ......................     66         713,781,555        61.14        10,814,872
361  (greater than) = ..........      1          84,805,688         7.26        84,805,688
                                     --      --------------       ------      ------------
TOTAL/AVG/WTD AVG: .............     88      $1,167,399,065       100.00%     $ 13,265,898



                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MONTHS)          BALANCE          LTV          DSCR      RATE(2)      RATE
--------------------------       -------------- -------------- ----------- ----------- ----------
IO(1) ..........................  $ 30,000,000        61.2%        3.01x      100.00%     4.690%
217 - 228 ......................     4,121,859        91.4         1.00       100.00      8.595
265 - 276 ......................   111,000,000        53.1         1.69        95.20      5.590
277 - 288 ......................    11,100,000        59.9         1.64           --      6.270
289 - 300 ......................    85,000,000        64.8         1.72        94.21      5.536
313 - 324 ......................     1,994,292        73.9         1.51        91.18      5.500
325 - 336 ......................    35,200,000        78.6         1.30        90.23      5.938
349 - 360 ......................   184,358,064        69.6         1.59        94.77      5.836
361  (greater than) = ..........    84,805,688        57.3         2.17       100.00      5.520
                                  ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .............  $184,358,064        67.0%        1.67x       95.02%     5.764%

Weighted Average Remaining Amortization Term: 340 months.(3)

-------
(1)   Interest-only up to maturity date.

(2)   Excludes mortgage loans secured by hospitality properties.

(3) Excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-3-10

                                 MORTGAGE RATES
                               (LOAN GROUP NO. 1)


                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
--------                  ---------- ----------------- -------------- --------------
4.501 - 4.750 ...........      1      $   30,000,000         2.57%     $30,000,000
5.001 - 5.250 ...........      4         283,285,280        24.27       70,821,320
5.251 - 5.500 ...........      3          11,470,665         0.98        3,823,555
5.501 - 5.750 ...........      6         218,694,983        18.73       36,449,164
5.751 - 6.000 ...........     21         290,686,480        24.90       13,842,213
6.001 - 6.250 ...........     27         172,381,018        14.77        6,384,482
6.251 - 6.500 ...........     11          86,268,376         7.39        7,842,580
6.501 - 6.750 ...........      8          45,154,939         3.87        5,644,367
6.751 - 7.000 ...........      2          13,587,754         1.16        6,793,877
7.251 - 7.500 ...........      1           1,792,250         0.15        1,792,250
7.501 - 7.750 ...........      1           4,571,884         0.39        4,571,884
8.501 - 8.750 ...........      3           9,505,436         0.81        3,168,479
                              --      --------------       ------      -----------
TOTAL/AVG/WTD AVG: ......     88      $1,167,399,065       100.00%     $13,265,898



                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE(1)      RATE
--------                   -------------- -------------- ----------- ----------- ----------
4.501 - 4.750 ...........  $ 30,000,000        61.2%        3.01x      100.00%     4.690%
5.001 - 5.250 ...........   184,358,064        59.4         1.99        96.94      5.174
5.251 - 5.500 ...........     8,180,763        70.1         1.59        91.40      5.485
5.501 - 5.750 ...........   111,000,000        57.3         1.86        97.26      5.562
5.751 - 6.000 ...........    65,000,000        76.0         1.40        93.72      5.898
6.001 - 6.250 ...........    48,436,006        75.4         1.40        92.12      6.111
6.251 - 6.500 ...........    21,955,669        67.2         1.41        86.88      6.393
6.501 - 6.750 ...........    16,206,765        71.8         1.39        99.39      6.625
6.751 - 7.000 ...........    11,456,333        62.6         1.54       100.00      6.978
7.251 - 7.500 ...........     1,792,250        72.9         1.31       100.00      7.500
7.501 - 7.750 ...........     4,571,884        60.2         1.51        94.00      7.560
8.501 - 8.750 ...........     4,121,859        91.4         1.00       100.00      8.595
                           ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ......  $184,358,064        67.0%        1.67x       95.02%     5.764%

Weighted Average Mortgage Rate: 5.764%.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                               (LOAN GROUP NO. 1)


                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
-----------------------       ---------- ----------------- -------------- --------------
(less than) = 0.00 .... .....      3      $    9,505,436         0.81%     $ 3,168,479
45.01 - 50.00 ...............      8         499,312,921        42.77       62,414,115
50.01 - 55.00 ...............      6          24,953,858         2.14        4,158,976
55.01 - 60.00 ...............     19         135,761,612        11.63        7,145,348
60.01 - 65.00 ...............     20         155,592,517        13.33        7,779,626
65.01 - 70.00 ...............     29         325,117,408        27.85       11,210,945
70.01 - 75.00 ...............      3          17,155,314         1.47        5,718,438
                                  --      --------------       ------      -----------
TOTAL/AVG/WTD AVG: ..........     88      $1,167,399,065       100.00%     $13,265,898



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(2)      RATE
-----------------------       -------------- -------------- ----------- ----------- ----------
(less than) = 0.00 .... .....  $  4,121,859        91.4%        1.00x      100.00%     8.595%
45.01 - 50.00 ...............   184,358,064        57.7         1.93        97.41      5.416
50.01 - 55.00 ...............     5,384,565        61.6         1.60        94.34      6.415
55.01 - 60.00 ...............    21,955,669        69.0         1.43        90.78      6.289
60.01 - 65.00 ...............    30,000,000        71.7         1.75        95.76      5.799
65.01 - 70.00 ...............    65,000,000        77.5         1.37        93.09      5.930
70.01 - 75.00 ...............     7,178,410        77.0         1.43        92.25      5.765
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $184,358,064        67.0%        1.67x       95.02%     5.764%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 56.43%.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-12

                               PROPERTIES BY STATE
                               (LOAN GROUP NO. 1)


                                           TOTAL           % BY TOTAL
                                        CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES         BALANCE           BALANCE
-----              ---------------   -----------------   -------------
NY .............           8          $  270,276,614          23.15%
TX .............          13             251,900,642          21.58
MD .............           5             105,518,416           9.04
CA .............          17              97,913,386           8.39
PA .............           2              97,473,288           8.35
NJ .............           6              87,264,874           7.48
FL .............          10              53,424,335           4.58
VA .............           4              46,031,852           3.94
DE .............           1              30,000,000           2.57
LA .............           1              21,955,669           1.88
AL .............           2              16,556,053           1.42
OK .............           3              15,159,971           1.30
IN .............           2              11,101,110           0.95
WV .............           1               6,840,804           0.59
GA .............           1               6,475,157           0.55
MA .............           1               6,390,288           0.55
AZ .............           2               5,487,398           0.47
NH .............           2               5,448,872           0.47
OH .............           1               5,384,565           0.46
TN .............           1               4,984,777           0.43
NM .............           1               4,880,356           0.42
IL .............           1               4,227,286           0.36
CO .............           1               3,991,311           0.34
NC .............           1               3,489,793           0.30
OR .............           1               3,090,828           0.26
SC .............           1               2,131,421           0.18
                          --          --------------         ------
TOTAL: .........          89          $1,167,399,065         100.00%

                                    ANNEX A-4
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2


























                                     A-4-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-4-1

                               AMORTIZATION TYPES
                               (LOAN GROUP NO. 2)


                                          TOTAL       % BY TOTAL       AVERAGE
                                      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                          NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES          LOANS        BALANCE        BALANCE        BALANCE
------------------       ----------- -------------- -------------- --------------
Amortizing Balloon .....      22      $118,246,316       57.97%     $ 5,374,833
Interest Only ..........       4        85,740,000       42.03       21,435,000
                              --      ------------      ------      -----------
TOTAL/AVG/WTD AVG: .....      26      $203,986,316      100.00%     $ 7,845,628



                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES           BALANCE          LTV          DSCR        RATE       RATE
------------------       -------------- -------------- ----------- ----------- ----------
Amortizing Balloon .....  $25,000,000         75.7%        1.46x       93.34%     5.650%
Interest Only ..........   35,200,000         77.5         1.76        93.02      5.380
                          -----------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .....  $35,200,000         76.4%        1.59x       93.21%     5.537%

                                                                     ANNEX A-4-2

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 2)


                                               TOTAL       % BY TOTAL       AVERAGE
                                           CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS        BALANCE        BALANCE        BALANCE
-----------------------       ----------- -------------- -------------- --------------
50.01 - 55.00 ...............       1      $  2,768,952        1.36%      $2,768,952
65.01 - 70.00 ...............       5        14,376,726        7.05        2,875,345
70.01 - 75.00 ...............       3        24,405,526       11.96        8,135,175
75.01 - 80.00 ...............      17       162,435,111       79.63        9,555,007
                                   --      ------------      ------       ----------
TOTAL/AVG/WTD AVG: ..........      26      $203,986,316      100.00%      $7,845,628



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR        RATE       RATE
-----------------------        -------------- -------------- ----------- ----------- ----------
50.01 - 55.00 ...............  $ 2,768,952        54.3%        1.92x       83.33%      5.950%
65.01 - 70.00 ...............    6,834,726        66.8         1.49        92.46       6.130
70.01 - 75.00 ...............   22,100,000        71.6         1.87        97.87       5.139
75.01 - 80.00 ...............   35,200,000        78.4         1.55        92.74       5.537
                               -----------        -----        ----       ------       ------
TOTAL/AVG/WTD AVG: ..........  $35,200,000        76.4%        1.59x       93.21%      5.537%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans: 76.43%

                                                                     ANNEX A-4-3

                          ORIGINAL TERM TO MATURITY(1)
                               (LOAN GROUP NO. 2)


                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)            LOANS        BALANCE        BALANCE        BALANCE
-------------------          ----------- -------------- -------------- --------------
49 - 60 ....................       6      $ 67,595,436       33.14%     $11,265,906
61 - 72 ....................       1        35,200,000       17.26       35,200,000
73 - 84 ....................       3        30,152,231       14.78       10,050,744
109 - 120 ..................      16        71,038,649       34.83        4,439,916
                                  --      ------------      ------      -----------
TOTAL/AVG/WTD AVG: .........      26      $203,986,316      100.00%     $ 7,845,628



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE       RATE
-------------------          -------------- -------------- ----------- ----------- ----------
49 - 60 ....................  $25,000,000        74.2%         1.65x     91.59%      5.136%
61 - 72 ....................   35,200,000        80.0          1.77      95.11       5.280
73 - 84 ....................   15,310,000        79.2          1.61      87.43       5.797
109 - 120 ..................   19,973,012        75.6          1.43      96.24       5.935
                              -----------        ----          ----      ------      ------
TOTAL/AVG/WTD AVG: .........  $35,200,000        76.4%         1.59x     93.21%      5.537%

Weighted Average Original Term to Maturity: 85 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-4-4

                          REMAINING TERM TO MATURITY(1)
                               (LOAN GROUP NO. 2)


                                               TOTAL       % BY TOTAL       AVERAGE
                                           CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             LOANS        BALANCE        BALANCE        BALANCE
-------------------           ----------- -------------- -------------- --------------
49 - 60 .....................       7      $102,795,436       50.39%     $14,685,062
73 - 84 .....................       3        30,152,231       14.78       10,050,744
109 - 120 ...................      16        71,038,649       34.83        4,439,916
                                   --      ------------      ------      -----------
TOTAL/AVG/WTD AVG: ..........      26      $203,986,316      100.00%     $ 7,845,628



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)              BALANCE          LTV          DSCR        RATE       RATE
-------------------            -------------- -------------- ----------- ----------- ----------
49 - 60 .....................  $35,200,000         76.2%        1.69x       92.80%     5.185%
73 - 84 .....................   15,310,000         79.2         1.61        87.43      5.797
109 - 120 ...................   19,973,012         75.6         1.43        96.24      5.935
                               -----------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $35,200,000         76.4%        1.59x       93.21%     5.537%

Weighted Average Remaining Term to Maturity: 83 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-4-5

                      MORTGAGED PROPERTIES BY PROPERTY TYPE
                               (LOAN GROUP NO. 2)


                                               TOTAL       % BY TOTAL       AVERAGE
                                           CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                               NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
PROPERTY TYPE              OF PROPERTIES      BALANCE        BALANCE        BALANCE
-------------             --------------- -------------- -------------- --------------
Multifamily .............        23        $172,236,293       84.44%      $7,488,534
Mobile Home Park ........         5          31,750,023       15.56        6,350,005
                                 --        ------------      ------       ----------
TOTAL/AVG/WTD AVG: ......        28        $203,986,316      100.00%      $7,285,226



                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                 BALANCE          LTV          DSCR        RATE       RATE
-------------             -------------- -------------- ----------- ----------- ----------
Multifamily .............  $35,200,000         76.5%        1.61x       92.08%     5.434%
Mobile Home Park ........   19,973,012         76.2         1.45        99.29      6.094
                           -----------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ......  $35,200,000         76.4%        1.59x       93.21%     5.537%

                                                                     ANNEX A-4-6

                         CUT-OFF DATE PRINCIPAL BALANCES
                               (LOAN GROUP NO. 2)


                                                  TOTAL       % BY TOTAL       AVERAGE
                                              CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                  NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)         LOANS        BALANCE        BALANCE        BALANCE
--------------------------       ----------- -------------- -------------- --------------
1 - 2,000,000 ..................       6      $  7,566,543        3.71%     $ 1,261,091
2,000,001 - 4,000,000 ..........       8        25,931,250       12.71        3,241,406
4,000,001 - 6,000,000 ..........       1         4,980,029        2.44        4,980,029
6,000,001 - 8,000,000 ..........       5        34,795,481       17.06        6,959,096
10,000,001 - 15,000,000 ........       1        13,130,000        6.44       13,130,000
15,000,001 - 20,000,000 ........       2        35,283,012       17.30       17,641,506
20,000,001 - 25,000,000 ........       2        47,100,000       23.09       23,550,000
25,000,001 - 40,000,000 ........       1        35,200,000       17.26       35,200,000
                                      --      ------------      ------      -----------
TOTAL/AVG/WTD AVG: .............      26      $203,986,316      100.00%     $ 7,845,628



                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                    PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)          BALANCE          LTV          DSCR        RATE       RATE
--------------------------       -------------- -------------- ----------- ----------- ----------
1 - 2,000,000 ..................  $ 1,990,773         72.3%        1.53x       96.57%     6.242%
2,000,001 - 4,000,000 ..........    3,993,214         74.8         1.46        94.57      5.836
4,000,001 - 6,000,000 ..........    4,980,029         75.5         1.33        92.99      5.660
6,000,001 - 8,000,000 ..........    7,840,000         75.8         1.42        94.33      5.684
10,000,001 - 15,000,000 ........   13,130,000         79.3         1.61        87.00      5.800
15,000,001 - 20,000,000 ........   19,973,012         78.3         1.55        94.10      5.828
20,000,001 - 25,000,000 ........   25,000,000         73.7         1.70        90.74      5.037
25,000,001 - 40,000,000 ........   35,200,000         80.0         1.77        95.11      5.280
                                  -----------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .............  $35,200,000         76.4%        1.59x       93.21%     5.537%

Average Cut-off Date Principal Balance: $7,845,628

                                                                     ANNEX A-4-7

                                  U/W NCF DSCR
                               (LOAN GROUP NO. 2)


                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF              NUMBER OF     PRINCIPAL      PRINCIPAL      PRINCIPAL
DSCR (X)                        LOANS        BALANCE        BALANCE        BALANCE
-------                      ----------- -------------- -------------- --------------
1.20 - 1.29 ................       1      $  1,010,701        0.50%     $ 1,010,701
1.30 - 1.39 ................       9        37,693,376       18.48        4,188,153
1.40 - 1.49 ................       7        62,230,224       30.51        8,890,032
1.50 - 1.59 ................       1         3,993,214        1.96        3,993,214
1.60 - 1.69 ................       4        36,999,076       18.14        9,249,769
1.70 - 1.79 ................       1        35,200,000       17.26       35,200,000
1.80  (greater than) = .....       3        26,859,726       13.17        8,953,242
                                  --      ------------      ------      -----------
TOTAL/AVG/WTD AVG: .........      26      $203,986,316      100.00%     $ 7,845,628



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR        RATE       RATE
-------                      -------------- -------------- ----------- ----------- ----------
1.20 - 1.29 ................  $ 1,010,701         73.8%        1.29x      100.00%     6.350%
1.30 - 1.39 ................    6,834,726         75.0         1.33        95.75      5.807
1.40 - 1.49 ................   25,000,000         77.3         1.47        91.94      5.522
1.50 - 1.59 ................    3,993,214         68.8         1.55        95.41      6.500
1.60 - 1.69 ................   15,310,000         79.1         1.63        88.53      5.656
1.70 - 1.79 ................   35,200,000         80.0         1.77        95.11      5.280
1.80  (greater than) = .....   22,100,000         69.3         1.93        95.94      5.191
                              -----------         ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .........  $35,200,000         76.4%        1.59x       93.21%     5.537%

Weighted Average U/W NCF DSCR: 1.59x.

                                                                     ANNEX A-4-8

                                 OCCUPANCY RATES
                               (LOAN GROUP NO. 2)


                                                   TOTAL       % BY TOTAL       AVERAGE
                                               CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                 NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                      OF PROPERTIES      BALANCE        BALANCE        BALANCE
--------                      --------------- -------------- -------------- --------------
80.01 - 85.00 ...............         2        $ 27,768,952       13.61%     $13,884,476
85.01 - 90.00 ...............         4          38,016,652       18.64        9,504,163
90.01 - 95.00 ...............         7          27,060,115       13.27        3,865,731
95.01  (greater than) = .....        15         111,140,597       54.48        7,409,373
                                     --        ------------      ------      -----------
TOTAL/AVG/WTD AVG: ..........        28        $203,986,316      100.00%     $ 7,285,226



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                         BALANCE          LTV          DSCR        RATE       RATE
--------                      -------------- -------------- ----------- ----------- ----------
80.01 - 85.00 ...............  $25,000,000         73.6%        1.53x       84.35%     5.158%
85.01 - 90.00 ...............   15,310,000         76.6         1.55        87.51      5.824
90.01 - 95.00 ...............    7,840,000         77.1         1.53        93.07      5.628
95.01  (greater than) = .....   35,200,000         76.9         1.63        97.40      5.511
                               -----------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $35,200,000         76.4%        1.59x       93.21%     5.537%

                                                                     ANNEX A-4-9

                          REMAINING AMORTIZATION TERMS
                               (LOAN GROUP NO. 2)


                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)    OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------    ---------- -------------- -------------- --------------
IO(1) .......................      4      $ 85,740,000       42.03%     $21,435,000
253 - 264 ...................      2         8,764,851        4.30        4,382,425
289 - 300 ...................      7        22,580,027       11.07        3,225,718
349 - 360 ...................     13        86,901,438       42.60        6,684,726
                                  --      ------------      ------      -----------
TOTAL/AVG/WTD AVG: ..........     26      $203,986,316      100.00%     $ 7,845,628



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MONTHS)       BALANCE          LTV          DSCR        RATE       RATE
--------------------------    -------------- -------------- ----------- ----------- ----------
IO(1) .......................  $35,200,000         77.5%        1.76x       93.02%     5.380%
253 - 264 ...................    4,980,029         76.2         1.32        95.14      5.660
289 - 300 ...................    6,488,973         76.5         1.40        97.64      6.109
349 - 360 ...................   25,000,000         75.4         1.49        92.04      5.530
                               -----------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $35,200,000         76.4%        1.59x       93.21%     5.537%

Weighted Average Remaining Amortization Term: 340 months.(2)

-------
(1)   Interest-only up to maturity date.

(2) Excluding mortgage loans that provide for payments of interest-only up to maturity date.

                                                                    ANNEX A-4-10

                                 MORTGAGE RATES
                               (LOAN GROUP NO. 2)


                                         TOTAL       % BY TOTAL       AVERAGE
                                     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                 OF LOANS      BALANCE        BALANCE        BALANCE
--------                 ---------- -------------- -------------- --------------
4.751 - 5.000 ..........      1      $ 22,100,000       10.83%     $22,100,000
5.001 - 5.250 ..........      2        32,840,000       16.10       16,420,000
5.251 - 5.500 ..........      3        45,086,484       22.10       15,028,828
5.501 - 5.750 ..........      7        26,864,717       13.17        3,837,817
5.751 - 6.000 ..........      5        58,016,690       28.44       11,603,338
6.001 - 6.250 ..........      2         4,732,699        2.32        2,366,349
6.251 - 6.500 ..........      5        13,050,901        6.40        2,610,180
6.501 - 6.750 ..........      1         1,294,825        0.63        1,294,825
                             --      ------------      ------      -----------
TOTAL/AVG/WTD AVG: .....     26      $203,986,316      100.00%     $ 7,845,628



                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                    BALANCE          LTV          DSCR        RATE       RATE
--------                 -------------- -------------- ----------- ----------- ----------
4.751 - 5.000 ..........  $22,100,000         71.3%        1.93x       97.84%     5.000%
5.001 - 5.250 ..........   25,000,000         76.8         1.54        86.79      5.070
5.251 - 5.500 ..........   35,200,000         79.5         1.68        95.29      5.313
5.501 - 5.750 ..........    7,296,851         78.6         1.38        95.28      5.682
5.751 - 6.000 ..........   19,973,012         75.8         1.55        91.50      5.826
6.001 - 6.250 ..........    2,741,926         74.0         1.62        90.99      6.169
6.251 - 6.500 ..........    6,488,973         72.8         1.40        98.10      6.480
6.501 - 6.750 ..........    1,294,825         74.4         1.35        96.67      6.570
                          -----------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: .....  $35,200,000         76.4%        1.59x       93.21%     5.537%

Weighted Average Mortgage Rate: 5.537%.

                                                                    ANNEX A-4-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                               (LOAN GROUP NO. 2)


                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS      BALANCE        BALANCE        BALANCE
-----------------------       ---------- -------------- -------------- --------------
50.01 - 55.00 ...............      4      $ 15,527,017        7.61%     $ 3,881,754
55.01 - 60.00 ...............      4        10,839,400        5.31        2,709,850
60.01 - 65.00 ...............      6        17,429,395        8.54        2,904,899
65.01 - 70.00 ...............      4        31,724,020       15.55        7,931,005
70.01 - 75.00 ...............      4        56,986,484       27.94       14,246,621
75.01 - 80.00 ...............      4        71,480,000       35.04       17,870,000
                                  --      ------------      ------      -----------
TOTAL/AVG/WTD AVG: ..........     26      $203,986,316      100.00%     $ 7,845,628



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR        RATE       RATE
-----------------------       -------------- -------------- ----------- ----------- ----------
50.01 - 55.00 ...............  $ 4,980,029         70.4%        1.48x       93.10%     5.928%
55.01 - 60.00 ...............    6,834,726         66.7         1.46        91.89      6.017
60.01 - 65.00 ...............    6,488,973         77.7         1.36        97.87      6.053
65.01 - 70.00 ...............   19,973,012         78.4         1.46        97.45      5.837
70.01 - 75.00 ...............   25,000,000         74.4         1.64        91.64      5.105
75.01 - 80.00 ...............   35,200,000         79.7         1.70        91.65      5.464
                               -----------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $35,200,000         76.4%        1.59x       93.21%     5.537%

Weighted Average Maturity Date LTV Ratio: 70.36%.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                    ANNEX A-4-12

                               PROPERTIES BY STATE
                               (LOAN GROUP NO. 2)


                                                      TOTAL         % BY TOTAL
                                                  CUT-OFF DATE     CUT-OFF DATE
                                    NUMBER          PRINCIPAL       PRINCIPAL
STATE                           OF PROPERTIES        BALANCE         BALANCE
-----                          ---------------   --------------   -------------
NV .........................           2          $ 42,496,851         20.83%
TX .........................           8            30,484,045         14.94
WA .........................           2            28,440,000         13.94
CA .........................           2            26,807,738         13.14
GA .........................           2            26,712,231         13.10
TN .........................           1            22,100,000         10.83
AL .........................           1             7,840,000          3.84
ME .........................           1             6,488,973          3.18
FL .........................           4             4,498,729          2.21
MN .........................           2             3,993,214          1.96
MA .........................           1             1,990,773          0.98
MD .........................           1             1,294,825          0.63
NY .........................           1               838,937          0.41
                                      --          ------------        ------
TOTAL/AVG/WTD AVG: .........          28          $203,986,316        100.00%

                                    ANNEX A-5
             CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS































                                     A-5-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-5

                    LB-UBS Commercial Mortgage Trust 2003-C1


                                                                      ORIGINAL         REMAINING
CONTROL                                                            INTEREST-ONLY     INTEREST-ONLY           AMORTIZATION
  NO.                             PROPERTY NAME                    PERIOD (MOS.)     PERIOD (MOS.)               TYPE
----------------------------------------------------------------------------------------------------------------------------------
   1     Stonebriar Centre                                                 0                 0       ARD
   2     Pennmark                                                         24                23       Interest-Only, Balloon
   3     Westmoreland Mall                                                 0                 0       Balloon
   4     The Candler Tower                                                 0                 0       Balloon
   5     Riverside Square                                                 23                21       Interest-Only, ARD
   6     Franklin Avenue I                                                 0                 0       Balloon
   7     Camden Bluffs Apartments                                         61                58       Interest-Only
   8     West Gude Office Park                                            18                17       Interest-Only, Balloon
   9     Brandywine Towne Center                                          60                59       Interest-Only
   10    Turnberry Place                                                  18                16       Interest-Only, Balloon
   11    1010 Wayne Avenue                                                 0                 0       ARD
   12    Monthaven Park Apartments                                        60                58       Interest-Only
   13    Festival at Old Bridge                                            0                 0       Balloon
   14    Poydras Center                                                    0                 0       Balloon
   15    Bayview Community                                                 0                 0       Balloon
   16    Cedar Hill I & III                                               18                17       Interest-Only, Balloon
   17    8484 Georgia Avenue                                               0                 0       ARD
   18    Frankford Crossing Shopping Center                                0                 0       ARD
   19    10320 Little Patuxent Parkway                                    18                17       Interest-Only, Balloon
   20    Riverpointe Apartments                                           84                83       Interest-Only
   21    Cityview Towne Crossing                                           0                 0       ARD
   22    Shady Grove                                                       0                 0       Balloon
   23    Plaza Tower                                                       0                 0       Balloon
   24    Crosspointe Apartments                                           84                83       Interest-Only
   25    Paoli Office Park                                                 0                 0       Balloon
   26    United Jewelry Building                                           0                 0       Balloon
   27    Southampton Inn and Retail                                        0                 0       Balloon
   28    Baldwin Hills Center                                              0                 0       Balloon
   29    Residence & Fairfield Inn AVR                                    12                11       Interest-Only, Balloon
   30    Centennial Plaza                                                  0                 0       Balloon
   31    Fairway Centre Shopping Center                                    0                 0       Balloon
   32    Miami Gardens Shopping Center                                     0                 0       Balloon
   33    Washington Plaza                                                  0                 0       Balloon
   34    Lowes Home Center-Oxford, Alabama                                 0                 0       Balloon
   35    Castleton Point Shopping Center                                   0                 0       Balloon
   36    Riverchase Promenade                                              0                 0       Balloon
   37    Stratford Village Apartments                                     18                16       Interest-Only, Balloon
   38    Hampton Inn - AVR                                                12                11       Interest-Only, Balloon
   39    Clocktower Apartments                                             0                 0       Balloon
   40    Dufwin Office Building                                            0                 0       Balloon
   41    Plantation Park                                                   0                 0       ARD
   42    Autumn Oaks                                                       0                 0       Balloon
   43    Fayette Square Shopping Center                                    0                 0       Balloon
   44    Seven Fountains                                                   0                 0       Balloon
   45    Pinehirst Mobile Home Park                                        0                 0       Balloon
   46    Mill Creek Walk                                                   0                 0       Balloon
   47    Franklin Avenue II                                                0                 0       Balloon
   48    Springfield Industrial                                            0                 0       Balloon
   49    Chapel Creek Apartments                                           0                 0       Balloon
   50    Tri-City Shopping Center                                          0                 0       Balloon
   51    Williams-Sonoma Building                                          0                 0       Balloon
   52    Contra Loma Plaza                                                 0                 0       Balloon
   53    Bulkley Building                                                  0                 0       Balloon
   54    North Hills Shopping Center                                       0                 0       Balloon
   55    591 Summit Avenue                                                 0                 0       Balloon
   56    Smart & Final Center                                              0                 0       Balloon
   57    Gunbarrel Place Shopping Center                                   0                 0       Balloon
   58    Sundance Apartments                                               0                 0       Balloon
   59    Office Court Technical Center                                     0                 0       Balloon
   60    Franklin Avenue III                                               0                 0       Balloon
   61    7837 & 7875 Telegraph Road                                        0                 0       Balloon
   62    Six Flag Village                                                  0                 0       Balloon
   63    Blockbuster Plaza                                                 0                 0       Balloon
   64    Academy Shopping Center                                           0                 0       Balloon
   65    Walgreens-McKinley Park Chicago                                   0                 0       Balloon
   66    Hampton Inn of Woodbridge                                         0                 0       Balloon
   67    Rite Aid - Compton                                                0                 0       Fully Amortizing
   68    Big Lake Estates and Sherburne County Mobile Home Park            0                 0       Balloon
   69    Fox Creek Marketplace                                             0                 0       Balloon
   70    The Granada Buildings                                             0                 0       Balloon
   71    Brazos House Apartments and Navarro Fourplexes                    0                 0       Balloon
   72    Sausalito Apartments                                              0                 0       Balloon
   73    Raymond James Office Park                                         0                 0       Balloon
   74    Park Springs Apartments                                           0                 0       Balloon
   75    First Union Bank Building                                         0                 0       Balloon
   76    Martin Self-Storage Facility                                      0                 0       Balloon
   77    25th & Western                                                    0                 0       Balloon
   78    Irving Industrial                                                 0                 0       Balloon
   79    Mansfield Commons and Mansfield II Shopping Centers               0                 0       Balloon
   80    A Street Station                                                  0                 0       Balloon
   81    Far Hills Center                                                  0                 0       Balloon
   82    Walgreens - Bixby                                                 0                 0       Balloon
   83    288 North Broadway                                                0                 0       Balloon
   84    Rite Aid - Hackettstown                                           0                 0       Fully Amortizing
   85    Walgreens - Marion                                                0                 0       Balloon
   86    South Mountain Shopping Center                                    0                 0       Balloon
   87    Prairie Center                                                    0                 0       Balloon
   88    St. James Place Apartments                                        0                 0       Balloon
   89    Guthrie Creek Apartments                                          0                 0       Balloon
   90    Yellowhouse Apartments                                            0                 0       Balloon
   91    136 Summit Avenue                                                 0                 0       Balloon
   92    Dobson Square Plaza                                               0                 0       Balloon
   93    Beltway 8 Office Warehouses 11 & 12                               0                 0       Balloon
   94    CVS - St. Cloud                                                   0                 0       Balloon
   95    Rite Aid - Franklin                                               0                 0       Fully Amortizing
   96    Longmire House Apartments and Hawktree Duplexes                   0                 0       Balloon
   97    Sequoia Plaza Center                                              0                 0       Balloon
   98    252 Bleecker Street                                               0                 0       Balloon
   99    Eckerd - Pensacola                                                0                 0       Balloon
  100    Eckerd - Charleston                                               0                 0       ARD
  101    Red Hill Shopping Center                                          0                 0       Balloon
  102    Eckerd - Satellite Beach                                          0                 0       Balloon
  103    Jefferson Square                                                  0                 0       Balloon
  104    Mayde Creek Shopping Center                                       0                 0       Balloon
  105    303 Maple Street                                                  0                 0       Balloon
  106    Port Walthall Shopping Center                                     0                 0       Balloon
  107    Willow Wood Apartments                                            0                 0       Balloon
  108    Vermont & Sepulveda                                               0                 0       Balloon
  109    Route 50 Retail Center                                            0                 0       Balloon
  110    Wal Mart Retail Center - San Angelo                               0                 0       Balloon
  111    Concord Mobile Home Park                                          0                 0       Balloon
  112    Orlando Apartments and Buena Vista Apartments                     0                 0       Balloon
  113    601-603 Main Street                                               0                 0       Balloon
  114    Fernando Apartments                                               0                 0       Balloon

                                                              ORIGINAL
CONTROL                                       MORTGAGE      AMORTIZATION     SEASONING
  NO.           ARD            MATURITY        RATE(%)      TERM (MOS.)       (MOS.)
-----------------------------------------------------------------------------------------
   1         12/11/12          12/11/32         5.2250              360             3
   2                           2/11/08          5.5900              276             1
   3                           3/11/13          5.0500              300             0
   4                           1/11/13          5.5200              364             2
   5          1/11/13          1/11/33          5.7730              360             2
   6                           2/11/13          6.0700              360             1
   7                           1/11/08          5.2800                0             3
   8                           2/11/13          5.8550              331             1
   9                           2/11/08          4.6900                0             1
   10                          1/11/08          5.0700              360             2
   11         1/11/13          1/11/33          6.0000              360             2
   12                          1/11/08          5.0000                0             2
   13                          12/11/12         5.8500              360             3
   14                          1/11/08          6.4300              360             2
   15                          2/11/13          5.8500              360             1
   16                          2/11/13          6.0000              331             1
   17         1/11/13          1/11/33          6.0000              360             2
   18        12/11/17          12/11/32         6.6200              360             3
   19                          2/11/13          6.0000              331             1
   20                          2/11/10          5.8000                0             1
   21        12/11/17          12/11/32         6.3800              360             3
   22                          12/11/12         5.7700              360             3
   23                          1/11/08          5.9500              360             2
   24                          2/11/10          5.8000                0             1
   25                          1/11/13          6.0700              360             2
   26                          2/11/13          6.5000              360             1
   27                          2/11/13          6.9740              300             1
   28                          2/11/08          5.2500              360             1
   29                          2/11/13          6.2700              288             1
   30                          1/11/13          5.9600              360             2
   31                          1/11/13          5.5300              360             2
   32                          12/11/12         6.1500              360             3
   33                          2/11/13          6.7400              300             1
   34                          12/11/12         6.1000              360             3
   35                          1/11/13          5.9800              360             2
   36                          1/11/13          5.5000              360             2
   37                          1/11/08          5.0700              360             2
   38                          2/11/13          6.2700              288             1
   39                          12/11/12         5.7200              360             3
   40                          12/11/07         6.0000              360             3
   41         2/11/13          2/11/33          6.0500              360             1
   42                          1/11/08          5.5300              360             2
   43                          2/11/13          5.9000              360             1
   44                          1/11/13          5.8100              360             2
   45                          2/11/13          6.5000              300             1
   46                          11/11/12         6.2500              360             4
   47                          2/11/13          6.0700              360             1
   48                          2/11/13          6.0700              330             1
   49                          1/11/08          5.4300              360             2
   50                          8/11/09          6.5556              356             3
   51                          1/11/13          5.9900              360             2
   52                          1/11/13          6.0300              360             2
   53                          12/11/12         6.2500              360             3
   54                          12/11/12         6.2500              360             3
   55                          12/11/12         6.1700              360             3
   56                          1/11/13          6.0300              360             2
   57                          12/11/12         5.9200              360             3
   58                          1/11/13          5.6600              264             2
   59                          11/11/12         6.0000              360             4
   60                          2/11/13          6.0700              360             1
   61                          2/11/13          6.5300              360             1
   62                          6/11/12          7.5600              360             9
   63                          1/11/13          5.9400              360             2
   64                          11/11/12         5.8600              360             4
   65                          12/11/12         6.0000              360             3
   66                          2/11/13          6.4400              300             1
   67                          8/10/21          8.5950              264            43
   68                          2/11/13          6.5000              300             1
   69                          1/11/13          5.9700              360             2
   70                          1/11/13          6.4800              300             2
   71                          1/11/13          5.6600              300             2
   72                          1/11/13          5.6600              264             2
   73                          12/11/12         6.2500              360             3
   74                          1/11/08          5.4300              360             2
   75                          1/11/13          6.2000              360             2
   76                          1/11/13          6.3500              300             2
   77                          12/11/12         6.2500              360             3
   78                          12/11/12         6.0700              360             3
   79                          2/11/13          6.3750              360             1
   80                          12/11/12         6.0700              360             3
   81                          1/11/08          5.7500              360             2
   82                          12/11/12         6.1000              360             3
   83                          2/11/13          6.2500              300             1
   84                          8/10/21          8.5950              264            43
   85                          1/11/13          6.2200              360             2
   86                          1/11/13          6.0500              360             2
   87                          12/11/12         6.7000              360             3
   88                          1/11/08          5.9500              360             2
   89                          12/11/12         6.1100              360             3
   90                          1/11/13          5.6600              300             2
   91                          2/11/10          5.6900              360             1
   92                          1/11/08          5.2500              360             2
   93                          2/11/13          6.5700              360             1
   94                          2/11/13          6.3750              360             1
   95                          8/10/21          8.5950              264            43
   96                          1/11/13          5.6600              300             2
   97                          12/11/09         6.1250              360             3
   98                          2/11/13          6.1800              360             1
   99                          1/11/13          6.6250              360             2
  100         2/11/13          2/11/33          7.0000              360             1
  101                          12/11/12         6.0700              360             3
  102                          2/11/13          6.5800              360             1
  103                          1/11/08          5.5000              324             2
  104                          11/11/12         6.0700              360             4
  105                          10/11/12         6.2500              360             5
  106                          9/11/12          7.5000              360             6
  107                          12/11/09         5.7500              300             3
  108                          12/11/09         6.0000              300             3
  109                          1/11/13          6.4500              300             2
  110                          12/11/12         5.3700              360             3
  111                          12/11/12         6.5700              300             3
  112                          2/11/13          6.3500              360             1
  113                          2/11/13          6.5000              360             1
  114                          2/11/13          6.3500              360             1

             REMAINING         REMAINING        DSCR @       CUT-OFF       SCHEDULED
CONTROL       TERM TO           LOCKOUT        NET CASH        DATE        MATURITY/
  NO.     MATURITY (MOS.)    PERIOD (MOS.)     FLOW (X)       LTV (%)     ARD LTV (%)
----------------------------------------------------------------------------------------
   1              117              25           2.07         57.3            47.6
   2               59              25           1.69         53.1            49.5
   3              120              25           1.83         63.4            47.0
   4              118              25           2.17         57.3            48.2
   5              118              25           1.38         74.3            65.4
   6              119              25           1.26         79.5            67.7
   7               58              25           1.77         80.0            80.0
   8              119              47           1.29         80.0            67.9
   9               59              47           3.01         61.2            61.2
   10              58              46           1.49         75.8            71.9
   11             118              25           1.44         76.4            64.9
   12              58              25           1.93         71.3            71.3
   13             117              25           1.49         77.4            65.5
   14              58              46           1.36         61.8            58.3
   15             119              47           1.49         77.7            65.7
   16             119              47           1.26         78.3            66.7
   17             118              25           1.40         74.5            63.3
   18             177              25           1.28         76.1            57.4
   19             119              47           1.27         78.1            66.6
   20              83              25           1.63         79.1            79.1
   21             177              25           1.21         79.4            59.1
   22             117              25           1.66         71.3            60.2
   23              58              25           1.35         72.8            68.2
   24              83              25           1.61         79.3            79.3
   25             118              25           1.38         78.0            66.4
   26             119              25           1.33         66.8            57.5
   27             119              25           1.55         62.3            49.8
   28              59              25           1.93         59.4            55.1
   29             119              47           1.64         58.4            46.3
   30             118              46           1.44         78.5            66.6
   31             118              25           1.52         79.8            66.9
   32             117              45           1.40         71.8            61.3
   33             119              25           1.38         71.9            57.1
   34             117              25           1.33         79.8            68.1
   35             118              25           1.46         76.0            64.5
   36             118              25           1.62         67.6            56.6
   37              58              46           1.68         80.0            75.9
   38             119              47           1.63         62.2            49.3
   39             117              45           1.43         79.7            67.2
   40              57              25           1.32         77.6            72.8
   41             119              25           1.40         75.8            64.4
   42              58              34           1.57         75.5            70.3
   43             119              47           1.51         79.9            67.6
   44             118              25           1.32         65.1            55.0
   45             119              47           1.30         76.3            60.2
   46             116              44           1.58         77.1            66.1
   47             119              25           1.45         79.9            68.0
   48             119              25           1.56         73.0            59.8
   49              58              25           1.34         77.3            71.9
   50              77              25           1.61         63.9            58.7
   51             118              46           1.36         73.9            62.8
   52             118              46           1.45         76.2            64.8
   53             117              45           1.40         63.3            54.3
   54             117              45           1.84         59.3            50.8
   55             117              25           1.35         79.8            68.2
   56             118              46           1.47         70.3            59.8
   57             117              45           1.54         76.7            65.1
   58             118              46           1.33         75.5            53.2
   59             116              44           1.53         72.8            62.0
   60             119              25           1.25         66.6            56.6
   61             119              25           1.39         69.9            60.3
   62             111              39           1.51         60.2            53.6
   63             118              46           1.65         61.3            52.0
   64             116              32           1.38         74.4            63.1
   65             117              25           1.29         77.4            65.9
   66             119              25           1.64         63.5            50.0
   67             221              17           1.00         91.6             0.0
   68             119              25           1.55         68.8            54.3
   69             118              46           1.43         79.7            67.6
   70             118              25           1.39         70.0            55.2
   71             118              46           1.43         79.7            61.2
   72             118              46           1.30         77.2            54.4
   73             117              45           1.47         74.3            63.6
   74              58              25           1.35         78.9            73.4
   75             118              25           1.55         63.5            54.3
   76             118              46           1.35         74.3            58.3
   77             117              45           1.53         74.8            64.1
   78             117              45           1.50         79.8            68.0
   79             119              25           1.43         73.8            63.3
   80             117              33           1.47         74.7            63.6
   81              58              25           1.39         78.8            73.6
   82             117              25           1.34         76.7            65.4
   83             119              25           1.49         74.2            58.1
   84             221              17           1.00         90.8             0.0
   85             118              25           1.36         78.9            67.4
   86             118              46           1.40         76.5            65.2
   87             117              25           1.53         66.5            57.7
   88              58              25           1.92         54.3            50.9
   89             117              25           1.40         78.8            67.2
   90             118              46           1.38         79.7            61.2
   91              83              25           1.56         74.9            67.4
   92              58              46           1.62         74.8            69.4
   93             119              25           1.32         75.6            65.3
   94             119              25           1.32         79.6            68.3
   95             221              17           1.00         91.8             0.0
   96             118              46           1.42         79.7            61.2
   97              81              33           1.62         71.7            65.1
   98             119              47           1.44         70.9            60.5
   99             118              25           1.52         65.8            56.9
  100             119              47           1.47         64.6            56.4
  101             117              25           1.65         63.4            54.0
  102             119              25           1.37         74.4            64.2
  103              58              25           1.51         73.9            67.5
  104             116              32           1.51         73.8            62.9
  105             115              25           1.93         67.5            57.9
  106             114              25           1.31         72.9            64.6
  107              81              45           1.37         79.6            68.2
  108              81              25           1.37         67.7            58.3
  109             118              25           1.38         69.8            55.0
  110             117              25           1.50         79.7            66.6
  111             117              45           1.35         74.4            59.0
  112             119              25           1.29         73.8            63.3
  113             119              25           1.44         69.9            60.2
  114             119              25           1.62         65.4            56.1

                                   ANNEX A-6

                     CERTAIN INFORMATION REGARDING RESERVES









                                     A-6-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-6

                    LB-UBS Commercial Mortgage Trust 2003-C1

                                                                                                               INITIAL DEPOSIT
                                                                                                               TO THE CAPITAL
  CONTROL                                                                 PROPERTY                               IMPROVEMENT
    NO.                         PROPERTY NAME                               TYPE               SPECIFIC          ACCOUNT ($)
---------------------------------------------------------------------------------------------------------------------------------
     1      Stonebriar Centre                                      Retail                 Regional Mall                        -
     2      Pennmark                                               Multifamily                                                 -
     3      Westmoreland Mall                                      Retail                 Regional Mall                        -
     4      The Candler Tower                                      Office                                                      -
     5      Riverside Square                                       Retail                 Regional Mall                        -
     6      Franklin Avenue I                                      Office                                                      -
     7      Camden Bluffs Apartments                               Multifamily                                                 -
     8      West Gude Office Park                                  Office                                             750,000.00
     9      Brandywine Towne Center                                Retail                 Anchored                             -
    10      Turnberry Place                                        Multifamily                                          4,875.00
    11      1010 Wayne Avenue                                      Office                                                      -
    12      Monthaven Park Apartments                              Multifamily                                                 -
    13      Festival at Old Bridge                                 Retail                 Anchored                     16,250.00
    14      Poydras Center                                         Office                                               5,875.00
    15      Bayview Community                                      Mobile Home Park                                            -
    16      Cedar Hill I & III                                     Office                                                      -
    17      8484 Georgia Avenue                                    Office                                                      -
    18      Frankford Crossing Shopping Center                     Retail                 Anchored                             -
    19      10320 Little Patuxent Parkway                          Office                                                      -
    20      Riverpointe Apartments                                 Multifamily                                                 -
    21      Cityview Towne Crossing                                Retail                 Anchored                             -
    22      Shady Grove                                            Retail                 Unanchored                   53,000.00
    23      Plaza Tower                                            Office                 Office/Retail                        -
    24      Crosspointe Apartments                                 Multifamily                                                 -
    25      Paoli Office Park                                      Office                                                      -
    26      United Jewelry Building                                Office                 Office/Retail                        -
    27      Southampton Inn and Retail                             Hotel                  Full Service                 13,274.54
    28      Baldwin Hills Center                                   Retail                 Unanchored                    3,750.00
    29      Residence & Fairfield Inn AVR                          Hotel                                                       -
    30      Centennial Plaza                                       Retail                 Anchored                             -
    31      Fairway Centre Shopping Center                         Retail                 Anchored                      5,000.00
    32      Miami Gardens Shopping Center                          Retail                 Anchored                     11,500.00
    33      Washington Plaza                                       Retail                 Anchored                             -
    34      Lowes Home Center-Oxford, Alabama                      Retail                 Single Tenant                        -
    35      Castleton Point Shopping Center                        Retail                 Anchored                      5,000.00
    36      Riverchase Promenade                                   Retail                 Anchored                    224,438.00
    37      Stratford Village Apartments                           Multifamily                                        195,875.00
    38      Hampton Inn - AVR                                      Hotel                  Limited Service                      -
    39      Clocktower Apartments                                  Multifamily                                         38,980.00
    40      Dufwin Office Building                                 Office                                                      -
    41      Plantation Park                                        Office                                                      -
    42      Autumn Oaks                                            Office                                              88,263.00
    43      Fayette Square Shopping Center                         Retail                 Anchored                    120,200.00
    44      Seven Fountains                                        Multifamily                                                 -
    45      Pinehirst Mobile Home Park                             Mobile Home Park                                            -
    46      Mill Creek Walk                                        Retail                 Unanchored                           -
    47      Franklin Avenue II                                     Office                                                      -
    48      Springfield Industrial                                 Industrial/Warehouse   Office/Industrial                    -
    49      Chapel Creek Apartments                                Multifamily                                                 -
    50      Tri-City Shopping Center                               Retail                 Anchored                      1,375.00
    51      Williams-Sonoma Building                               Retail                 Single Tenant                        -
    52      Contra Loma Plaza                                      Retail                 Anchored                             -
    53      Bulkley Building                                       Office                                             170,000.00
    54      North Hills Shopping Center                            Retail                 Anchored                     10,000.00
    55      591 Summit Avenue                                      Office                 Office/Retail                        -
    56      Smart & Final Center                                   Retail                 Anchored                             -
    57      Gunbarrel Place Shopping Center                        Retail                 Anchored                             -
    58      Sundance Apartments                                    Multifamily                                          2,313.00
    59      Office Court Technical Center                          Office                                                      -
    60      Franklin Avenue III                                    Office                                                      -
    61      7837 & 7875 Telegraph Road                             Industrial/Warehouse                                        -
    62      Six Flag Village                                       Retail                 Anchored                        781.25
    63      Blockbuster Plaza                                      Retail                 Unanchored                           -
    64      Academy Shopping Center                                Retail                 Anchored                             -
    65      Walgreens-McKinley Park Chicago                        Retail                 Single Tenant                        -
    66      Hampton Inn of Woodbridge                              Hotel                  Limited Service                      -
    67      Rite Aid - Compton                                     Retail                 Single Tenant                        -
    68      Big Lake Estates and Sherburne County Mobile Home Park Mobile Home Park                                            -
    69      Fox Creek Marketplace                                  Retail                 Anchored                      5,750.00
    70      The Granada Buildings                                  Office                                                      -
    71      Brazos House Apartments and Navarro Fourplexes         Multifamily                                         13,188.00
    72      Sausalito Apartments                                   Multifamily                                          1,875.00
    73      Raymond James Office Park                              Office                                              21,875.00
    74      Park Springs Apartments                                Multifamily                                                 -
    75      First Union Bank Building                              Office                                                      -
    76      Martin Self-Storage Facility                           Self Storage                                        79,063.00
    77      25th & Western                                         Retail                 Unanchored                   26,062.50
    78      Irving Industrial                                      Industrial/Warehouse                                        -
    79      Mansfield Commons and Mansfield II Shopping Centers    Retail                 Unanchored                           -
    80      A Street Station                                       Office                                                      -
    81      Far Hills Center                                       Office                 Office/Retail                        -
    82      Walgreens - Bixby                                      Retail                 Single Tenant                        -
    83      288 North Broadway                                     Retail                 Unanchored                           -
    84      Rite Aid - Hackettstown                                Retail                 Single Tenant                        -
    85      Walgreens - Marion                                     Retail                 Single Tenant                        -
    86      South Mountain Shopping Center                         Retail                 Unanchored                    1,875.00
    87      Prairie Center                                         Retail                 Unanchored                           -
    88      St. James Place Apartments                             Multifamily                                                 -
    89      Guthrie Creek Apartments                               Multifamily                                         69,375.00
    90      Yellowhouse Apartments                                 Multifamily                                          1,750.00
    91      136 Summit Avenue                                      Office                                                      -
    92      Dobson Square Plaza                                    Retail                 Unanchored                      250.00
    93      Beltway 8 Office Warehouses 11 & 12                    Industrial/Warehouse                                        -
    94      CVS - St. Cloud                                        Retail                 Single Tenant                        -
    95      Rite Aid - Franklin                                    Retail                 Single Tenant                        -
    96      Longmire House Apartments and Hawktree Duplexes        Multifamily                                          2,500.00
    97      Sequoia Plaza Center                                   Retail                 Unanchored                    2,437.50
    98      252 Bleecker Street                                    Retail                 Unanchored                           -
    99      Eckerd - Pensacola                                     Retail                 Single Tenant                        -
    100     Eckerd - Charleston                                    Retail                 Single Tenant                        -
    101     Red Hill Shopping Center                               Retail                 Unanchored                           -
    102     Eckerd - Satellite Beach                               Retail                 Single Tenant                        -
    103     Jefferson Square                                       Retail                 Anchored                     23,937.50
    104     Mayde Creek Shopping Center                            Retail                 Unanchored                   12,500.00
    105     303 Maple Street                                       Multifamily                                                 -
    106     Port Walthall Shopping Center                          Retail                 Anchored                             -
    107     Willow Wood Apartments                                 Multifamily                                          3,437.50
    108     Vermont & Sepulveda                                    Retail                 Unanchored                           -
    109     Route 50 Retail Center                                 Retail                 Unanchored                           -
    110     Wal Mart Retail Center - San Angelo                    Retail                 Unanchored                           -
    111     Concord Mobile Home Park                               Mobile Home Park                                    68,250.00
    112     Orlando Apartments and Buena Vista Apartments          Multifamily                                                 -
    113     601-603 Main Street                                    Multifamily                                                 -
    114     Fernando Apartments                                    Multifamily                                                 -

               ANNUAL DEPOSIT           ANNUAL              CURRENT             AS OF
             TO THE REPLACEMENT     DEPOSIT TO THE       BALANCE OF THE        DATE OF
  CONTROL          RESERVE              TI & LC             TI & LC            TI & LC
    NO.          ACCOUNT ($)          ACCOUNT ($)         ACCOUNT ($)          ACCOUNT
--------------------------------------------------------------------------------------------
     1                    0.00 (9)                  -                    -     March-03
     2                 118,328.04          159,999.96                    -     March-03
     3                    0.00 (1)            0.00 (1)                   -     March-03
     4                    0.00 (6)                  -                    -     March-03
     5                          -             0.00 (8)                   -     March-03
     6                  79,677.48          410,340.00                    -     March-03
     7                 108,697.56                   -                    -     March-03
     8                  58,359.84          399,999.96      1,000,000.00 (3)    March-03
     9                  66,692.76        56,000.04 (5)                   -     March-03
    10                 105,336.00                   -                    -     March-03
    11                  38,543.40          249,999.96           961,224.80     March-03
    12                  79,800.00                   -                    -     March-03
    13                  39,948.00           90,000.00            15,000.00     March-03
    14                  67,998.48       420,000.00 (7)          630,876.00     March-03
    15                 105,479.04                   -                    -     March-03
    16                  20,456.76          200,000.04         1,150,000.00     March-03
    17                  27,236.64          185,000.04           215,484.30     March-03
    18                  15,000.00           37,500.00             9,376.47     March-03
    19                  28,905.24          129,999.96           350,000.00     March-03
    20                  57,000.00                   -                    -     March-03
    21                   9,984.96           35,000.04             8,752.11     March-03
    22                  20,364.00           42,252.00             7,041.66     March-03
    23                  46,806.24          133,460.04           511,329.90     March-03
    24                  50,000.04                   -                    -     March-03
    25                  19,840.56          100,800.00           108,476.60     March-03
    26                  45,112.20          106,295.04                    -     March-03
    27                  59,942.88           25,700.04            50,000.00     March-03
    28                  18,252.00           97,368.00                    -     March-03
    29                 184,354.56                   -                    -     March-03
    30                  31,095.00           90,000.00             7,500.00     March-03
    31                   5,952.00           45,135.96           873,796.00     March-03
    32                  16,827.00           34,608.96             8,652.24     March-03
    33                  28,458.60           99,999.96                    -     March-03
    34                  13,519.68           13,519.68             1,126.64     March-03
    35                  22,956.00           69,432.00            11,572.00     March-03
    36                  25,440.00           78,444.00             6,537.00     March-03
    37                  56,004.00                   -                    -     March-03
    38                 118,035.60                   -                    -     March-03
    39                  59,472.00                   -                    -     March-03
    40                  10,734.00           67,087.56            11,181.26     March-03
    41                  18,841.80           45,000.00              0.00 (4)    March-03
    42                  18,468.00          114,000.00             9,500.00     March-03
    43                  23,004.00           22,464.00            84,750.00     March-03
    44                   5,000.04                   -                    -     March-03
    45                  36,990.00                   -                    -     March-03
    46                   4,368.00           15,000.00             3,750.00     March-03
    47                  10,980.00           56,550.00                    -     March-03
    48                  66,298.20           98,712.00                    -     March-03
    49                  47,750.04                   -                    -     March-03
    50                  17,817.24           51,804.96            30,219.56     March-03
    51                   2,244.00             0.00 (2)                   -     March-03
    52                  16,488.00           39,000.00             3,250.00     March-03
    53                  38,682.96          143,000.04            35,750.01     March-03
    54                  29,868.00           43,802.40            10,950.60     March-03
    55                  16,003.32           50,814.00             8,469.49     March-03
    56                   2,400.00            6,000.00               500.00     March-03
    57                   5,743.56           14,550.24             3,637.56     March-03
    58                  46,920.00                   -                    -     March-03
    59                   4,500.00           30,000.00             7,500.00     March-03
    60                  11,047.56           58,110.00                    -     March-03
    61                  13,618.92           42,303.96                    -     March-03
    62                  15,960.00           25,080.00            18,810.00     March-03
    63                   4,946.88            9,999.96               833.33     March-03
    64                  14,772.00           14,940.00             4,980.00     March-03
    65                   1,512.00            3,924.00               981.99     March-03
    66                  76,632.96                   -                    -     March-03
    67                          -                   -                    -     March-03
    68                  10,899.96                   -                    -     March-03
    69                   2,524.20           11,345.04               945.42     March-03
    70                  15,259.56           65,081.04           105,500.00     March-03
    71                  45,276.00                   -                    -     March-03
    72                  35,952.00                   -                    -     March-03
    73                   8,196.00           50,000.04             8,333.34     March-03
    74                  25,500.00                   -                    -     March-03
    75                   8,747.76           39,632.04            53,302.67     March-03
    76                   3,792.00                   -                    -     March-03
    77                   4,920.00           26,604.00            44,343.00     March-03
    78                  16,428.00           21,504.00             3,584.00     March-03
    79                   5,558.40           22,472.04                    -     March-03
    80                   1,200.00           12,000.00             2,000.00     March-03
    81                   3,879.96           19,400.04             1,616.67     March-03
    82                   2,173.56            1,449.00               362.25     March-03
    83                   7,725.00           27,015.36                    -     March-03
    84                          -                   -                    -     March-03
    85                   2,268.00                   -                    -     March-03
    86                   3,996.00           15,804.00                    -     March-03
    87                   3,356.88           37,758.00             6,293.00     March-03
    88                  37,458.60                   -                    -     March-03
    89                  36,000.00                   -                    -     March-03
    90                  27,720.00                   -                    -     March-03
    91                   8,027.52           29,592.96                    -     March-03
    92                   8,256.00           21,840.00                    -     March-03
    93                   8,100.00           33,083.04                    -     March-03
    94                   1,632.00                   -                    -     March-03
    95                          -                   -                    -     March-03
    96                  25,572.00                   -                    -     March-03
    97                   4,783.56           15,499.00             2,583.16     March-03
    98                   1,274.04            7,599.96                    -     March-03
    99                   1,636.20            5,454.00               454.50     March-03
    100                  2,073.60           13,824.00                    -     March-03
    101                  1,008.00            4,164.00               694.00     March-03
    102                  1,636.20            5,454.00                    -     March-03
    103                 12,750.00           16,970.40             1,414.20     March-03
    104                  5,364.00           12,504.00             4,168.00     March-03
    105                 39,249.96                   -                    -     March-03
    106                 10,731.84            7,941.00             3,309.53     March-03
    107                 15,250.00                   -                    -     March-03
    108                    613.08              999.96               166.66     March-03
    109                  6,090.00           14,814.00             1,234.50     March-03
    110                  1,821.24            6,455.04             1,613.76     March-03
    111                  4,782.00                   -                    -     March-03
    112                 11,250.00                   -                    -     March-03
    113                  7,800.00                   -                    -     March-03
    114                  8,000.04                   -                    -     March-03

(1) In the event that DSCR falls below 1.25x, monthly reserves for capital expenditures and TI/LC's will be reserved based on an annual amount of $1.00 per square foot on all collateral square feet.
(2) The Monthly TI/LC deposit shall be $0.00 from the funding date until December 11, 2005, $833.33 commencing on January 11, 2006 and ending on December 11, 2008, and $1,250.00 during the remaining term of the loan.
(3) If by 1/1/06 the TI/LC Escrow is less than $1,000,000 and the AMISYS, LLC lease has not been extended until at least 12/31/11, then the Add'l Deposit shall be deposited into the TI/LC Escrow per the Deed of Trust.
(4) Borrower posted Letters of Credit for Team Health Occupancy Rent Reserve ($220,000) and general TI/LC.
(5) Borrower has the right to substitute a principal guaranty in lieu of monthly TI/LC contributions.
(6) Borrower shall be required to deposit monthly replacement reserve escrow payments of $4,743.44, upon the occurrence of a triggering event.
(7) Commencing on February 11, 2003 and through and including December 11, 2003, monthly TI/LC deposit shall be $35,000; thereafter, monthly TI/LC deposit shall be $60,065.
(8) Guaranty from Borrower's Sponsor for TI allowance and free rent obligations aggregating approximately $1.4 million.
(9) If in-line occupancy by tenants leasing less than 20,000 square feet is less than 90%, Borrower will be required to make monthly deposits equal to one-twelfth of $1.00 per square foot of the mall shop gross leasable square footage into a replacement reserve account.

                                   ANNEX A-7

              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES























                                     A-7-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-7

                    LB-UBS Commercial Mortgage Trust 2003-C1


CONTROL                         PROPERTY                                            CUT-OFF DATE       UTILITIES PAID
  NO.                             NAME                                COUNTY         BALANCE ($)         BY TENANT
---------------------------------------------------------------------------------------------------------------------
   2     Pennmark                                                   New York            111,000,000.00    Yes
   7     Camden Bluffs Apartments                                   Washoe               35,200,000.00    Yes
   10    Turnberry Place                                            Dekalb               25,000,000.00    Yes
   12    Monthaven Park Apartments                                  Sumner               22,100,000.00    Yes
   15    Bayview Community                                          Monterey             19,973,011.81    Yes
   20    Riverpointe Apartments                                     Benton               15,310,000.00    Yes
   24    Crosspointe Apartments                                     Benton               13,130,000.00    Yes
   37    Stratford Village Apartments                               Montgomery            7,840,000.00    Yes
   39    Clocktower Apartments                                      Clark                 7,296,851.30    Yes
   44    Seven Fountains                                            Los Angeles           6,834,725.92    Yes
   45    Pinehirst Mobile Home Park                                 York                  6,488,972.64    Yes
   49    Chapel Creek Apartments                                    Dallas                6,334,931.59    Yes
   58    Sundance Apartments                                        Brazos                4,980,028.81    Yes
   68    Big Lake Estates and Sherburne County Mobile Home Park     Sherburne             3,993,213.93    Yes
  68a    Big Lake Estates                                           Sherburne                             Yes
  68b    Sherburne County Mobile Home Park                          Sherburne                             Yes
   71    Brazos House Apartments and Navarro Fourplexes             Brazos                3,987,186.11    Yes
   72    Sausalito Apartments                                       Brazos                3,784,821.90    Yes
   74    Park Springs Apartments                                    Dallas                3,551,552.21    Yes
   88    St. James Place Apartments                                 Hillsborough          2,768,952.46    Yes
   89    Guthrie Creek Apartments                                   Gregg                 2,741,925.65    Yes
   90    Yellowhouse Apartments                                     Brazos                2,711,286.56    Yes
   96    Longmire House Apartments and Hawktree Duplexes            Brazos                2,392,311.67    Yes
  105    303 Maple Street                                           Hampden               1,990,773.04    Yes
  107    Willow Wood Apartments                                     Baldwin               1,712,231.04    Yes
  111    Concord Mobile Home Park                                   Frederick             1,294,825.04    Yes
  112    Orlando Apartments and Buena Vista Apartments              Miami-Dade            1,010,701.13    Yes
  112a   Orlando Apartments                                         Miami-Dade                            Yes
  112b   Buena Vista Apartments                                     Miami-Dade                            Yes
  113    601-603 Main Street                                        Westchester             838,937.30    Yes
  114    Fernando Apartments                                        Miami-Dade              719,075.83    Yes

CONTROL       UTILITIES PAID           # OF    AVG. RENT     # OF    AVG. RENT   # OF 1      AVG. RENT
  NO.           BY TENANT              PADS       PADS     STUDIOS   STUDIOS    BEDROOMS   BEDROOMS ($)
------------------------------------------------------------------------------------------------------
   2     Electric                         0          0        102    2,101          171         2,681
   7     Electric,Water,Sewer             0          0          0        0           72           825
   10    Electric,Water,Sewer             0          0          0        0          166           744
   12    Electric,Water                   0          0          0        0          183           595
   15    Electric                       223      1,136          0        0            0             0
   20    Electric                         0          0          0        0           48           784
   24    Electric                         0          0          0        0           41           780
   37    Electric                         0          0          0        0           92           488
   39    Electric                         0          0          0        0           78           511
   44    Electric,Gas                     0          0          0        0           10         3,760
   45    Electric,Water,Sewer           540      2,146          0        0            0             0
   49    Electric,Gas                     0          0          1      425          122           503
   58    Electric                         0          0          0        0           85           511
   68    Electric                       218        301          0        0            0             0
  68a    Electric                       124        310          0        0            0             0
  68b    Electric                        94        289          0        0            0             0
   71    Electric                         0          0          0        0           64           414
   72    Electric,HVAC                    0          0          0        0           80           509
   74    Electric,Gas                     0          0          7      446           62           519
   88    Electric,Water,Sewer             0          0          5      500            0             0
   89    Electric,HVAC,Water,Sewer        0          0          0        0           96           346
   90    Electric                         0          0          0        0           48           412
   96    Electric                         0          0          0        0           40           408
  105    Electric                         0          0        133      357           24           506
  107    Electric,Cable,Phone             0          0          6      443           41           446
  111    Phone, Cable                    60        401          0        0            0             0
  112    Electric                         0          0          7      471           36           554
  112a   Electric                         0          0          4      449           20           519
  112b   Electric                         0          0          3      500           16           597
  113    Electric                         0          0          8      635            2           763
  114    Electric,Gas                     0          0          5      482           15           555

CONTROL         # OF 2      AVG. RENT      # OF 3     AVG. RENT     # OF 4      AVG. RENT                  TOTAL
  NO.          BEDROOMS   BEDROOMS ($)    BEDROOMS   BEDROOMS ($)  BEDROOMS    BEDROOMS ($)   ELEVATOR     UNITS
------------------------------------------------------------------------------------------------------------------
   2              60         4,211            0            0           0              0         Yes         333
   7             348           999           30        1,468           0              0         No          450
   10            244           870           34        1,034           0              0         No          444
   12            233           764           48          915           0              0         No          464
   15              0             0            0            0           0              0         No          223
   20            132           891           48        1,038           0              0         No          228
   24            120           896           39        1,027           0              0         No          200
   37            100           573           32          686           0              0         No          224
   39             98           628           42          763           0              0         No          218
   44              9         4,271            1        5,000           0              0         No           20
   45              0             0            0            0           0              0         No          540
   49             61           606            7          727           0              0         No          191
   58             53           632            8          983          11          1,333         No          157
   68              0             0            0            0           0              0         No          218
  68a              0             0            0            0           0              0         No          124
  68b              0             0            0            0           0              0         No           94
   71             98           544            0            0           0              0         No          162
   72             62           617            6          989           0              0         No          148
   74             32           633            1          795           0              0         No          102
   88             21           650           48          714          52            800         No          126
   89             64           461            0            0           0              0         No          160
   90             64           523            0            0           0              0         No          112
   96             63           496            0            0           0              0         No          103
  105              0             0            0            0           0              0         No          157
  107             13           564            0            0           0              0         No           60
  111              0             0            0            0           0              0         No           60
  112              2           660            0            0           0              0         Yes          45
  112a             0             0            0            0           0              0         Yes          24
  112b             2           660            0            0           0              0         Yes          21
  113              0             0            3        1,233           0              0         No           13
  114             12           651            0            0           0              0         Yes          32

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B
                                   TERM SHEET

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C1

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                 SERIES 2003-C1

                                 $1,371,385,381
                                  (APPROXIMATE)

                          INITIAL MORTGAGE POOL BALANCE



                   % of Initial Pool by Cut-Off Date Balance

                      Texas                           20.6%
                      New York                        19.8
                      California                       9.1
                      Maryland                         7.8
                      Pennsylvania                     7.1
                      New Jersey                       6.4
                      Florida                          4.2
                      Virginia                         3.4
                      Nevada                           3.1
                      Georgia                          2.4
                      Delaware                         2.2
                      Washington                       2.1
                      Tennessee                        2.0
                      Alabama                          1.8
                      Louisiana                        1.6
                      Oklahoma                         1.1
                      Indiana                          0.8
                      Massachusetts                    0.6
                      West Virginia                    0.5
                      Maine                            0.5
                      Arizona                          0.4
                      New Hampshire                    0.4
                      Ohio                             0.4
                      New Mexico                       0.4
                      Illinois                         0.3
                      Minnesota                        0.3
                      Colorado                         0.3
                      North Carolina                   0.3
                      Oregon                           0.2
                      South Carolina                   0.2

LEHMAN BROTHERS
                                                                     UBS WARBURG

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------

               LB-UBS COMMERCIAL MORTGAGE TRUST 2003-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C1

------------------------------------------------------------------------------------------------------------------------------
                                                                                 WTD. AVG.
                ORIGINAL FACE         RATING       COUPON            INITIAL       LIFE        PRINCIPAL
CLASS(1)           AMOUNT           S&P/ FITCH     DESCRIPTION       COUPON     (YEARS)(2)     WINDOW(2)      OFFERING TYPE
------------------------------------------------------------------------------------------------------------------------------
A-1(3)          $110,000,000          AAA/AAA      Fixed Rate                       3.34      04/03-01/08         Public
------------------------------------------------------------------------------------------------------------------------------
A-2(3)          $180,000,000          AAA/AAA      Fixed Rate                       4.93      01/08-01/09         Public
------------------------------------------------------------------------------------------------------------------------------
A-3(3)          $105,000,000          AAA/AAA      Fixed Rate                       7.99      01/09-11/12         Public
------------------------------------------------------------------------------------------------------------------------------
A-4(3)          $537,549,000          AAA/AAA      Fixed Rate                       9.79      11/12-02/13         Public
------------------------------------------------------------------------------------------------------------------------------
 B(3)            $25,714,000          AA+/AA+      Fixed Rate(4)                    9.90      02/13-02/13         Public
------------------------------------------------------------------------------------------------------------------------------
 C(3)            $25,713,000           AA/AA       Fixed Rate(4)                    9.90      02/13-02/13         Public
------------------------------------------------------------------------------------------------------------------------------
 D(3)            $20,571,000          AA-/AA-      Fixed Rate(4)                    9.90      02/13-02/13         Public
------------------------------------------------------------------------------------------------------------------------------
 E(3)            $18,856,000           A+/A+       Fixed Rate(4)                    9.90      02/13-02/13         Public
------------------------------------------------------------------------------------------------------------------------------
 F(3)            $17,143,000            A/A        Fixed Rate(4)                    9.90      02/13-02/13         Public
------------------------------------------------------------------------------------------------------------------------------
 G(3)            $18,856,000           A-/A-       Fixed Rate(4)                    9.90      02/13-02/13         Public
------------------------------------------------------------------------------------------------------------------------------
   H             $18,857,000         BBB+/BBB+     Fixed Rate(4)                    9.93      02/13-03/13      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   J             $11,999,000          BBB/BBB      Fixed Rate(4)                    9.99      03/13-03/13      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   K             $10,286,000         BBB-/BBB-     Fixed Rate(4)                    9.99      03/13-03/13      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   L             $18,856,000          BB+/BB+      Fixed Rate(4)                    9.99      03/13-03/13      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   M              $6,857,000           BB/BB       Fixed Rate(4)                    9.99      03/13-03/13      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   N              $6,857,000          BB-/BB-      Fixed Rate(4)                    9.99      03/13-03/13      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   P             $10,286,000           NR/B+       Fixed Rate(4)                   12.75      03/13-12/17      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   Q              $5,142,000           NR/B        Fixed Rate(4)                   14.74      12/17-12/17      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   S              $5,143,000           NR/B-       Fixed Rate(4)                   14.74      12/17-12/17      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   T              $3,428,000          NR/CCC       Fixed Rate(4)                   14.74      12/17-12/17      Private 144A
------------------------------------------------------------------------------------------------------------------------------
   U             $10,286,381            NR         Fixed Rate(4)                   15.35      12/17-08/21      Private 144A
------------------------------------------------------------------------------------------------------------------------------
 A-1b           $203,986,000          AAA/AAA      Fixed Rate                      6.55       04/03-02/13      Private 144A
------------------------------------------------------------------------------------------------------------------------------
 X-CL         $1,371,385,381(5)       AAA/AAA      Variable IO(6)                  8.15(7)    04/03-08/21(8)   Private 144A
------------------------------------------------------------------------------------------------------------------------------
 X-CP         $1,236,577,000(5)       AAA/AAA      Variable IO(6)                  5.53(7)    03/05-03/10(8)   Private 144A
------------------------------------------------------------------------------------------------------------------------------


(1) Sequential pay structure except that Class A-1, Class A-1b, Class A-2, Class A-3, Class A-4, Class X-CL and Class X-CP receive interest on a pro-rata basis.
(2) Calculated assuming, other things, 0% CPR, no defaults or losses and that ARD loans mature and pay off on their respective anticipated repayment dates.
(3)      Certificates offered as part of the public offering.
(4) For any distribution date, if the weighted average of certain net interest rates on the underlying mortgage loans is less than the rate specified as the initial coupon for such class, then the pass-through rate for that class of certificates on that distribution date will equal such weighted average net interest rate.
(5)      Represents the notional amount.
(6) Class X-CL and Class X-CP certificates have the rights to excess interest on all underlying mortgage loans.
(7) Represents the weighted average life of each dollar reduction in notional amount.
(8) Represents the period over which the notional amount will be reduced to zero.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------

CERTAIN OFFERING POINTS

o ORIGINATORS OF COLLATERAL. The collateral consists of 114 mortgage loans (the "Mortgage Loans") with a principal balance, as of March 11, 2003 ( the "Cut-Off Date"), of approximately $1.37 billion. Generally, the Mortgage Loans were originated by Lehman Brothers Bank FSB, UBS Warburg Real Estate Investments Inc. and their respective affiliates, either directly or through conduit correspondents.

o CALL PROTECTION. 100% of the Mortgage Loans contain call protection provisions. As of the Cut-Off Date, 100.0% of the Mortgage Loans provide for an initial lockout period. As of the Cut-Off Date, 111 Mortgage Loans representing 96.8% of the initial pool balance prohibit voluntary prepayments but permit defeasance for some part of their remaining terms following the expiration of their initial lockout periods. The Mortgage Loans are generally prepayable without penalty between zero to six months prior to Mortgage Loan maturity or anticipated repayment date ("ARD"), with a weighted average open period of 2.7 months.

o        NO LOAN IS DELINQUENT 30 DAYS OR MORE AS OF THE CUT-OFF DATE.

o WEIGHTED AVERAGE REMAINING LOCKOUT PERIOD AND, IF APPLICABLE, DEFEASANCE OF 99.8 MONTHS.

o $12,029,696 AVERAGE LOAN BALANCE AS OF THE CUT-OFF DATE; $8,038,731 AVERAGE LOAN BALANCE EXCLUDING THE INVESTMENT GRADE LOANS AS OF THE CUT-OFF DATE.

o 1.66X WEIGHTED AVERAGE UNDERWRITTEN DEBT SERVICE COVERAGE RATIO ("U/W DSCR"), BASED ON UNDERWRITTEN NET CASH FLOW, AS OF THE CUT-OFF DATE.

o        68.4% WEIGHTED AVERAGE LOAN TO VALUE ("LTV") AS OF THE CUT-OFF DATE.

o        58.5% WEIGHTED AVERAGE LTV AT MATURITY OR ARD.

o THERE WILL BE FIVE INVESTMENT GRADE LOANS TO BE INCLUDED IN THE MORTGAGE POOL: (the Mortgage Loans secured by Stonebriar Centre, Pennmark, Westmoreland Mall, Candler Tower and Brandywine Towne Center, respectively, representing in the aggregate 36.1% of the initial mortgage pool balance as of the Cut-Off Date, each of which have been confirmed to us by S&P and Fitch, in the context of the inclusion in the securitization trust, as having investment grade credit characteristics (the "Investment Grade Loans").

o PROPERTY TYPE DIVERSIFICATION (BY ALLOCATED PROPERTY BALANCE): 46.0% Retail (24.4% Regional Mall (80.6% Investment Grade), 16.1% Anchored (13.6% Investment Grade), 4.8% Unanchored and 0.7% Other Retail); 27.0% Office (22.9% Investment Grade); 23.0% Multifamily(1) (35.2% Investment Grade); 2.5% Hotel; 1.2% Industrial/Warehouse and 0.3% Self Storage.

o GEOGRAPHIC DISTRIBUTION (BY ALLOCATED PROPERTY BALANCE): The properties are distributed throughout 30 states. Texas (20.6%) (65.3% Investment Grade); New York (19.8%) (72.2% Investment Grade); California (9.1%); Maryland (7.8%); Pennsylvania (7.1%) (87.2% Investment Grade); New Jersey (6.4%); Florida (4.2%); Virginia (3.4%); Nevada (3.1%); Georgia (2.4%); Delaware (2.2%) (100.0% Investment Grade); Washington (2.1%). All other states are less than or equal to 2.0% each.

o MONTHLY INVESTOR REPORTING: Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy information, to the extent delivered by borrowers, will be available to the Certificateholders through the Trustee.

o        CASH FLOWS WILL BE MODELED ON BLOOMBERG.

(1) Multifamily component includes mobile home park properties representing 2.3% of the aggregate pool.

Except as otherwise indicated, percentages (%) represent the scheduled principal balance of the subject loan or loans as of the Cut-Off Date (as to each loan, the Cut-Off Date Balance") compared to the total scheduled principal balance of the entire mortgage pool as of the Cut-Off Date (the "Initial Pool Balance"); weighted averages are derived using Cut-Off Date Balances; loans with properties in multiple states have been allocated to certain states based upon "allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


CERTIFICATES


           LOAN GROUP 1                           LOAN GROUP 2
           $1.17 billion                         $204.0 million
        Commercial Loans(1)                  Multifamily Loans(2)(3)

                    100%                          100%

                           Class A-1(4)
                           Class A-2(4)
                           Class A-3(4) Class A-1b(5)
                           Class A-4(4)

                                 Class B
                                 Class C
                                 Class D
                                 Class E
                                 Class F
                                 Class G

-----------------

(1)      Includes the Pennmark loan, which is secured by a multifamily property.
(2)      Excludes the Pennmark loan.
(3) Multifamily component includes mobile home park properties representing $31.8 million of the aggregate pool.
(4) 100% of all scheduled and unscheduled payments received with respect to the Mortgage Loans constituting Loan Group 1 will be applied to make distributions to the Class A-1, A-2, A-3 and A-4 certificates prior to being applied to making any distributions of principal to the A-1b certificates, unless and until Classes B through U have all been reduced to zero, in which case the A Classes will be pro rata.
(5) 100% of all scheduled and unscheduled payments received with respect to the Mortgage Loans constituting Loan Group 2 will be applied to make distributions to the Class A-1b certificates prior to being applied to making any distributions of principal to the A-1, A-2, A-3 and A-4 certificates, unless and until Classes B through U have all been reduced to zero, in which case the A Classes will be pro rata.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


RATING AGENCIES:           Standard & Poor's Ratings Services, a division of The
                           McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc.
                           ("Fitch")

TRUSTEE:                   LaSalle Bank National Association

FISCAL AGENT:              ABN AMRO Bank N.V.

MASTER SERVICER:           Wachovia Bank, National Association

SPECIAL SERVICER:          Lennar Partners, Inc.

CLOSING DATE:              Week of March 17, 2003

CUT-OFF DATE:              March 11, 2003

PUBLIC CERTIFICATES:       Classes A-1, A-2, A-3, A-4, B, C, D, E, F and G

PRIVATE CERTIFICATES*:     Classes A-1b, X-CL, X-CP, H, J, K, L, M, N, P, Q, S,
                           T and U

                           *The private certificates are not offered as part of the public offering.

ERISA: Classes A-1, A-2, A-3, A-4, B, C, D, E, F and G are expected to be eligible for Lehman Brothers' individual prohibited transaction exemption.

DETERMINATION DATE:        11th day of each month or, if such a day is not a
                           business day, then the following business day.

DISTRIBUTION DATE:         Pays on the 4th business day after Determination Date
                           of each month, commencing in April 2003.

OPTIONAL CALL:             1% Clean-up Call.

MORTGAGE LOANS:            As of the Cut-Off Date, the Mortgage Loans have a
                           weighted average coupon ("WAC") of 5.730% per annum and a weighted average remaining term to maturity of 105 months (assuming that the ARD loans pay in full on their respective anticipated repayment dates). See the Collateral Overview Tables at the end of this memo for more Mortgage Loan details.

CREDIT ENHANCEMENT:        Credit enhancement for each class of offered
                           Certificates will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:             As to any Distribution Date, the total amount of
                           payments (or advances in lieu thereof) and other collections of principal on the Mortgage Loans that is distributable to the Certificateholders is herein referred to as the "Principal Distribution Amount".
                           Principal and interest payments will generally be made to Certificateholders in the following order:

                           1) Interest to Class A-1, Class A-1b, Class A-2, Class A-3, Class A-4, Class X-CL and Class X-CP concurrently as follows:

                                a) Interest to Classes A-1 through A-4 on a pro-rata basis from funds available from Loan Group 1,

                                b) Interest to Class A-1b from funds available from Loan Group 2,

                                c)   Interest to Classes X-CL and X-CP on a
                                     pro-rata basis from funds available from Loan Group 1 and/or Loan Group 2,

                               provided that, if the foregoing would result in an interest shortfall to any of those classes, such distributions of interest will be made pro rata from all available funds;

                           2) Principal up to portion of the Principal Distribution Amount attributable to Loan Group 2 to Class A-1b until such class is retired(1),

                           3)   Principal up to the remaining Principal
                                Distribution Amount to Classes A-1 through A-4, sequentially in numerical order, until such classes are retired(1),

                           4) After Class A-1, Class A-2, Class A-3 and Class A-4 are retired, principal up to the remaining Principal Distribution Amount to Class A-1b, until such class is retired(1),

                           5) Interest to Class B, and then, after Class A-1, Class A-1b, Class A-2, Class A-3 and Class A-4 are retired, principal up to the remaining Principal Distribution Amount to Class B until such class is retired,

                           6) Interest to Class C, and then, after Class B is retired, principal up to the remaining Principal Distribution Amount to Class C until such class is retired,

                           7) Interest to Class D, and then, after Class C is retired, principal up to the remaining Principal Distribution Amount to Class D until such class is retired,

                           8) Interest to Class E, and then, after Class D is retired, principal up to the remaining Principal Distribution Amount to Class E until such class is retired,

                           9) Interest to Class F, and then, after Class E is retired, principal up to the remaining Principal Distribution Amount to Class F until such class is retired,

                           10) Interest to Class G, and then, after Class F is retired, principal up to the remaining Principal Distribution Amount to Class G until such class is retired,

                           11)  Interest and, after Class G is retired,
                                principal up to the remaining Principal
                                Distribution Amount to Classes H, J, K, L, M, N, P, Q, S, T and U Classes, sequentially.

                           (1) A-1, A-1b, A-2, A-3 and A-4 Classes are pro rata if Classes B through U are retired.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


REALIZED LOSSES:           Realized Losses from any Mortgage Loan will be
                           allocated in reverse sequential order (i.e., Classes
                           U, T, S, Q, P, N, M, L, K, J, H, G, F, E, D, C and B, in that order). If Classes B through U have been retired by losses, Realized Losses shall be applied to the Classes A-1, A-1b, A-2, A-3 and A-4 pro rata.

APPRAISAL REDUCTIONS:      With respect to certain specially serviced Mortgage
                           Loans as to which an appraisal is required, including any Mortgage Loan that becomes 60 days (or, in the case of a balloon payment, depending on the circumstances, 30 or more days ) delinquent as to any payment of principal and/or interest, an Appraisal
                           Reduction Amount may be created, generally in the amount, if any, by which the unpaid and unadvanced principal balance of such Mortgage Loan, together with unpaid and unadvanced interest, unreimbursed advances and certain other items, exceeds the sum of 90% of the appraised value of the related mortgaged property ("Mortgaged Property"), plus certain escrows, letters of credit and reserve funds. The
                           Appraisal Reduction Amount will reduce
                           proportionately the P&I Advance for that loan, which reduction may result in a shortfall of interest to one or more of the most subordinate classes of interest-bearing certificates outstanding. The
                           Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for a specified number of months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.

MINIMUM                                                        MINIMUM       INCREMENTS
DENOMINATIONS:                    CLASSES                    DENOMINATION    THEREAFTER     DELIVERY
-----------------------------------------------------------------------------------------------------
                   A-1, A-2, A-3, A-4, B, C, D, E, F AND G     $10,000           $1           DTC


PREPAYMENT PREMIUMS(1):

---------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                    03/03   03/04   03/05    03/06   03/07   03/08    03/09   03/10    03/11   03/12   03/13   03/14
PREMIUM
---------------------------------------------------------------------------------------------------------------------------------
LOCK OUT/ DEF.                100.0%  100.0%  100.0%    96.8%   96.8%   95.8%    95.8%   95.6%    95.6%   95.6%  100.0%  100.0%
---------------------------------------------------------------------------------------------------------------------------------
YIELD MAINTENANCE              --       --      --       3.2%    3.2%    4.2%     4.2%    4.4%     4.4%    0.3%   --      --
---------------------------------------------------------------------------------------------------------------------------------
SUB TOTAL:                    100.0%  100.0%  100.0%   100.0%  100.0%  100.0%   100.0%  100.0%   100.0%   95.8%  100.0%  100.0%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
1.5%                           --      --      --       --      --      --       --      --       --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
1.0%                           --      --      --       --      --      --       --      --       --       4.2%   --      --
---------------------------------------------------------------------------------------------------------------------------------
0.5%                           --      --      --       --      --      --       --      --       --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
OPEN                           --      --      --       --      --      --       --      --       --      --      --      --
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        100.0%  100.0%  100.0%   100.0%  100.0%  100.0%   100.0%  100.0%   100.0%   95.8%  100.0%  100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1) Each percentage represents a percentage of the outstanding pool balance as of the date shown, assuming no prepayments or defaults and ARD loans mature and pay off on their respective anticipated repayment dates.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------



PREPAYMENT PERIOD AT END OF LOAN (I.E. PRIOR TO MATURITY DATE OR ARD, AS APPLICABLE):


              -----------------------------------------------------------------
              OPEN PERIOD AT END OF LOAN     NUMBER OF      % OF INITIAL POOL
                          (1)                  LOANS             BALANCE
              -----------------------------------------------------------------
                         None                    26               11.3%
              -----------------------------------------------------------------
                        1 Month                  22               12.6%
              -----------------------------------------------------------------
                       2 Months                  11               10.2%
              -----------------------------------------------------------------
                       3 Months                  54               52.4%
              -----------------------------------------------------------------
                       6 Months                  1                13.4%
              -----------------------------------------------------------------
                        TOTAL:                  114              100.0%
              -----------------------------------------------------------------
              (1) Weighted average open period through maturity/ARD of the
                  Mortgage Loans is 2.7 months.

RESERVES:

              -----------------------------------------------------------------
                                                             % OF LOANS WITH
                            ESCROW TYPES(1)                    ESCROWS(2)
              -----------------------------------------------------------------
                         Replacement Reserves                     99.0%
              -----------------------------------------------------------------
                                 Taxes                            99.0%
              -----------------------------------------------------------------
                             Insurance(3)                         94.2%
              -----------------------------------------------------------------
                         TI & LC (Industrial)                    100.0%
              -----------------------------------------------------------------
                           TI & LC (Office)                      100.0%
              -----------------------------------------------------------------
                           TI & LC (Retail)                       77.9%
              -----------------------------------------------------------------
              (1) Escrows are in the form of either up-front reserves, periodic cash deposits or letters of credit. Escrows will be collected upon occurrence of certain trigger events with respect to the Stonebriar Centre Loan, the Westmoreland Mall Loan, the Candler Tower Loan, the Riverside Square Loan and the Walgreens- Bixby Loan.
              (2) As of the Cut-Off Date and excludes the Investment Grade Loans except for Brandywine Towne Center Loan.
              (3) In instances where there are no insurance escrows, certain creditworthy tenants are permitted to maintain insurance or self-insure.

CASH MANAGEMENT: Mortgage Loans representing 97.0% of the initial mortgage pool balance employ cash management systems.


              -----------------------------------------------------------------
                                                         MORTGAGE POOL
              -----------------------------------------------------------------
                       Hard Lockbox (1)              42.8% of Initial Pool
                                                            Balance
              -----------------------------------------------------------------
                      Springing Lockbox              54.2% of Initial Pool
                                                            Balance
              -----------------------------------------------------------------
              (1) Includes hard lockboxes under lender control that are subject to daily or weekly sweeps to accounts controlled by the borrower unless there is the occurrence of certain trigger events and certain multifamily, mobile home park and hospitality properties where the property manager is required to deposit rents into a hard lockbox.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


INVESTMENT GRADE MORTGAGE LOANS:

-----------------------------------------------------------------------------------------------------------------
                                                                 % OF
                                                CUT-OFF        INITIAL                                RATINGS
          NAME              PROPERTY TYPE    DATE BALANCE    POOL BALANCE   U/W DSCR(1)    LTV(2)   (S&P/FITCH)(3)
-----------------------------------------------------------------------------------------------------------------
Stonebriar Centre           Regional Mall     $184,358,064      13.4%          2.07x        57.3%      A+/A-
-----------------------------------------------------------------------------------------------------------------
Pennmark                     Multifamily       111,000,000       8.1           1.69         53.1      BBB/BBB
-----------------------------------------------------------------------------------------------------------------
Westmoreland Mall           Regional Mall       85,000,000       6.2           1.83         63.4       A-/A-
-----------------------------------------------------------------------------------------------------------------
Candler Tower                  Office           84,805,688       6.2           2.17         57.3        A-/A
-----------------------------------------------------------------------------------------------------------------
Brandywine Towne Center    Anchored Retail      30,000,000       2.2           3.01         61.2       BBB/A
-----------------------------------------------------------------------------------------------------------------
TOTALS/WTD. AVG.:               ----          $495,163,752      36.1%          2.02X        57.6%       ---
-----------------------------------------------------------------------------------------------------------------


(1) Calculated based on underwritten net cash flow (which in the case of the Pennmark and Westmoreland Mall is based on 2003/2004 underwritten net cash flow) and actual debt service constant.

(2) Calculated based on Cut-Off Date Balance and related appraised value (which in the case of Pennmark and Westmoreland Mall is based on stabilized appraised value dated January 1, 2004 and December 31, 2003, respectively).

(3) S&P and Fitch have confirmed to us that any ratings in this column reflect an assessment by each rating agency that, in the context of the subject Mortgage Loan's inclusion in the securitization trust, its credit characteristics are consistent with the obligations that are so rated.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                STONEBRIAR CENTRE
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $184,358,064
--------------------------------------------------------------------------------
INTEREST RATE:                 5.225%
--------------------------------------------------------------------------------
ANTICIPATED REPAYMENT DATE     12/11/12
("ARD"):
--------------------------------------------------------------------------------
MATURITY DATE:                 12/11/32
--------------------------------------------------------------------------------
TERM TO ARD:                   10 years
--------------------------------------------------------------------------------
AMORTIZATION:                  30 years
--------------------------------------------------------------------------------
SPONSOR:                       GGP/ Homart II, an entity equally owned by
                               General Growth Properties and the New York State
                               Common Retirement Fund
--------------------------------------------------------------------------------
PROPERTY:                      1,653,278 square foot(1), fully enclosed
                               two-level super regional mall
--------------------------------------------------------------------------------
LOCATION:                      Frisco, Texas
--------------------------------------------------------------------------------
YEAR BUILT:                    2000
--------------------------------------------------------------------------------
IN-LINE SALES/ SF(2):          $380
--------------------------------------------------------------------------------
2002 IN-LINE COST OF
OCCUPANCY(3):                  13.3%
--------------------------------------------------------------------------------
ANCHORS(4):                    Macy's (209,947 square feet; credit rating of
                               BBB+/Baa1/NR), Foley's (200,544 square feet,
                               credit rating of A+/A2/NR), JCPenney (162,347
                               square feet, credit rating of BBB-/Ba3/BB), Sears
                               (162,018 square feet, credit rating of
                               BBB+/Baa1/BBB+) and Nordstrom (134,150 square
                               feet, credit rating of A-/Baa1/NR).
--------------------------------------------------------------------------------
2001 ANCHOR SALES(5):          Macy's $20.7 million; Foley's $30.8 million;
                               JCPenney $23.9 million; Sears $38 million;
                               Nordstrom $24.9 million
--------------------------------------------------------------------------------
TOP FIVE IN-LINE TENANTS:                                 Square       Lease
                               Tenant                      Feet       End Date
                               ------                      ----       --------
                               Gap                        21,317     01/31/2006
                               Banana Republic            10,862     01/31/2006
                               Pottery Barn               10,580     01/31/2013
                               The Cheesecake Factory     10,567     01/31/2016
                               Z Gallerie                 10,261     01/31/2011
--------------------------------------------------------------------------------
OVERALL  OCCUPANCY(6):         98.9%
--------------------------------------------------------------------------------
APPRAISED VALUE(7):            $322,000,000
--------------------------------------------------------------------------------
LTV(8):                        57.3%
--------------------------------------------------------------------------------
U/W DSCR(9):                   2.07x
--------------------------------------------------------------------------------
RESERVES:                      Monthly reserves for taxes; monthly insurance
                               reserves if Sponsor no longer maintains blanket
                               insurance policy; springing replacement/ rollover
                               reserve.
--------------------------------------------------------------------------------
LOCKBOX:                       Springing
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning two years after
                               securitization. Prepayment without penalty
                               allowed starting six months prior to ARD.
--------------------------------------------------------------------------------

(1)      Collateral consists of 694,322 square feet.
(2)      As of trailing twelve months ending December 2002.
(3)      As of trailing twelve months ending August 2002.
(4) Credit ratings for anchors are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if individual department store company is not rated.
(5) Anchor sales for 2001 on an aggregate sales basis as reported by the Borrower.
(6)      As of January 31, 2003.
(7)      Based on appraisal dated as of December 3, 2002.
(8)      As of the Cut-Off Date.
(9) Calculated based on underwritten net cash flow of $25,267,870 and actual debt constant of 6.608%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    PENNMARK
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $111,000,000
--------------------------------------------------------------------------------
COUPON:                        5.590%
--------------------------------------------------------------------------------
MATURITY DATE:                 2/11/08
--------------------------------------------------------------------------------
TERM TO MATURITY:              5 years
--------------------------------------------------------------------------------
AMORTIZATION:                  23 Years(1)
--------------------------------------------------------------------------------
SPONSOR:                       Jules Demchick, Harry Feldman and David H.
                               Feinberg
--------------------------------------------------------------------------------
PROPERTY:                      35-story building comprised of 333 luxury
                               apartments as well as a 100,000 square foot,
                               14-screen Loews Cineplex, a 250 space parking
                               garage, 40,854 square feet of office space and
                               64,817 square feet of commercial/retail space
--------------------------------------------------------------------------------
LOCATION:                      New York, New York
--------------------------------------------------------------------------------
YEAR BUILT:                    2000
--------------------------------------------------------------------------------
OVERALL OCCUPANCY(2):          95.2%
--------------------------------------------------------------------------------
APPRAISED VALUE(3):            $209,000,000
--------------------------------------------------------------------------------
LTV(4):                        53.1%
--------------------------------------------------------------------------------
U/W DSCR(5):                   1.69x
--------------------------------------------------------------------------------
RESERVES:                      On-going for taxes, insurance, TI/LC's and
                               replacement reserves
--------------------------------------------------------------------------------
LOCKBOX:                       Hard
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning two years after
                               securitization. Prepayment without penalty
                               allowed starting three months prior to Maturity
                               Date.
--------------------------------------------------------------------------------
MEZZANINE DEBT:                $35 million mezzanine financing which is
                               co-terminus with the first mortgage and is
                               subject to an intercreditor agreement which
                               complies with rating agency guidelines.
--------------------------------------------------------------------------------
ADDITIONAL COLLATERAL:         Borrower has posted three letters of credit in
                               the aggregate amount of $9 million as additional
                               collateral for the loan, which may be reduced for
                               TI/LC's and used for additional credit
                               enhancement.
--------------------------------------------------------------------------------

(1)      Interest only for 24 months.
(2)      As of January 9, 2003 for the residential space.
(3)      Based on stabilized appraised value dated as of January 1, 2004.
(4)      As of the Cut-Off Date.
(5) Calculated based on 2003/2004 underwritten net cash flow of $14,507,641 and actual debt constant of 7.735%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                WESTMORELAND MALL
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $85,000,000
--------------------------------------------------------------------------------
INTEREST RATE:                 5.050%
--------------------------------------------------------------------------------
MATURITY DATE:                 3/11/13
--------------------------------------------------------------------------------
TERM TO MATURITY:              10 years
--------------------------------------------------------------------------------
AMORTIZATION:                  25 years
--------------------------------------------------------------------------------
SPONSOR:                       CBL & Associates Limited Partnership
--------------------------------------------------------------------------------
PROPERTY:                      1,275,742(1) square foot regional mall and
                               shopping center
--------------------------------------------------------------------------------
LOCATION:                      Greensburg, Pennsylvania
--------------------------------------------------------------------------------
YEAR BUILT:                    1977; renovated 1994
--------------------------------------------------------------------------------
IN-LINE SALES/ SF(2):          $350
--------------------------------------------------------------------------------
2002 IN-LINE COST OF
OCCUPANCY(3):                  11.2%
--------------------------------------------------------------------------------
ANCHORS(4):                    Sears (200,071 square feet; credit rating of
                               BBB+/Baa1/BBB+), Kaufmann's (192,711 square feet;
                               credit rating of A/A2/NR), JCPenney (126,994
                               square feet; credit rating of BBB-/Ba3/BB), The
                               Bon Ton (99,800 square feet; NR)
--------------------------------------------------------------------------------
2001 ANCHOR SALES(5):          Kaufmann's $50.0 million; Sears $35.5 million;
                               JCPenney $19.1 million; The Bon Ton $11.0 million
--------------------------------------------------------------------------------
OVERALL  OCCUPANCY(8):         94.4%
--------------------------------------------------------------------------------
APPRAISED VALUE(6):            $134,000,000
--------------------------------------------------------------------------------
LTV(7):                        63.4%
--------------------------------------------------------------------------------
U/W DSCR(8):                   1.83x
--------------------------------------------------------------------------------
RESERVES:                      Monthly tax and insurance escrow. If the DSCR
                               falls below 1.25x, monthly reserves for capital
                               expenditures and TI/LC's will be reserved based
                               on an annual amount of $1.00 per square foot on
                               all collateral square feet.
--------------------------------------------------------------------------------
LOCKBOX:                       Hard
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning two years after
                               securitization. Prepayment without penalty
                               allowed starting two months prior to Maturity
                               Date.
--------------------------------------------------------------------------------
ADDITIONAL COLLATERAL:         Borrower has posted two letters of credit in the
                               aggregate amount of $5.5 million and one letter
                               of credit in the amount of $2.2 million as
                               additional collateral for the loan.
--------------------------------------------------------------------------------

(1)      Collateral consists of 561,245 square feet.
(2) Based on 2002 projection, which includes actual sales figures through September 2002.
(3) Based on 2002 projection, which includes actual cost and sales figures through September 2002.
(4) Credit ratings are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if tenant company is not rated.
(5) As of December 31, 2001. Sales data are estimates provided by Borrower, as the anchors are not required to report sales information. JCPenney is not part of the collateral. The buildings for Sears, the Bon Ton and 168,341 square feet of Kaufmann's are owned by the respective anchor tenant.
(6)      Based on stabilized appraised value as of December 31, 2003.
(7)      As of the Cut-Off Date.
(8) Calculated based on 2003/2004 occupancy and underwritten net cash flow of $10,995,361 and an estimated debt constant of 7.050%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  CANDLER TOWER
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $84,805,688
--------------------------------------------------------------------------------
COUPON:                        5.520%
--------------------------------------------------------------------------------
MATURITY DATE:                 1/11/2013
--------------------------------------------------------------------------------
TERM TO MATURITY:              10 Years
--------------------------------------------------------------------------------
AMORTIZATION:                  30 Years, 4 Months
--------------------------------------------------------------------------------
SPONSOR:                       Corporate Property Associates 15, Inc., a
                               publicly held real estate investment trust
                               created and managed by W.P. Carey
--------------------------------------------------------------------------------
PROPERTY:                      24-story Class A office building with
                               approximately 227,685 square feet of net rentable
                               area including 27,041 square feet of retail space
--------------------------------------------------------------------------------
LOCATION:                      New York, New York
--------------------------------------------------------------------------------
YEAR BUILT:                    1912; renovated 1998-2002
--------------------------------------------------------------------------------
OCCUPANCY(1):                  100.0%
--------------------------------------------------------------------------------
MAJOR TENANTS(2):

                                                            Approx. %     Lease End           Ratings
                                 Tenant      Square Feet  of Base Rent      Date        S&P/Moody's/Fitch
                                 ------      -----------  ------------      ----        -----------------
                               SFX
                               Entertainment   200,644        100.0%      9/30/2020        BBB-/Baa3/NR
                               McDonald's       27,041        NAP(3)      9/30/2020          A+/Aa3/A+

--------------------------------------------------------------------------------
APPRAISED VALUE(4):            $148,000,000
--------------------------------------------------------------------------------
LTV(5):                        57.3%
--------------------------------------------------------------------------------
U/W DSCR(6):                   2.17x
--------------------------------------------------------------------------------
RESERVES:                      Springing monthly tax, insurance and replacement
                               reserves.
--------------------------------------------------------------------------------
LOCKBOX:                       Springing
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning two years after
                               securitization. Prepayment without penalty
                               allowed starting three months prior to Maturity
                               Date.
--------------------------------------------------------------------------------

(1)      As of December 9, 2002.
(2) Credit ratings are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if tenant company is not rated.
(3) McDonald's subleases its space from SFX Entertainment which leases the entire building.
(4)      Based on appraisal dated as of November 1, 2002.
(5)      As of Cut-Off Date.
(6) Based on underwritten net cash flow of $12,533,036 and actual debt constant of 6.797%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             BRANDYWINE TOWNE CENTER
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $30,000,0000
--------------------------------------------------------------------------------
COUPON:                        4.690%
--------------------------------------------------------------------------------
MATURITY DATE:                 2/11/08
--------------------------------------------------------------------------------
TERM TO MATURITY:              5 Years
--------------------------------------------------------------------------------
AMORTIZATION:                  Interest Only
--------------------------------------------------------------------------------
SPONSOR:                       Acadia Realty Limited Partnership
--------------------------------------------------------------------------------
PROPERTY:                      444,618 square foot power shopping center
--------------------------------------------------------------------------------
LOCATION:                      Wilmington, Delaware
--------------------------------------------------------------------------------
YEAR BUILT:                    1997
--------------------------------------------------------------------------------
TENANTS(1):                    Approximately 68.7% of the base rent is derived
                               from investment grade rated tenants.

                                                                      Approximate %    Lease End
                               Tenant                    Square Feet   of Base Rent       Date     Ratings (S&P/Moody's/Fitch)
                               ------                    -----------   ------------       ----     ---------------------------
                               Lowe's Home Centers        140,000          36.0%       08/31/2018           A/A3/A
                               Regal Cinemas               65,641          16.9%       06/30/2017         BB-/Ba3/NR
                               Target                     138,000          16.4%       01/31/2018           A+/A2/A
                               Bed, Bath & Beyond          50,977          16.3%       01/31/2014         BBB-/NR/NR
                               Dick's Sporting Goods       50,000          14.4%       04/30/2013             NR

--------------------------------------------------------------------------------
OCCUPANCY(2):                  100.0%
--------------------------------------------------------------------------------
APPRAISED VALUE(3):            $49,000,000
--------------------------------------------------------------------------------
LTV(4):                        61.2%
--------------------------------------------------------------------------------
U/W DSCR (5):                  3.01x
--------------------------------------------------------------------------------
RESERVES:                      On-going for taxes, insurance, TI/LC's and
                               replacement reserves
--------------------------------------------------------------------------------
LOCKBOX:                       Hard
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning four years after
                               origination. Prepayment without penalty allowed
                               starting three months prior to Maturity Date.
--------------------------------------------------------------------------------

(1) Credit ratings are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if tenant company is not rated
(2)      As of February 3, 2003.
(3)      Based on appraisal dated as of November 30, 2002.
(4)      As of the Cut-Off Date.
(5) Based on underwritten net cash flow of $4,233,836 and interest rate based on 30/360 basis

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


OTHER SIGNIFICANT MORTGAGE LOANS:

----------------------------------------------------------------------------------------------------------------------------
                                                                                             % OF
                                                                                            INITIAL
                                                        PROPERTY           CUT-OFF DATE      POOL        U/W
                  NAME                                    TYPE               BALANCE        BALANCE     DSCR(1)    LTV(2)
----------------------------------------------------------------------------------------------------------------------------
Riverside Square                                      Regional Mall       $65,000,000         4.7%      1.38x       74.3%
----------------------------------------------------------------------------------------------------------------------------
Franklin Avenue Plaza(3)                                 Office            59,421,491         4.3       1.28        78.6
----------------------------------------------------------------------------------------------------------------------------
Camden Bluffs Apartments                               Multifamily         35,200,000         2.6       1.77        80.0
----------------------------------------------------------------------------------------------------------------------------
West Gude Office Park                                    Office            35,200,000         2.6       1.29        80.0
----------------------------------------------------------------------------------------------------------------------------
Cedar Hill I & III / 10320 Little Patuxent Parkway(4)    Office            33,550,000         2.4       1.26        78.2
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                   ----           $228,371,491        16.7%      1.38X       77.7%
----------------------------------------------------------------------------------------------------------------------------

(1) Calculated based on underwritten net cash flow and actual debt service constant.
(2)      Calculated based on Cut-Off Date balance and related appraised value.
(3)      Consists of three cross-collateralized and cross-defaulted loans:
         Franklin Avenue I ($48,436,006), Franklin Avenue II ($6,391,555) and Franklin Avenue III ($4,593,930).
(4) The Cedar Hill I & III and 10320 Little Patuxent Parkway loans are cross-collateralized and cross-defaulted loans: Cedar Hill I & III ($18,000,000) and 10320 Little Patuxent Parkway ($15,550,000).

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                RIVERSIDE SQUARE
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $65,000,000
--------------------------------------------------------------------------------
INTEREST RATE:                 5.773%
--------------------------------------------------------------------------------
ANTICIPATED REPAYMENT DATE     1/11/13
("ARD"):
--------------------------------------------------------------------------------
MATURITY DATE:                 1/11/33
--------------------------------------------------------------------------------
TERM TO ARD:                   10 years
--------------------------------------------------------------------------------
AMORTIZATION:                  30 years(1)
--------------------------------------------------------------------------------
SPONSOR:                       The Mills Corporation
--------------------------------------------------------------------------------
PROPERTY:                      637,358(2) square foot three-level enclosed
                               regional mall
--------------------------------------------------------------------------------
LOCATION:                      Hackensack, New Jersey
--------------------------------------------------------------------------------
YEAR BUILT:                    1977, renovated from 1994-1995
--------------------------------------------------------------------------------
IN-LINE SALES/ SF(3):          $510
--------------------------------------------------------------------------------
2002 IN-LINE COST OF
OCCUPANCY(4):                  13.2%
--------------------------------------------------------------------------------
ANCHORS(5):                    Bloomingdale's (293,346 square feet; credit
                               rating of BBB+/Baa1/NR), Saks Fifth Avenue
                               (107,000 square feet; credit rating of
                               BBB-/Ba3/BB) and Pottery Barn (24,974 square
                               feet; NR)
--------------------------------------------------------------------------------
2001 ANCHOR SALES(6):          Bloomingdale's $85.7 million; Saks Fifth Avenue
                               $26.5 million
--------------------------------------------------------------------------------
TOP FIVE IN-LINE TENANTS:                                  Square     Lease
                               Tenant                       Feet     End Date
                               ------                       ----     --------
                               Limited/ Bath & Body        11,211    1/31/2005
                               Gap/ Baby Gap/ Gap Kids     10,760    1/31/2009
                               The Cheesecake Factory      10,471    1/31/2021
                               Banana Republic              8,806    1/31/2009
                               Morton's Steakhouse          8,074    1/31/2018
--------------------------------------------------------------------------------
OVERALL  OCCUPANCY(7):         95.0%
--------------------------------------------------------------------------------
APPRAISED VALUE(8):            $87,500,000
--------------------------------------------------------------------------------
LTV(9):                        74.3%
--------------------------------------------------------------------------------
U/W DSCR(10):                  1.38x
--------------------------------------------------------------------------------
RESERVES:                      Monthly tax reserve; monthly insurance reserve if
                               Sponsor no longer maintains blanket insurance
                               policy. Guaranty from Sponsor for TI allowance
                               and free rent obligations aggregating
                               approximately $1.4 million.
--------------------------------------------------------------------------------
LOCKBOX:                       Hard
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning two years after
                               securitization. Prepayment without penalty
                               allowed starting three months prior to ARD.
--------------------------------------------------------------------------------

(1)      Interest only for 23 months.
(2)      Collateral square feet is 344,012 square feet.
(3)      As of the trailing twelve months ending October 2002.
(4) Estimated annual cost of occupancy as reported in third party appraisal as of December 1, 2002.
(5) Credit ratings are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if individual department store company is not rated.
(6) Anchor sales for 2001 on aggregate sales basis as reported by the Borrower.
(7)      As of October 1, 2002.
(8)      Based on appraisal dated as of December 1, 2002.
(9)      As of the Cut-Off Date.
(10) Calculated based on underwritten net cash flow of $6,294,315 and actual debt constant of 7.020%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            FRANKLIN AVENUE PLAZA(1)
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $59,421,491(1)
--------------------------------------------------------------------------------
COUPON:                        6.070%
--------------------------------------------------------------------------------
MATURITY DATE:                 2/11/13
--------------------------------------------------------------------------------
TERM TO MATURITY:              10 years
--------------------------------------------------------------------------------
AMORTIZATION:                  30 years
--------------------------------------------------------------------------------
SPONSOR:                       Rubin Schron
--------------------------------------------------------------------------------
PROPERTY:                      Four Class A office buildings (two five-story and
                               two three-story) aggregating 508,525 square feet
--------------------------------------------------------------------------------
LOCATION:                      Garden City, New York
--------------------------------------------------------------------------------
YEAR BUILT:                    1980
--------------------------------------------------------------------------------
OCCUPANCY(2):                  85.6%
--------------------------------------------------------------------------------
MAJOR TENANTS(3):              Approximately 46.1% of base rent is derived from
                               investment grade rated tenants. In addition, the subject has a diverse tenancy with 80 different tenants.

                                                                Square      Approx. %       Lease           Ratings
                               Tenant                            Feet     of Base Rent     End Date     S&P/Moody's/Fitch
                               ------                            ----     ------------     --------     -----------------
                               Merrill Lynch                    55,340        13.2%       08/31/2007        A+/Aa3/AA-
                               AllState Insurance Company       37,711        9.3%        10/31/2007         A+/A1/A+
                               Morgan Stanley Dean Witter       24,027        5.7%        08/31/2009        A+/Aa3/AA-
                               Healthcare Partners, IPA         25,768        5.0%        01/31/2012            NR

--------------------------------------------------------------------------------
APPRAISED VALUE(4):            $75,800,000
--------------------------------------------------------------------------------
LTV(5):                        78.6%
--------------------------------------------------------------------------------
U/W DSCR(6):                   1.28x
--------------------------------------------------------------------------------
RESERVES:                      On-going for taxes, insurance, TI/LC's and
                               replacement reserves. Upfront new tenant reserve
                               of $1,000,000.
--------------------------------------------------------------------------------
LOCKBOX:                       Hard
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning two years after
                               securitization. Prepayment without penalty
                               allowed starting three months prior to Maturity
                               Date.
--------------------------------------------------------------------------------

(1)      Consists of three cross-collateralized and cross-defaulted loans:
         Franklin Avenue I ($48,436,006), Franklin Avenue II ($6,391,555) and Franklin Avenue III ($4,593,930).
(2)      As of January 1, 2003 and based on a weighted average.
(3) Credit ratings are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if tenant company is not rated.
(4)      Based on appraisal dated as of January 8, 2003.
(5)      As of the Cut-Off Date.
(6) Calculated based on underwritten net cash flow of $5,505,950 and actual debt constant of 7.249%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            CAMDEN BLUFFS APARTMENTS
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $35,200,000
--------------------------------------------------------------------------------
COUPON:                        5.280%
--------------------------------------------------------------------------------
MATURITY DATE:                 1/11/08
--------------------------------------------------------------------------------
TERM TO MATURITY:              5 Years, 1 Month
--------------------------------------------------------------------------------
AMORTIZATION:                  Interest Only
--------------------------------------------------------------------------------
SPONSOR:                       Delta Group
--------------------------------------------------------------------------------
PROPERTY:                      450 Class A apartments within 60 two- and
                               three-story buildings located on 46.2 acres.
                               Amenities include a one-story clubhouse and a
                               one-story fitness center building.
--------------------------------------------------------------------------------
LOCATION:                      Reno, Nevada
--------------------------------------------------------------------------------
YEAR BUILT:                    1997
--------------------------------------------------------------------------------
OCCUPANCY(1):                  95.1%
--------------------------------------------------------------------------------
APPRAISED VALUE(2):            $44,000,000
--------------------------------------------------------------------------------
LTV(3):                        80.0%
--------------------------------------------------------------------------------
U/W DSCR(4):                   1.77x
--------------------------------------------------------------------------------
RESERVES:                      On-going for taxes, insurance and replacement
                               reserves.
--------------------------------------------------------------------------------
LOCKBOX:                       Hard
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning two years after
                               securitization. Prepayment without penalty
                               allowed starting three months prior to Maturity
                               Date.
--------------------------------------------------------------------------------
MEZZANINE DEBT:                $5.72 million from a wholly owned subsidiary of
                               Camden Property Trust (rated BBB/Baa2/BBB)(5)
                               which is co-terminus with the first mortgage and
                               is subject to an intercreditor agreement which
                               complies with rating agency guidelines.
--------------------------------------------------------------------------------

(1)      As of December 19, 2002.
(2)      Based on appraisal dated as of November 5, 2002.
(3)      As of the Cut-Off Date.
(4) Calculated based on underwritten net cash flow of $3,327,808 and interest rate based on actual/360 day basis.
(5)      Credit ratings are by S&P, Moody's and Fitch, respectively.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              WEST GUDE OFFICE PARK
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $35,200,000
--------------------------------------------------------------------------------
COUPON:                        5.855%
--------------------------------------------------------------------------------
MATURITY DATE:                 2/11/13
--------------------------------------------------------------------------------
TERM TO MATURITY:              10 years
--------------------------------------------------------------------------------
AMORTIZATION:                  27 years, 7 months(1)
--------------------------------------------------------------------------------
SPONSOR:                       Mark C. Matan
--------------------------------------------------------------------------------
PROPERTY:                      Four Class B office buildings aggregating 291,799
                               square feet
--------------------------------------------------------------------------------
LOCATION:                      Rockville, Maryland
--------------------------------------------------------------------------------
YEAR BUILT:                    1984, renovated 2002
--------------------------------------------------------------------------------
OCCUPANCY(2):                  86.9%
--------------------------------------------------------------------------------
MAJOR TENANTS(3):

                                                                               Square     Approx. %     Lease          Ratings
                               Tenant                                           Feet   of Base Rent    End Date    S&P/Moody's/Fitch
                               ------                                           ----   ------------    --------    -----------------
                               Amisys                                          70,763      27.4%      12/31/2006          NR
                               Prime Communications/Comcast                    72,431      23.2%     05/31/2004(4)   BBB/Ba1/BBB
                               ADP                                             19,904       8.9%      05/31/2004     AAA/Aaa/NR
                               OAO Corporation (subsidiary of Lockheed Martin) 10,823       6.1%      01/31/2009     BBB/Baa2/BBB

--------------------------------------------------------------------------------
APPRAISED VALUE(5):            $44,000,000
--------------------------------------------------------------------------------
LTV(6):                        80.0%
--------------------------------------------------------------------------------
U/W DSCR(7):                   1.29x
--------------------------------------------------------------------------------
RESERVES:                      On-going for taxes, insurance, TI/LC's and
                               replacement reserves. There is an upfront TI/LC
                               reserve of $1.0 million and an upfront
                               replacement reserve of $750,000.
--------------------------------------------------------------------------------
LOCKBOX:                       Hard
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning four years after
                               origination. Prepayment without penalty allowed
                               starting one month prior to Maturity Date.
--------------------------------------------------------------------------------

(1)      Interest only for the first 18 months.
(2)      As of January 1, 2003.
(3) Credit ratings are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if tenant company is not rated.
(4) 5,320 square feet of the Prime Communications/ Comcast lease rolls on December 31, 2007 and 67,111 square feet rolls on May 31, 2004
(5)      Based on appraisal dated as of December 9, 2002.
(6)      As of the Cut-Off Date.
(7) Calculated based on underwritten net cash flow of $3,330,483 and actual debt constant of 7.316%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             CEDAR HILL I & III AND 10320 LITTLE PATUXENT PARKWAY(1)
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:          $33,550,000(1)
--------------------------------------------------------------------------------
COUPON:                        6.000%
--------------------------------------------------------------------------------
MATURITY DATE:                 2/11/13
--------------------------------------------------------------------------------
TERM TO MATURITY:              10 years
--------------------------------------------------------------------------------
AMORTIZATION:                  27 years, 7 months(2)
--------------------------------------------------------------------------------
SPONSOR:                       Mark C. Matan
--------------------------------------------------------------------------------
PROPERTY:                      Two Class A- office properties (Cedar Hill I &
                               III) and one Class A office property (10320
                               Little Patuxent Parkway) totaling 239,928 square
                               feet
--------------------------------------------------------------------------------
LOCATION:                      Vienna, Virginia (Cedar Hill I & III) and
                               Columbia, Maryland (10320 Little Patuxent
                               Parkway)
--------------------------------------------------------------------------------
YEAR BUILT:                    1987 (Cedar Hill I & III) and 1982, renovated in
                               1996 (10320 Little Patuxent Parkway)
--------------------------------------------------------------------------------
OCCUPANCY(3):                  93.3% combined
--------------------------------------------------------------------------------
MAJOR TENANTS(4):              Cedar Hill I & III: GSA-State Department (88,446
                               square feet, 89.3% of approximate base rent, and credit rating of AAA/Aaa/AAA).

                               10320 Little Patuxent Parkway: There is a diverse tenancy of 37 tenants with none representing more than 6.4% of the base rent. The following are the top five tenants:

                                                                      Square                            Ratings
                               Tenant                                   Feet     Lease End Date    S&P/Moody's/Fitch
                               ------                                   ----     --------------    -----------------
                               Merrill Lynch                           9,077       09/30/2006          A+/Aa3/AA-
                               Ease Technologies, Inc.                 8,414       04/30/2007              NR
                               Christopher Tsien, PC (law firm)        8,311       05/31/2006              NR
                               Chase Manhattan                         8,068       03/31/2007           A+/A1/A+
                               Tiburon                                 7,749       06/30/2006              NR

--------------------------------------------------------------------------------
APPRAISED VALUE(6):            $42,900,000
--------------------------------------------------------------------------------
LTV(6):                        78.2%
--------------------------------------------------------------------------------
U/W DSCR(7):                   1.26x
--------------------------------------------------------------------------------
RESERVES:                      On-going for taxes, insurance, TI/LC's and
                               replacement reserves. There are also upfront
                               TI/LC reserves of $1.15 million for Cedar Hill I
                               & III and $350,000 for 10320 Little Patuxent
                               Parkway.
--------------------------------------------------------------------------------
LOCKBOX:                       Hard
--------------------------------------------------------------------------------
PREPAYMENT:                    Defeasance beginning four years after
                               origination. Prepayment without penalty allowed
                               starting one month prior to Maturity Date.
--------------------------------------------------------------------------------

(1) The Cedar Hill I & III and 10320 Little Patuxent Parkway Loans are cross-collateralized and cross-defaulted loans: Cedar Hill I & III ($18,000,000) and 10320 Little Patuxent Parkway ($15,550,000).
(2)      Interest only for the first 18 months.
(3) Weighted average occupancy as of January 24, 2003 for Cedar Hill I & III and January 1, 2003 for 10320 Little Patuxent Parkway.
(4) Credit ratings are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if tenant company is not rated.
(5) Based on appraisal dated as of December 18, 2002 for Cedar Hill I & III and December 16, 2002 for 10320 Little Patuxent Parkway.
(6)      As of the Cut-Off Date.
(7) Calculated based on underwritten net cash flow of $3,152,886 and actual debt constant of 7.425%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


ANTICIPATED REPAYMENT DATE     Eight Mortgage Loans, representing 24.1% of the
LOANS:                         Initial Pool Balance, provide that if the
                               unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment
                               Date" or "ARD") prior to maturity set forth in the related mortgage note ("Mortgage Note"), the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property, as determined in the related mortgage, to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage
                               Loans, no prepayment consideration will be due in connection with any principal prepayment on, after, and in some cases, for a short period prior to, the Anticipated Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and are treated like balloon loans that mature on the ARD.

DETAILED MONTHLY INVESTOR      Updated collateral summary information will be a
REPORTING:                     part of the monthly remittance report in addition
                               to detailed P&I payment and delinquency
                               information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the
                               Trustee. The following is a list of all the reports that will be available to Certificateholders:

                                      NAME OF REPORT                           DESCRIPTION (INFORMATION PROVIDED)
                               -----------------------------------------------------------------------------------------------------
                               1  Distribution Date Statement            Principal and interest distributions, principal balances
                               -----------------------------------------------------------------------------------------------------
                               2  Mortgage Loan Status Report            Portfolio stratifications
                               -----------------------------------------------------------------------------------------------------
                               3  Comparative Financial Status Report    Revenue, NOI, DSCR to the extent available
                               -----------------------------------------------------------------------------------------------------
                               4  Delinquent Loan Status Report          Listing of delinquent Mortgage Loans
                               -----------------------------------------------------------------------------------------------------
                               5  Historical Loan Modification Report    Information on modified Mortgage Loans
                               -----------------------------------------------------------------------------------------------------
                               6  Historical Liquidation Report          Net Liquidation proceeds and realized losses
                               -----------------------------------------------------------------------------------------------------
                               7  REO Status Report                      NOI and value of REO
                               -----------------------------------------------------------------------------------------------------
                               8  Servicer Watch List                    Listing of loans in jeopardy of becoming Specially Serviced
                               -----------------------------------------------------------------------------------------------------
                               9  Loan Payoff Notification Report        Listing of loans where borrower has requested a pay-off
                                                                         statement

ADVANCING:                     The Master Servicer generally will be obligated
                               to make advances of scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal Reduction
                               Amounts) and certain servicing and property expenses ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related Mortgage Loan. If the Master Servicer fails to make a required Advance, the Trustee and Fiscal Agent will be obligated to make such advances.

CONTROLLING CLASS:             The Controlling Class will generally be the most
                               subordinate class with a Certificate Balance outstanding that is at least 25% of the initial
                               Certificate Balance of such Class. A majority of Certificateholders of the Controlling Class will, subject to certain limitations, be entitled to replace the Special Servicer. Such holders of the Controlling Class will also have the right to select a representative that may direct or advise the Special Servicer with respect to special servicing actions subject to the servicing standards set in the Pooling and Servicing
                               Agreement.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


COLLATERAL OVERVIEW PAGES:

                             GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------
          CHARACTERISTICS
--------------------------------------------------------------------------------
       Initial Pool Balance                            $1,371,385,381
--------------------------------------------------------------------------------
          Number of Loans                                    114
--------------------------------------------------------------------------------
             Gross WAC                                     5.730%
--------------------------------------------------------------------------------
          Original WAM(1)                                108 months
--------------------------------------------------------------------------------
         Remaining WAM(1)                                105 months
--------------------------------------------------------------------------------
      Average Loan Balance(2)                            $12,029,696
--------------------------------------------------------------------------------
     Weighted Average U/W DSCR                              1.66x
--------------------------------------------------------------------------------
     WA LTV at Maturity/ARD(1)                              58.5%
--------------------------------------------------------------------------------
       Geographic Diversity                               30 states
--------------------------------------------------------------------------------
      Balloon or ARD Loans(3)                               99.3%
--------------------------------------------------------------------------------


(1) Assumes ARD loans pay in full on their anticipated repayment dates.
(2) $8,038,731 when excluding the Investment Grade Loans.
(3) Includes Interest Only loans.


                                 PROPERTY TYPES

--------------------------------------------------------------------------------
                                                      % OF INITIAL POOL
              PROPERTY TYPES                               BALANCE
--------------------------------------------------------------------------------
                  Retail                                     46.0%
--------------------------------------------------------------------------------
                  Office                                    27.0
--------------------------------------------------------------------------------
              Multifamily(1)                                23.0
--------------------------------------------------------------------------------
                  Hotel                                      2.5
--------------------------------------------------------------------------------
           Industrial/Warehouse                              1.2
--------------------------------------------------------------------------------
               Self Storage                                  0.3
--------------------------------------------------------------------------------
                  TOTAL:                                   100.0%
--------------------------------------------------------------------------------

(1) Multifamily component includes mobile home park properties representing 2.3% of the aggregate pool balance.


                       COLLATERAL SUMMARY BY PROPERTY TYPE

------------------------------------------------------------------------------------------------------------------------------------
                                  AGGREGATE      % OF       AVERAGE
                                   CUT-OFF      INITIAL     CUT-OFF     GROSS       REM.                         WA
                          # OF      DATE          POOL       DATE        WAC        WAM       WA     WA       OCCUPANCY    BALLOON
    PROPERTY TYPE         PROP    BALANCE($)    BALANCE     BALANCE      (%)     (MOS.)(1)   LTV    DSCR     RATE (%)(2)   (%)(3)
------------------------------------------------------------------------------------------------------------------------------------
RETAIL                     53    $631,242,844     46.0%  $ 11,910,242   5.637%      117      67.2%  1.75X       96.7%       82.4%
------------------------------------------------------------------------------------------------------------------------------------
   Regional Mall            3     334,358,064     24.4    111,452,688   5.287       118      62.1   1.87        97.0        81.8
------------------------------------------------------------------------------------------------------------------------------------
   Anchored Retail         30     221,259,929     16.1      7,375,331   5.958       116      72.9   1.64        96.9        85.7
------------------------------------------------------------------------------------------------------------------------------------
   Unanchored Retail       17      66,119,415      4.8      3,889,377   5.903       103      69.7   1.62        94.2        86.5
------------------------------------------------------------------------------------------------------------------------------------
   Other Retail             3       9,505,436      0.7      3,168,479   8.595       221      91.4   1.00       100.0         0.0
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                     25     370,551,026     27.0     14,822,041   5.934       110      71.1   1.54        92.3        86.1
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY(4)             29     314,986,316     23.0     10,861,597   5.556        74      68.2   1.62        93.9        91.2
------------------------------------------------------------------------------------------------------------------------------------
HOTEL                       5      34,149,169      2.5      6,829,834   6.527       119      61.2   1.61         NAP        53.7
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/WAREHOUSE        4      16,966,232      1.2      4,241,558   6.272       119      73.9   1.46        95.9        84.4
------------------------------------------------------------------------------------------------------------------------------------
SELF STORAGE                1       3,489,793      0.3      3,489,793   6.350       118      74.3   1.35        71.6        78.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/ WTD. AVG.           117  1,371,385,381    100.0%  $ 11,721,243   5.730%      105      68.4%  1.66X       94.7%       84.7%
------------------------------------------------------------------------------------------------------------------------------------

(1)      Assumes ARD loans pay in full on their anticipated repayment dates.
(2)      Excludes hotels.
(3) Percent of the balloon balance at ARD/maturity as a percentage of the Cut-Off Date Balance.
(4) Multifamily component includes mobile home park properties representing 2.3% of the aggregate pool.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


                             LOAN SIZE DISTRIBUTION
-----------------------------------------------------------------------------
                                                                % OF
                                                               INITIAL
     CUT-OFF DATE BALANCE                      # OF             POOL
          RANGES ($)                           LOANS           BALANCE
-----------------------------------------------------------------------------
          1-2,000,000                            12               1.3%
-----------------------------------------------------------------------------
      2,000,001-6,000,000                        52              13.5
-----------------------------------------------------------------------------
     6,000,001-10,000,000                        19              10.1
-----------------------------------------------------------------------------
     10,000,001-14,000,000                       10               8.6
-----------------------------------------------------------------------------
     14,000,001-25,000,000                       12              17.0
-----------------------------------------------------------------------------
     25,000,001-40,000,000                        3               7.3
-----------------------------------------------------------------------------
     40,000,001-60,000,000                        1               3.5
-----------------------------------------------------------------------------
     60,000,001-80,000,000                        1               4.7
-----------------------------------------------------------------------------
    80,000,001-100,000,000                        2              12.4
-----------------------------------------------------------------------------
         100,000,001>=                            2              21.5
-----------------------------------------------------------------------------
            TOTAL:                              114             100.0%
-----------------------------------------------------------------------------
Min: $719,076
Max: $184,358,064
Avg:  $12,029,696


                             GROSS RATE DISTRIBUTION
-----------------------------------------------------------------------------
                                                            % OF
GROSS RATE RANGES                           # OF          INITIAL
       (%)                                   LOANS      POOL BALANCE
-----------------------------------------------------------------------------
4.501 - 4.750                                  1             2.2
-----------------------------------------------------------------------------
4.751 - 5.000                                  1             1.6
-----------------------------------------------------------------------------
5.001 - 5.250                                  6            23.1
-----------------------------------------------------------------------------
5.251 - 5.500                                  6             4.1
-----------------------------------------------------------------------------
5.501 - 5.750                                 13            17.9
-----------------------------------------------------------------------------
5.751 - 6.000                                 26            25.4
-----------------------------------------------------------------------------
6.001 - 6.250                                 29            12.9
-----------------------------------------------------------------------------
6.251 - 6.500                                 16             7.2
-----------------------------------------------------------------------------
6.501 - 6.750                                  9             3.4
-----------------------------------------------------------------------------
6.751 - 7.000                                  2             1.0
-----------------------------------------------------------------------------
7.251 - 7.500                                  1             0.1
-----------------------------------------------------------------------------
7.501 - 7.750                                  1             0.3
-----------------------------------------------------------------------------
     >= 7.751                                  3             0.7
-----------------------------------------------------------------------------
      TOTAL                                  114           100.0%
-----------------------------------------------------------------------------
Min: 4.690%
Max: 8.595%
Wtd. Avg:  5.730%

                          REMAINING TERM TO MATURITY(1)
-----------------------------------------------------------------------------
                                           # OF        % OF INITIAL
          MONTHS                           LOANS     POOL BALANCE
-----------------------------------------------------------------------------
          49 - 60                           17           22.8
-----------------------------------------------------------------------------
          73 - 84                            7            3.1
-----------------------------------------------------------------------------
         109 - 120                          85           71.1
-----------------------------------------------------------------------------
         169 - 180                           2            2.3
-----------------------------------------------------------------------------
          >= 181                             3            0.7
-----------------------------------------------------------------------------
          TOTAL:                           114          100.0%
-----------------------------------------------------------------------------

(1) Assumes ARD Loans mature on their anticipated repayment dates.
Min: 57  months
Max: 221 months
Wtd. Avg: 105 months


                           REMAINING AMORTIZATION TERM
-----------------------------------------------------------------------------
                                                             % OF
                                              # OF          INITIAL
      MONTHS                                  LOANS          POOL
                                                            BALANCE
-----------------------------------------------------------------------------
         IO(1)                                  5             8.4%
-----------------------------------------------------------------------------
     217 - 228                                  3             0.7
-----------------------------------------------------------------------------
     253 - 264                                  2             0.6
-----------------------------------------------------------------------------
     265 - 276                                  1             8.1
-----------------------------------------------------------------------------
     277 - 288                                  2             1.3
-----------------------------------------------------------------------------
     289 - 300                                 16            10.6
-----------------------------------------------------------------------------
     313 - 324                                  1             0.1
-----------------------------------------------------------------------------
     325 - 336                                  4             5.5
-----------------------------------------------------------------------------
     349 - 360                                 79            58.4
-----------------------------------------------------------------------------
      361 >=                                    1             6.2
-----------------------------------------------------------------------------
      TOTAL:                                   114          100.0%
-----------------------------------------------------------------------------

(1) Interest only balloons.

Min: 0 months
Max: 362 months
Non-zero Wtd. Avg: 340 months

                                  Page 22 of 24

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS
                                   (U/W DSCR)
--------------------------------------------------------------------------------
                                                         % OF INITIAL
         CUT-OFF DATE                          # OF          POOL
        DSCR RANGES (X)                       LOANS         BALANCE
--------------------------------------------------------------------------------
           <=1.19(1)                             3            0.7%
--------------------------------------------------------------------------------
           1.20-1.29                             9           11.5
--------------------------------------------------------------------------------
           1.30-1.39                            32           17.1
--------------------------------------------------------------------------------
           1.40-1.49                            26           15.1
--------------------------------------------------------------------------------
           1.50-1.59                            19            6.6
--------------------------------------------------------------------------------
           1.60-1.69                            15           15.3
--------------------------------------------------------------------------------
           1.70-1.89                             3            9.1
--------------------------------------------------------------------------------
            1.90>=                               7           24.6
--------------------------------------------------------------------------------
            TOTAL:                             114          100.0%
--------------------------------------------------------------------------------

(1) Includes three fully amortizing Rite Aid loans

Min: 1.00x
Max: 3.01x
Wtd. Avg: 1.66x


                           LOAN TO VALUE RATIOS (LTV)
--------------------------------------------------------------------------------
                                                            % OF INITIAL
   CUT-OFF DATE                                  # OF           POOL
  LTV RANGES (%)                                 LOANS         BALANCE
--------------------------------------------------------------------------------
    50.01-55.00                                    2             8.3%
--------------------------------------------------------------------------------
    55.01-60.00                                    5            21.6
--------------------------------------------------------------------------------
    60.01-65.00                                   13            13.7
--------------------------------------------------------------------------------
    65.01-70.00                                   14             4.1
--------------------------------------------------------------------------------
    70.01-75.00                                   28            15.6
--------------------------------------------------------------------------------
    75.01-80.00                                   49            36.0
--------------------------------------------------------------------------------
    85.01>=(1)                                     3             0.7
--------------------------------------------------------------------------------
      TOTAL:                                     114           100.0%
--------------------------------------------------------------------------------

(1) Includes three fully amortizing Rite Aid loans

Min: 53.1%
Max: 91.8%
Wtd. Avg:68.4%


                               OCCUPANCY RATES(1)
--------------------------------------------------------------------------------
                                                               % OF
     CUT-OFF DATE                               # OF          INITIAL
      OCC'UPANCY                             PROPERTIES        POOL
      RANGES (%)                                              BALANCE
--------------------------------------------------------------------------------
      65.1-80.0                                   3              1.1%
--------------------------------------------------------------------------------
      80.1-85.0                                   5              4.1
--------------------------------------------------------------------------------
      85.1-90.0                                  16             14.6
--------------------------------------------------------------------------------
      90.1-95.0                                  25             24.0
--------------------------------------------------------------------------------
       95.1 >=                                   63             56.2
--------------------------------------------------------------------------------
        TOTAL:                                  112            100.0%
--------------------------------------------------------------------------------

(1) Excludes hotels.

Max:100.0%
Wtd. Avg: 94.7%


                       MATURITY DATE/ARD LOAN TO VALUE(1)
--------------------------------------------------------------------------------
                                                              % OF
MATURITY DATE/ARD LTV                           # OF         INITIAL
      RANGES (%)                                LOANS         POOL
                                                             BALANCE
--------------------------------------------------------------------------------
      <= 0.00(2)                                   3           0.7%
--------------------------------------------------------------------------------
     45.01-50.00                                   8          36.4
--------------------------------------------------------------------------------
     50.01-55.00                                  10           3.0
--------------------------------------------------------------------------------
     55.01-60.00                                  23          10.7
--------------------------------------------------------------------------------
     60.01-65.00                                  26          12.6
--------------------------------------------------------------------------------
     65.01-70.00                                  33          26.0
--------------------------------------------------------------------------------
     70.01-75.00                                   7           5.4
--------------------------------------------------------------------------------
     75.01-80.00                                   4           5.2
--------------------------------------------------------------------------------
        TOTAL:                                   114         100.0%
--------------------------------------------------------------------------------

(1) Assumes ARD Loans mature on their anticipated repayment dates.

(2) Includes three fully amortizing Rite Aid loans

Min:0.0%
Max:80.0%
Wtd. Avg:58.5%

                                  Page 23 of 24

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

--------------------------------------------------------------------------------


                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
               STATE         # OF PROPERTIES     % OF INITIAL
                                                 POOL BALANCE
--------------------------------------------------------------------------------
                TX                 21                20.6%
--------------------------------------------------------------------------------
                NY                  9                19.8
--------------------------------------------------------------------------------
                CA                 19                 9.1
--------------------------------------------------------------------------------
                MD                  6                 7.8
--------------------------------------------------------------------------------
                PA                  2                 7.1
--------------------------------------------------------------------------------
                NJ                  6                 6.4
--------------------------------------------------------------------------------
                FL                 14                 4.2
--------------------------------------------------------------------------------
                VA                  4                 3.4
--------------------------------------------------------------------------------
                NV                  2                 3.1
--------------------------------------------------------------------------------
                GA                  3                 2.4
--------------------------------------------------------------------------------
                DE                  1                 2.2
--------------------------------------------------------------------------------
                WA                  2                 2.1
--------------------------------------------------------------------------------
                TN                  2                 2.0
--------------------------------------------------------------------------------
                AL                  3                 1.8
--------------------------------------------------------------------------------
                LA                  1                 1.6
--------------------------------------------------------------------------------
                OK                  3                 1.1
--------------------------------------------------------------------------------
                IN                  2                 0.8
--------------------------------------------------------------------------------
                MA                  2                 0.6
--------------------------------------------------------------------------------
                WV                  1                 0.5
--------------------------------------------------------------------------------
                ME                  1                 0.5
--------------------------------------------------------------------------------
                AZ                  2                 0.4
--------------------------------------------------------------------------------
                NH                  2                 0.4
--------------------------------------------------------------------------------
                OH                  1                 0.4
--------------------------------------------------------------------------------
                NM                  1                 0.4
--------------------------------------------------------------------------------
                IL                  1                 0.3
--------------------------------------------------------------------------------
                MN                  2                 0.3
--------------------------------------------------------------------------------
                CO                  1                 0.3
--------------------------------------------------------------------------------
                NC                  1                 0.3
--------------------------------------------------------------------------------
                OR                  1                 0.2
--------------------------------------------------------------------------------
                SC                  1                 0.2
--------------------------------------------------------------------------------
              TOTAL:              117               100.0%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             LOAN TYPE       NUMBER OF LOANS     % OF INITIAL
                                                 POOL BALANCE
--------------------------------------------------------------------------------
        Amortizing Balloon          98               66.7%
--------------------------------------------------------------------------------
             ARD Loan                8               24.1
--------------------------------------------------------------------------------
            IO Balloon               5                8.4
--------------------------------------------------------------------------------
         Fully Amortizing            3                0.7
--------------------------------------------------------------------------------
              TOTAL:               114              100.0%
--------------------------------------------------------------------------------

                                  Page 24 of 24

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY THE SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAWS, THE FINAL OFFERING CIRCULAR (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS, AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NONE OF THE UNDERWRITERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (AND, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, BY THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                    ANNEX C-1
                               PRICE/YIELD TABLES

























                                     C-1-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX C-2
                                DECREMENT TABLES





























                                     C-2-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................       90          90          90          90          90
March 2005 ...............................       77          77          77          77          77
March 2006 ...............................       61          61          61          61          61
March 2007 ...............................       45          45          45          45          45
March 2008 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     3.34        3.33        3.32        3.30        3.27



                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................      100         100         100         100         100
March 2005 ...............................      100         100         100         100         100
March 2006 ...............................      100         100         100         100         100
March 2007 ...............................      100         100         100         100         100
March 2008 ...............................        7           7           7           7           7
March 2009 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     4.93        4.93        4.92        4.91        4.75



                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................      100         100         100         100         100
March 2005 ...............................      100         100         100         100         100
March 2006 ...............................      100         100         100         100         100
March 2007 ...............................      100         100         100         100         100
March 2008 ...............................      100         100         100         100         100
March 2009 ...............................       96          96          96          96          96
March 2010 ...............................       68          68          68          68          68
March 2011 ...............................       50          50          50          50          50
March 2012 ...............................       31          31          31          31          31
March 2013 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     7.99        7.95        7.93        7.92        7.89



                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................      100         100         100         100         100
March 2005 ...............................      100         100         100         100         100
March 2006 ...............................      100         100         100         100         100
March 2007 ...............................      100         100         100         100         100
March 2008 ...............................      100         100         100         100         100
March 2009 ...............................      100         100         100         100         100
March 2010 ...............................      100         100         100         100         100
March 2011 ...............................      100         100         100         100         100
March 2012 ...............................      100         100         100         100         100
March 2013 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.79        9.78        9.76        9.72        9.50



                                                                     ANNEX C-2-4

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................      100         100         100         100         100
March 2005 ...............................      100         100         100         100         100
March 2006 ...............................      100         100         100         100         100
March 2007 ...............................      100         100         100         100         100
March 2008 ...............................      100         100         100         100         100
March 2009 ...............................      100         100         100         100         100
March 2010 ...............................      100         100         100         100         100
March 2011 ...............................      100         100         100         100         100
March 2012 ...............................      100         100         100         100         100
March 2013 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.90        9.90        9.90        9.90        9.74



                                                                     ANNEX C-2-5

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................      100         100         100         100         100
March 2005 ...............................      100         100         100         100         100
March 2006 ...............................      100         100         100         100         100
March 2007 ...............................      100         100         100         100         100
March 2008 ...............................      100         100         100         100         100
March 2009 ...............................      100         100         100         100         100
March 2010 ...............................      100         100         100         100         100
March 2011 ...............................      100         100         100         100         100
March 2012 ...............................      100         100         100         100         100
March 2013 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.90        9.90        9.90        9.90        9.78



                                                                     ANNEX C-2-6

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................      100         100         100         100         100
March 2005 ...............................      100         100         100         100         100
March 2006 ...............................      100         100         100         100         100
March 2007 ...............................      100         100         100         100         100
March 2008 ...............................      100         100         100         100         100
March 2009 ...............................      100         100         100         100         100
March 2010 ...............................      100         100         100         100         100
March 2011 ...............................      100         100         100         100         100
March 2012 ...............................      100         100         100         100         100
March 2013 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.90        9.90        9.90        9.90        9.82



                                                                     ANNEX C-2-7

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................      100         100         100         100         100
March 2005 ...............................      100         100         100         100         100
March 2006 ...............................      100         100         100         100         100
March 2007 ...............................      100         100         100         100         100
March 2008 ...............................      100         100         100         100         100
March 2009 ...............................      100         100         100         100         100
March 2010 ...............................      100         100         100         100         100
March 2011 ...............................      100         100         100         100         100
March 2012 ...............................      100         100         100         100         100
March 2013 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.90        9.90        9.90        9.90        9.82



                                                                     ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................      100         100         100         100         100
March 2005 ...............................      100         100         100         100         100
March 2006 ...............................      100         100         100         100         100
March 2007 ...............................      100         100         100         100         100
March 2008 ...............................      100         100         100         100         100
March 2009 ...............................      100         100         100         100         100
March 2010 ...............................      100         100         100         100         100
March 2011 ...............................      100         100         100         100         100
March 2012 ...............................      100         100         100         100         100
March 2013 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.90        9.90        9.90        9.90        9.82



                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS G CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
DISTRIBUTION DATE                             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-----------------                             ------     -------     -------     -------     --------
Initial Percentage .......................      100%        100%        100%        100%        100%
March 2004 ...............................      100         100         100         100         100
March 2005 ...............................      100         100         100         100         100
March 2006 ...............................      100         100         100         100         100
March 2007 ...............................      100         100         100         100         100
March 2008 ...............................      100         100         100         100         100
March 2009 ...............................      100         100         100         100         100
March 2010 ...............................      100         100         100         100         100
March 2011 ...............................      100         100         100         100         100
March 2012 ...............................      100         100         100         100         100
March 2013 and thereafter ................        0           0           0           0           0
Weighted Average Life (in years) .........     9.90        9.90        9.90        9.90        9.82


                                                                    ANNEX C-2-10

                                    ANNEX D
                         FORM OF PAYMENT DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date: 2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                               Prior Payment:
135 S. LaSalle Street Suite 1625                                                                          Next Payment:
Chicago, IL 60603-4159                                                                                    Record Date:
USA                                                          ABN AMRO ACCT:

Administrator:                                   REPORTING PACKAGE TABLE OF CONTENTS                   Analyst:

---------------------------  ----------------------------------------------------------------------   ------------------------------
                                                                                            Page(s)
                                                                                            -------
Issue ID: LUBS03C1           Statements to Certificateholders                               Page 2    Closing Date:       3/20/2003
                             Cash Reconciliation Summary                                    Page 3    First Payment Date: 4/11/2003
Monthly Data File            Cash Reconciliation Summary                                    Page 4    Assumed Final Payment: Date:
Name: LUBS03C1_200304_3.ZIP  Cash Reconciliation Summary                                    Page 5
---------------------------  Bond Interest Reconciliation                                   Page 6    ------------------------------
                             Asset-Backed Facts ~ 15 Months Loan Status Summary             Page 7
                             Asset-Backed Facts ~ 15 Month Payoff/Loss Summary              Page 8
                             Delinquent Loan Detail                                         Page 9
                             Historical Collateral Prepayment                               Page 10
                             Loan Level Detail                                              Page 11
                             Mortgage Loan Characteristics                                  Page 12-14
                             Specially Serviced (Part I) ~ Loan Detail                      Page 15
                             Specially Serviced Loan Detail (Part II) ~ Servicer Comments   Page 16
                             Historical REO Report                                          Page 17
                             Rating Information                                             Page 18
                             Modified Loan Detail                                           Page 19
                             Realized Loss Detail                                           Page 20
                             Appraisal Reduction Detail                                     Page 21

                             ----------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------


                          ----------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ----------------------------------------------------------------------------------
                           LaSalle Web Site                                              www.etrustee.net


                           LaSalle Factor Line                                             (800) 246-5761
                          ----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:


                                                             ABN AMRO ACCT:

====================================================================================================================================
         ORIGINAL        OPENING     PRINCIPAL     PRINCIPAL     NEGATIVE      CLOSING     INTEREST      INTEREST     PASS-THROUGH
CLASS    FACE VALUE(1)   BALANCE     PAYMENT       ADJ. OR LOSS  AMORTIZATION  BALANCE     PAYMENT(2)   ADJUSTMENT       RATE
CUSIP                                                                                                                  Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------

                                                                 -------------------------------------------------------------------
                                                                         TOTAL P&I PAYMENT
                                                                 -------------------------------------------------------------------

Notes  (1) N denotes notional balance not included in total
       (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
       (3) Estimated.
        *  Denotes Controlling Class
                                                                    PAGE 2 OF 21

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                       CASH RECONCILIATION SUMMARY

====================================================================================================================================

-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                               PRINCIPAL SUMMARY                          SERVICING FEES SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Plus PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Prepayments in Full
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fee Paid To Servicer                    -------------------------------------------
Less Fee Strips Paid by Servicer             -------------------------------------------
-------------------------------------------  Remittance P&I Due Certs
LESS FEES & EXPENSES PAID BY/TO SERVICER     -------------------------------------------
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                  POOL BALANCE SUMMARY                              PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                        Balance   Count   Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
-------------------------------------------  Ending Pool                                  PPIS Due Certificate
Total Interest Due Trust                     -------------------------------------------  ------------------------------------------
-------------------------------------------                                               ------------------------------------------
-------------------------------------------                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
LESS FEES & EXPENSES PAID BY/TO TRUST                                                     ------------------------------------------
-------------------------------------------                                                                    Principal    Interest
Trustee Fee                                                                               ------------------------------------------
Fee Strips                                                                                Prior Outstanding
Misc. Fees                                                                                Plus Current Period
Interest Reserve Withholding                                                              Less Recovered
Plus Interest Reserve Deposit                                                             Less Non Recovered
-------------------------------------------                                               Ending Outstanding
Total                                                                                     ------------------------------------------
-------------------------------------------
-------------------------------------------
Total Interest Due Certs
-------------------------------------------
====================================================================================================================================

                                                                    Page 3 of 21

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                      CASH RECONCILIATION SUMMARY

====================================================================================================================================

-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest             0.00  Current Servicing Fees                0.00   SCHEDULED:
Less Deferred Interest                 0.00  Plus Fees Advanced for PPIS           0.00   Current Scheduled Principal           0.00
Plus Advance Interest                  0.00  Less Reduction for PPIS               0.00   Advanced Scheduled Principal          0.00
Plus Unscheduled Interest              0.00  Plus Delinquent Servicing Fees        0.00   ------------------------------------------
PPIS Reducing Scheduled                0.00  -------------------------------------------  Scheduled Principal Distribution      0.00
Less Total Fees Paid To Servicer       0.00  Total Servicing Fees                  0.00   ------------------------------------------
Plus Fees Advanced for PPIS            0.00  -------------------------------------------  UNSCHEDULED:
Less Fee Strips Paid by Servicer       0.00                                               Curtailments                          0.00
Less Misc. Fees & Expenses             0.00  -------------------------------------------  Prepayments in Full                   0.00
Less Non Recoverable Advances          0.00                PPIS SUMMARY                   Liquidation Proceeds                  0.00
-------------------------------------------  -------------------------------------------  Repurchase Proceeds                   0.00
Interest Due Trust                     0.00                                               Other Principal Proceeds              0.00
-------------------------------------------  Gross PPIS                            0.00   ------------------------------------------
Less Trustee Fee                       0.00  Reduced by PPIE                       0.00   Unscheduled Principal Distribution    0.00
Less Fee Strips Paid by Trust          0.00  Reduced by Shortfalls in Fees         0.00   ------------------------------------------
Less Misc. Fees Paid by Trust          0.00  Reduced by Other Amounts              0.00   Remittance Principal                  0.00
Less Interest Reserve Withholding      0.00  -------------------------------------------  ------------------------------------------
Plus Interest Reserve Deposit          0.00  Net PPIS                              0.00
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                    0.00  PPIS Reducing Servicing Fee           0.00   Servicer Wire Amount                  0.00
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Allocated to Certificates        0.00
                                             -------------------------------------------


                                     ----------------------------------------------------------
                                                       POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                        Balance/Amount   Count
                                     ----------------------------------------------------------
                                     Beginning Pool                          0.00         0
                                     Scheduled Principal Distribution        0.00
                                     Unscheduled Principal                   0.00         0
                                     Deferred Interest                       0.00
                                     Liquidations                            0.00         0
                                     Repurchases                             0.00         0
                                     Ending Pool                             0.00         0
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------

      Made by:   0.00          0.00          0.00         0.00         0.00          0.00          0.00         0.00

               -------------------------------------------------------------------------------------------------------

====================================================================================================================================

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                      CASH RECONCILIATION SUMMARY

====================================================================================================================================

-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Delinquent Servicing Fees               ------------------------------------------
PPIS Reducing Scheduled                      -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid To Servicer             Total Servicing Fees                         ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust             *  Reduced by Other Amounts                     Remittance Principal
Less Interest Reserve Withholding            -------------------------------------------  ------------------------------------------
Plus Interest Reserve Deposit                Net PPIS
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Servicing Fee                  Servicer Wire Amount
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Allocated to Certificates
*Owner Trustee Reimbursement                 -------------------------------------------


                                     ----------------------------------------------------------
                                                       POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                        Balance/Amount    Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                     BOND INTEREST RECONCILIATION

=============================================================================================================================
                                                         Deductions                                      Additions
                                           -------------------------------- -------------------------------------------------
          Accrual      Pass     Accrued               Deferred &               Prior     Int Accrual     Prepay-     Other
       -------------   Thru   Certificate  Allocable   Accretion  Interest  Int. Short-    on Prior       ment     Interest
Class  Method  Days    Rate    Interest      PPIS      Interest   Loss/Exp   falls Due    Shortfall(3)  Penalties Proceeds(1)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

======================================================================================
         Additions
      -------------                                 Remaining
       Distributable  Interest   Current Period    Outstanding       Credit Support
        Certificate   Payment     (Shortfall)/      Interest      --------------------
Class    Interest(2)  Amount        Recovery      Shortfalls     Original  Current(4)
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

======================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the bonds Distributable Interest.
(2) Accrued - Deductions + Additions Interest
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                    ASSET - BACKED FACTS - 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
Distribution   Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                      Statement Date:02/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                               Prior Payment:
                                                                                                          Next Payment:
                                                                                                          Record Date:

                                                             ABN AMRO ACCT:

                                    ASSET - BACKED FACTS - 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2) Losses (2)  Remaining Term Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life           Coupon     Remit
============  ==================================================================================  ==================================
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

(1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                        DELINQUENT LOAN DETAIL

=======================================  ======================================  ==========================================
                              Paid                               Outstanding      Out. Property
Disclosure                    Thru       Current P&I                 P&I            Protection               Advance
 Control #                    Date        Advance                 Advances**         Advances              Description(1)
=======================================  ======================================  ==========================================
---------------------------------------  --------------------------------------  ------------------------------------------

---------------------------------------  --------------------------------------  ------------------------------------------

---------------------------------------  --------------------------------------  ------------------------------------------

---------------------------------------  --------------------------------------  ------------------------------------------

---------------------------------------  --------------------------------------  ------------------------------------------

---------------------------------------  --------------------------------------  ------------------------------------------

---------------------------------------  --------------------------------------  ------------------------------------------

---------------------------------------  --------------------------------------  ------------------------------------------

---------------------------------------  --------------------------------------  ------------------------------------------
TOTAL
=======================================  ======================================  ==========================================

===============================================================  ==========================================
                                Special
Disclosure                     Servicer         Forclosure         Bankruptcy                  REO
 Control #                  Transfer Date         Date                Date                     Date
===============================================================  ==========================================
-------------------------------------------  ------------------  --------------------  --------------------

-------------------------------------------  ------------------  --------------------  --------------------

-------------------------------------------  ------------------  --------------------  --------------------

-------------------------------------------  ------------------  --------------------  --------------------

-------------------------------------------  ------------------  --------------------  --------------------

-------------------------------------------  ------------------  --------------------  --------------------

-------------------------------------------  ------------------  --------------------  --------------------

-------------------------------------------  ------------------  --------------------  --------------------

-------------------------------------------  ------------------  --------------------  --------------------
TOTAL
===========================================  ==================  ====================  ====================
A. P&I ADVANCE - LOAN IN GRACE PERIOD    1. P&I ADVANCE - LOAN DELINQ. 1 MONTH   3. P&I ADVANCE - LOAN DELINQUENT 3+ MONTHS
B. P&I ADVANCE - LATE PAYMENT BUT        2. P&I ADVANCE - LOAN DELINQ. 2 MONTHS  4. MATURED BALLOON/ASSUMED SCHED. PAYMENT
   (LESS THAN) ONE MONTH DELINQ.

7. P&I ADVANCE (FORECLOSURE)
9. P&I ADVANCE (REO)

** Outstanding P&I Advances include the current period P&I Advance

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                              HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

============== =========  =========== =========== =========== ==========  ============ ===========  ===================  ===========
 Disclosure     Payoff     Initial                  Payoff      Penalty    Prepayment   Maturity         Property        Geographic
 Control #      Period     Balance       Type       Amount      Amount        Date        Date             Type           Location
============== =========  =========== =========== =========== ==========  ============ ===========  ===================  ===========

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------

-------------- ---------  ----------- ----------- ----------- ----------  ------------ -----------  -------------------  ----------
                                      CURRENT            -----------------------------
                                      CUMULATIVE
                                                         -----------------------------

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                           LOAN LEVEL DETAIL
=================================================================================================================================
                                               Operating              Ending                                               Loan
Disclosure        Property  Maturity  PFY      Statement     Geo.   Principal  Note   Scheduled   Prepayment  Prepayment  Status
 Control #  Group   Type     Date     DSCR       Date     Location   Balance   Rate      P&I        Amount       Date     Code(1)
=================================================================================================================================


































====================================================================================================================================
*  NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
====================================================================================================================================
(1) Legend:   A. P&I Adv - in Grace Period      1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ months  7. Foreclosure
              B. P&I Adv - (less than)          2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I        9. REO
                 one month delinq
====================================================================================================================================

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================= =================================================================
                                              Weighted Average                                                  Weighted Average
 Current Scheduled  # of Scheduled   % of   --------------------- Current Mortgage  # of   Scheduled   % of    ------------------
     Balance       Loans  Balance   Balance Term  Coupon PFY DSCR  Interest Rate    Loans   Balance   Balance  Term  Coupon PFY DSCR
================================================================= =================================================================










================================================================= =================================================================
                   0      0         0.00%                                           0       0        0.00%
================================================================= =================================================================
Average Scheduled Balance       0                                 Minimum Mortgage Interest Rate     9,900.000%
Maximum  Schedule Balance (9,999,999,999)                         Maximum Mortgage Interest Rate     9,900.000%
Minimum  Schedule Balance  9,999,999,999



        DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================= =================================================================
                                               Weighted Average                                                  Weighted Average
Fully Amortizing   # of  Scheduled  % of    ---------------------    Balloon        # of  Scheduled   % of    ---------------------
 Mortgage Loans   Loans   Balance  Balance  Term  Coupon PFY DSCR Mortgage Loans   Loans   Balance   Balance  Term  Coupon PFY DSCR
================================================================= =================================================================





=================================================================
                  0      0         0.00%
=================================================================
                                                                   =================================================================
                                                                                     0      0          0.00%
                                                                   =================================================================


[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (PFY)                                             GEOGRAPHIC DISTRIBUTION
=================================================================  =================================================================
   Debt Service   # of   Scheduled    % of                          Geographic     # of   Scheduled    % of
  Coverage Ratio  Loans   Balance    Balance  WAMM  WAC  PFY DSCR     Location     Loans   Balance    Balance  WAMM   WAC  PFY DSCR
=================================================================  =================================================================




=================================================================
                     0         0        0.00%
=================================================================
Maximum  DSCR     0.000
Minimum  DSCR     0.000

                  DISTRIBUTION OF DSCR (CUTOFF)
=================================================================
   Debt Service     # of   Scheduled    % of
  Coverage Ratio   Loans    Balance    Balance WAMM WAC PFY  DSCR
=================================================================





=================================================================  =================================================================
                     0         0        0.00%                                        0       0        0.00%
=================================================================  =================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                     DISTRIBUTION OF LOAN SEASONING
=================================================================  =================================================================
                 # of  Scheduled    % of                                            # of  Scheduled   % of
Property Types  Loans   Balance    Balance  WAMM   WAC  PFY DSCR   Number of Months Loans  Balance   Balance  WAMM   WAC  PFY DSCR
=================================================================  =================================================================












=================================================================  =================================================================
                  0     0        0.00%                                              0      0        0.00%
=================================================================  =================================================================

                DISTRIBUTION OF AMORTIZATION TYPE                                 DISTRIBUTION OF YEAR LOANS MATURING
=================================================================  =================================================================
  Amortization     # of  Scheduled   % of                                          # of  Scheduled    % of
     Type         Loans   Balance   Balance  WAMM   WAC  PFY DSCR          Year   Loans   Balance    Balance  WAMM    WAC   PFY DSCR
=================================================================  =================================================================
                                                                           2003       0          0     0.00%     0   0.00%     0.00
                                                                           2004       0          0     0.00%     0   0.00%     0.00
                                                                           2005       0          0     0.00%     0   0.00%     0.00
                                                                           2006       0          0     0.00%     0   0.00%     0.00
                                                                           2007       0          0     0.00%     0   0.00%     0.00
                                                                           2008       0          0     0.00%     0   0.00%     0.00
                                                                           2009       0          0     0.00%     0   0.00%     0.00
                                                                           2010       0          0     0.00%     0   0.00%     0.00
                                                                           2011       0          0     0.00%     0   0.00%     0.00
                                                                           2012       0          0     0.00%     0   0.00%     0.00
                                                                           2013       0          0     0.00%     0   0.00%     0.00
                                                                       2014 & Greater 0          0     0.00%     0   0.00%     0.00
=================================================================  =================================================================
                                                                                      0          0     0.00%
=================================================================  =================================================================

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

===================== ======== ===================  =================================  ======================  ===================
                       Loan          Balance                             Remaining
Disclosure  Servicing  Status   -----------------    Note   Maturity  --------------     Property    Geo.                    NOI
Control #   Xfer Date  Code(1)  Schedule   Actual    Rate     Date     Life                Type      Location  NOI    DSCR   Date
===================== ======== ===================  =================================  ======================  ===================



















=====================          ===================  =================================  ======================  ===================
====================================================================================================================================
(1) Legend:   A. P&I Adv - in Grace Period      1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ months  7. Foreclosure
              B. P&I Adv - (less than)          2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I        9. REO
                 one month delinq
====================================================================================================================================

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                         SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                 HISTORICAL COLLATERAL LEVEL REO REPORT


===================================================================================================================================
                                                              Recent   Appraisal
Disclosure  REO                Property  Actual   Scheduled  Appraisal Reduction     Date     Liquidation    Liquidation  Realized
Control #   Date  City  State    Type    Balance   Balance     Value     Amount   Liquidated   Proceeds       Expenses      Loss
===================================================================================================================================

































===================================================================================================================================

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                           RATING INFORMATION



================================  ===========================================  ====================================================
                                              Original Ratings                            Rating Change/Change Date(1)

     Class            CUSIP          FITCH          Moody's         S&P           Fitch              Moody's              S&P
================================  ===========================================  ====================================================



















================================  ===========================================  ====================================================

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                         MODIFIED LOAN DETAIL

====================================================================================================================================
                                  CutOff           Modified
 Disclosure   Modification       Maturity         Maturity                                  Modification
  Control #      Date              Date             Date                                    Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                          REALIZED LOSS DETAIL

====================================================================================================================================
                                             Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
           Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of      Liquidation  Liquidation    as a % of     Realized
  Period   Control #     Date       Value     Balance  Proceeds  Sched Principal   Expenses *   Proceeds    Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
====================================================================================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

[ABN AMRO LOGO OMITTED]                             LB-UBS COMMERCIAL MORTGAGE TRUST                   Statement Date:   2/26/2003
ABN AMRO                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
LaSalle Bank N.A.                                            SERIES 2003-C1                            Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                             ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

======================  =============================  ==============  ==================================
                                                                                          Remaining Term
Disclosure  Appraisal   Scheduled   ARA   Current P&I       ASER       Note    Maturity   ---------------
 Control #  Red. Date    Balance   Amount   Advance                    Rate      Date       Life
----------------------  -----------------------------  --------------  ----------------------------------




























======================  =============================  ==============  ==================================


============  =========  ============  =================  ===================================
                                                                       Appraisal
Disclosure    Property   Geographic                       -----------------------------------
 Control #     Type      Location        DSCR                Value                    Date
------------  ---------  ------------  -----------------  -----------------------------------




























============  =========  ============  =================  ===================================

                      (THIS PAGE INTENTIONALLY LEFT BLANK.)

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F


          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2003-C1, Commercial Mortgage Pass-Through Certificates, Series 2003-C1, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 11, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 11, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS


                  STRUCTURED ASSET SECURITIES CORPORATION II,
                                 THE DEPOSITOR

                      MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

                               ----------------

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."


-----------------------------------------------------------------------------------------------------
              THE OFFERED CERTIFICATES:                           THE TRUST ASSETS:
The offered certificates will be issuable in         The assets of each of our trusts will include--
series. Each series of offered certificates
will--                                               o    mortgage loans secured by first and junior
                                                          liens on, or security interests in, various
o    have its own series designation,                     interests in commercial and multifamily
                                                          real properties,
o    consist of one or more classes with
     various payment characteristics,                o    mortgage-backed securities that directly or
                                                          indirectly evidence interests in, or are
o    evidence beneficial ownership interests              directly or indirectly secured by, those
     in a trust established by us, and                    types of mortgage loans, or

o    be payable solely out of the related            o    some combination of those types of mortgage
     trust assets.                                        loans and mortgage-backed securities.

No governmental agency or instrumentality            Trust assets may also include letters of credit,
will insure or guarantee payment on the              surety bonds, insurance policies, guarantees,
offered certificates. Neither we nor any of          credit derivatives, reserve funds, guaranteed
our affiliates are responsible for making            investment contracts, interest rate exchange
payments on the offered certificates if              agreements, interest rate cap or floor
collections on the related trust assets are          agreements, currency exchange agreements, or
insufficient.                                        other similar instruments and agreements.
-----------------------------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

-------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------


                 THE DATE OF THIS PROSPECTUS IS MARCH 4, 2003.

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
Important Notice About the Information Presented in this Prospectus ...      3
Available Information; Incorporation by Reference .....................      3
Summary of Prospectus .................................................      4
Risk Factors ..........................................................     13
Capitalized Terms Used in this Prospectus .............................     29
Description of the Trust Assets .......................................     30
Yield and Maturity Considerations .....................................     52
Structured Asset Securities Corporation II ............................     57
Description of the Certificates .......................................     57
Description of the Governing Documents ................................     66
Description of Credit Support .........................................     74
Legal Aspects of Mortgage Loans .......................................     76
Federal Income Tax Consequences .......................................     88
State and Other Tax Consequences ......................................    124
ERISA Considerations ..................................................    124
Legal Investment ......................................................    128
Use of Proceeds .......................................................    129
Method of Distribution ................................................    130
Legal Matters .........................................................    131
Financial Information .................................................    131
Rating ................................................................    131
Glossary ..............................................................    132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials electronically through the Securities and Exchange Commission's website (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the Securities and Exchange Commission with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 745 Seventh Avenue, New York, New York 10019, Attention: David Nass.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES...................  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 o the issuance of each series of offered
                                   certificates,

                                 o the creation of and transfer of assets to
                                   the related trust, and

                                 o the servicing and administration of those
                                   assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust.

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 o a master servicer that will generally be
                                   responsible for performing customary
                                   servicing duties with respect to those
                                   mortgage loans that are not defaulted,
                                   nonperforming or otherwise problematic in any material respect, and

                                 o a special servicer that will generally be
                                   responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."
CHARACTERISTICS OF THE
MORTGAGE ASSETS................  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                 o rental or cooperatively-owned buildings with
                                   multiple dwelling units;

                                 o retail properties related to the sale of
                                   consumer goods and other products, or
                                   related to providing entertainment,
                                   recreational or personal services, to the general public;

                                 o office buildings;

                                 o hospitality properties;

                                 o casino properties;

                                 o health care-related facilities;

                                 o industrial facilities;

                                 o warehouse facilities, mini-warehouse
                                   facilities and self-storage facilities;

                                 o restaurants, taverns and other
                                   establishments involved in the food and
                                   beverage industry;

                                 o manufactured housing communities, mobile
                                   home parks and recreational vehicle parks;

                                 o recreational and resort properties;

                                 o arenas and stadiums;

                                 o churches and other religious facilities;

                                 o parking lots and garages;

                                 o mixed use properties;

                                 o other income-producing properties; and/or

                                 o unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 o may provide for the accrual of interest at a
                                   mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 o may provide for the accrual of interest at a
                                   mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 o may provide for no accrual of interest;

                                 o may provide for level payments to stated
                                   maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 o may be fully amortizing or, alternatively,
                                   may be partially amortizing or
                                   nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 o may permit the negative amortization or
                                   deferral of accrued interest;

                                 o may prohibit some or all voluntary
                                   prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                 o may permit defeasance and the release of
                                   real property collateral in connection with that defeasance;

                                 o may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 o may have two or more component parts, each
                                   having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                 o the security has been registered under the
                                   Securities Act of 1933, as amended, or

                                 o we would be free to publicly resell the
                                   security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                 o cash that would be applied to pay down the
                                   principal balances of certificates of that series; and/or

                                 o other mortgage loans or mortgage-backed
                                   securities that--

                                   1. conform to the description of mortgage
                                      assets in this prospectus, and

                                   2. satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                   1. conform to the description of mortgage
                                      assets in this prospectus, and

                                   2. satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                 Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

CHARACTERISTICS OF THE
OFFERED CERTIFICATES..........   An offered certificate may entitle the holder
                                 to receive:

                                 o a stated principal amount;

                                 o interest on a principal balance or notional
                                   amount, at a fixed, variable or adjustable pass-through rate;

                                 o specified, fixed or variable portions of the
                                   interest, principal or other amounts
                                   received on the related mortgage assets;

                                 o payments of principal, with
                                   disproportionate, nominal or no payments of interest;

                                 o payments of interest, with disproportionate,
                                   nominal or no payments of principal;

                                 o payments of interest or principal that
                                   commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 o payments of principal to be made, from time
                                   to time or for designated periods, at a rate that is--

                                   1. faster and, in some cases, substantially
                                      faster, or

                                   2. slower and, in some cases, substantially
                                      slower,

                                   than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 o payments of principal to be made, subject to
                                   available funds, based on a specified
                                   principal payment schedule or other
                                   methodology; or

                                 o payments of all or part of the prepayment or
                                   repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                 o guaranteed investment contracts in
                                   accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 o interest rate exchange agreements, interest
                                   rate cap or floor agreements, or other
                                   agreements and arrangements designed to
                                   reduce the effects of interest rate
                                   fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 o currency exchange agreements or other
                                   agreements and arrangements designed to
                                   reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                 o delinquent scheduled payments of principal
                                   and/or interest, other than balloon
                                   payments,

                                 o property protection expenses,

                                 o other servicing expenses, or

                                 o any other items specified in the related
                                   prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 o all the mortgage assets in any particular
                                   trust, thereby resulting in a termination of the trust, or

                                 o that portion of the mortgage assets in any
                                   particular trust as is necessary or
                                   sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o regular interests or residual interests in a
                                   real estate mortgage investment conduit
                                   under Sections 860A through 860G of the
                                   Internal Revenue Code of 1986; or

                                 o regular interests in a financial asset
                                   securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                 o interests in a grantor trust under Subpart E
                                   of Part I of Subchapter J of the Internal
                                   Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED CERTIFICATES

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED
PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint, and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-U.S. Persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs.

A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or

"home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                  STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment", or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in many major currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with over 37 domestic markets worldwide through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 165,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance


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accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--


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

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


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

                    DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.    the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.    the remaining term to maturity,


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

          4. if the mortgage loan is a balloon loan, the remaining amortization term, and

          5.    the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.    the outstanding principal balance, and

          2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.    the enforceability of the related mortgage note and mortgage,

          2. the existence of title insurance insuring the lien priority of the related mortgage, and

          3.    the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that is responsible for servicing.

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     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems


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necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.


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COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.


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     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

          1.    to cure any ambiguity;

          2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

          3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs, FASITs or grantor trusts if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;


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

          5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

          6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

          7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

          8. to otherwise modify or delete existing provisions of the Governing Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee


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for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document


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or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.


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     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.


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     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes,


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a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment


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or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such ast

          1.    a failure to adequately maintain the mortgaged property, or

          2.    an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of


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sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.


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     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground


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lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.


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     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o assume the lease and either retain it or assign it to a third party, or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or


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

"operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, mayt

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.


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

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;


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

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief


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

Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies, and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."


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     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.    regular interests in the REMIC, or

          2.    residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o REMIC regular certificates, representing regular interests in the REMIC, or

     o REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

     o    "permitted assets" under Section 860L(c)(1)(C) for a FASIT.


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

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates, and

     o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the


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

REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o a combination of a single fixed rate and one or more "qualified floating rates,"

     o a combination of a single fixed rate and one "qualified inverse floating rate," or

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according


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to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.    the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original


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issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o the total amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.


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

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to



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market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount"


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above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a

     "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the


                                       96
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REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and


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

          4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If


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the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:


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

     o    the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and


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

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest, and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may


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

use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the New REMIC Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series


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of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified Organizations, and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's


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assets following the adoption by the REMIC of a plan of complete liquidation.
The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o 30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

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     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--


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     o    owns 10% or more of one or more underlying mortgagors, or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASITs

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o    the making of an appropriate election, and

     o    compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

     o    the relevant assets will qualify as a FASIT,

     o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the


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

Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

     o    cash or cash equivalents,

     o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o    hedges and contracts to acquire hedges,

     o    foreclosure property, and

     o    regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     o    REMIC regular interests,

     o    regular interests of other FASITs,


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     o    inflation indexed debt instruments,

     o    credit card receivables, and

     o    some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o    debt of the owner of the FASIT ownership interest,

     o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o    fluctuations in market interest rates;

     o    fluctuations in currency exchange rates;

     o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o    a single class of ownership interest, or

     o    one or more classes of regular interests.


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     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3.   has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o    the absence of defaults or delinquencies on permitted assets,

     o    lower than reasonably expected returns on permitted assets,

     o    unanticipated expenses incurred by the FASIT, or

     o    prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

     Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of


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the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     o    issues a debt or equity interest that is--

          1.    supported by that FASIT regular interest, and

          2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time


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payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     o    the receipt of income from other than permitted assets;

     o    the receipt of compensation for services;

     o    the receipt of any income derived from a loan originated by the FASIT;
          or

     o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

          1. foreclosure, default, or imminent default of a qualified mortgage,

          2.    bankruptcy or insolvency of the FASIT,

          3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

          4.    the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through
          (4),

     o if the FASIT acquires the loan more than one year after the loan was issued,

     o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the


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FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.    the sum of:

                o    normal administration fees, and

                o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


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     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     o "permitted assets" within the meaning of Section 860L(C) of the Internal Revenue Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     o in general, "permitted assets" within the meaning of Section 860L(C) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.


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     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.


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     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.


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     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o there is no original issue discount or only a de minimis amount of original issue discount, or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally


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on the method described in Section 1272(a)(6) of the Internal Revenue Code. The
precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next


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paragraph, through that month that has not previously been included in income.
However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.


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     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.


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     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:


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     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,


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in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual Keogh Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.


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     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if


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any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

          2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable


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income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and


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

surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your State.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.



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

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


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

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP;

     o    Cadwalader, Wickersham & Taft;

     o    Skadden, Arps, Slate, Meagher & Flom LLP; or

     o    Thacher Proffitt & Wood.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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                                   GLOSSARY
     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. PLAN" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NEW REMIC REGULATIONS" means the final Treasury regulations issued on July 18, 2002.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code.

     "PASS-THROUGH ENTITY" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means an ERISA Plan or an I.R.C. Plan.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means:

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

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




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




























The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "LBUBS03C1.XLS". The spreadsheet file "LBUBS03C1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and A-7, to this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
  Prospectus Supplement, the Accompanying Prospectus
  and the Related Registration Statement ..................      S-3
Notice to Residents of the United Kingdom .................      S-4
Summary of Prospectus Supplement ..........................      S-5
Risk Factors ..............................................     S-36
Capitalized Terms Used in this Prospectus
  Supplement ..............................................     S-48
Forward-Looking Statements ................................     S-48
Description of the Mortgage Pool ..........................     S-49
Servicing of the Underlying Mortgage Loans ................     S-84
Description of the Offered Certificates ...................    S-106
Yield and Maturity Considerations .........................    S-127
Use of Proceeds ...........................................    S-131
Federal Income Tax Consequences ...........................    S-131
ERISA Considerations ......................................    S-135
Legal Investment ..........................................    S-137
Method of Distribution ....................................    S-138
Legal Matters .............................................    S-139
Ratings ...................................................    S-139
Glossary ..................................................    S-140
ANNEX A-1--Certain Characteristics of Individual
  Underlying Mortgage Loans ...............................    A-1-1
ANNEX A-2--Certain Characteristics of the Mortgage Pool
                                                               A-2-1
ANNEX A-3--Certain Characteristics of Loan Group No. 1
                                                               A-3-1
ANNEX A-4--Certain Characteristics of Loan Group No. 2
                                                               A-4-1
ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans ..........................................    A-5-1
ANNEX A-6--Certain Information Regarding Reserves .........    A-6-1
ANNEX A-7--Certain Information Regarding Multifamily
  Properties ..............................................    A-7-1
ANNEX B--Term Sheet .......................................      B-1
ANNEX C-1--Price/Yield Tables .............................    C-1-1
ANNEX C-2--Decrement Tables ...............................    C-2-1
ANNEX D--Form of Payment Date Statement ...................      D-1
ANNEX E--Reference Rate Schedule ..........................      E-1
ANNEX F--Global Clearance and Tax Documentation
  Procedures ..............................................      F-1
                                   PROSPECTUS
Important Notice About the Information Presented in this
  Prospectus ..............................................        3
Available Information; Incorporation by Reference .........        3
Summary of Prospectus .....................................        4
Risk Factors ..............................................       13
Capitalized Terms Used in this Prospectus .................       29
Description of the Trust Assets ...........................       30
Yield and Maturity Considerations .........................       52
Structured Asset Securities Corporation II ................       57
Description of the Certificates ...........................       57
Description of the Governing Documents ....................       66
Description of Credit Support .............................       74
Legal Aspects of Mortgage Loans ...........................       76
Federal Income Tax Consequences ...........................       88
State and Other Tax Consequences ..........................      124
ERISA Considerations ......................................      124
Legal Investment ..........................................      128
Use of Proceeds ...........................................      129
Method of Distribution ....................................      130
Legal Matters .............................................      131
Financial Information .....................................      131
Rating ....................................................      131
Glossary ..................................................      132

UNTIL    , 2003, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.





                          $1,059,402,000 (APPROXIMATE)





                                LB-UBS COMMERCIAL
                                 MORTGAGE TRUST
                                    2003-C1


                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2003-C1


                   CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                       CLASS B, CLASS C, CLASS D, CLASS E,
                               CLASS F AND CLASS G





                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------





                                 LEHMAN BROTHERS

                                   UBS WARBURG






                                   MARCH   , 2003


================================================================================